UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED
IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

ON2 TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01, of On2 Technologies, Inc. (“On2”)
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The securities and other property to be transferred to security holders includes up to 38,000,000 shares of On2’s common stock and $6,841,775 in cash. Pursuant to Rule 0-11(a)(4) and (c)(1), the average of the high and low prices of On2’s common stock on July 11, 2007 was $2.63 and the maximum aggregate value of the transaction is $106,781,775. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000307 by the maximum aggregate value of the transaction.
(4)	Proposed maximum aggregate value of transaction: $106,781,775
(5)	Total fee paid: $3,279
☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ON2 TECHNOLOGIES, INC.
21 CORPORATE DRIVE
SUITE 103
CLIFTON PARK, NEW YORK 12065
(518) 348-0099

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 24, 2007

As a stockholder of ON2 TECHNOLOGIES, INC., a Delaware corporation (the “Company”), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Stockholders of the Company to be held at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 at 9:00 a.m., Eastern Standard Time, on September 24, 2007, for the following purposes:

1.	To amend the Company’s bylaws to increase the number of members of its Board of Directors to nine (9) persons;
2.	To elect a Board of nine (9) directors of the Company to serve until the next annual meeting of the stockholders or until their successors are duly elected and qualified, including one individual whose election will not be effective unless and until the acquisition of Hantro Products Oy has been completed;
3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 250,000,000;
4.	To approve the issuance of up to 38,000,000 shares (subject to adjustment pursuant to the reverse stock split in Proposal No. 5) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be exchanged for all of the issued and outstanding shares and all of the outstanding share options of Hantro Products Oy (“Hantro”), a corporation organized under the laws of Finland, pursuant to the Share Exchange Agreement, dated as of May 21, 2007, among the Company and the holders of Hantro’s shares and share options, so that, immediately after the share exchange, Hantro will become a wholly-owned subsidiary of the Company;
5.	To authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of its outstanding Common Stock at a ratio of one-for-five, of the Company’s Common Stock;
6.	To approve an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of the Company’s Common Stock to 55,000,000 conditioned on the approval and implementation of Proposal No. 5;
7.	To approve an amendment to the Company’s 2005 Incentive Compensation Plan to increase the aggregate number of shares of the Company’s Common Stock authorized for issuance under such plan by 13,000,000 shares to 20,000,000 shares;
8.	To ratify the selection of Eisner LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007; and
9.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The board of directors has fixed the close of business on July 30, 2007, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on July 30, 2007 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

The approval and adoption of Proposals No. 1, 4, 7, 8 and 9 will require the affirmative vote of the holders of a majority of all of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting. The approval and adoption of Proposals No. 3, 5 and 6 will require the affirmative vote of the holders of a majority of all of the outstanding shares of On2’s common stock eligible to vote at the Annual Meeting. The election of directors pursuant to Proposal No. 2 will require the affirmative vote of the holders of a plurality of all of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting. The board of directors believes the proposals are in the best interest of the On2’s stockholders and recommends that the stockholders vote to approve the proposals. A failure to vote will have the same effect as a vote “against” the proposals.

We hope you can attend the Annual Meeting in person. However, even if you plan to attend, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

Your attention is directed to the attached Proxy Statement.

By Order Of The Board Of Directors,

/s/ Bill Joll

Bill Joll
President and Chief Executive Officer

Clifton Park, New York
August   , 2007

ON2 TECHNOLOGIES, INC.
21 CORPORATE DRIVE
SUITE 103
CLIFTON PARK, NEW YORK 12065
(518) 348-0099

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 24, 2007

The Annual Meeting of Stockholders of On2 Technologies, Inc., a Delaware corporation (“On2”), will be held on September 24, 2007, at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105, at 9:00 a.m., Eastern Daylight Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this proxy statement. This proxy statement is furnished in connection with the solicitation of proxies by On2’s board of directors on behalf of On2 in connection with such meeting and any continuation or adjournment thereof. If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies (except for those proxies that have been effectively revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

The costs of soliciting proxies will be borne by On2. In addition to solicitation by mail, certain directors, officers and employees of On2 may solicit proxies in person, electronically or by telephone at no additional compensation. On2 will also request record holders of On2’s common stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges.

Any proxy given pursuant to this solicitation may be revoked by the filing with and receipt by the Secretary of On2 of a written revocation or duly-executed proxy bearing a later date and does not preclude the stockholder from voting in person at the Annual Meeting if he or she so desires. The persons named in the form of proxy solicited by the On2 board of directors will vote all proxies that have been properly executed. If a stockholder specifies on such proxy a choice with respect to the proposal to be acted upon, the proxy will be voted in accordance with such specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSAL LISTED ON THE PROXY CARD. If necessary, and unless the shares represented by the proxy are voted against the proposal herein, the persons named in the proxy also may vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matter being considered at the Annual Meeting.

A copy of On2’s Annual Report to Stockholders for the year ended December 31, 2006, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting. The accompanying proxy statement provides you with detailed information about each of the proposals. We urge you to read the entire proxy statement carefully.

This proxy statement and the enclosed form of proxy are first being sent to On2’s stockholders on or about August _____, 2007.

ON2 TECHNOLOGIES INC.

i

Page
Incorporation By Reference	102

Annexes
Annex A	Share Exchange Agreement, dated May 21, 2007
Annex B	Oppenheimer Fairness Opinion
Annex C	Amendment to On2’s Bylaws
Annex D-1	Certificate of Amendment of Certificate of Incorporation of On2 (increase of authorized shares)
Annex D-2	Certificate of Amendment of Certificate of Incorporation of On2 (reverse stock split and decrease of authorized shares).
Annex E	Amendment to On2’s 2005 Incentive Compensation Plan
Annex G	Form of Lock Up Agreement
Annex H	Form of Management Employment Agreement
Annex I	Form of Escrow Agreement

Information Regarding Exchange Rates

Hantro’s consolidated financial statements and selected financial information is presented in Euros, the common currency of the European Economic and Monetary Union. The exchange rate into the U.S. Dollar of the Euro designated by the Federal Reserve Bank of New York as of June 26, 2007 was 1.3468.

Set forth below for each of the periods indicated are (i) the exchange rate into the U.S. Dollar of the Euro on the last day of the period; (ii) the average exchange rate into the U.S. Dollar of the Euro, calculated for each period by using the average of such exchange rates published on Oanda.com on the last day of each month during the period; and (iii) the high and low exchange rates into the U.S. Dollar of the Euro published on Oanda.com during the period:

Euro / Dollar Exchange Rates

	Year Ended December 31,					Six Months Ended June 30, 2007
	2002	2003	2004	2005	2006
Period end exchange rate	1.0483	1.2557	1.3644	1.1844	1.3203	1.34750
Average exchange rate	0.9459	1.1320	1.2438	1.2453	1.2562	1.32948
High exchange rate	1.0493	1.2562	1.3667	1.3661	1.3364	1.36780
Low exchange rate	0.8560	1.0333	1.1758	1.1638	1.1778	1.28620

QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION

General Questions and Answers

The following questions and answers briefly address some commonly asked questions about the On2 Annual Meeting and the proposed acquisition of Hantro Products Oy (“Hantro”) by share exchange. They may not include all the information that is important to you. On2 urges stockholders to read this entire proxy statement carefully, including the annexes and the other documents referred to herein. Page references are included in this summary to direct you to more detailed discussions elsewhere in this proxy statement.

Q:	When and where will the Annual Meeting be held? (See page 13)
A:	The Annual Meeting will be held at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 at 9:00 a.m., Eastern Standard Time, on September 24, 2007.
Q:	What do I need to do now? (See page 13)
A:	On2 urges you to carefully read and consider the information contained in this proxy statement. In addition, you should complete, sign and date the attached proxy card and return it to On2, in the enclosed postage-prepaid return envelope as soon as possible so that your shares of common stock may be represented at the Annual Meeting.
Q:	Why am I receiving this proxy statement?
A:	On2 and Hantro have agreed that On2 will acquire the business of Hantro through a share exchange transaction that is described in this proxy statement. A copy of the Share Exchange Agreement and its exhibits is attached to this proxy statement as Annex A.

In order to complete the share exchange, On2 stockholders must approve the issuance of shares of On2’s common stock in connection with the share exchange, approve the requested bylaw amendment, vote for the election of one nominee who has been named by stockholders of Hantro, and vote for the change in the number of authorized shares of On2’s common stock. On2 is also asking its stockholders to approve other matters in connection with its annual meeting that are described in this proxy statement. This proxy statement contains important information about the share exchange and the stockholder meeting of On2, and you should read it carefully. The enclosed voting materials for the On2 Annual Meeting allow On2 stockholders to vote shares of On2’s common stock without attending the On2 Annual Meeting.

Stockholder votes are important. On2 encourages stockholders to vote as soon as possible. For more specific information on how to vote, please see the questions and answers below.

Q:	What is being voted on?
A:	There are eight proposals on which the On2 stockholders are being asked to vote. The approval of the first, second, third and fourth proposals are required in order to complete the share exchange. These proposals are: (i) to amend On2’s bylaws to increase the number of members of On2’s Board of Directors to nine (9) persons (Proposal No. 1); (ii) to elect Pekka Salonoja as a director of On2 whose election will not be effective unless and until the acquisition of Hantro has been completed (included in Proposal No. 2); (iii) to approve an amendment to On2’s Certificate of Incorporation to increase the number of On2’s authorized shares (Proposal No. 3); and (iv) to approve the issuance of up to 38,000,000 shares of common stock to be exchanged for all of the issued and outstanding equity securities (including share options) of Hantro (Proposal No. 4).

The fifth proposal is to approve an amendment to On2’s Certificate of Incorporation to effect a reverse stock split of On2’s outstanding common stock. If the reverse stock split proposal is approved and effected, On2 believes that there should be a decrease in the number of authorized shares of its common stock within its Certificate of Incorporation. Thus, in connection with the reverse stock split, On2 is proposing to decrease the number of authorized shares of common stock to 55,000,000 shares (Proposal No. 6).

The second proposal is to elect nine (9) directors, including one individual, Pekka Salonoja, whose election will not be effective unless and until the acquisition of Hantro has been completed.

The seventh proposal is to approve an amendment to On2’s Incentive Compensation Plan to increase the aggregate number of shares of On2’s common stock authorized for issuance under that plan by 13,000,000 shares to 20,000,000 shares.

The eighth proposal is to ratify the selection of Eisner LLP as the independent registered public accounting firm of On2 for the fiscal year ending December 31, 2007.

Q:	Why is On2 proposing the business combination and share exchange? (See page 29)
A.	On2 believes the share exchange presents a unique opportunity to create a combined entity that will allow On2 to apply its proprietary TrueMotion® video technology across all platforms, from PCs to embedded devices, by implementing its technology in highly-efficient, low-cost video chips, and that the share exchange should allow the combined company to deliver significant benefits to both its customers and stockholders.
Q:	Did the board of directors of On2 obtain a fairness opinion for the consideration to be paid to the Hantro securityholders?
A:	Yes. On May 2, 2007, Oppenheimer & Co. (“Oppenheimer”) delivered to On2’s board of directors its written opinion that, as of the date and based upon and subject to the assumptions and other matters described in the opinion, the share exchange is fair to On2’s stockholders from a financial perspective. The full text of this opinion is attached to this proxy statement as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations included in connection with the review undertaken. On2’s opinion speaks only as of the date of the opinion, is directed to On2’s board of directors and addresses only the fairness, from a financial point of view, to On2 of the consideration to be paid by On2 pursuant to the share exchange.
Q:	What will Hantro securityholders receive in the share exchange?
A:	On2 will acquire all of the issued and outstanding shares of capital stock of Hantro and all outstanding stock options of Hantro in exchange for total consideration valued at $45,000,000. Of this amount $6,841,775 will be payable in cash and the remaining $38,158,225 will be payable in shares of On2’s common stock valued at the closing under a formula set forth in the Share Exchange Agreement. The number of shares which On2 will issue at the closing will be determined based on the volume weighted average price of On2’s common stock during the 10 trading days prior to the closing (the “Closing Share Price”), subject to an upper limit of $2.50 per share and a lower limit of $1.50 per share, and will also be subject to a closing net worth adjustment. If the Closing Share Price is between $1.50 and $2.50 per share, the total value of the shares to be issued by On2 at the closing will equal $38,158,225. If the Closing Share Price is $1.50 per share or less, On2 will issue 25,438,817 shares, and the total value of those shares will be 25,438,817 multiplied by the market price of the shares. If the Closing Share Price is $2.50 per share or more, On2 will issue 15,263,290 shares, and the total value of those shares will be 15,263,290 multiplied by the market price of the shares. Assuming that the market price at closing of the share exchange were the closing market price of On2’s common stock on August 10, 2007, the shares to be issued to the Hantro securityholders at the closing, prior to adjustment, would represent approximately 18% of On2’s outstanding common stock as of July 31, 2007, after giving effect to the share exchange. See the section entitled “The Share Exchange Agreement” on page 45 of this proxy statement. The number of shares to be issued in the share exchange will be reduced proportionately by the proposed reverse stock split if it is approved and is thereafter effected.
Q:	What will the business strategy of On2 be after the acquisition of Hantro?
A.	On2 intends to continue to pursue many of the same strategies that On2 already has been pursuing, including initiatives to expand sales, maintain its leadership position in video compression technology through innovation, expanding sales and increasing its penetration on video-enabled consumer devices. On2 believes there are exciting opportunities in the next few years to increase On2’s business. However, On2’s business strategy may evolve and change over time.

Q:	When do On2 and Hantro expect to complete the share exchange?
A:	Promptly after the approval by On2’s stockholders of the matters submitted to the meeting.
Q:	How does the board of directors of On2 recommend that I vote? (See pages 10 and 44)
A:	On2’s board of directors unanimously recommends that On2’s stockholders vote “FOR” the proposal to approve the issuance of shares of On2’s common stock in connection with the share exchange, approve the requested bylaw amendment, vote for the election of nine nominees to On2’s board of directors, vote for the requested amendments to the Certificate of Incorporation to increase the number of authorized shares, effect a reverse stock split and decrease the number of authorized shares, vote for the amendment to On2’s 2005 Incentive Compensation Plan and the ratification of the selection of Eisner LLP.
Q:	What vote is required in order to approve and adopt the proposal to amend On2’s bylaws (Proposal No. 1)?
A:	The approval and adoption of the proposal to amend On2’s bylaws to increase the number of members on the board of directors will require the affirmative vote of the holders of a majority of all of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting. If you “ABSTAIN” from voting on this proposal, it will have the same effect as an “AGAINST” vote.
Q:	What vote is required to approve the nominees to the board of directors (Proposal No. 2)?
A:	The affirmative vote of the holders of a plurality of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. If you “ABSTAIN” from voting on this proposal, it will have the same effect as an “AGAINST” vote.
Q:	What vote is required to approve and adopt the share exchange proposal (Proposal No. 4)?
A:	The approval and adoption of the share exchange proposal will require the affirmative vote of the holders of a majority of all of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting. If you “ABSTAIN” from voting on this proposal, it will have the same effect as an “AGAINST” vote.
Q:	What vote is required to approve the reverse stock split and decrease or increase the number of authorized shares of common stock (Proposals No. 3, 5 and 6)?
A:	The affirmative vote of the holders of a majority of all of the outstanding shares of On2’s common stock eligible to vote is required to approve the proposals to amend On2’s Certificate of Incorporation to effect a reverse stock split of On2’s outstanding common stock and to decrease or increase the number of authorized shares of On2’s common stock. If you “ABSTAIN” from voting on this proposal, it will have the same effect as an “AGAINST” vote.
Q:	What vote is required to approve and adopt the amendment to On2’s 2005 Incentive Compensation Plan (Proposal No. 7)?
A:	The approval and adoption of the proposal to amend On2’s 2005 Incentive Compensation Plan will require the affirmative vote of the holders of a majority of all of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting. If you “ABSTAIN” from voting on this proposal, it will have the same effect as an “AGAINST” vote.
Q:	What vote is required in order to ratify the selection of independent auditors (Proposal No. 8)?
A:	The approval and adoption of the proposal to ratify the selection of Eisner LLP as the independent registered public accounting firm will require the affirmative vote of the holders of a majority of all of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting. If you “ABSTAIN” from voting on this proposal, it will have the same effect as an “AGAINST” vote.

Q:	What will happen if the bylaw amendment (Proposal No. 1), the election of Pekka Salonoja (included in Proposal No. 2) or the increase of authorized shares proposals (Proposal No. 3) are not approved?
A:	If any one of the bylaw amendment (Proposal No. 1), the election of Pekka Salonoja (included in Proposal No. 2), or the increase of authorized shares (Proposal No. 3) are not approved, then the share exchange will not be consummated. Thus, if you vote against Proposals No. 1, No. 2 or No. 3, it has the effect of voting against the share exchange proposal (Proposal No. 4).
Q:	How are votes counted?
A:	Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. An abstention has the effect of voting against a matter since an abstention is counted as a share “entitled to vote,” but is not included as a vote for such matters. A broker non-vote exists where a broker proxy indicates that the broker is not authorized to vote on a particular proposal. Broker non-votes will have the same effect as “AGAINST” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the American Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The election of directors (Proposal No. 2) and the ratification of the selection of On2’s independent auditors (Proposal No. 8) are the only discretionary items being proposed at the Annual Meeting.

Q:	What is the quorum requirement?
A:	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of On2’s common stock entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 116,089,021 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

Q:	Who can vote at the Annual Meeting?
A:	Only holders of On2’s common stock at the close of business on July 30, 2007, the record date for the Annual Meeting, will be entitled to vote at the annual meeting. On this record date, there were 116,089,021 shares of On2’s common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name. If on July 30, 2007 your shares of On2’s common stock were registered directly in your name with On2’s transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on July 30, 2007 your shares of On2’s common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	How do I vote?
A:	If you are a holder of record of On2’s common stock, you may vote in person at the Annual Meeting or by submitting a proxy for the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from On2. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	What will happen if I “ABSTAIN” from voting or fail to vote?
A:	An abstention or failure to vote has the effect of voting against a matter since an abstention is counted as a share “entitled to vote,” but is not included as a vote for such matters. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the American Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The election of directors (Proposal No. 2) and the ratification of the selection of On2’s independent auditors (Proposal No. 8) are the only discretionary items being proposed at the Annual Meeting.
Q:	Can I change my vote after I mailed my signed proxy or direction form?
A:	Yes. You can revoke your proxy at any time prior to the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways: (i) you may submit another properly completed proxy card with a later date; (ii) you may send a written notice that you are revoking your proxy to On2’ s Secretary at the address listed at the end of this section; or (iii) you may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q:	Who is paying for this proxy solicitation?
A.	On2 will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, On2’s directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. The Altman Group, a proxy solicitation firm that On2 has engaged to assist us in soliciting proxies, will be paid its customary fee of $25,000 and out-of-pocket expenses. On2 may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Q:	What should I do if I receive more than one set of voting materials?
A:	Please vote each proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account will receive a separate voting instruction card for each brokerage account in which shares are held. If shares are held in more than one name, stockholders will receive more than one proxy or voting instruction card.
Q:	Am I entitled to dissenter’s or appraisal rights? (See page 44)
A:	Under the Delaware General Corporation Law, the holders of On2’s voting securities are not entitled to dissenter’s rights with respect to the proposals set forth in this proxy statement.
Q:	Who can help answer my questions?
A.	If you have questions about the share exchange or the other proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

On2 Technologies, Inc.
Investor Relations
21 Corporate Drive, Suite 103
Clifton Park, New York 12065
Tel: (518) 348-0099
Email: invest@on2.com

You may also obtain additional information about On2 from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.”

SUMMARY

The following is a summary of selected information contained in this proxy statement. This summary may not contain all the information about the acquisition of Hantro by share exchange and the matters related to the share exchange that are important to you. To understand the transaction fully and for a more complete description of its legal terms, you should carefully read this proxy statement in its entirety, including the annexes, and the other documents to which it refers you.

The Annual Meeting

The Annual Meeting will be held at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105, on September 24, 2007. At the Annual Meeting, you will be asked to vote to approve and adopt the share exchange as reflected in the Share Exchange Agreement and approve other transactions.

Stockholders Entitled to Vote; Vote Required

You may vote at the Annual Meeting if you owned shares of On2’s common stock at the close of business on July 30, 2007, the record date for the Annual Meeting. On the record date, there were 116,089,021 shares of On2’s common stock outstanding and entitled to vote. You may cast one vote for each share of On2’s common stock that you owned on the record date. Approval of the nominees to the On2 board of directors requires the affirmative vote of the holders of a plurality of the outstanding shares of On2 capital stock present at the Annual Meeting, either in person or by proxy. Approval and adoption of the amendment to On2’s bylaws, the share exchange, the amendment of On2’s 2005 Incentive Compensation Plan and the ratification of the selection of independent auditors requires the affirmative vote of the holders of a majority of the outstanding shares of On2’s common stock present at the Annual Meeting, either in person or by proxy. Approval of the amendment to On2’s Certificate of Incorporation to effect the reverse stock split and decrease or increase the number of authorized shares of On2’s common stock requires the affirmative vote of the holders of a majority of all of the issued and outstanding shares of On2’s common stock eligible to vote at the Annual Meeting.

The Share Exchange and the Share Exchange Agreement

Hantro’s securityholders have each agreed to exchange all of the outstanding capital shares, and all outstanding options to purchase capital shares, which together constitute all of the equity ownership of Hantro, for shares of On2’s common stock pursuant to the terms of the Share Exchange Agreement that is described in this proxy statement.

Pursuant to the Share Exchange Agreement, On2 will acquire all of the issued and outstanding shares of capital stock of Hantro and all outstanding stock options of Hantro. In exchange, On2 has agreed to pay at closing total consideration valued at $45,000,000, of which $6,841,775 will be payable in cash and the remainder will be payable in shares of On2’s common stock valued at the closing of the transactions contemplated by the Share Exchange Agreement. The number of shares which On2 will issue at the closing will be determined based on the volume weighted average price of On2’s common stock during the 10 business days prior to the closing (the “Closing Share Price”), subject to an upper limit of $2.50 per share and a lower limit of $1.50 per share. If the Closing Share Price is between $1.50 and $2.50 per share, the total value of the shares to be issued by On2 at the closing will equal $38,158,225. If the Closing Share Price is $1.50 per share or less, On2 will issue 25,438,817 shares, and the total value of those shares will be 25,438,817 multiplied by the market price of the shares. If the Closing Share Price is $2.50 per share or more, On2 will issue 15,263,290 shares, and the total value of those shares will be 15,263,290 multiplied by the market price of the shares. Assuming that the market price at closing of the share exchange is the closing market price of On2’s common stock on August 10, 2007, the shares to be issued to the Hantro securityholders at the closing, prior to adjustment, would represent approximately 18% of On2’s outstanding common stock as of July 31, 2007, after giving effect to the share exchange.

The number of shares to be issued at closing will also be subject to an adjustment based on the difference between Hantro’s actual closing net worth and a baseline of (€3,450,000). If the actual closing net worth is more than the baseline, On2 will pay the net worth surplus to the Hantro securityholders by issuing On2’s common stock in such number equal to the net worth surplus divided by the Closing Share Price. If the actual closing net worth is less than the baseline, the Hantro securityholders will pay the net worth deficiency by cash or by returning On2’s common stock to On2 in such number equal to the net worth deficiency divided by the Closing Share Price.

In addition, under the Share Exchange Agreement, On2 is obligated to issue additional shares of its common stock to the Hantro securityholders if Hantro’s net revenue for the fiscal year 2007 exceeds €6,000,000. For example, if Hantro’s net revenue for fiscal 2007 is €6,000,000, no additional shares will be issued. If the net revenue for fiscal 2007 is €7,000,000, On2 will issue an additional 3,333,333 common shares. If the net revenue for fiscal 2007 is €8,000,000, On2 will issue an additional 7,500,000 common shares. The maximum additional shares which may be issued will be 12,500,000 shares if Hantro’s net revenue for 2007 exceeds €9,000,000. Hantro’s net revenue for the fiscal year 2007 will be calculated based on the net revenue of Hantro and its subsidiary as if Hantro had continued post-closing on a stand-alone basis independent of On2. Further, all license, maintenance and support, and services revenue recognizable in fiscal year 2007 and associated with (a) all Hantro products based on Hantro’s RTL code, and all other H.264, VC1 and similar software licenses and royalty payments and (b) all Hantro products with which any of On2’s products are integrated (e.g., if VP6 is integrated with a Hantro product and the Hantro product is sold, the entire revenue amount of such sale) will be included in Hantro’s net revenue. For the six months ended June 30, 2007, Hantro’s net sales were €3,550,000. Hantro’s net sales for 2006 were €7,144,000.

The number of shares to be issued in the share exchange will be reduced proportionately by the proposed reverse stock split if it is approved and is thereafter effected. Of the shares to be delivered to the Hantro securityholders at the closing under the Share Exchange Agreement, 2,000,000 shares, or such amount proportionately reduced by the proposed reverse stock split if it is approved and is thereafter effected, will be delivered into escrow for a period of one year from the closing date to secure the indemnification obligations of the Hantro securityholders. These shares may be canceled if On2 makes a claim for indemnification in accordance with the applicable terms of the Share Exchange Agreement and the claim is resolved in On2’s favor and monetary settlement is not made. At the end of the one-year period, the shares will be released from escrow and delivered to the Hantro securityholders except for such portion having a value equal to the aggregate dollar amount of all the outstanding claims for indemnification unresolved at such time. Any dividends paid on the escrowed shares during the pendency of the escrow will be added to the property that the escrow agent holds and will be available for distribution under the escrow agreement.

The Share Exchange Agreement provides that the share exchange is to be closed on the third business day after each of the conditions set forth in that agreement have been satisfied or waived, but no later than November 30, 2007, or on such other date as the parties may agree in writing.

The terms of the Share Exchange Agreement are more fully described on pages 45 to 52 of this proxy statement under “Summary of Transaction Documents — The Share Exchange Agreement.” The full text of the Share Exchange Agreement is attached to this proxy statement as Annex A and is incorporated herein by reference. We encourage you to read the Share Exchange Agreement carefully and in its entirety.

We also encourage you to read “Background of the Share Exchange” on pages 29 through 37 below, and the descriptions of the lock up agreement to be provided by the Hantro securityholders, the management employment agreement to be entered into by Hantro’s chief executive office and the escrow agreement under “Summary of Transaction Documents” on pages 52 through 52 below in this proxy statement.

Parties to the Share Exchange

ON2 Technologies, Inc.

On2 Technologies is a leading developer of video compression technology. On2 has developed a proprietary technology platform and the TrueMotion® VPx family (e.g., VP5TM, VP6TM, VP7TM) of video compression/decompression (“codec”) software to deliver high-quality video at the lowest possible data rates over proprietary networks and the Internet to personal computers, wireless devices and television set-top boxes and to enable video on networked and non-networked consumer devices. Unlike many other video codecs that are based on standard compression specifications set by industry groups (e.g., MPEG-2 and H.264), our video compression/decompression technology is based solely on intellectual property that we developed and own ourselves.

On2 offers the following suite of products and services that incorporate its proprietary compression technology:

Products	• Video codecs • Audio codecs; and • Encoding and server software, for use with video delivery platforms.
Services	• Customized engineering and consulting services; and • Technical support.

Hantro Products Oy

Hantro develops technology for enabling multimedia in resource-limited environments such as battery operated mobile handsets. The technology (intellectual property) is sold on a license fee and royalty basis. In addition to intellectual property, Hantro also provides its customers with integration, customization and support services.

Founded in 1992, Hantro initially provided integrated circuit and system-on-chip design services to leading mobile handset manufacturers. In 1998, Hantro dedicated its resources and experience to developing technology that helps to make mobile video possible. Hantro provides both software and hardware technologies that enable Hantro to deliver a complete solution that is optimal for the target environment. Because Hantro’s capabilities stretch from application-specific integrated circuit design right up to the user interface, Hantro is able to ensure maximum performance with minimal CPU load and power consumption.

Delivering a compelling user experience is critical to the successful uptake of mobile video. Hantro therefore focuses significant resources to ensure better quality video and to guarantee interoperability between devices. Examples of this are found in Hantro’s suite of post-processing features which add functionality and improve the visual quality of video playback and also our extensive cooperation with IMTC and M4IF for interoperability testing.

Hantro offers the following products and services:

Core Modules	• MPEG-4, H.263, H.264 / AVC and VC-1 hardware
   and software video codec designs supporting resolu-
   tions up to HD 720p (1280 x 720 pixels).
•  Hardware and software JPEG codecs supporting up
   to 16MP
•  AMR-NB and Enhanced aacPlus audio codecs
•  Pre and Post-processing technologies implemented in
both software and hardware
• File format and streaming components • Recorder and player application logic
Application Solutions	• Mobile TV • Camcorder • Player / Streamer
Professional Services	• Architecture consultancy
•  Customization services to integrate customer specific    requirements
•  Integration services to port to operating system and
   device peripherals
•  On-site and telephone support
• Maintenance and upgrades for Hantro’s technology

Currently employing over 90 staff, Hantro has a global sales network with satellite offices in Korea, Japan, Taiwan, Germany and the United States. Hantro’s headquarters and research and development teams are based in Oulu, Finland.

Recommendation of On2’s Board of Directors with Respect to the Share Exchange

On2’s Board of Directors has unanimously determined that the share exchange is fair to, and in the best interests of, On2’s stockholders and recommends that On2’s stockholders approve the Share Exchange Agreement and the related transactions.

On May 2, 2007, On2’s Board of Directors, by unanimous vote of all directors voting, approved the issuance of shares of On2’s common stock in exchange for 100% of the issued and outstanding capital stock of Hantro.

On2’s Board of Directors unanimously recommends that our stockholders vote “FOR” the approval and adoption of the share exchange as reflected in the Share Exchange Agreement. To review the background and reasons for the share exchange in greater detail, see “Background of the Share Exchange” pages 29 through 37 below.

Opinion of Financial Advisor Regarding the Share Exchange

On2 has received a fairness opinion from its financial advisor, Oppenheimer & Co. (“Oppenheimer”), stating that the share exchange is fair to On2’s stockholders from a financial perspective. A copy of the Fairness Opinion of Oppenheimer, dated May 2, 2007, is attached to the proxy statement as Annex B and is incorporated herein by reference. We encourage you to read the Fairness Opinion and the board presentation carefully and in their entirety.

Reasons for Seeking Stockholder Approval of the Share Exchange

On2 is subject to the rules of the AMEX, which require stockholder approval of certain transaction as a condition to the issuance and listing with the AMEX of shares sold in those transactions. One such transaction is the issuance of common stock in an acquisition where any director, officer or substantial stockholder has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in On2 or assets to be acquired where the acquisition could result in the issuance of 5% or more of On2's outstanding common stock, or in an acquisition that could result in the issuance of 20% or more of the shares of On2's outstanding common stock. Stockholder consent is also required for a transaction involving the sale or issuance of common stock at a price less than the greater of book value and market value of the common stock, if, together with sales by officers, directors and principal stockholders of On2, the sale or issuance equals 20% or more of On2's outstanding common stock, or involves the issuance of common stock equal to 20% or more of On2's outstanding common stock for less than the greater of book value and market value of its common stock. The share exchange will likely require compliance with the former rule and may also require compliance with the latter rule (in each case, depending on the market price of the common stock at the time when the share exchange is completed).

Additionally, On2's board has from time to time considered listing shares of On2's common stock on the NASDAQ Global Market. Under NASDAQ's rules, a company whose shares are listed on the NASDAQ Global Market must obtain the consent of its stockholders in connection with the acquisition of the stock or assets of another company if, due to the present or potential issuance of common stock, the common stock has or will have upon issuance voting power equal to 20% or more of the company's voting power outstanding before issuance or if the number of shares of common stock to be issued is or will be equal to 20% or more of the number of shares of common stock outstanding before issuance. Therefore, were On2 subject to the rules of NASDAQ, the share exchange would require stockholder approval.

Stockholder approval of the share exchange is also a condition to the completion of the share exchange under the Share Exchange Agreement.

What Is Needed to Complete the Share Exchange

Under the Share Exchange Agreement, the obligations of the parties to complete the share exchange are subject to certain closing conditions, including, among other things, obtaining the approval of On2’s stockholders to the issuance of shares of its common stock and the amendment of the Certificate of Incorporation, and On2 raising at least $20,000,000 in one or more equity offerings. In addition, the Share Exchange Agreement sets forth a number of other conditions to the obligations of each party to complete the share exchange, including the accuracy of the other party’s representations and warranties in the Share Exchange Agreement, and the compliance by the other party with their covenants and obligations under the Share Exchange Agreement. Other conditions to the obligations of the parties to complete the share exchange include, among other things, that no material adverse effect (as defined in the Share Exchange Agreement) shall have occurred and that certain ancillary agreements shall have been delivered. See “The Share Exchange Agreement —  Conditions to On2 to Close” and “The Share Exchange Agreement — Conditions to Hantro to Close.”

On2 and Hantro May Terminate the Share Exchange Agreement Under Specified Circumstances

Under circumstances specified in the Share Exchange Agreement, either On2 or Hantro may terminate the Share Exchange Agreement. These circumstances include, among other things:

•	if the share exchange is not consummated by November 30, 2007;
•	On2 does not receive the approval of the On2 stockholders for the share exchange; or
•	if there is a material adverse effect on either party.

No Dissenter’s Rights

On2 is a Delaware corporation and is governed by the Delaware General Corporation Law (“DGCL”). Under the DGCL, the holders of On2’s voting securities are not entitled to dissenter’s rights with respect to the proposals set forth in this proxy statement.

The Bylaw Amendment Proposal

The first proposal is to amend On2’s bylaws to increase the number of members of its board of directors to nine (9) persons. An extract of On2’s bylaws, amended as if the first proposal is approved, is attached as Annex C to this proxy statement.

The Certificate Amendment Proposals

There are three proposals relating to the amendment of On2’s Certificate of Incorporation. The first is to increase On2’s authorized shares of common stock to 250,000,000 shares to permit the share exchange to occur. The second of these proposals is to authorize the board of directors to effect a reverse stock split of On2’s outstanding common stock at a ratio of one-for-five. The third of these proposals is to decrease the authorized shares of its common stock to 55,000,000 shares. On2’s Amended Certificate of Incorporation, as it will be filed with the Secretary of State of the State of Delaware if each of the certificate amendment proposals are approved, is attached as Annex D-1, and D-2 hereto.

The Incentive Plan Proposal

The incentive plan proposal is to amend On2’s 2005 Incentive Compensation Plan to increase the aggregate number of shares of On2’s common stock authorized for issuance under such plan by 13,000,000 shares to a total of 20,000,000 shares. The amendment to On2’s 2005 Incentive Compensation Plan is attached as Annex E to this proxy statement.

Relation of Proposals

If any of the proposals to amend On2’s bylaws to increase the number of members of its board of directors to nine (Proposal No.1), to elect Pekka Salonoja as a director of On2’s board of directors (included in Proposal No. 2), or to increase the number of authorized shares of On2’s common stock (Proposal No. 3) is not approved, then On2 will not proceed with the issuance of its common stock to be exchanged for all of the issued and outstanding shares and all of the outstanding share options of Hantro (Proposal No.4). If Proposal No. 4 is not approved or consummated, then On2 will not proceed with the election of Pekka Salonoja (included in Proposal No.2). However, the proposals for the increase in the number of On2’s board of directors (Proposal No.1), the election of the board of directors except for Pekka Salonoja (Proposal No.2), the increase in the authorized number of shares of On2’s common stock (Proposal No.3), the reverse stock split (Proposal No.5), the decrease in the authorized number of shares of On2’s common stock (Proposal No.6), the increase in the authorized number of shares for issuance under the Incentive Compensation Plan (Proposal No. 7), and the ratification of Eisner LLP as On2’s independent registered public accounting firm (Proposal No. 8) are not contingent on the adoption of Proposal No. 4. If Proposal No.5 (reverse stock split) is not approved or effected, On2 will not proceed with Proposal No. 6 (decrease in number of authorized shares), but On2 will proceed with Proposal Nos. 1, 2, 3, 4, 7 and 8.

If Proposal No. 5 is approved and effected, the number of shares to be issued to the Hantro securityholders (including the escrow shares) pursuant to the Share Exchange Agreement, and the increase in number of shares proposed by the amendment of the 2005 Incentive Compensation Plan, will be proportionately reduced by the reverse stock split.

Proxies and Proxy Solicitation Costs

Proxies may be solicited by mail, and solicitations may also be made in person, by telephone and facsimile transmission, and by directors, officers and employees of On2 (without special compensation). On2 will pay the expenses for the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In accordance with the regulations of the SEC, On2 will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of On2’s common stock. Expenses for the solicitation are estimated to be approximately $55,000, plus other reasonable expenses.

Listing of Shares

Outstanding shares of On2’s common stock are listed on the American Stock Exchange. On2 expects its common stock will continue to be listed on the American Stock Exchange immediately after the completion of the share exchange. On2 is considering listing its shares on the NASDAQ Global Market if it is able to satisfy all of the relevant listing conditions.

Accounting Treatment of the Share Exchange

The share exchange will be accounted for using the purchase method of accounting. Under this method of accounting, Hantro’s assets and liabilities will initially be recorded by On2 at their estimated respective fair values as of the closing date of the share exchange (including any identifiable intangible assets). The final purchase price allocation will be based on an independent valuation of the assets acquired and liabilities assumed. Any excess of purchase price over the net fair values of Hantro’s assets and liabilities will be recorded as goodwill. The consolidated financial statements of On2 after the share exchange will reflect these values. The results of operations of Hantro will be included in the results of operations of On2 beginning upon the completion of the share exchange.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning our expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In most cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “would,” “can,” “could,” “should,” “expect,” “foresee,” “plan,” “anticipate,” “assume,” “believe,” “estimate,” “predict,” “potential,” “objective,” “forecast,” “goal” or “continue,” the negative of such terms, their cognates or other comparable terminology.

These statements are only predictions, and actual events or results may differ materially. The forward-looking statements are based on management’s beliefs and assumptions using information available at the time. We cannot guarantee future results, levels of activity, performance or achievements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Additionally, other risks that may cause actual results to differ from predicted results are set forth in “Risk Factors” in our Annual Report for the year ended December 31, 2006 filed with the SEC.

Many of the forward-looking statements are subject to additional risks related to our need to increase revenues to support our operations or to business or technological factors. We believe that between the funds we have on hand and the funds we expect to generate, we have sufficient funds to finance our operations for the next 12 months. However, additional funds may be required in order to pursue strategic opportunities or for capital expenditures. In addition, there is no assurance that additional funds will not be required to support our operations. In this regard, the business and operations of the Company are subject to substantial risks that increase the uncertainty inherent in the forward-looking statements contained in this proxy statement. Completion of the proposed acquisition of Hantro may amplify our need for additional funding and may add additional risks to our business.

We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on the forward-looking statements contained in this proxy statement.

GENERAL INFORMATION

Annual Meeting

The Annual Meeting will be held on September 24, 2007 at 9:00 a.m. (local time) at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to amend On2’s bylaws to provide for a board of directors of nine (9) members; to elect directors to serve until the appointment or election of their respective successors, including one nominee who has been named by a stockholder of Hantro, effective upon the closing of the share exchange; to increase the number of authorized shares of On2’s common stock; to approve the issuance of up to 38,000,000 shares of common stock to be exchanged for all of the issued and outstanding shares of Hantro; to approve an amendment to On2’s Certificate of Incorporation to effect a reverse stock split of On2’s outstanding common stock; to decrease the number of authorized shares of On2’s common stock if the reverse stock split is effected; to approve the amendment of On2’s 2005 Incentive Compensation Plan; to ratify the selection of independent auditors for the fiscal year ending December 31, 2007; and to transact any other business that properly comes before the Annual Meeting. Each of these matters is described in detail under the eight Proposals set forth in this Proxy Statement.

Solicitation and Voting of Proxies; Revocation

In lieu of attending the Annual Meeting, you may vote by proxy. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Shares represented by each properly executed and returned proxy card will be voted (unless earlier revoked) in accordance with the instructions indicated. If no instructions are indicated on the proxy card, the persons named in the accompanying proxy will vote all shares represented by valid proxy cards received pursuant to this solicitation (and not revoked before they are voted) “FOR” each of the Proposals set forth in this proxy statement and, in their discretion, on any other matters to come before the Annual Meeting.

You may revoke your proxy at any time before it is voted by filing with the Secretary of On2 either a duly executed revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. You may revoke a proxy by any of these methods regardless of the method that you used to deliver your previous proxy. Attendance at the Annual Meeting without voting will not, itself, revoke a proxy. Any written notice revoking a proxy should be sent to the attention of Matthew Frost, Secretary, On2 Technologies, Inc., 21 Corporate Drive, Suite 103, Clifton Park, New York 12065, Telephone: (518) 348-0099. If you hold your shares in an account at a brokerage firm, bank or other nominee, you must contact your broker, bank or nominee and follow its instructions to revoke your proxy.

Proxies may be solicited by mail, and solicitations may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and employees of On2 (without special compensation). On2 will pay the expenses for the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In accordance with the regulations of the SEC, On2 will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of its common stock. Expenses for the solicitation are estimated to be approximately $55,000, plus other reasonable expenses.

Voting at the Annual Meeting; Record Date; Quorum; Vote Required

Only holders of record of On2’s common stock at the close of business on July 30, 2007 (the “Record Date”) are entitled to notice of and to attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the Record Date, there were 116,089,021 outstanding shares of common stock. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders, upon request, prior to or at the Annual Meeting.

Under On2’s bylaws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the total number of outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included when determining whether a quorum is present. An abstention has the effect of voting against a matter since an abstention is counted as a share “entitled to vote,” but is not included as a vote for such matter. A broker non-vote exists where a broker proxy indicates that the broker is not authorized to vote on a particular Proposal. Brokers who have not received voting instructions from beneficial owners may vote in their discretion with regard to only the election of directors (Proposal No. 2) and the ratification of the selection of On2’s independent auditors (Proposal No. 8). Brokers are not authorized to vote in their discretion with regard to any other Proposals. IF YOU DO NOT VOTE OR DO NOT INSTRUCT YOUR BROKER, BANK OR NOMINEE HOW TO VOTE WITH REGARD TO PROPOSAL NO. 1, OR PROPOSALS NOS. 3 THROUGH 7, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE APPROVAL AND ADOPTION OF SUCH PROPOSALS.

Voting Requirements for Adoption of Proposals

The affirmative vote of the holders of a plurality of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors (Proposal No. 2). The affirmative vote of the holders of a majority of all of the outstanding shares of On2’s common stock eligible to vote is required to approve the proposed amendment to On2’s Certificate of Incorporation to effect a reverse stock split of On2’s outstanding common stock and the proposed increase or decrease in the number of authorized shares of On2’s common stock (Proposal No. 3, 5 and 6). The affirmative vote of the holders of a majority of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of all other Proposals being submitted to stockholders for their consideration (Proposals Nos. 1, 4, 7 and 8).

Assistance

If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact:

On2 Technologies, Inc. Investor Relations, 21 Corporate Drive, Suite 103, Clifton Park, New York 12065, Tel. (518) 348-0099.

THE PROPOSALS

On2 is asking its stockholders to approve several Proposals.

Proposal No. 1 asks On2’s stockholders to amend its bylaws to increase the size of its Board of Directors to nine members.

Proposal No. 2 asks On2’s stockholders to elect nine members of its Board of Directors, one of whom has been nominated by a principal stockholder of Hantro and whose election will not become effective until the share exchange has closed.

Proposal No. 3 asks On2’s stockholders to approve an amendment to On2’s Certificate of Incorporation to increase the number of authorized shares of On2’s common stock from 150,000,000 shares to 250,000,000 shares.

Proposal No. 4 asks On2’s stockholders to approve the share exchange in which On2 will issue up to a maximum of 38,000,000 shares of On2’s common stock in exchange for 100% of the issued and outstanding equity securities of Hantro. The share exchange will be consummated according to the terms of the Share Exchange Agreement only if the bylaws are amended to increase the number of directors constituting the Board of Directors (Proposal No. 1), On2 has sufficient shares authorized for issuance to the Hantro stockholders (Proposal No. 3), the person nominated by a Hantro stockholder has been elected as a director of On2, effective at the closing of the share exchange (included in Proposal No. 2), and the number of shares to be issued in the share exchange will be reduced proportionately by the proposed reverse stock split (Proposal No. 5), if it is approved and is thereafter effected.

Proposals No. 5 and 6 ask On2’s stockholders to approve an amendment to On2’s Certificate of Incorporation to effect a reverse stock split of the outstanding common stock of On2 at a ratio of one-for-five (Proposal No. 5) and to decrease the number of authorized shares of On2’s common stock to 55,000,000 shares (Proposal No. 6). On2 currently has 170,000,000 shares of authorized capital stock, of which 20,000,000 are shares of preferred stock and 150,000,000 are shares of common stock, and 116,089,021 shares that are issued and outstanding as of July 31, 2007. After the reverse stock split, On2 will have 23,217,804 shares of common stock issued and outstanding, based on the number of issued and outstanding shares of common stock as of July 31, 2007 (before giving effect to the completion of the share exchange). After the decrease in the number of authorized shares (Proposal No. 6), On2 will have 31,782,196 shares authorized and unissued based on the number of issued and outstanding shares of common stock as of July 31, 2007, up to approximately 7,600,000 shares of which will be issued to the Hantro securityholders if Proposal 4 is consummated. Proposal No. 6 will only be implemented if Proposal No. 5 is approved by the On2 stockholders and effected.

Proposal No. 7 asks On2’s stockholders to approve an increase in the number of shares of On2’s common stock authorized for issuance under On2’s 2005 Incentive Compensation Plan by 13,000,000 shares. If On2’s stockholders approve Proposal No. 5 and On2’s board of directors implements the reverse split, the number of shares available under the 2005 Plan, as amended, will be reduced proportionately by the proposed reverse stock split.

Proposal No. 8 asks On2’s stockholders to ratify the selection of Eisner LLP as the independent registered public accounting firm of On2.

THE SHARE EXCHANGE

The following is a description of the material aspects of the share exchange, including the Share Exchange Agreement. Although we believe that the following description covers the material terms of the share exchange, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement, including the Share Exchange Agreement attached to this proxy statement as Annex A, for a more complete understanding of the share exchange.

The Companies

On2 Technologies, Inc.

On2 Technologies is a leading developer of video compression technology. On2 has developed a proprietary technology platform and the TrueMotion® VPx family (e.g., VP5, VP6, VP7) of video compression/ decompression (“codec”) software to deliver high-quality video at the lowest possible data rates over proprietary networks and the Internet to personal computers, wireless devices and television set-top boxes and to enable video on non-networked consumer devices. Unlike many other video codecs that are based on standard compression specifications set by industry groups (e.g., MPEG-2 and H.264), On2’s video compression/decompression technology is based solely on intellectual property that On2 developed and owns.

In 2004, On2 licensed its video compression technology to Macromedia, Inc. (now Adobe Systems Incorporated) for use in the Flash multimedia player. In anticipation of Adobe using On2’s codec in the Flash platform, On2 launched its business of developing and marketing video encoding software for the Flash platform. While On2’s primary focus remains the development of video compression technology, its business of marketing Flash encoding software to end users and developers has become an increasingly important part of its business.

On2 offers the following suite of products and services that incorporates On2’s proprietary compression technology:

Products	• Video codecs • Audio codecs; and • Encoding and server software, for use with video delivery platforms.
Services	• Customized engineering and consulting services; and • Technical support.

Hantro Products Oy

Hantro develops technology for enabling multimedia in resource-limited environments such as battery operated mobile handsets. The technology (intellectual property) is sold on a license fee and royalty basis. In addition to intellectual property, Hantro also provides its customers with integration, customization and support services.

Founded in 1992, Hantro initially provided integrated circuit and system-on-chip design services to leading mobile handset manufacturers. In 1998, Hantro dedicated its resources and experience to developing technology that helps to make mobile video possible. Hantro provides both software and hardware technologies that enable Hantro to deliver a complete solution that is optimal for the target environment. Because Hantro’s capabilities stretch from application-specific integrated circuit design right up to the user interface, Hantro is able to ensure maximum performance with minimal CPU load and power consumption.

Delivering a compelling user experience is critical to the successful uptake of mobile video. Hantro therefore focuses significant resources to ensure better quality video and to guarantee interoperability between devices. Examples of this are found in Hantro’s suite of post-processing features which add functionality and improve the visual quality of video playback and also our extensive cooperation with IMTC and M4IF for interoperability testing.

Hantro offers the following products and services:

Core Modules	• MPEG-4, H.263, H.264 / AVC and VC-1 hardware
   and software video codec designs supporting resolu-
   tions up to HD 720p (1280 x 720 pixels).
•  Hardware and software JPEG codecs supporting up
   to 16MP
•  AMR-NB and Enhanced aacPlus audio codecs
•  Pre and Post-processing technologies implemented in
both software and hardware

• File format and streaming components • Recorder and player application logic
Application Solutions	• Mobile TV • Camcorder • Player / Streamer
Professional Services	• Architecture consultancy
•  Customization services to integrate customer specific    requirements
•  Integration services to port to operating system and
   device peripherals
•  On-site and telephone support
• Maintenance and upgrades for Hantro’s technology

Currently employing over 90 staff, Hantro has a global sales network with satellite offices in Korea, Japan, Taiwan, Germany and the United States. Hantro’s headquarters and research and development teams are based in Oulu, Finland.

Selected Historical Financial Data of Hantro

The following tables represent Hantro’s selected historical consolidated financial data. The first table represents Hantro’s results of operations for the years ended December 31, 2006, 2005 and 2004 and balance sheet data at December 31, 2006 and 2005, in the case of 2005 and 2006 data, derived from Hantro’s audited consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) included elsewhere in this report and, in the case of the results of operations for 2004, derived from Hantro's audited consolidated financial statements prepared in conformity in the accounting principles generally accepted in Finland (Finnish GAAP). The first table also represents Hantro's unaudited results of operations for the six months ended June 30, 2007 and June 30, 2006, and unaudited balance sheet data at June 30, 2007, derived from Hantro's unaudited interim consolidated financial statements prepared in accordance with U.S. GAAP. The second table represents Hantro’s results of operations for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 and its balance sheet data at December 31, 2006, 2005, 2004, 2003 and 2002, derived from Hantro’s consolidated financial statements prepared in conformity with Finnish GAAP. Hantro’s historical results are not necessarily indicative of the operating results to be expected in the future. The selected data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hantro” set forth on pages 20 through 28 and Hantro’s financial statements and notes to the financial statements set forth beginning on pages F-10.

Results of Operations

	US GAAP Six Months Ended June 30, 2007 €	US GAAP Six Months Ended June 30, 2006 €	US GAAP Year Ended December 31,		Finnish GAAP Year Ended December 31, 2004 €
			2006 €	2005 €
	(In Thousands)
Net sales	3,550	3,031	7,144	4,698	3,900
Operating expenses(1)	819	892	9,422	8,954	7,541
(Loss) from operations	(1,002)	(1,924)	(2,278)	(4,256)	(3,641)
Interest income (expense) (net)	(283)	(66)	(145)	240	(147)
Income (loss) after net financial items	(1,285)	(1,990)	(2,423)	(4,016)	(3,788)
Income taxes	(40)	(1)	(19)	(25)	(46)
Net (loss) for financial period	(1,325)	(1,991)	(2,442)	(4,041)	(3,834)

(1)	Includes depreciation and amortization.

Consolidated Balance Sheet Data

	June 30, 2007 US GAAP €	December 31, 2006 US GAAP €	December 31, 2005 US GAAP €
	(In Thousands)
Cash and cash equivalents	71	58	489
Working capital (deficiency)	(1,552)	(2,714)	(1,068)
Total assets	3,231	3,145	5,221
Non-current liabilities	2,355	2,111	1,747
Total liabilities	6,957	7,812	7,869
Shareholders’ equity (deficiency)	(3,726)	(4,667)	(2,648)

Results of Operations

	(All Finnish GAAP)
	2006 €	2005 €	2004 €	2003 €	2002 €
	(In Thousands)
Net sales	6,576	6,195	3,900	3,628	854
Operating expenses	7,367	9,402	7,541	6,918	3,241
(Loss) from operations	(791)	(3,707)	(3,641)	(3,290)	(4,095)
Interest (expense) net	(168)	88	(147)	62	55
(Loss) after financial items	(959)	(3,119)	(3,788)	(3,228)	(4,041)
Income taxes	(18)	(25)	(46)	93	54
Net (loss) for financial year	(977)	(3,144)	(3,834)	(3,321)	(4,098)

Consolidated Balance Sheet Data

	(All Finnish GAAP)
	2006 €	2005 €	2004 €	2003 €	2002 €
	(In Thousands)
Cash and cash equivalents	58	489	1,530	762	474
Working capital deficiency	(1,145)	(1,046)	4,605	1,976	(368)
Total assets	4,745	4,361	7,514	4,966	5,822
Non-current liabilities	2,111	1,747	1,506	198	—
Total liabilities	6,193	4,831	3,721	1,419	842
Shareholders’ equity (deficiency)	(1,448)	(470)	3,793	3,547	4,980

Information Regarding Exchange Rates

Hantro’s consolidated financial statements and selected financial information is presented in Euros, the common currency of the European Economic and Monetary Union. The exchange rate into the U.S. Dollar of the Euro designated by the Federal Reserve Bank of New York as of June 30, 2007 was 1.34750, and on August 11, 2007 was 1.36770.

Set forth below for each of the periods indicated are (i) the exchange rate into the U.S. Dollar of the Euro on the last day of the period; (ii) the average exchange rate into the U.S. Dollar of the Euro, calculated for each period by using the average of such exchange rates published on Oanda.com on the last day of each month during the period; and (iii) the high and low exchange rates into the U.S. Dollar of the Euro published on Oanda.com during the period:

Euro/Dollar Exchange Rates

	Year Ended December 31,					Six Months Ended June 30, 2007
	2002	2003	2004	2005	2006
Period end exchange rate	1.0483	1.2557	1.3644	1.1844	1.3203	1.34750
Average exchange rate	0.9459	1.1320	1.2438	1.2453	1.2562	1.32948
High exchange rate	1.0493	1.2562	1.3667	1.3661	1.3364	1.36780
Low exchange rate	0.8560	1.0333	1.1758	1.1638	1.1778	1.28620

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hantro

This management’s discussion and analysis of Hantro’s financial condition and results of operations is a discussion of the selected historical consolidated financial data that is presented in U.S. GAAP. Accordingly, discussion is limited to the years ended December 2006 and 2005 and the six-month periods ended June 30, 2007 and 2006.

When used by Hantro in this proxy statement, the words “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions are intended to identify forward-looking statements regarding events and trends that may affect our future operating results and financial position. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Such factors include, among others: (i) our success in attracting new business and retaining existing customers; (ii) our ability to obtain, respond to and fulfill the orders of our customers; (iii) our ability to attract and retain qualified personnel; (iv) the sensitivity of our business to general economic conditions; and (v) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices.

Hantro Overview

Hantro is headquartered in Oulu, Finland. Hantro has one subsidiary, Hantro Products, Inc., located in San Jose, California, U.S.A. Hantro was incorporated in the Republic of Finland in 1992.

Hantro specializes in video technology for wireless terminals. The company’s main video compression products are software codecs and hardware codecs, including codecs based on MPEG-4/H.263/H.264/VC-1 standards, as well as integrated video applications that enable features such as the use of two-way video connections in wireless terminals. These solutions are used in mobile phones and PDAs.

Generally, the attributes of software codecs enable the software to be integrated into a customer's product with a relatively low level of customization and integration effort. Hardware codec products, however, generally require a substantial level of customization and integration efforts. Depending on the nature of the customer contracts, customer needs and the customer's technical capabilities, Hantro may be obligated to provide technical expertise to assist with the integration and customization of the software and hardware video compression products.

Historically, Hantro has generated its net sales principally from sales of software licenses. Since Hantro's licensing arrangements typically consist of both a software license and post-contract customer support, Hantro also has revenue which is recognized from its customer or product support activities, including maintenance and training.

Under certain of its licensing arrangements, customers also are obligated to pay royalties to Hantro based on sales made directly or indirectly by the customer of products subject to the licensed technology. In most cases, the royalty provisions provide that the license may buy out the royalty obligation with a single cash payment in an agreed-upon amount.

Hantro's customer contract arrangements generally include multiple deliverables. Deliverables in a contract may include, but are not limited to, the delivery of perpetual license rights for Hantro's software, training services aimed to assist customers with the functionality and use of the software and/or hardware, renewable annual maintenance and support services and software tailoring, customization to ensure proper integration of Hantro's software into the customer's products. Customer contracts generally are structured to suit the needs of a specific customer and are priced accordingly. Factors that will impact the pricing of the licensing arrangements include, but are not limited to, the amount of customization and tailoring of the software and/or hardware required to integrate Hantro's technology into the customer's product, the quantity of software licenses customers are purchasing and whether or not the license arrangement entitles Hantro to a royalty for each of the customer's units that are sold that incorporate Hantro's technology. Generally, customer contracts will explicitly specify the terms and conditions of each of the deliverables of the contract and the payments required to be made to Hantro as deliverables and other milestones are satisfied.

Revenues per license transactions have generally ranged between €600,000 to €1,000,000. Hantro has been dependent on three to four major customers in each year, with variation in the identity of those customers from year-to-year. Three of Hantro’s major customers provided in excess of 68% of its sales in 2006, and three of its major customers provided in excess of 89% of its sales in 2005.

Hantro has incurred operating losses since its inception.

Hantro’s consolidated financial statements are presented in Euros and accordingly, references to “EUR,” “euro” or “€” are to the common currency of the European Economic and Monetary Union, or EMU. Solely for the convenience of the reader, the exchange rate between the Euro and the U.S. Dollar was 1.36770 U.S. dollars per Euro on August 11, 2007, equaling the noon buying rate in New York City for cable transfers in euro as certified for customs purposes by the Federal Reserve Bank of New York. No representation is made that the amounts have been, could have been or could be converted into U.S. dollars at the rates indicated or at any other rates.

Certain Differences Between Finnish GAAP and U.S. GAAP

Revenue Recognition

Software Licenses

In accordance with the Finnish GAAP, revenue from the sale of software licenses that require significant production, modification, or customization is recognized in line with the billing schedules stipulated between a vendor and a customer.

Revenue recognition under US GAAP on software is primarily governed by Statement of Position (“SOP”) 97-2, Software Revenue Recognition (“SOP 97-2”). In instances where the delivery of software or a software system requires significant production, modification, or customization, the contract will be required to be accounted for in accordance with Accounting Research Bulletin No. 45, Long-Term Construction-Type Contracts (“ARB No. 45”), using the relevant guidance therein, and in SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (“SOP 81-1”).

Post Contract Customer Support

Hantro's software licensing arrangements typically consist of two elements: a software license and post-contract customer support (“PCS”). Under Finnish GAAP, an entity is permitted to recognize revenue from PCS at the time that such services are billed. Under US GAAP, if vendor specific objective evidence can be identified, PCS revenue is recognized over the term of the maintenance contract or on a “per usage” basis, whichever is stated in the contract. In accordance with SOP 97-2, vendor specific objective evidence of the fair value of PCS is determined by reference to the price the customer will have to pay for PCS when it is sold separately (i.e., the renewal rate). Each license agreement offers additional PCS at a stated price.

Research and Development Costs

Finnish GAAP permits the capitalization of research and development expenditures in instances where the benefits are expected to be realized by an entity during future periods. All such capitalized research and development costs are amortized in future years on a straight line basis. Management considers that the most appropriate policy for Hantro under Finnish GAAP is that the expenditures incurred for research and development that is expected to benefit future is capitalized in the balance sheet and amortized on a straight line basis over three years.

Under US GAAP, all research and development costs are charged to expense when incurred; that is, all expenditures incurred in connection with the discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or the research of a new process or technique in bringing about a significant improvement to an existing product or process are expensed as incurred. Similarly, all costs incurred in connection with the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use are expensed as incurred.

Discounting of Accounts Receivable

Under Finnish GAAP, there is no requirement to discount accounts receivable with payment terms in excess of a company’s standard terms.

Under US GAAP, and in accordance with APB 21 Interest on Receivables and Payables, such transactions should be treated as a lending activity and recorded at present value. The present value of a note that stipulates interest should be determined by discounting all future payments on the notes using an imputed rate of interest. This rate will normally be at least equal to the rate at which the debtor can obtain financing of a similar nature from other sources at the date of the transaction.

Pensions

All Finnish companies are required to make payments to the Finnish government to fund the Finnish state TEL system. Under Finnish GAAP companies account for pension payments as a defined contribution plan. A pension expense will be recorded on the accrual basis. A liability will be recognized in the balance sheet where, at the balance sheet date, Hantro has unpaid pension contributions outstanding to the government.

Under US GAAP and in accordance with SFAS No. 87 Employers’ Accounting for Pensions (“SFAS No. 87”), a pension expense is based upon a specified methodology that includes a designated actuarial approach and reflects the concept of accrual accounting.

The pension expense is recorded on a full accrual basis and reflected in the income statement over the working lives of the employees provided with such benefits. The economic and demographic assumptions used in calculating pension expense are required to be reviewed and updated periodically to the extent that local market economic conditions and demographics change. SFAS No. 87 also contains a minimum liability provision, which requires, under certain circumstances, balance sheet recognition of at a minimum the unfunded accumulated pension benefit obligation.

In September 2006, the FASB issued Statement No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (an amendment of FASB Statements No. 87, 88, 106, and 132(R)) (“FAS 158”). This statement requires the recognition of the funded status of defined benefit pension and other postretirement plans as an asset or liability in the balance sheet for fiscal years ending after December 15, 2006. FAS 158 also requires delayed recognition terms, consisting of actuarial gains and losses and prior service costs and credits, to be recognized in other comprehensive income and subsequently amortized to the income statement.

Under US GAAP a significant element of the pension plan is treated as a defined contribution plan. Pension benefits are provided by Hantro to employees in return of services rendered, an individual account is supplied to each participant, and the plan has terms that specify how contributions to the participants account are to be determined rather than the amount of pension benefits the participant is to receive. This is consistent with the treatment under Finnish GAAP.

An element of the pension plan relates to the funding of projected disability benefits which has the characteristics of a defined benefit plan and as such will be accounted for under US GAAP on an actuarial approach which will reflect the concept of accruals accounting.

Share-Based Compensation

In accordance with Finnish GAAP, there is no requirement to recognize an expense for employee compensation on share options issued. A company will recognize an expense for the social security costs arising on the exercise of an option at the point at which the expense is paid.

Under US GAAP, for accounting periods commencing before December 15, 2005, share options were accounted for in accordance with APB Opinion No. 25 Accounting for Stock Issued to Employees (“APB Opinion No. 25”) as permitted by SFAS No. 123 Accounting for Stock-Based Compensation (“SFAS No. 123”). Under APB Opinion No. 25, the compensation expense arising on a share option issued is measured as the excess, if any, of the fair value of a company's common stock at the date of the grant over the amount a grantee must pay to acquire the stock. If the value of the stock options exercise price is equal to the value of the common shares at the date of grant, no compensation expense should arise on the share option granted.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”). This standard replaced SFAS No. 123 and supersedes APB Opinion

No. 25. The standard requires companies to recognize compensation expense for all share-based payments to employees, including grants of employee stock options, in their financial statements based on their fair values on the grant date and is effective for annual periods beginning after December 15, 2005. The fair value of options issued under this standard are required to be calculated using a pricing model and a company must make assumptions with respect of the risk free interest rates, dividend yield, expected lives, and expected volatility. In accordance with the revised statement, Hantro will recognize an expense attributable to stock options granted or vested subsequent to January 1, 2006 for the year ended December 31, 2006.

Foreign Exchange Gain

During 2005, Hantro recorded a foreign exchange gain as licensing revenue. Under US GAAP, in accordance with SFAS 52: Foreign Currency Translation, exchange rate gains and losses should be reported separately from revenue. As such, a reclassification to foreign exchange gain is required for 2005.

Accumulated Losses Deducted from Share Premium

In accordance with the Finnish Companies Act, any loss incurred by a company in a financial year can be offset against available share premium accounts. Where there are insufficient levels of share premium to offset the losses incurred, and the total shareholders' equity is lower than 50% of the share capital at year end, Hantro is required to report this to the regulatory authorities with this information being available to the public. For 2006 and prior years, Hantro had one year to increase total shareholders' equity to above 50% of the share capital of Hantro. This can be achieved by either profits made in the subsequent year, additional share capital raised or the issuance of a capital loan. Current applicable law requires only that the loss of share capital be registered.

Under US GAAP ARB No. 43 Restatement and revision of accounting research bulletins, a capital surplus, however created, should not be used to relieve the income account of the current or future years of charges which would otherwise fall to be made there against. This principle is supported by paragraph 7 of the Accounting Principles Board (APB) Opinion No. 9, Reporting the Results of Operations which states that a statement of income and a statement of retained earnings “are designed to reflect” results of operation. In practice under US GAAP, only transactions which include capital movements are recorded against a Company's share capital or share premium accounts.

Consolidated Statement of Cash Flows

The consolidated statement of cash flows prepared under Finnish GAAP present separately the cash flows from operations, investments and financing activities. This presentation is consistent with the cash flow requirements under US GAAP.

In the cash flow statement under Finnish GAAP, restricted cash is considered a cash equivalent; under U.S. GAAP, restricted cash is not considered a cash equivalent but is included as a source or use of cash in operating activities.

Critical Accounting Policies and Estimates

Introduction

Historically, Hantro’s consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 have been prepared under Finnish GAAP, and those consolidated financial statements for the years ended December 31, 2006 and 2005 have been converted into U.S. GAAP for inclusion in this section of the proxy statement. The preparation of these financial statements requires Hantro’s management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. On an ongoing basis, management evaluates its judgments and estimates. Management bases its judgments and estimates on historical experience and on various other factors that are believed to be reasonable under the circumstances. Significant items subject to such judgments and estimates include the carrying amount of capitalized development costs, valuation allowance for receivables and revenue recognition. Actual results may differ from these judgments or estimates under different assumptions or conditions. Hantro’s management considers the following policies to be most critical in understanding the more complex judgments that are involved in preparing Hantro’s consolidated financial statements and the uncertainties that could affect Hantro’s results of operations and financial condition.

Revenue Recognition

Revenues are derived from the sale of licenses and royalties of Hantro's software products and maintenance fees. Gross sales revenues are reduced by certain items including indirect sales taxes and sales discounts. In long-term projects related to license sales, recognized revenues result only from completed and invoiced deliverables according to individual agreements. Product support obligations for delivered products are expensed when the actual commitment takes place. Income from maintenance fees is accrued for the whole maintenance period and recognized under liabilities.

Accounts Receivable

Accounts receivable are recorded at historical cost, less a provision for doubtful accounts. Management considers current information and events regarding the debtors' ability to repay their obligations, and makes a provision against amounts due when it is probable that the full amount will not be collected.

Research and Development

Research costs are expensed during the financial year in which they have been incurred.

Development costs related to certain product development projects have been capitalized beginning from January 1, 2006. During 2005 product development costs were expensed as incurred. Capitalized product development costs have material future income expectations. Capitalized development costs are amortized on a straight-line method over the useful lives of related products, usually 3 years.

Other Intangible Assets

Other intangibles assets included capitalized expenditures related primarily to software licenses. Amortization of intangible assets is recognized in the statement of operations on a straight-line basis over their useful lives, usually 3 to 5 years.

Pension Arrangements

Statutory and supplementary pension obligations in Finland are covered through a compulsory pension insurance policy. Payments to pension insurance institutions are recorded in amounts determined by the insurance institutions according to certain prescribed actuarial assumptions and other rulings pursuant to the Finnish Employees' Act. Costs of pensions are recorded as they are earned.

Income Taxes

Income taxes in the income statement include taxes of the consolidated companies for the financial period, calculated in accordance with local regulations, as well as adjustments to prior year taxes and deferred income taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Share-Based Compensation

Hantro does not account for stock-based compensation, as it is not required under Finnish GAAP. There are no provisions made for social security costs on stock options.

Results of Operations

Six Months Ended June 30, 2007 Versus Six Months Ended June 30, 2006

Reference is made to “Hantro Overview” above in Management's Discussion and Analysis for a description of Hantro's practices relating to its revenues. Results of operations data for the periods presented have been derived from Hantro's unaudited interim financial statements which were prepared in accordance with Finnish GAAP and thereafter reconciled to U.S. GAAP from Finnish GAAP.

Revenue. For the six months ended June 30, 2007 and 2006, software licenses were the significant revenue stream and are expected to be Hantro's significant revenue stream in the future. Hantro’s net sales for the six months ended June 30, 2007 and the six months ended June 30, 2006 were €3,550,000 and €3,031,000, respectively, and were derived from the sale of software licenses, license royalties, maintenance and training. Hantro’s net sales increased €519,000, or approximately 17%, for the six months ended June 30, 2007 as compared with the six months ended June 30, 2006. Because Hantro historically has had fewer than 12 agreements in place at any one time under which it provides services, its quarter-to-quarter revenues may vary considerably.

The following table sets forth the allocation of net sales, in terms of percentages, for the six months ended June 30, 2007 and 2006:

	2007	2006
Licenses	92%	87%
Royalties	1%	6%
Maintenance	7%	7%
Training	0%	0%
Total	100%	100%

As a percent of total net sales, license revenue increased to 92% in the six months ended June 30, 2007 from 87% in the six months ended June 30, 2006; royalties decreased to 1% of net sales in the six months ended June 30, 2007 from 6% in the six months ended June 30, 2006; maintenance revenues were 7% of net sales for both periods; and training revenues were 0% of net sales for both periods.

Operating Expenses. Hantro’s operating expenses consist of staff expenses, rent and related energy costs, consulting costs, fees paid for licensed technology, depreciation, amortization of purchased technology, certain research and development (R&D) expenses, net financial expense and certain other operating expenses. Hantro’s operating expenses for the six months ended June 30, 2007 were €4,552,000, compared with €4,995,000 for the six months ended June 30, 2006, or a decrease of approximately 8%. The decrease is primarily attributable to a decrease of approximately €264,000 in other operating charges related to decreased R&D subcontracting and financial expenses, offset by a decrease in depreciation. Hantro does not anticipate increasing the level of its R&D expenditure or its R&D subcontracting in the near future. Were revenues to increase substantially, however, Hantro would record an increase in marketing costs and might also be required to engage subcontractors or hire additional staff to accelerate its product process.

At June 30, 2007, Hantro had approximately 74 full-time employees, a decrease of 3 employees from December 31, 2006.

Year Ended December 31, 2006 versus 2005

Results of operation data for 2006 and 2005 have been derived from Hantro’s audited financial statements which were prepared in accordance with Finnish GAAP and thereafter reconciled to US GAAP from Finnish GAAP.

Revenue. Hantro’s net sales for the years ended December 31, 2006 and 2005 were €7,144,000 and €4,698,000, respectively, and were derived from the sale of software licenses, license royalties, maintenance and training. For the years ended December 31, 2006 and 2005, software licenses were the significant revenue stream and are expected to be the significant future revenue stream. Hantro’s net sales increased €2,446,000 for the year ended December 31, 2006 as compared with 2005. The increase is primarily attributable completion of software license implementation projects with its customers, which agreements increased in number from the prior period and provided an increase in revenues recognized under agreements under which Hantro was providing deliverables to its customers. During 2006, Hantro’s three largest customers generated in excess of 67% of its revenues for that period. During 2005, the same three largest customers generated in excess of 65% of its revenues for that period.

The following table sets forth the allocation of net sales, in terms of percentages, for the years ended December 31, 2006 and 2005:

	2006	2005
Licenses	90.3%	75.5%
Royalties	4.0%	10.9%
Maintenance	5.5%	10.4%
Training	0.2%	3.2%
Total	100.0%	100.0%

As a percent of total sales, license revenue increased to 90.3% in 2006 from 75.5% in 2005; royalties decreased to 4,0% of sales in 2006 from 10.9% in 2005; maintenance revenues decreased to 5.5% in 2006 from 10.4% in 2005; and training revenues decreased to 0.2% in 2006 from 3.2% in 2005.

Operating Expenses. Hantro’s operating expenses for 2006 and 2005 principally consisted of staff expenses, rent and related energy costs, consulting costs, fees paid for licensed technology, depreciation, amortization of purchased technology, certain R&D expenses and certain other operating expenses. Hantro’s operating expenses for the year ended December 31, 2006 were €9,422,000 compared with €8,954,000 for the year ended December 31, 2005. Hantro expects that it will be able to maintain its operating expenses at these levels until it experiences a material increase in sales sufficient to result in an operating profit.

The following chart shows the components of Hantro’s operating expense for 2006 and 2005:

	2006 €	2005 €
Cost of revenue	1,552,000	1,519,000
Research and development	5,113,000	4,083,000
Sales and marketing	1,957,000	2,095,000
General and administrative	800,000	1,257,000
Total	9,422,000	8,954,000

For 2006, Hantro incurred financial expense of €145,000, principally from interest on its long-term and short-term borrowings. For 2005, Hantro recorded financial income of €177,000, principally from interest income on group loans, plus €63,000 from foreign exchange transactions.

At December 31, 2006, Hantro had approximately 77 full-time employees, a decrease of 4 from 81 employees at December 31, 2005.

Year Ended December 31, 2005 versus 2004:

Comparisons between 2005 and 2004 are not meaningful as Hantro’s financial statements for 2004 have not been reconciled from Finnish GAAP to US GAAP.

Liquidity and Capital Resources

Hantro’s balance sheet data for the six-month periods ending June 30, 2007 and 2006 have been derived from Hantro's unaudited interim financial statements for the periods and for the years ending December 31, 2006 and 2005 have been derived from Hantro's audited financial statements for the periods, all of which were prepared in accordance with the Finnish GAAP and thereafter reconciled to U.S. GAAP from Finnish GAAP.

At June 30, 2007, Hantro had cash and cash equivalents of €71,000 compared with €58,000 at December 31, 2006 and €274,000 at June 30, 2006. At June 30, 2007, Hantro had working capital deficiency of €(1,552,000) compared to working capital deficiency of €(2,714,000) at December 31, 2006, a decrease of approximately 43%, largely attributable to Hantro's continuing losses from operations. Hantro's working capital at December 31, 2005 was €(1,068,000).

The following data for years ended December 31, for 2006 and 2005 is derived from the consolidated statements of cash flow included in audited financial statements for the periods presented, all of which were prepared in accordance with Finnish GAAP. The following data for the six-month periods ended June 30,

2007 and 2006 have been derived from the statements of changes of cash flows included in Hantro's unaudited interim financial statements for the periods presented, all of which were prepared in accordance with Finnish GAAP. None of the statements of cash flows here, however, have been reconciled to U.S. GAAP from Finnish GAAP. Hantro believes that, except as discussed below, such reconciliation would not have resulted in material adjustment to its statement of cash flows.

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005
Net cash (used in) provided by operating activities	€(2,360,000)	€(829,000)	€152,000	€(3,481,000)
Net cash used in investing activities	(55,000)	(18,000)	(1,739,000)	(104,000)
Net cash provided by financing activities	2,428,000	633,000	1,156,000	2,544,000
Net increase (decrease) in cash equivalents	13,000	214,000	(431,000)	(1,041,000)
Cash and cash equivalent at the beginning of the period	58,000	489,000	489,000	1,530,000
Cash and cash equivalents at the end of the period	€71,000	€275,000	€58,000	€489,000

Net cash used in operating activities for the six months ended June 30, 2007 was €(2,359,000), compared with €(828,000) for the six months ended June 30, 2006. This increase in cash used is principally attributable to the net loss incurred by Hantro during the 2007 period.

Net cash provided by financing activities was €2,428,000 and €633,000 for the six-month periods ended June 30, 2007 and 2006, respectively, reflecting the increased investment of cash provided by Hantro’s stockholders during the 2007 period.

Net cash provided by operating activities was €152,000 for the year ended December 31, 2006 as compared to net cash used in operating activities for €3,481,000 for the year ended December 31, 2005. The net cash used in operating activities during 2006 consisted principally of a net loss of €(977,000) and offset by €1,004,000 changes in operating assets and liabilities. The net cash used in operating activities during 2005 consisted principally of a net loss of €(3,144,000) and € (150,000) changes in operating assets and liabilities.

Net cash used in investing activities was €(1,739,000) and €(104,000) for the years ended December 31, 2006 and 2005, respectively, an increase of €1,655,000. The increase in 2006 is primarily due to €(1,751,000) of R&D expenses. In accordance with Finnish GAAP, these R&D expenses were capitalized and therefore recorded as used in investing activities. Upon reconciliation with US GAAP, Hantro’s R&D expenses would be recorded as net cash used in operating activities.

Net cash provided by financing activities was €1,156,000 and €2,544,000 for the years ended December 31, 2006 and 2005, respectively. The decrease is attributable to a decrease in the amount of capital raised from Hantro's stockholders during those periods.

During the six months ended June 30, 2007 and during the year ended December 31, 2005, Hantro’s stockholders invested cash in Hantro to fund operating losses by a combination of advances (loans) and purchases of equity securities as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005
Advances (loans)	€1,000,000	€0	€0	€0
Purchases of equity	€1,850,000	€0	€0	€2,162,000

There was no cash invested by Hantro’s stockholders during the year ended December 31, 2006 or the six-month period ended June 30, 2006.

Hantro currently has no material commitments for the next 12 months other than those under operating lease arrangements.

	Payments Due by Period as of June 30, 2007
Contractual Obligations	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Operating lease for machinery and equipment	€531,000	€275,000	€256,000	€0	€0
Operating lease for office space	€686,000	€215,000	€470,000	€0	€0
Business mortgages	€3,573,000	€2,964,000	€576,000	€33,000	€0
Total	€4,790,000	€3,454,000	€1,302,000	€33,000	€0

Hantro has experienced significant operating losses and negative operating cash flows to date. Hantro’s management’s plan to increase Hantro’s cash flows from operations relies significantly on increases in revenue generated from sales and licenses. Hantro anticipates increases in sales and licenses Hantro’s compression technology services and products, particularly in combination with those of On2. However, there are no assurances that Hantro will be successful in effecting such increases. The market for distribution of compression technology services is highly competitive. Additionally, Hantro’s capital requirements depend on numerous factors, including market acceptance of Hantro’s technology and services, research and development costs and the resources Hantro spends on marketing and selling Hantro’s products and services.

Lines of Credit

As of June 30, 2007, Hantro was indebted to long-term creditors in the amount of €2,354,000, an increase of €113,000, or approximately 5%, from the balance of €2,241,000 owed to long-term creditors at December 31, 2006. As of December 31, 2005, Hantro was indebted to long-term creditors in the amount of €1,826,000. Long-term debt increased €415,000, or approximately 22.7%, during 2006. The proceeds of the increased long-term debt incurred during the six months ended June 30, 2007 and the year ended December 31, 2006 were applied to finance the losses from Hantro's operations incurred during these periods and thereafter.

Of the above loans, €2,054,000 at June 30, 2007, €1,763,000 at December 31, 2006 and €1,144,780 at December 31, 2005 were research and development loans from the Finnish State Treasury. The loan interest rate is 1%. Substantially all of the remaining long-term liabilities at December 31, 2006 and 2005 are owed to Finnvera, the Finnish state financing company, Varma (a pension company) and OP Barek Group. The loans mature in 2009 to 2011, unless sooner accelerated, bear interest (in the case of the loans by the Finnish Funding for Technology and Innovation “TEKES”), Bank of Finland's base rate less 3% per annum (with a minimum rate of 1% per annum), at three months Euribor (in the case of OP Barek Group) and at 6 months Euribor (in the case of Finnvera).

At June 30, 2007, €1,000,000 of short-term liabilities was owed to shareholders and will be forgiven or discharged by Hantro in full prior to the completion of the share exchange with On2.

Off-Balance Sheet Arrangements

Hantro has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Limitation on Use of Net Operating Loss and Other Tax Credit Carry-Forwards

At December 31, 2005, the date of the last Finnish tax assessed, Hantro had available net operating loss carry-forwards of approximately €19,000,000, plus an estimated €1,000,000 from 2006. The net operating loss carry-forwards expire 10 years from the year of the loss and therefore will expire in varying amounts through 2015.

Under Finnish law, when a corporation undergoes a change in ownership of more than 50 percent, the corporation’s use of its net operating losses is lost. A corporation can, however, submit an application and apply for a right to a carry-forward of losses notwithstanding the ownership change. The application is approved on special grounds only.

The extent of the actual future use of Hantro’s net operating loss carry-forwards is also subject to inherent uncertainty because it depends on the amount of otherwise taxable income Hantro may earn. Hantro cannot be certain that Hantro will have sufficient taxable income in future years to use any of Hantro’s net operating loss carry-forwards before they would otherwise expire, even if allowed notwithstanding the ownership change.

BACKGROUND OF THE SHARE EXCHANGE

Reasons for the Share Exchange

The board of directors and management team of On2 believe that the proposed business combination represents the best strategic alternative for delivering increased value to its stockholders.

On2 believes the share exchange presents a unique opportunity to create a combined entity that will allow On2 to apply its proprietary TrueMotion® video technology across all platforms, from PCs to mobile devices to consumer devices, by implementing its technology in highly-efficient, low-cost video chipsets, and the share exchange should allow the combined company to deliver significant benefits to its customers and stockholders. The On2 board of directors and management team analyzed various alternative strategies to address their respective risks and challenges relating to the business. After reviewing and debating strategic alternatives and the opportunity for the combined company presented by the share exchange, as more fully described below, On2's board of directors has determined to pursue the share exchange in lieu of the other alternatives because On2 believes the share exchange will create a combined company that will be able to achieve the strategic and financial benefits described below.

On2's board of directors and management identified the following anticipated strategic and financial benefits of the share exchange:

•	Accelerated Implementation of On2’s Technology on Embedded Devices. On2 has had significant recent success in increasing adoption of its video compression technology, in particular because of the adoption of VP6 as the video codec in the Adobe® Flash® player. To translate the success On2 has had in PC applications to embedded and handheld devices, On2 believes it is necessary to develop highly-optimized hardware versions of its technology that are immediately accessible to a broad range of device and handset manufacturers. By combining On2’s experience in developing the world’s best video compression technology with Hantro’s experience at optimizing and implementing video codecs in highly efficient, low-cost, low-power-consumption video chips, On2 will be able to provide potential customers with video compression solutions that satisfy important customer criteria: increased video quality across the spectrum of low bit rate up to High Definition, low product cost, ease of implementation, longer battery life and low processor demands. Video chip designs using Hantro's multi-format codec designs have significant advantages over higher-cost processors:
•	hardware implementations of On2’s codecs can be quickly and easily integrated by manufacturers of embedded processors and device manufacturers;
•	hardware implementations are highly efficient, requiring less processing power to operate and accordingly using less electricity, which is highly desirable in battery-powered devices where energy efficiency means longer usage, driven by the increased demand to view long form video;
•	a hardware version of On2’s codec should generally be significantly less expensive to implement at high volumes than a software version, which generally must be operated on a more expensive digital signal processor (DSP) to run; and
•	the existence of low-cost hardware implementations of On2’s codecs may prolong the longevity of those technologies, when in future years customers weigh the importance of time to market and bill of materials (BOM) costs against the benefits of newer, but less easily and inexpensively implemented technologies.
•	Complementary Businesses. The products and development capabilities of On2 and Hantro are highly complementary, and should enable the combined company to compete more effectively in attractive markets. Although both companies are focused on developing and marketing video compression solutions, On2 has predominantly focused on PC-based applications and Hantro on mobile and embedded applications. The combined company should be stronger than either On2 or Hantro on its own, with greater breadth and depth in video compression technology product offerings and a greater ability to develop new product offerings in these market segments. In addition, the combined company is expected to benefit from access to large growth markets, such as those provided by the mobile products business of Hantro and the encoding and server software business of On2.

•	Market Dynamics. The combined company will have an increased addressable market driven by the need of both short and long form video across a large number of devices. In addition to the Smart phone market segment, On2 will now be able to penetrate the feature phone market segment which is estimated to be up to four times the size of the Smart phone market. Furthermore, the current trend in the marketplace is that video encoding blocks are increasingly moving into hardware implementation and that the existing Digital Signaling Processors (DSP's) and ARM® processors are increasingly being used for applications. The combined company is well positioned to take advantage of these market conditions due to its offering a complete suite of video compression formats.
•	Customers. The combined company will have deep relationships with many of the market-leading customers in our chosen market segments. On2 and Hantro expect to improve their existing abilities to expand current customer relationships, and expect to increase increase the penetration of new customer accounts and accounts within previously untapped divisions of existing customers. On2 and Hantro believe that the combination of the two companies’ product lines and engineering resources should enable the combined company to meet customer needs more effectively and to deliver more complete solutions to our customers.
•	Sales. The combination will result in a sales staff that is geographically diverse and technically knowledgeable. Because both companies develop and market video compression offerings, sales staff from each of the companies will quickly be able to become familiar with and begin selling all of the combined company’s products. Having more sales staff located strategically across the world will significantly benefit the combined entity.
•	Engineering Talent. The combined company will have over 80 engineers. This should enable the combined company to compete more effectively by developing innovative products and delivering greater value to customers more rapidly than either company could do on a standalone basis.
•	Intellectual Property Portfolio. The combined company will have over 27 pending and issued international and U.S. patents. This portfolio is expected to provide the combined company with additional licensing opportunities.
•	Reduction in Operating Costs. The combined company is expected to realize substantial cost savings beginning in 2008, with annual cost savings reaching at least $1,000,000 in 2009 from increased efficiencies in operating expenses. On2 and Hantro expect the combined company to achieve benefits from consolidation and reduction of areas of overlap in operating expenses.

There can be no assurance that the anticipated strategic and financial benefits of the business combination will be achieved, including that the anticipated cost savings resulting from the business combination will be achieved and reflected in the trading price of On2’s common stock following the completion of the business combination.

Consideration of the Share Exchange by the On2 Board of Directors; Recommendation of the On2 Board of Directors

At a meeting held on May 2, 2007, the On2 board of directors unanimously:

•	determined that the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement are fair to and in the best interests of the On2 stockholders;
•	approved the Share Exchange Agreement, the Escrow Agreement, the Lock Up Agreement, and the employment agreement with Mr. Kaikkonen;
•	directed that the issuance of shares of On2’s common stock in connection with the share exchange be submitted for consideration by On2 stockholders at the Annual Meeting; and
•	recommended that the On2 stockholders accept, approve and adopt the Share Exchange Agreement.

Among other things considered by the On2 board of directors in making this recommendation, the On2 board of directors requested and considered the written opinion of Oppenheimer, described below in the section entitled “Opinion of On2’s Board’s Financial Advisor” beginning on page 32, that as of May 2, 2007, and subject to the assumptions, considerations and limitations set forth in its opinion, the consideration to be paid under the Share Exchange Agreement is fair, from a financial point of view, to On2. The Oppenheimer opinion addresses only the fairness of the consideration to be paid under the Share Exchange Agreement from a financial point of view to On2. The On2 board of directors has determined that the Share Exchange Agreement and the transactions contemplated thereby are advisable and in the best interests of the On2 stockholders, based upon its consideration of the Oppenheimer opinion and other factors described below.

In reaching its decision to approve the Share Exchange Agreement, On2’s board of directors consulted with On2’s management, On2’s legal counsel regarding the legal terms of the share exchange, On2’s business consultants regarding the strategic aspects of the share exchange and On2’s financial advisors regarding the financial aspects of the share exchange and the fairness, from a financial point of view, of the exchange ratio to On2. The factors that On2’s board of directors considered in reaching its determination include, but were not limited to, the following:

•	the strategic benefits of the share exchange, as described in the section entitled “Reasons for the Share Exchange” beginning on page 29 of this proxy statement;
•	historical information concerning On2’s and Hantro’s respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position;
•	On2’s management’s view of the financial condition, results of operations and businesses of On2 and Hantro before and after giving effect to the share exchange;
•	current financial market conditions and historical market prices, volatility and trading information with respect to On2’s common stock;
•	the relationship between the market value of On2’s common stock and the consideration to be paid to stockholders of Hantro in connection with the business combination;
•	the belief that the terms of the Share Exchange Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;
•	other strategic alternatives for On2, including the potential to enter into strategic relationships with third parties or acquire or combine with third parties;
•	detailed financial analyses and pro forma and other information with respect to On2 and Hantro presented by Oppenheimer, including Oppenheimer’s opinion to the effect that, as of the date of the written opinion, and based upon and subject to the considerations and limitations set forth in its opinion, the consideration to be paid under the Share Exchange Agreement was fair, from a financial point of view, to On2. A copy of Oppenheimer’s written opinion is attached to this proxy statement as Annex B;
•	the impact of the business combination on On2’s customers, suppliers and employees; and
•	reports from management, legal and financial advisors as to the results of the due diligence investigation of Hantro.

In addition, On2’s board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the business combination, including, but not limited to:

•	the risk that the potential benefits sought in the business combination, including anticipated synergies, might not be fully realized;
•	the risk that Hantro may not be able to increase its revenues or reduce its operating expenses, or may not be able to do both, such that it will be able to operate profitably in the future;
•	the risk that the customers of each of On2 and Hantro do not purchase a license the product offerings that result from the anticipated combinations of the companies’ product offerings;
•	the possibility that the business combination might not be completed, or that completion might be unduly delayed;
•	the effect of public announcement of the business combination on On2’s sales and operating results, and On2’s ability to attract and retain key management, marketing and technical personnel;
•	the substantial charges to be incurred in connection with the business combination, including costs of integrating On2 and Hantro and transaction expenses arising from the business combination; and
•	the risk that despite the efforts of the combined companies, key technical and management personnel might not remain employed by the combined company.

On2’s board of directors concluded, however, that On2’s management, together with Hantro’s management, could manage or mitigate these negative factors or that certain of these factors were unlikely to have a material impact on the share exchange or the combined companies, and that, overall, the potential benefits associated with the business combination outweighed the potential negative factors of the business combination.

The above discussion of the material factors that On2’s board of directors considered is not intended to be exhaustive, but does set forth the principal factors considered by On2’s board of directors. On2’s board of directors collectively reached the unanimous conclusion to approve the Share Exchange Agreement and the business combination in light of the various factors described above and other factors that each member of On2’s board of directors believed were appropriate. In view of the wide variety of factors considered by On2’s board of directors in connection with its evaluation of the business combination and the complexity of these matters, On2’s board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, On2’s board of directors made its recommendation based on the totality of information presented to it, and the investigations that it conducted. In considering the factors discussed above, individual directors may have given different weights to different factors.

On2’s board of directors believes that the share exchange is advisable and in the best interests of the On2 stockholders.

Opinion of On2’s Board’s Financial Advisor

Overview

On December 20, 2006, On2’s board of directors engaged WR Hambrecht & Co. (“Hambrecht”) to act as its financial advisor in connection with a proposed transaction with Hantro. Hambrecht is a recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. The board selected Hambrecht on the basis of, among other things:

•	Hambrecht’s experience and expertise in business combinations between companies with revenues of less than $250 million; and
•	Hambrecht’s knowledge in the software industry, in which Hantro is an active participant; and
•	Hambrecht’s experience in valuing privately owned businesses.

On April 3, 2007 certain representatives of Hambrecht accepted investment banking positions at Oppenheimer & Co. Inc. (“Oppenheimer”), and Hambrecht and On2 subsequently consented to allow such representatives to continue to advise On2 in connection with the acquisition of Hantro. Oppenheimer and Hambrecht entered into an agreement to split fees regarding the proposed transaction with Hantro. On April 17, 2007, On2, Hambrecht and Oppenheimer entered into an agreement under which On2 consented to Hambrecht’s engagement of Oppenheimer to perform mergers and acquisition services and to Oppenheimer’s undertaking to perform the obligations of Hambrecht under the December 20, 2006 agreement.

In connection with the recommendation by On2’s board of directors to approve the share exchange and the subsequent approval and adoption of the Share Exchange Agreement by On2’s board of directors discussed in this proxy statement, Oppenheimer delivered an oral opinion to the board of directors on May 2, 2007, confirmed by delivery in a written opinion dated May 2, 2007 that, based on and subject to the various considerations set forth in the opinion, including the various assumptions and limitations set forth therein, the consideration to be paid at closing of the share exchange is fair from a financial point of view to On2. Oppenheimer’s opinion and presentation to On2’s board of directors were among the factors taken into consideration by On2’s board of directors in making its determination to recommend the share exchange and the transactions contemplated thereby. Consequently, the analyses described below should not be viewed as determinative of the opinion of On2’s board of directors or management with respect to the value of the consideration to be paid to the Hantro securityholders or whether On2’s board of directors would have been willing to agree to a different consideration. On2’s board of directors did not limit the investigations made or procedures followed by Oppenheimer in rendering its opinion.

We have attached the full text of Oppenheimer’s written opinion to On2’s board of directors as Annex B. You should read this opinion carefully and in its entirety in connection with this proxy statement. Also, we have included the following summary of Oppenheimer’s opinion, which is qualified in its entirety by reference to the full text of the opinion.

Oppenheimer’s opinion is directed to On2’s board of directors. It does not constitute a recommendation to you on how to vote or act with respect to the share exchange or the Share Exchange Agreement. The opinion addresses only the fairness from a financial point of view to On2 of the consideration proposed to be paid by On2 to Hantro’s securityholders at the closing of the share exchange.

In arriving at its opinion, Oppenheimer:

•	reviewed the draft of the Share Exchange Agreement, dated April 22, 2007, and certain related documents;
•	reviewed publicly available information and other data with respect to On2 that it believed to be relevant to its analysis, including On2’s Annual Report on Form 10-K for 2006;
•	reviewed certain other publicly available SEC filings made by On2, including proxy statements and current reports on SEC Form 8-K;
•	reviewed certain financial and operating information with respect to the business, operations and prospects of On2 and Hantro furnished to it by management of On2 and the management of Hantro, respectively, including projections of the future financial performance of the companies prepared by each respective management team;
•	reviewed the trading history, from May 1, 2006 through May 1, 2007, of On2’s common stock;
•	compared the historical financial results, current financial condition and projected future financial performance of On2 and of Hantro;
•	reviewed the financial terms of the share exchange and compared them with the financial terms, to the extent publicly available, of certain other business combinations that it deemed relevant;
•	reviewed certain publicly available financial information relating to certain other companies it deemed to be reasonably similar to Hantro, and the trading markets for certain of such companies’ securities;
•	reviewed the pro forma revenue, earnings before interest and taxes and net income that each of On2 and Hantro would contribute to the combined company following the closing of the share exchange;
•	reviewed the pro forma impact of the share exchange on On2, with and without certain purchase accounting adjustments, and with and without certain cost savings and operating synergies expected by the management of On2 to result from a combination of the businesses of On2 and Hantro;
•	participated in discussions and negotiations among representatives of On2 and Hantro and their legal advisors;
•	conducted discussions with certain members of senior management of On2 concerning On2’s business and operations, assets, current condition and future prospects, and conducted discussions with certain members of senior management of Hantro concerning Hantro’s business and operations, assets, current condition and future prospects; and
•	performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors as it has deemed, in its sole judgment, to be necessary, appropriate or relevant to render the opinion that it delivered.

Oppenheimer took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. Oppenheimer’s opinion was based upon economic, market, financial and other conditions as they existed and could be evaluated on the date of the opinion, and Oppenheimer assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after the date thereof. Oppenheimer did not rely on any one particular financial analysis or methodology, but formulated its opinion on the whole of such analyses.

Oppenheimer was not requested to make, and did not make, obtain or assume any responsibility for, any independent evaluation or appraisal of any of On2’s or Hantro’s assets or liabilities (contingent or otherwise), nor was it furnished with any such evaluations or appraisals. Oppenheimer was not requested to conduct and did not conduct any physical inspections of the properties or facilities of On2 or Hantro. Oppenheimer assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, such information. It further assumed that there had been no material change in the assets, financial condition, business or prospects of On2 or Hantro since the date of the most recent financial statements made available to it. Oppenheimer further relied upon the assurances of the management of On2 and the management of Hantro that each was not aware of any facts that would make such information inaccurate or misleading. In addition, it assumed that the forecasts, projections and analyses provided to it by On2 and Hantro represent the best currently available estimates and judgments of On2’s and Hantro’s management, respectively, as to the future financial condition and results of operations of On2 and Hantro, and it assumed that such forecasts, projections and analyses were reasonably and accurately prepared based on such best currently available estimates and judgments. Oppenheimer assumed that the financial results reflected in such forecasts, projections and analyses would be realized in the amounts and at the times projected, and it assumed no responsibility for and expressed no view as to such forecasts, projections and analyses or the assumptions on which they are based.

Oppenheimer also assumed that, in the course of obtaining necessary regulatory and third party approvals and consents for the share exchange, no modification, delay, limitation, restriction or condition would be imposed that will have an adverse effect on On2, Hantro or the contemplated benefits of the share exchange and that the share exchange would be consummated in accordance with the terms of the Share Exchange Agreement draft delivered to it and related documents, without waiver, modification or amendment of any term, condition or agreement therein that was material to its analysis.

Oppenheimer expressed no opinion as to any legal matters involving On2, as to which Oppenheimer understood that On2 conducted such investigations, and had obtained such advice from qualified professionals, as it had deemed necessary.

Oppenheimer’s opinion did not constitute a recommendation to On2’s board of directors of the share exchange over any other alternative transactions which might be available to On2 and did not address the underlying business decision of On2’s board of directors to proceed with or effect the share exchange or constitute a recommendation to the holders of On2’s capital stock as to how such stockholders should vote or as to any other action such stockholders should take regarding the share exchange.

Oppenheimer was engaged to render the financial opinion and received a fee upon delivery of its opinion. In the ordinary course of business, Oppenheimer may in the future publish research on On2, make a market in On2’s common stock and, in connection with its market making activities, trade the securities of On2 for its own account and for the accounts of its customers and, accordingly, may at any time hold a short or long position in such securities. On2 has agreed to indemnify Oppenheimer for certain liabilities that might arise out of the engagement, including the rendering of the opinion.

Summary of Analyses Performed

The following is a brief summary of the material financial analyses performed by Oppenheimer in connection with providing its opinion to On2’s board of directors. Oppenheimer believes that the valuation analyses it chose to perform are widely accepted standard methodologies for valuation in connection with the preparation of a fairness opinion, and that the analyses it conducted are the most appropriate for a transaction of this type. The pro forma ownership analysis reviewed the pro forma effect of the transaction on the ownership of On2 shareholders. The analysis of selected publicly traded companies is used to provide an indication of how publicly traded companies with operating characteristics similar to Hantro are valued by investors. The contribution analysis is used to compare the relative pro forma contributions and projected contributions that each of On2 and Hantro would make as a percentage of the combined company as to revenues, earnings before interest and taxes (EBIT) and net income for 2006 and estimated for 2007 and 2008 (using both a conservative case and an optimistic case for 2008). The discounted cash flow analysis is used to calculate a range of theoretical values for Hantro based on the net present value of its estimated and projected annual cash flows and a terminal value for its business at its fiscal year-end in 2013, calculated based upon certain estimates. The precedent transaction analysis is used to compare prices and multiples paid to acquire businesses having similar characteristics to Hantro in recent publicly announced acquisition transactions.

In performing its analyses, Oppenheimer considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond On2’s control. No company, transaction or business used in Oppenheimer’s analyses as a comparison is identical to On2’s business or to the business of Hantro. Accordingly, an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction, On2’s public trading value or the value of Hantro, or the transaction being analyzed. The estimates contained in Oppenheimer’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. The analyses were prepared solely as part of Oppenheimer’s analysis of the fairness from a financial point of view to On2 of the consideration to be paid by On2 to the Hantro securityholders at the closing of the share exchange and were provided to On2’s board of directors in connection with the delivery of Oppenheimer’s opinion. The analyses relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies or businesses might actually be sold or the prices at which any securities may trade at any time in the future. Accordingly, Oppenheimer’s analyses and estimates are inherently subject to substantial uncertainty.

During 2006, neither On2 nor Hantro produced any operating cash flow. Moreover, at the trading price of its common stock as of May 1, 2007, On2’s share price represented a multiple of greater than 37 times its last 12 months’ revenues. At an assumed price of $1.50, which is the lower price limit for the share exchange, On2’s share price would represent a multiple of greater than 26 times its last 12 months’ revenues as of December 2006. Oppenheimer noted that both multiples are unusually high in comparison to other publicly traded technology companies and therefore comparisons to other companies and other transactions for purposes of determining fairness are subject to considerable judgment to reconcile them to more conventional standards.

Effect on Existing On2 Stockholders’ Ownership

Oppenheimer analyzed the projected effect of the share exchange on the existing On2 stockholders’ ownership. In analyzing the share exchange, Oppenheimer made several assumptions, including the number of shares of On2 common stock that would be issued at the closing and the number of shares of On2 common stock that would be issued as contingent consideration based on Hantro’s 2007 net revenues. Throughout its analysis, Oppenheimer also considered the equity capital required to be raised by On2 as a condition to completing the share exchange, up to the cash portion of the purchase price being paid to Hantro, or approximately $6,800,000 (“Cash Consideration”). Accordingly, in analyzing the dilutive effect of the share exchange, Oppenheimer aggregated the shares to be issued to the Hantro securityholders and the shares being issued to raise the cash portion of the purchase price. Oppenheimer made a series of assumptions with respect to the price per share at which this cash would be raised. Assuming that (i) the cash portion of the purchase price was raised at a net price of $2.00 per share, (ii) the value of On2 common stock used to determine the stock portion of the purchase price was $2.07 per share, as of May 1, 2007, and (iii) that the full amount of contingent consideration would become payable, and further based on the number of shares of On2’s diluted common stock issued and outstanding on May 1, 2007 (based on the treasury method), as increased by the number of shares issued to raise the cash portion of the purchase price, On2’s stockholders as of May 1, 2007 would own 78% of On2’s outstanding common shares after giving effect to the share exchange and Hantro’s securityholders would own 20% of On2’s shares then outstanding. The remaining 2% would be owned by third party stockholders from which the Cash Consideration was raised.

Publicly Traded Company Analysis

Using Thompson First Call consensus estimates and published estimates of financial analysts, Oppenheimer reviewed certain trading and valuation statistics in a selected group of publicly traded companies that Oppenheimer deemed relatively comparable to Hantro. The group of 10 comparable companies included video and audio technology companies DivX, Inc., Global IP Solutions and QSound Labs, Inc., infrastructure acceleration technology companies Akamai, Inc., Acme Packet, Inc. and Sandvine Corporation, embedded software solution providers Wind River Systems, Inc. and Riverbed Technology, Inc.; and two other companies Real Networks, Inc. and Macrovision Corporation that Oppenheimer deemed similar with regards to Hantro’s technology or business model. Oppenheimer derived, among other things, multiples of enterprise values to each of revenues, earnings before interest, taxes and amortization (EBITDA) and EBIT for each of calendar year 2006, 2007 (estimated) and 2008 (projected), and compared the mean and median of the 10 companies to the implied multiple being paid to the Hantro security holders both for the trading date as of May 1, 2007 and for the proposed pricing in the share exchange. Oppenheimer defined “enterprise value” (“Enterprise Value”) as equity market capitalization (defined as the price per share as of May 1, 2007, multiplied by the diluted number of shares outstanding, calculated pursuant to the treasury stock method), plus total outstanding debt, minority interest and preferred stock, minus cash and cash equivalents.

Based on this analysis, Oppenheimer determined that the mean multiple of Enterprise Value for the companies analyzed was 11.2 times Hantro’s 2006 revenue and 6.6 times Hantro’s estimated 2007 revenue, and that the median multiple of Enterprise Value for the companies analyzed was 9.5 times Hantro’s 2006 revenue and 6.7 times Hantro’s estimated 2007 revenue. Based on the Enterprise Value of Hantro and on the shares issued in the share exchange, and further assuming that the full amount of contingent consideration would be issued to the Hantro securityholders, the corresponding multiples of Enterprise Value to Hantro’s 2006 revenue are 6.5 times and 6.3 times for Hantro’s estimated 2007 revenue. As a result, the multiple implicit in the share exchange is less than the mean multiple implicit derived from the analysis of the 10 public companies that Oppenheimer selected. Oppenheimer noted that because Hantro has not yet generated EBITDA, EBIT or net income, comparisons based on those measures would not be meaningful.

Contribution Analysis

Oppenheimer conducted a contribution analysis, assuming that none of the contingent consideration will be issued, to derive an implied fully diluted equity value for Hantro as a portion of the implied fully diluted equity value of the combined company. To perform its analysis, Oppenheimer relied on historical financial statements of On2 and Hantro for 2006, and on On2’s management and the published reports of securities analysts for estimates of On2’s 2007 revenues, EBIT and net income (before equity-based compensation costs and non-recurring expenses) and solely on On2’s management for estimates of 2008 revenues, EBIT and net income. Oppenheimer also relied on On2’s estimates, using each of the conservative and optimistic cases, for Hantro’s revenues, EBIT and net income for 2007 and 2008.

Oppenheimer then determined the amount and the resulting percentage of the combined company represented by Hantro’s contribution for 2006 and estimated contributions for 2007, and of revenues, EBIT and net income, as well as the equity value and enterprise value, of the combined company. The implied fully diluted values of Hantro based on revenues, EBIT and net earnings ranged between $323 million and $43 million, with a median of $166 million and a mean of $153 million.

Discounted Cash Flow Analysis

Oppenheimer used financial cash flow forecasts for Hantro as estimated by On2’s management for the remainder of 2007 and calendar years 2008 through 2012 to perform a discounted cash flow analysis. For these purposes, On2’s management had prepared two cases: a conservative case and an optimistic case. On2’s conservative case for Hantro assumed annual revenue growth of approximately 15%; On2’s optimistic case for Hantro assumed annual revenue growth of approximately 30%. In either case, certain cost savings planned by On2 were assumed to be fully in place by the end of 2007. Based on these assumptions regarding revenues and costs, both revenues and free cash flows were computed for each of the remainder of 2007 (one-half year), and the full years 2008 through 2013. Oppenheimer determined the equity value of Hantro by subtracting Hantro’s estimated net debt as of June 30, 2007 from the present value of Hantro’s cash flows and the present value of Hantro’s terminal value (based on a multiple of revenues) to determine Hantro’s theoretical value. Oppenheimer performed a discounted cash flow analysis in order to estimate the present value of the sum of Hantro’s estimated future stand-alone, unleveraged, after-tax cash flows plus its terminal value for these cases and for these periods. Oppenheimer calculated Hantro’s terminal value by multiplying estimated 2013 revenues by a multiple from 5.0x to 6.0x, as indicated by the public company analysis performed by Oppenheimer. Cash flows and terminal value were discounted to present value at estimated weighted average cost of capital rates ranging from 14.0% to 20.0%. Oppenheimer derived its estimate for this range of weighted average cost of capital rates by considering On2’s weighted average cost of capital of 16.9% and by assuming a risk-free annual interest rate of 4.75% (based on the 30-year U.S. Treasury), a 7.1% equity risk premium and an additional 3.95% premium for a small capitalization stock. Overall, the range of discount rates was selected based on, among other considerations, the degree of risk associated with the business of Hantro and its industry in general, the cost of debt and equity financing for companies in Hantro’s industry and certain equity risk premiums.

Based on this analysis, Oppenheimer derived an implied rate of equity value for Hantro of between $39.7 million and $53.6 million based on the conservative case and between $105.3 and $134.7 based on the optimistic case, in each case using a 17% weighted average cost of capital, which is the midpoint of the 16% to 18% range as calculated by Oppenheimer.

Precedent Transactions

Oppenheimer reviewed certain published statistics for eleven selected technology mergers or acquisitions between 2003 to 2007. Oppenheimer defined these transactions as recent acquisition transactions of technology companies generally in markets similar to Hantro — video and mobile infrastructure. Oppenheimer considered few, if any, of the precedent transactions to be directly comparable to the contemplated transaction’s financial terms, since eight of the eleven precedent transactions involved all cash consideration, one was cash/stock and two were all stock and none represented the specific market in which Hantro competes. Oppenheimer noted that the mean ratio of Enterprise Value to the last twelve months’ revenue of the precedent transaction analysis was 4.5 and the median ratio was 4.2. In its presentation for the share exchange, Oppenheimer had determined that the ratio of Hantro’s Enterprise Value to its last twelve months of revenue was 6.5x.

Terms of Engagement, Relationships and Other Information

Oppenheimer’s opinion and the financial analyses described above were among the many factors considered by the independent special committee in its evaluation of the share exchange and should not be viewed as determinative of the views of the independent special committee or On2’s board of directors or management with respect to the share exchange or the consideration to be received by On2’s stockholders.

Under an engagement letter dated December 20, 2006, On2 has agreed to pay Hambrecht and Oppenheimer an aggregate amount of $600,000 at closing for their financial advisory services in connection with the transaction and $200,000 for rendering a fairness opinion in connection with the transaction. On2’s board of directors was aware of this fee structure and took it into account in considering Oppenheimer’s opinion and in approving the share exchange. The engagement letter also calls for On2 to reimburse Oppenheimer for its reasonable out-of pocket expenses, including reasonable fees and expenses of Oppenheimer’s legal counsel, and to indemnify Oppenheimer and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

The discussion above is merely a summary of the analyses and examinations that Oppenheimer considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Oppenheimer. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Oppenheimer believes that its analyses and the summary above must be considered as a whole. Oppenheimer further believes that selecting portions of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the independent special committee and On2’s board of directors. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that that analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Oppenheimer’s view of the actual value of Hantro or On2. Stockholders are urged to read the Oppenheimer opinion carefully and in its entirety for a more complete description of the procedures followed, the factors considered and the assumptions made.

THE COMBINED COMPANIES

Unaudited Summary Selected Pro Forma Financial Data

On May 21, 2007, On2 signed a Share Exchange Agreement with Hantro, whereby On2 agreed to issue up to a maximum of approximately 38,000,000 shares of On2 common stock to the Hantro stockholders in exchange for all of the outstanding capital stock of Hantro. Assuming that the market price at closing of the share exchange is the closing market price of On2's common stock on August 10, 2007, the shares to be issued to the Hantro securityholders at the closing, prior to adjustment, would have a total value of approximately $38,158,225 and would represent approximately 18% of On2’s outstanding common stock as of July 31, 2007, after giving effect to the share exchange, and the total purchase price paid at closing would have a value of approximately $45,000,000.

The following table presents unaudited summary selected financial and operating data on a pro forma basis as if On2 and Hantro had been operated as a single combined company during the periods presented. The Unaudited Summary Selected Financial Data presented below has been derived from, and should be read in conjunction with the unaudited Pro Forma Condensed Combined Consolidated Financial Statements beginning on page F-2. The Unaudited Summary Selected Pro Forma Financial Data are based upon assumptions and estimates of the effects of operating the companies on a combined basis and do not represent actual results. Because the unaudited Pro Forma Condensed Combined Consolidated Financial Statements beginning on page F-2 and the unaudited Summary Selected Financial Data below are based on estimates and assumptions and do not represent actual results, you should not rely on them as being indicative of the results that may be achieved if the related transactions are approved.

Selected Financial Data

(in thousands, except per share data)

Pro Forma(1)

	Year Ended December 31, 2006	Six Months Ended June 30, 2007
Statement of Operations Data:
Revenues	$15,546	$10,089
Income (loss) from operations	(10,719)	(3,414)
Other income (expense)	(1,407)	(3,961)
Net (loss)	(10,579)	(6,636)
Net (loss) per share – basic and diluted	$(0.09)	$(0.05)

At June 30, 2007
Balance Sheet Data:
Total assets	$92,290
Total liabilities	21,011
Stockholders’ equity	70,602

(1)	See Pro Forma financial statements and notes that begin on page F-2.

Pro Forma Financial Information

Pro Forma Unaudited Consolidated Condensed Financial Statements of On2 and Hantro have been prepared by On2’s management to give effect to the proposed transactions. These Unaudited Pro Forma Condensed Combined Consolidated Financial Statements beginning on page F-2. For a complete understanding of the combined companies and the effect of the proposed transactions, On2 encourages you to review this information in its entirety.

Board of Directors of the Combined Company

Under the terms of the Share Exchange Agreement, one director will be designated by a principal shareholder of Hantro to be nominated for election to serve on the board of directors of the combined company.

The principal shareholders of Hantro selected Pekka Salonoja to serve on the board of directors of the combined company, and On2’s stockholders are being requested to vote for the election of Mr. Salonoja under Proposal No. 2.

Continued Employment with the Combined Company

Certain of Hantro's current executive officers will be offered continued employment with the combined company after the share exchange. In addition, Eero Kaikkonen will serve as President and Chief Executive Officer of Hantro following the share exchange. Although the exact composition of the combined company's executive management team following the merger was not finalized as of the date of this proxy statement, it is expected that Mika Hakala (Hantro's Chief Operating Officer) and Sakari Nikkilä (Hantro's General Manager), as well as other executives will serve as part of the combined company's post-share exchange executive management team.

Transaction Background and Timeline

In 2005, employees of On2 and Hantro began to discuss cross-licensing their respective technologies. During the fall of 2006, several of On2’s marketing personnel met with representatives of Hantro to further investigate possible business transactions between the two companies. As a result of those discussions, on October 25, 2006, Bill Joll, On2’s chief executive officer, traveled to Helsinki, Finland, where he met with Eero Kaikkonen, Hantro’s chief executive officer, and Pekka Salonoja, a director of Hantro, to discuss a potential business relationship. In that meeting, Mr. Joll, Mr. Kaikkonen and Mr. Salonoja discussed the potential acquisition of Hantro by On2, without discussing any principal terms or conditions. On October 25, 2006, Mr. Joll presented to On2’s board of directors the possibility of a business combination and briefly outlined the principal benefits of an acquisition of Hantro and its subsidiary. The board instructed Mr. Joll to report to the Executive Committee of the board on a regular basis with respect to any discussions with Hantro’s representatives.

Mr. Joll made a presentation to the Executive Committee of On2’s board at its meeting held on December 1, 2006. At the meeting, he outlined the advantages and disadvantages of a potential business combination with Hantro. The Executive Committee authorized Mr. Joll to proceed with negotiations with Hantro and its principals and approved the principal terms of the On2 offer.

On2 sent its initial written offer to the Hantro securityholders and their financial advisors on December 8, 2006. The written offer comprised a draft letter agreement pursuant to which On2 would hold exclusive rights to pursue an acquisition transaction with Hantro and a proposed summary of principal terms and conditions proposed for the transaction. In the summary of terms, On2 proposed that Hantro would merge with a to-be-formed Finnish subsidiary of On2 and that shareholders of Hantro would receive 50,372,567 shares of On2’s common stock in the merger, representing 30% of On2’s issued and outstanding shares post-transaction. As a result of the proposed transaction, Hantro would become a wholly-owned subsidiary of On2. The proposed transaction also included an adjustment to the consideration paid at the closing equal to the variance between Hantro’s stockholder’s equity as of the closing date and a baseline amount to be agreed upon. The parties agreed to discuss a provision under which the Hantro securityholders would hold the right to nominate one or more persons for election to On2’s board. On2 required that, as conditions to the merger, certain key personnel of Hantro would enter into employment contracts with On2 and 95% of the employees would remain in the employ of Hantro at closing. On2 further proposed that the definitive merger agreement would contain customary provisions, including indemnification for breaches of warranties and covenants, and that 20% of the consideration to be paid to Hantro securityholders would be held back for two years to satisfy indemnification claims. The execution of the definitive agreement was to be subject to satisfactory completion by On2 of its due diligence investigation of Hantro and final approval by On2’s board of directors. On2 agreed to file a registration statement to register the shares of its common stock to be issued in the transaction, the effectiveness of which registration statement would be a condition to closing. On2 required that the Hantro securityholders enter into lock-up agreements at closing that would restrict the resale of On2 shares, as well as short sales and hedging transactions involving On2’s common stock, for 270 days after the closing. On2 also required that each Hantro shareholder would agree to vote its shares for the contemplated merger. Although the terms of its proposal were not binding, On2 required that the principal shareholders of Hantro enter into a binding agreement providing On2 the exclusive right to pursue an acquisition with Hantro, in order to induce

On2 to enter into negotiations with the principal securityholders of Hantro regarding a possible transaction and in recognition of the time and effort that On2 would expend and the expenses that On2 would incur in pursuing negotiations. The binding agreement provided that Hantro, its three principal securityholders and Mr. Kaikkonen would agree, for a period of 90 days after the execution of the agreement, not to:

•	solicit, encourage or facilitate any acquisition proposal;
•	participate in any discussions or negotiations or enter into any agreements in connection with an acquisition proposal; and
•	make or submit any acquisition proposal to, or accept any acquisition proposal from, any person other than On2.

In addition, Hantro, its three principal stockholders (CapMan Funds, Atine and Nexit) and Mr. Kaikkonen agreed to cause their representatives to immediately discontinue any ongoing discussions and negotiations, other than any ongoing discussions with On2, relating to any acquisition proposal.

On December 12, 2006, Hantro and its advisors responded to On2’s written offer and proposed changes to certain aspects of the summary of terms. These changes included a proposed increase in the consideration to 40% of On2’s common stock outstanding after the merger, an increase of 33-1/3% over On2’s offer.

Mr. Joll made a full presentation to the Executive Committee of On2’s board of directors at its meeting held on December 20, 2006, outlining the advantages and disadvantages of a potential business combination with Hantro. The Executive Committee authorized Mr. Joll to proceed with negotiations with Hantro and its principals. Following the meeting, On2 engaged Hambrecht as its exclusive financial advisor with respect to the contemplated business combination. Hambrecht agreed, at On2’s request and subject to its internal fairness opinion diligence and approval processes, to render an opinion to On2’s board as to the fairness from a financial point of view of the consideration to be paid by On2 pursuant to the proposed combination, and On2 agreed to pay Hambrecht a fee of $200,000 for the opinion. Representatives of Hambrecht promptly held a telephone conference call with representatives of Hantro and Mooreland Partners, the financial advisors to the Hantro securityholders, to discuss Hantro’s financial statements. Prior to the December 20 meeting of the Executive Committee, Mr. Newman, an On2 director and a partner at McGuirewoods LLP, advised On2 that he would abstain from all further decisions that the Executive Committee would make with respect to Hantro because he was acting as On2’s outside counsel in the transaction.

On December 21, 2006, On2’s Executive Committee approved an increase in the proposed merger consideration to 35% of On2’s issued and outstanding post-transaction shares.

On January 2, 2007, in response to Hantro’s counter proposals, On2 forwarded a revised summary of principal terms to the representatives of Hantro’s securityholders and their advisors. The revised offer increased the merger consideration to 58,767,995 shares, 35% of On2’s outstanding and issued common stock post transaction. Of these shares, 54,767,995 were to be allocated among the Hantro securityholders and the remaining 4,000,000 shares would underlie options to be granted to members of Hantro’s management after the closing. Pursuant to On2’s revised proposal, the Hantro non-management stockholders would nominate two persons for election to the On2 board at its 2007 annual meeting of stockholders. In all other material respects, the January 2, 2007 summary of terms was the same as the December 8, 2006 summary of terms. The financial advisor to the Hantro securityholders responded to On2’s proposal on January 2, 2007.

On January 3, 2007, Mr. Joll traveled to Helsinki, Finland, where he met with Mr. Kaikkonen, Hantro’s chief executive officer, and several of its principal securityholders. The securityholders included representatives of CapMan Funds, Atine and Nexit, which together owned approximately 66.8% of Hantro’s outstanding shares. At this meeting, Mr. Joll reviewed On2’s January 2, 2007 offer, and the parties discussed the timing and pricing of a potential acquisition of Hantro.

On January 8, 2007, the representatives of the Hantro securityholders responded to On2’s January 2 offer, suggesting the following revisions to the proposed structure, among others:

•	as to the transaction structure, that the exchange offer be structured so that On2 would obtain by exchange 100% of the equity securities (including share options) of Hantro, thereby making Hantro a wholly-owned subsidiary of On2, as would have been the case with a merger;
•	that On2’s share consideration to be issued to the Hantro securityholders be 35% of On2’s post-transaction outstanding and issued common stock, with 4,000,000 additional stock options for shares of On2 to be made available to Hantro’s management;
•	that, because an exchange of shares would be taxable under the Finnish tax code to Finnish stockholders, On2 eliminate restrictions on sales of shares, thereby permitting Hantro securityholders to sell their shares of On2 to fund the consequent income tax liabilities, or that On2 otherwise provide some amount of cash to be applied to those liabilities;
•	that the period of survival for the representations and warranties of Hantro and its securityholders under the exchange agreement be limited to one year;
•	that any escrow established by the exchange agreement be no more than 10% of the issued shares;
•	that the adjustment based on Hantro’s financial position at closing be fixed at this time; and
•	that the laws of Finland be the governing law for the transaction.

On2 responded to the January 8th proposal on the following day, agreeing, subject to certain conditions, to the share exchange structure and to the release of certain numbers of shares from the restrictions on sale, but insisting on a limit of 35% for the shares to be issued. In addition, On2 requested additional information regarding the tax position of the sellers under Finnish law. Representatives of On2 and representative of the Hantro securityholders met again on January 11, 2007 to discuss the proposals and business issues relating to proposed operation of the combined companies.

On January 12, 2007, the Executive Committee of On2’s board met to discuss the response of the Hantro securityholders and approved certain modifications to the proposed summary of terms. In connection with the change of transaction structure, the representatives of the Hantro securityholders pointed out that the stockholders of Hantro were parties to one or more agreements that required minority stockholders to sell their shares if the principal stockholders agreed to sell their shares to a third party.

On January 19, 2007, On2 received a revised draft of the exclusivity agreement and summary of principal terms from the advisors to the Hantro securityholders, which proposed:

•	an exchange of shares pursuant to which On2 would acquire 100% of the equity securities of Hantro in exchange for 58,767,995 registered On2 shares, or 35%, of On2’s common stock, without any additional allocation of shares to Hantro’s management;
•	a cash alternative for those Hantro securityholders who desired cash for a portion of their Hantro securities;
•	an escrow amount equal to 10% of the share consideration, to be held for one year, with the liability of the Hantro securityholders generally being limited to the shares held in escrow;
•	that the representations and warranties of the Hantro securityholders generally survive for one year, with certain exceptions; and
•	the release of certain shares from the lock-up agreements beginning 90 days after the closing date.

In all other respects, On2’s proposal was accepted.

After reviewing estimates of Hantro’s 2006 financial performance and detailed information provided by Hantro’s representatives as to the allocation of proceeds from the contemplated exchange, On2 sent a letter to the representatives of the Hantro securityholders on January 29, 2007 with a revised summary of principal terms agreeing to the share exchange structure and to payment of the exchange consideration with a combination of shares and cash, together with the following other terms:

•	issuing 58,000,000 shares to Hantro’s securityholders, reduced by the actual aggregate number of shares that On2 would issue to fund the expenses of the sellers and their Finnish income tax liabilities;
•	proposing that each Hantro securityholder could elect to receive cash in lieu of shares to pay Finnish income tax arising from the exchange;
•	proposing that On2 would pay up to €2,400,000 of the transaction expenses of the Hantro securityholders in lieu of shares they would otherwise be entitled to receive;
•	proposing that the baseline for the purchase price adjustment would be set at the time at which the parties executed the definitive agreement;
•	clarifying that On2 would undertake offerings of its shares to finance the cash requirements of the transaction;
•	agreeing to a 10% escrow amount and one year survival period, but reserving on other issues to be addressed during due diligence; and
•	agreeing to a limited release of shares under the lock up agreement to permit the Hantro securityholders to fund their Finnish income tax liabilities.

The Hantro securityholders responded on February 9, 2007, agreeing in all material aspects with On2’s offer, except certain issues related to indemnification.

On February 12, 2007, On2 and Hantro executed the exclusivity agreement containing the terms described above and agreed in principle with respect to the summary of principal terms for the acquisition on a non-binding basis. The principal transaction terms were consideration of 58,000,000 shares of On2’s common stock (approximately 33% of the pro forma entity) to be issued in a direct exchange with the Hantro securityholders, acting through a single authorized representative, including a post-closing adjustment based on stockholders’ equity as of the closing date, and a lock-up period of 180 days. Financial and legal due diligence by both On2 and Hantro commenced and continued through the end of March, 2007.

At the invitation of Mr. Joll, Mr. Kaikkonen and Mr. Salonoja made a presentation to On2’s board of directors at its regular meeting on March 6, 2007. At this meeting, Mr. Kaikkonen presented the benefits that might accrue to On2 from its acquisition of Hantro, including sales and marketing synergies with respect to Hantro’s existing customers.

At its March 6 meeting the board also discussed Hantro’s 2007 financial performance and its deviation from estimates for its 2006 results that Hantro had provided earlier. The board considered various modifications to the structure of the proposed transaction, including a reduction in purchase price and a contingent element of consideration that would be a function of Hantro’s projected 2007 revenues.

On March 7, 2007, representatives of On2 began to discuss with representatives of the Hantro securityholders an offer that would reduce On2’s offer to 40,000,000 shares of its common stock and also provided contingent consideration. On2 believed that contingent consideration would provide a meaningful measure of Hantro’s ability to generate revenues in 2007. The contingent consideration offered was 18,000,000 shares of On2’s common stock to be paid based on Hantro’s financial performance towards a goal of 2007 revenues of €9,228,000. On2 also offered to provide cash to pay the Finnish income taxes to be incurred by the employees on the exchange of their shares, expenses of the sellers in the transaction and €2 million as a cash bonus to management and other employees at closing. The 40,000,000 shares would be reduced by the amount of the cash payments so that the total consideration to be paid to acquire Hantro from its securityholders would be the value of 40,000,000 in shares of On2’s common stock to be issued at closing. On2 further proposed to guarantee all non-shareholder debt (approximately €3.2 million comprised of a €2.2 million TEKES loans and €1.0 million bank facility), if required to extend the maturity of the obligations.

The representatives of the Hantro securityholders responded to On2’s proposals on March 12. On2 suggested that all parties complete their due diligence before attempting resolution of final outstanding issues. At this time On2’s financial advisors evaluated Hantro’s financial statements, including the effects of reconciling those financial statements to United States generally accepted accounting principles. On March 26, 2007, On2’s Executive Committee met, considered the business, financial and legal due diligence reports that had been prepared and agreed to resubmit to Hantro’s representatives the offer that had first been presented on March 7.

On March 28, 2007, the representatives of Hantro’s securityholders replied with several counterproposals and ultimately accepted On2’s summary of principal terms as conveyed on March 26. The exclusivity letter signed on February 8, 2007 remained in place.

On April 13, 2007, after reviewing Hantro’s financial performance for the first quarter of 2007, On2 advised the representatives of the Hantro securityholders that it intended to restructure the consideration offered by proposing a transaction with a consideration of $45 million (assuming that the share price of On2's common stock was between $1.50 and $2.50 per share), payable in stock and cash, with contingent consideration of up to an additional 12,500,000 shares of On2’s common stock based on Hantro’s stand-alone 2007 revenue performance. The amount of cash to be paid at closing would be the estimated sum of the aggregate Finnish income tax liabilities of the Hantro securityholders who are managers or employees of Hantro, the expenses of sale of the securityholders up to a limit of €2,400,000 and a cash bonus of €2,000,000 to be paid to Hantro employees. The Hantro securityholders would allocate the cash portion of the purchase price among those persons who were entitled to receive those payments. The value of the shares to be issued would be determined at closing based on a 10-day volume-weighted average price, but would be subject to an upper price limit of $2.50 and a lower price level of $1.50. The proposed collar around the value of On2 stock implied a maximum issuance of 25,438,817 shares at closing before any contingent consideration, and a maximum issuance of approximately 38,000,000 shares if all contingent consideration were to become payable. On2’s offer with respect to the contingent consideration was structured such that a maximum of 10,000,000 shares could be issued if 2007 revenue exceeded €6.0 million (up to €9.0 million); and a second maximum of 2,500,000 shares could be issued if 2007 revenue exceeded €7.5 million (up to €9.0 million). All other principal terms remained as in the offer made on March 27, 2007. On April 17, 2007, the representatives of Hantro’s securityholders agreed in principle to On2’s revised transaction structure.

On April 17, 2007, On2 agreed with Hambrecht and Oppenheimer that Hambrecht would retain Oppenheimer to perform mergers and acquisition services in connection with the acquisition of Hantro. On2, Hambrecht and Oppenheimer further agreed that Oppenheimer would have the same rights and obligations as Hambrecht, including the obligation to deliver a fairness opinion and the right to indemnification, under the terms and conditions as the December 20, 2006 agreement with Hambrecht. Hambrecht and Oppenheimer each agreed, upon On2’s payment of the agreed fees to Hambrecht, to indemnify On2 from any claims brought by the other for non-payment of fees due under the agreement.

The parties negotiated multiple drafts of the Share Exchange Agreement and its exhibits. On April 25, 2007, On2’s board began to consider the final version of the Share Exchange Agreement as negotiated between the representatives of On2 and the Hantro securityholders. On May 2, 2007, On2’s board completed its discussions with respect to the Hantro acquisition and the Share Exchange Agreement. The board voted unanimously (with Mr. Newman abstaining) to approve the Share Exchange Agreement and to recommend that On2’s stockholders vote to approve the issuance of shares of On2’s common stock in connection with the share exchange and related transactions.

On or about May 9, 2007, the representatives of the Hantro securityholders began to solicit written authorizations from the other Hantro securityholders to bind them to the share exchange. None of the Hantro securityholders that was solicited was a U.S. person. On May 21, 2007, On2 and the authorized representative of the Hantro securityholders executed the Share Exchange Agreement.

On2’s Executive Committee

Purpose of the Executive Committee

On December 20, 2006, the Board authorized its standing Executive Committee to evaluate the potential acquisition of Hantro. The Executive Committee consists of Messrs. Kosowsky, Kopetski and Newman. Because of his role as outside counsel to On2 in connection with the share exchange, Mr. Newman recused himself from decisions on the transaction.

Recommendation of the Executive Committee and Board of Directors

The Executive Committee and On2’s board of directors have determined that the terms of the share exchange are fair to On2 and are in the best interests of On2 and its stockholders. The Executive Committee and On2’s board of directors have approved the share exchange and declared its advisability.

ACCORDINGLY, THE EXECUTIVE COMMITTEE AND ON2’S BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE SHARE EXCHANGE AS REFLECTED IN THE SHARE EXCHANGE AGREEMENT. See Proposal 4.

Interests of Directors, Director Nominees and Executive Officers of On2 in the Share Exchange

Mr. Eero Kaikkonen, Hantro’s chief executive officer, is a Hantro securityholder and will receive approximately $1,019,797 in cash and 0.08% of the shares issued to all of the Hantro securityholders in the share exchange pursuant to Exhibit C of the Share Exchange Agreement which was prepared under the assumption that the price used to value On2’s shares at closing will be between $1.50 and $2.50. In addition, the Share Exchange Agreement provides that, as a condition to closing, Mr. Kaikkonen will enter into a management employment agreement with Hantro. See “Summary of Transaction Documents — Management Employment Agreement” below at page 52 for a description of this agreement.

Pursuant to the Share Exchange Agreement, On2 has nominated Mr. Salonoja, who is an affiliate of a Hantro securityholder and a director of Hantro, for election to On2’s board of directors under Proposal No. 2. If elected, Mr. Salonoja will not serve as an independent director of On2 unless and until the share exchange is completed. As a director of On2, Mr. Salonoja will be eligible to receive compensation in that capacity.

Dissenters' Rights

On2 is a Delaware corporation and is governed by the Delaware General Corporation Law (“DGCL”). Under the DGCL, the holders of On2’s voting securities are not entitled to dissenter’s rights with respect to the Proposals set forth in this proxy statement.

SUMMARY OF TRANSACTION DOCUMENTS

The Share Exchange Agreement

The following is a summary of the material terms of the Share Exchange Agreement. This summary is subject to, and is qualified in its entirety by reference to, the Share Exchange Agreement attached to this proxy statement as Annex A. We encourage you to read this entire proxy statement, including the Share Exchange Agreement, carefully and in its entirety.

On May 21, 2007, On2 entered into a Share Exchange Agreement with Nexit Ventures Oy, in its capacity as the authorized representative of the holders of all outstanding securities and stock options of Hantro. Pursuant to the Share Exchange Agreement, we have agreed to consummate the share exchange whereby:

•	On2 will acquire all of the issued and outstanding shares of capital stock of Hantro and all outstanding stock options of Hantro. In exchange, we have agreed to pay at closing total consideration valued at $45,000,000, of this amount $6,841,775 will be payable in cash and the remaining $38,158,225 in shares of On2’s common stock valued at the closing of the transactions contemplated by the Share Exchange Agreement. The number of shares which On2 will issue at the closing will be determined based on the Closing Share Price, subject to an upper limit of $2.50 per share and a lower limit of $1.50 per share. Therefore, depending on the price of On2's stock at the closing, the value of On2's shares at closing may be more or less than $38,158,225, and will also be subject to the closing net worth adjustment as described below;
•	If the Closing Share Price is between $1.50 and $2.50 per share, the total value of the shares to be issued by On2 at the closing will equal $38,158,225. If the Closing Share Price is $1.50 per share or less, On2 will issue 25,438,817 shares, and the total value of those shares will be 25,438,817 multiplied by the market price of the shares. If the Closing Share Price is $2.50 per share or more, On2 will issue 15,263,290 shares, and the total value of those shares will be 15,263,290 multiplied by the market price of the shares. Assuming that the market price at closing of the share exchange were the closing market price of On2’s common stock on August 10, 2007, the shares to be issued to the Hantro securityholders at the closing, prior to adjustment, would represent approximately 18% of On2’s outstanding common stock as of July 31, 2007, after giving effect to the share exchange;
•	the number of shares which On2 will issue at the closing will be adjusted based on the difference between Hantro’s actual closing net worth and the baseline of Hantro’s closing net worth set forth in the Share Exchange Agreement (negative €3,450,000). If the actual closing net worth is more than the baseline, On2 will pay the net worth surplus to the Hantro securityholders by issuing On2’s common stock in such number equal to the net worth surplus divided by the Closing Share Price. If the actual closing net worth is less than the baseline, the Hantro securityholders will pay the net worth deficiency by cash or by returning On2’s common stock to On2 in such number equal to the net worth deficiency divided by the Closing Share Price. On2 will prepare a balance sheet setting forth Hantro’s closing net worth. If the Hantro securityholders disagree with the amount set forth on the balance sheet, they may be entitled to dispute such amount during a limited period. In such case, the dispute will ultimately be resolved by an independent accountant jointly designated by the independent public accountants of both On2 and Hantro;
•	On2 is obligated to issue additional shares of its common stock to the Hantro securityholders if Hantro’s net revenue for the fiscal year 2007 exceeds €6,000,000. The maximum additional shares which may be issued will be 12,500,000 shares if Hantro’s net revenue for 2007 exceeds €9,000,000. Hantro’s net revenue for the fiscal year 2007 will be calculated based on the net revenue of Hantro and its subsidiary as if Hantro had continued post-closing on a stand-alone basis independent of On2. Further, all license, maintenance and support, and services revenue associated with (a) all Hantro products based on Hantro’s RTL code, and all other H.264, VC1 and similar software licenses and royalty payments and (b) all Hantro products with which any of On2’s products are integrated (e.g., If VP6 is integrated with a Hantro product and the Hantro product is sold, the entire revenue amount of such sale) will be included in Hantro’s net revenue. As of June 30, 2007, Hantro’s net revenue was approximately €3,550,000. Hantro’s revenues for 2006 were approximately €7,191,000;

•	of the shares to be delivered to the Hantro securityholders at the closing under the Share Exchange Agreement, 2,000,000 shares of On2’s common stock will be delivered into escrow for a period of one year from the closing date to secure the indemnification obligations of the Hantro securityholders. These shares will be cancelled if On2 makes a claim for indemnification in accordance with the applicable terms of the Share Exchange Agreement and the claim is resolved in On2’s favor. The shares will remain in escrow for one year. At the end of the one year period, the shares will be released from escrow and delivered to the Hantro securityholders, except for the portion that has a value equal to the aggregate dollar amount of all the outstanding claims for indemnification unresolved at such time. Any dividends paid on the escrowed shares during the pendency of the escrow will be added to the property that the escrow agent holds and will be available for distribution under the terms of escrow agreement; and
•	each Hantro securityholder’s ownership of the shares and options of Hantro as of the date of the Share Exchange Agreement, and the amount of cash to be issued to each of such Hantro securityholders on the closing date, are set forth on an exhibit to the Share Exchange Agreement to the Share Exchange Agreement. This exhibit also sets forth an example of the calculation of the allocation of the shares of On2’s common stock to be issued to each Hantro securityholder on the closing date. This example is based on the assumptions that the Closing Share Price will be between $1.50 to $2.50, the rate of exchange for the US dollar to the Euro will be the same as the date of the Share Exchange Agreement and that there will be no closing net worth adjustment. The actual number of shares and escrow shares of On2’s common stock to be issued to each of the Hantro securityholders on the closing date will be adjusted accordingly. Further, the number of shares of On2’s common stock which shall be issued on the closing date to a Hantro securityholder who is also a lender to Hantro pursuant to a certain loan agreement, as a repayment of such loan, will be deducted from the aggregate amount of shares to be issued to the Hantro securityholders, as described in the Section entitled “Covenants of On2” below.

The consummation of the share exchange requires the approval of On2’s stockholders, and is subject to a number of conditions to closing as more fully described below. The Share Exchange Agreement provides that the share exchange is to be closed on the third business day after each of the conditions set forth in that agreement have been satisfied or waived, but no later than November 30, 2007, or on such other date as the parties may agree in writing.

The number of shares to be issued in the share exchange (including the shares to be delivered into escrow for a period of one year) will be reduced proportionately by the proposed reverse stock split if it is approved and is thereafter effected.

Representations and Warranties

The Share Exchange Agreement contains representations and warranties made by the Hantro securityholders relating to themselves and to Hantro, on the one hand, and by On2 on the other, regarding their Hantro’s and On2’s respective subsidiaries, businesses, financial statements, as well as other general matters, including the following:

•	corporate organization, corporate power and capital structure;
•	absence of any breach of the certificate of incorporation, bylaws or any regulation due to the execution of the Share Exchange Agreement;
•	corporate power and capital structure of subsidiaries;
•	financial statements;
•	intellectual property and software;
•	accuracy of the information supplied by the representing party for inclusion in our proxy statement;
•	absence of liabilities and indebtedness;
•	absence of material adverse effects since December 31, 2005;

•	compliance with applicable laws, and possession and compliance with all permits required for the operation of business;
•	litigation;
•	accounts receivable;
•	suppliers and customers;
•	material contracts and the absence of breaches of material contracts;
•	employee benefit plans and labor relations;
•	real estate and personal property matters;
•	tax matters;
•	insurance matters;
•	absence of interested party transactions;
•	environmental matters;
•	no misleading statements; and
•	brokers used and fees payable in connection with the share exchange.

On2 has made further representations and warranties, among others, on the following:

•	corporate authorization, including board approval, to enter into and carry out the obligations provided in the Share Exchange Agreement; and
•	filings with the SEC of all requisite documents and the truthfulness thereof.

The Hantro securityholders have made representations and warranties as to themselves, among other things, on the following:

•	ownership of the issued and outstanding shares and options of Hantro and On2’s receipt of good title to those shares and options upon consummation of the share exchange;
•	execution of the Share Exchange Agreement and the validity and enforceability thereof; and
•	the absence of any breach of agreements, applicable laws or regulations by the Hantro securityholders due to the execution of the Share Exchange Agreement.

These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects, and expire at the first anniversary of the closing date of the share exchange with certain exceptions.

Exceptions to the representations and warranties are provided in the disclosure schedules prepared by each party.

Covenants of On2

On2 agreed, among other things, to:

•	prepare and file with the SEC a document to solicit shareholder votes and to register the shares to be issued by On2 to the Hantro securityholders and to use all reasonable efforts to have it declared effective promptly by the SEC;
•	hold a special meeting of On2’s stockholders to, among other things, (i) amend On2’s Certificate of Incorporation to increase the number of authorized shares, (ii) obtain approval of shareholders for issuing shares to the Hantro securityholders, and (iii) modify the total number of On2’s directors to nine (9) people and elect one director named by a major Hantro securityholder;

•	pay fees that On2 incurred in connection with the Share Exchange Agreement, any share transfer taxes arising out of the share exchange, and the fees and expenses incurred for outside advisors in connection with preparing Hantro’s financial statements containing reconciliation from Finnish GAAP to U.S. GAAP;
•	not induce any person employed by Hantro or its affiliates to leave the employ of Hantro or to work for On2, from the date of the Share Exchange Agreement and the earlier of the closing date and the second anniversary of such agreement;
•	conduct On2’s business in the ordinary course consistent with its past practices until the closing date;
•	not make changes to the business, operations or financial reporting procedures of the combined company post-closing that might reasonably be expected to result in a material adverse effect on Hantro’s ability to attain the 2007 net revenue target which will be the basis for determining the number of additional shares to be issued by On2, unless any such changes are reasonable requirements of the combined business, the result of compliance with regulatory or accounting requirements, or deemed necessary by management which is material in its nature. On2 must provide advance notice of such purported change to the authorized representative and the authorized representative may discuss with On2 and propose alternatives within 12 business days. On2 will make good faith efforts to incorporate VP6 and possibly VP7 into Hantro’s 8000 series product;
•	grant Hantro reasonable access to On2’s personnel, properties, contracts, books and records;
•	promptly notify the Hantro securityholders if the occurrence or non-occurrence of any event is likely to cause any of On2’s representations, warranties or covenants to become untrue in any material respect;
•	comply with all legal requirements imposed, and obtain all necessary consents, with respect to the Share Exchange Agreement; and
•	after Hantro has applied all available cash on the day prior to the closing date for repayment of the principal of its loan pursuant to a loan agreement entered among Hantro and one of the Hantro securityholders in May 2007 under which up to €1,000,000 may be borrowed, to repay, on the closing date, the remainder of such loan (principal, if any, and accrued interest), On2 will pay the remainder amount outstanding on the Closing Date by issuing to such Hantro securityholder shares of On2’s common stock in the number that equals the amount of the remaining loan divided by the Closing Share Price. That number of shares issued will be reduced from the aggregate number of shares to be issued to the Hantro securityholders pursuant to the share exchange on the closing date.

Covenants by Hantro Securityholders

The Hantro securityholders agreed, among other things, to:

•	cause Hantro to provide On2 with all information necessary in order to prepare the proxy statement, and upon any event of Hantro which requires an amendment or a supplement to the proxy statement, to provide any such information;
•	waive all rights to redeem any shares or options transferred to On2;
•	cause one of Hantro’s major securityholders to designate one person for election as a director of On2;
•	pay the fees and expenses of the Hantro securityholders and their representatives incurred in connection with the Share Exchange Agreement, including the fees and expenses to KPMG to audit Hantro’s financial statements containing reconciliation from Finnish GAAP to U.S. GAAP;
•	cause to be delivered to On2, no later than June 4, 2007, Hantro’s audited and unaudited financial statements containing reconciliation from Finnish GAAP to U.S. GAAP;

•	cause Hantro to borrow, from time to time, up to €1,000,000, pursuant to a loan agreement among Hantro and certain Hantro securityholders in May 2007, as required for Hantro’s working capital purposes and, further, to cause Hantro to apply all available cash of Hantro on the day prior to the closing date to the repayment of the principal amount of the loan outstanding on the closing date;
•	cause Hantro to conduct its business in the ordinary course consistent with its past practices until the closing date. In particular, Hantro may not (a) incur any additional indebtedness for borrowed money except for those disclosed to On2, (b) pay any dividend or make cash contribution to the Hantro securityholders except for those under existing employment agreements, (c) make any capital expenditures in excess of certain limits, (d) issue, grant or allocate any securities which can be converted into shares. As an exception to (d), the Hantro securityholders agreed to cause Hantro to convert two loans made by certain Hantro securityholders in January and April, 2007, in the aggregate principal amount of €1,850,000 into equity by issuing 11,985,747 additional series D shares to such Hantro securityholders prior to the closing date;
•	cause Hantro to grant On2 reasonable access to Hantro’s personnel, properties, contracts, books and records;
•	cause Hantro and its affiliates not to induce any person employed by On2 or its affiliates to leave On2’s employ or to work for Hantro, from the date of the Share Exchange Agreement and the earlier of the closing date and the second anniversary of such agreement;
•	promptly notify On2 if the occurrence or non-occurrence of any event is likely to cause any of the Hantro securityholders’ representations or warranties to become untrue in any material respect; and
•	comply with all legal requirements imposed with respect to the Share Exchange Agreement.

Conditions for On2 to Close

On2’s obligation to close the share exchange is subject to, among other things, the satisfaction of the following conditions, at or prior to closing:

•	the accuracy of the representations and warranties of the Hantro securityholders in, and the performance of all obligations of the Hantro securityholders and the authorized representative, in all material respects, under, the Share Exchange Agreement;
•	the approval by On2’s stockholders of the issuance of the exchange shares and contingent consideration and the amendment of the Certificate of Incorporation;
•	On2’s raising at least $20,000,000 in one or more equity offerings;
•	the execution of a management employment agreement between Hantro and Eero Kaikkonen substantially in the form agreed upon in the Share Exchange Agreement;
•	approval for listing of the shares of common stock that will be issued to the Hantro securityholders on the American Stock Exchange;
•	the non-occurrence of a material adverse effect with respect to Hantro;
•	the SEC’s declaration of effectiveness of the proxy statement;
•	the resignation of all current officers and directors of Hantro;
•	the amendment of, or waivers under, loan agreements or grant agreements from all lenders of Hantro and TEKES so that execution of the Share Exchange Agreement will not result in the acceleration of Hantro’s debt or modification of any terms;
•	deliveries of required documents by the Hantro securityholders or their authorized representative to On2;
•	any applicable waiting period under any antitrust regulation has expired; and
•	no decree or injunction from any court prohibiting the share exchange or the Share Exchange Agreement.

Conditions for Hantro Securityholders to Close

The obligation of the Hantro securityholders to close the share exchange is subject to, among other things, the satisfaction of the following conditions, at or prior to closing:

•	the accuracy of the representations and warranties in, and the performance of all obligations of On2, in all material respects, under the Share Exchange Agreement;
•	the approval of On2’s stockholders on the proposed matters to be voted on at their meeting;
•	effectiveness of the proxy statement, and no stop order being in effect;
•	the non-occurrence of a material adverse effect with respect to On2;
•	deliveries of required documents by On2;
•	any applicable waiting period under any antitrust regulation has expired; and
•	no decree or injunction from any court prohibiting the share exchange or the Share Exchange Agreement.

Indemnification by the Hantro Securityholders

The Hantro securityholders have agreed, subject to certain limitations, to indemnify and hold On2, and its subsidiaries, officers, directors, employees, representatives and agents, harmless from and against any and all losses and expenses which any of such persons actually incurs, arising out of or in connection with:

•	any claims alleging breach or default in connection with any of the representations or covenants of the Hantro securityholders;
•	any proceedings involving Hantro, its subsidiaries or any Hantro securityholders, or any proceedings brought by any Hantro securityholders disputing the number of On2 shares to be issued;
•	all taxes imposed on Hantro and its affiliates up to the closing date;
•	any fees or expenses incurred by any person on behalf of the Hantro securityholders or their advisors in connection with the share exchange; and
•	any claims of Finnish income tax payment from any of the Hantro securityholders as a result of the share exchange.

Neither party may bring a claim for indemnification unless it gives written notice of such claim to the escrow agent and the authorized representative. If the authorized representative objects to any claim, the parties must attempt in good faith to resolve the claim within 15 days. If the parties cannot resolve the claim after an additional 15 days, the matter shall be settled by binding arbitration before a panel of one arbitrator sitting in New York, NY, if brought by the authorized representative, and in Helsinki, Finland, if brought by On2. The indemnification will be effective for one year from the closing date with certain exceptions.

Limitations on Indemnification

The duty of the Hantro securityholders to indemnify pursuant to the Share Exchange Agreement is subject to certain limitations, including among other things, the following:

•	the Hantro securityholders may not be required to indemnify any indemnified party unless and until the amount of any losses subject to indemnification claims exceeds a threshold of $20,000 per claim and $2,000,000 in the aggregate;
•	if the aggregate amount of losses exceeds the $2,000,000 threshold, then the indemnified party shall be entitled to indemnification in the full amount of its losses for all claims that exceed the individual claim threshold;
•	claims for any fees incurred by any person on behalf of the Hantro securityholders or their advisors, any Finnish income tax payment and any payment due to the breach of Hantro securityholders’ representation as to certain ownership of intellectual property and the full payment in consideration thereof, will not be subject to any individual claim threshold or aggregate claim threshold;

•	claims that arise out of fraud or intentional misrepresentation are not subject to the aggregate claim threshold; and
•	the indemnity obligation of the Hantro securityholders to indemnify is limited in most cases to the escrow shares then held by the escrow agent. If, however, the obligation to indemnify arises out of a breach of any of the Hantro securityholders’ representations (except as to the fees incurred in connection with the Share Exchange Agreement), or of a representation of Hantro’s corporate status or capital structure, the loss limit will be the aggregate value of the shares of the common stock that were issued to the Hantro securityholders pursuant to the Share Exchange Agreement (including the escrow shares and the contingent consideration held by such securityholders). In addition, if the obligation to indemnify arises out of fraud or intentional misrepresentation, claims for any fees incurred by any person on behalf of the Hantro securityholders or their advisors, or claims for any Finnish income tax payment, there is no loss limit.

Method of Indemnification

Indemnification will be made by the Hantro securityholders as follows:

•	except as stated below, the authorized representative will instruct the escrow agent to redeliver to On2 such loss equivalent shares from the escrow shares;
•	if the loss arises out of a breach of any of the Hantro securityholders’ representations (except as to the fees incurred in connection with the Share Exchange Agreement), the respective Hantro securityholder will redeliver to On2 the loss equivalent shares issued by On2 to such Hantro securityholder. If such shares are not sufficient to cover the loss that On2 incurred, the escrow shares owned by such Hantro securityholder will also be delivered to On2;
•	if the obligation to indemnify arises out of a breach of a representation as to Hantro’s corporate status or capital structure, the Hantro securityholders will jointly and severally be obligated to redeliver to On2 the loss equivalent shares that On2 issued to them; and
•	if the obligation to indemnify arises out of fraud or intentional misrepresentation, claims for any fees incurred by any person on behalf of the Hantro securityholders or their advisors, or claims for any Finnish income tax payment, there is no limit on the means for obtaining indemnification from the Hantro securityholders.

No Consequential Damages; Insurance Proceeds and Tax Benefits

The Hantro securityholders will not be liable for On2’s, its representatives, or affiliates lost profits, revenues, indirect or consequential losses. The amount that any Hantro securityholder may be required to pay pursuant to the indemnification provisions of the Share Exchange Agreement will be reduced by any insurance proceeds or tax benefits recovered by On2, its representatives, or affiliates in relation to the claim giving rise to such losses.

Termination

On2 and the authorized representative may terminate the Share Exchange Agreement at any time prior to the consummation of the share exchange by mutual written consent. In addition, either On2 or the authorized representative may terminate the Share Exchange Agreement if:

•	the share exchange is not consummated by November 30, 2007; or
•	On2 does not obtain the required vote of its stockholders at the annual meeting.

In addition, On2 may terminate the Share Exchange Agreement at any time prior to the consummation of the share exchange if any of the conditions for On2 to close the transactions contemplated by the Share Exchange Agreement has not been satisfied or waived by On2.

The Hantro securityholders may terminate the Share Exchange Agreement at any time prior to the consummation of the share exchange if:

•	On2’s board of directors withdraws or modifies its recommendation that On2’s stockholders vote in favor of the proposals with regards to the share exchange; or

•	any of the conditions for the Hantro securityholders to close the transactions contemplated by the Share Exchange Agreement has not been satisfied or waived by the Hantro securityholders.

If the Share Exchange Agreement is terminated, all obligations of the parties will be void, except for each party’s obligation not to induce the employees of On2 or Hantro, as the case may be, to leave its employ or work for On2 or Hantro. However, neither On2 nor the Hantro securityholders is relieved from any liability for its breach of any terms in the Share Exchange Agreement, and all rights of the non-breaching party will be preserved.

Lock-Up Agreement

At the closing under the Share Exchange Agreement, each Hantro securityholder will deliver its agreement not to offer, sell or otherwise dispose of the shares issued by On2 pursuant to the Share Exchange Agreement, or request the registration for the offer and sale of, or enter into any hedging transaction for, any of such shares, with certain exceptions, for the 180 days after the closing of the share exchange, except that:

•	from the 90th day after the closing, each Hantro securityholder may sell 25% of the shares issued to it; and
•	during each 30-day period thereafter, each Hantro securityholder may sell an additional 25% of the shares issued to it; and

so long as, until the 180th day after the closing, the Hantro securityholders do not sell more than 400,000 shares per day and the average daily trading volume for the 30-day period prior to the date of disposition exceeds 2 million shares of On2’s common stock.

The above restrictions do not apply to the shares of On2’s common stock that are received as payment for the loan to Hantro in May 2007.

No restrictions will apply to dispositions made 180 days after the closing.

The Lock-Up Agreement also provides that all dispositions of On2 shares by the Hantro securityholders will be subject to applicable U.S. securities laws, including resale restrictions imposed by Rule 144 promulgated under the Securities Act of 1933.

The form of the Lock-Up Agreement is attached to this proxy statement as Annex G.

Management Employment Agreement

As a condition of closing the Share Exchange Agreement, Hantro is required to enter into an employment agreement with its key employee, Eero Kaikkonen. Under the Management Employment Agreement, Mr. Kaikkonen is to receive a base salary of €7,810 per month, subject to annual review. For each fiscal year of Hantro beginning after December 31, 2007 and ending during the term of the agreement, Mr. Kaikkonen will be eligible to receive an annual bonus upon the achievement of specified corporate financial performance goals/sales benchmarks, to be defined by the Company’s Compensation Committee or other committee of the Company’s Board of Directors. Mr. Kaikkonen will be entitled to participate in any benefit plans or arrangements sponsored or maintained by Hantro from time to time voluntarily or as required by Finnish law for its senior executives, subject to the terms and conditions of such plans, arrangements or mandatory Finnish law. Mr. Kaikkonen’s entitlement to benefits shall be determined in accordance with Hantro’s practices in force from time to time. From time to time, On2’s board of directors will review the performance of Hantro and Mr. Kaikkonen and, in its sole discretion, may grant stock options, shares of restricted stock or other equity-based incentives to Mr. Kaikkonen to reward extraordinary performance and to encourage Mr. Kaikkonen’s future efforts on behalf of Hantro. The agreement will be governed by the Finnish law and as such, the term will be indefinite, Hantro may terminate the agreement with or without notice, as applicable, and the key employee will be subject to a separate non-competition/confidentiality agreement. The form of the Management Employment Agreement is attached to this proxy statement as Annex H.

Escrow Agreement

To secure the performance by the Hantro securityholders of their obligations to indemnify the Company under the Share Exchange Agreement, on the Closing Date 2,000,000 shares of On2’s common stock, reduced proportionately by the proposed reverse stock split if it is approved and is thereafter effected, will be delivered into escrow for a period of one year from the closing date to secure the indemnification obligations of the Hantro securityholders. These shares will be cancelled if On2 makes a claim for indemnification in accordance with the applicable terms of the Share Exchange Agreement and the claim is resolved in On2’s favor. The shares will remain in escrow for one year. At the end of the one year period, the shares will be released from escrow and delivered to the Hantro securityholders, except for such portion having a value equal to the aggregate dollar amount of all the outstanding claims for indemnification unresolved at such time. Any dividends paid on the escrowed shares during the pendency of the escrow will be added to the property that the escrow agent holds and will be available for distribution under the terms of the escrow agreement. The form of the Escrow Agreement is attached to this Proxy Statement as Annex I.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
FINANCIAL STATEMENTS

On May 21, 2007, On2 entered into the Share Exchange Agreement with Nexit Ventures Oy, as the authorized representative of the holders of all outstanding equity securities (including outstanding share options) of Hantro. Pursuant to the Share Exchange Agreement, at the closing On2 will pay $6,841,775 in cash and issue shares of On2’s common stock directly to the Hantro securityholders. The number of shares to be issued will be determined at the closing of the share exchange based on the volume-weighted average price of On2’s common stock for the 10 trading days prior to the closing (the “Closing Share Price”). Upon completion of the share exchange, Hantro and its subsidiary will become wholly-owned subsidiaries of On2. A portion of the shares payable at the closing will be held in escrow for a period of one year. The number of shares issued at the closing to the Hantro securityholders is subject to adjustment based on Hantro’s stockholders’ equity as of the closing date. If the Closing Share Price is between $1.50 and $2.50 per share, the total value of the shares to be issued by On2 at the closing will equal $45,000,000 less the cash component of $6,841,775. If the Closing Share Price is $1.50 per share or less, On2 will issue 25,438,817 shares. If the Closing Share Price is $2.50 per share or more, On2 will issue 15,263,290 shares. The Share Exchange Agreement provides that the Hantro securityholders may become entitled to receive additional consideration of up to 12,500,000 additional shares of On2’s common stock (the “Contingent Consideration”) if Hantro’s net revenue for 2007 exceeds targets of €6,000,000 and €7,500,000. The full 12,500,000 additional shares will be issued if Hantro’s 2007 net revenue exceeds €9,000,000.

The pro forma condensed combined financial statements are included in this proxy statement on pages F-1 through F-8 and are (i) derived from the audited financial statements of On2 for the year ending December 31, 2006 and from the unaudited financial statements of On2 for the six months ended June 30, 2007 and (ii) derived from the audited financial statements of Hantro for the year ended December 31, 2006 and from the unaudited financial statements of Hantro for the six months ended June 30, 2007.

The unaudited pro forma condensed combined financial statements and notes are presented to give effect to the acquisition of Hantro by On2 and represent the combined company’s unaudited pro forma statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007. The statement of operations for the year ended December 31, 2006 was derived from combining the results for the year ended December 31, 2006 of On2 with the results for the year ended December 31, 2006 of Hantro. The statement of operations for the six months ended June 30, 2007 was derived by combining the results for the six months ended June 30, 2007 of On2 with the results for the six months ended June 30, 2007 of Hantro.

The unaudited pro forma consolidated condensed combined balance sheet was derived by combining the unaudited balance sheets of On2 and Hantro as of June 30, 2007 and giving effect to On2’s acquisition of Hantro as if it had been consummated on June 30, 2007.

The unaudited pro forma condensed combined statements of operations included with this proxy statement give effect to On2’s acquisition of Hantro as if it had occurred on January 1, 2006 and January 1, 2007.

The unaudited pro forma condensed combined financial statements include adjustments directly attributable to the acquisition transaction. The pro forma adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and assumptions that are factually supportable including the completion of the acquisition transaction. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the date indicated and do not purport to be indicative of future operating results.

Hantro’s historical condensed financial statements are presented in Euros and were prepared in accordance with Finnish GAAP, which differs in certain respects from U.S. GAAP. On2’s condensed financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. As described in Note 1 to the unaudited pro forma condensed combined financial statements, Hantro’s historical condensed financial statements were reconciled to U.S. GAAP and were translated from Euros to U.S. dollars. As presented in Note 1, pro forma adjustments have been made to the financial statements of Hantro to conform to On2’s presentation under U.S. GAAP.

The unaudited pro forma consolidated condensed combined financial statements and related notes should be read in conjunction with the historical consolidated financial statements and related notes and other financial information pertaining to On2 and Hantro.

PROPOSAL NO. 1

AMENDMENT OF BYLAWS

Section 2(a) of Article III of On2’s bylaws provides that the board of directors shall consist of not fewer than three nor more than eight members. Currently the board of directors consists of eight members. The Share Exchange Agreement provides that either of Nexit Ventures Oy and Atine Group Oy, in their capacities and principal stockholders of Hantro, each receiving a substantial number of shares of On2’s common stock in the share exchange, has the right to designate one individual to be nominated for election to On2’s board of directors at the Annual Meeting, effective on the closing of the share exchange. The Share Exchange Agreement also requires On2 to take such action as is necessary to establish nine as the number of directors comprising its board of directors, and the election of the named individual, Pekka Salonoja, as director is a condition to the obligations of the Hantro securityholders to complete the share exchange.

Accordingly, On2 is proposing that Section 2(a) of Article III of its bylaws be amended to provide that its board of directors consist of not fewer than three nor more than nine directors.

Completion of the share exchange is therefore conditioned on stockholder approval of the amendment to On2's bylaws expanding the board (this Proposal No. 1), the election of Mr. Salanoja as a director (Proposal No. 2), the availability of sufficient authorized shares for issuance to the Hantro securityholders in the share exchange and for other purposes (Proposal No. 3) and approval of the share exchange itself (Proposal No. 4). Therefore, if the stockholders do not approve each of these proposals, the share exchange cannot be completed on its terms.

If the stockholders approve the share exchange under Proposal No. 4 but do not approve any of these other matters, On2 may request that the Hantro securityholders waive the conditions precedent underlying those matters that are not approved (other than Proposal No. 4). However, the Hantro securityholders, acting through their authorized representative have full discretion as to whether to waive these conditions and are not obligated to provide any such waiver. Without such a waiver in those circumstances, On2 will be unable to complete the share exchange and On2's business and financial condition will be that of On2 alone and will not include Hantro's business or financial resources or obligations.

If you determine to approve the share exchange, you should also vote to amend the bylaws as described above to elect Mr. Salonoja as a director under Proposal 2 and to approve Proposals 3 and 4.

Voting Requirements to Adopt the Proposal

The affirmative vote of the holders of a majority of the shares of On2’s common stock who are present in person or represented by proxy and are entitled to vote at the Annual Meeting is required to amend the bylaws in the measures proposed.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE BYLAWS, INCREASING THE MAXIMUM NUMBER OF DIRECTORS TO NINE.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

The persons named below have been nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting. All of the nominees, other than Mr. Salonoja, are currently directors and were elected at the last Annual Meeting of Stockholders. The persons elected will hold office as directors of On2 until the next Annual Meeting of Stockholders and until their successors are elected and qualified. It is expected that each of the nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason, the shares represented by properly-executed proxies may be voted at the discretion of the persons named therein for a substitute nominee or nominees. If the stockholders do not approve the amendment to On2's bylaws to increase the size of the board of directors from eight to nine members under Proposal No. 1, or do not approve the share exchange under Proposal No. 4, On2 will withdraw the nomination of Mr. Salonoja. If elected, the election of Mr. Salonoja will not be effective unless and until the closing under the Share Exchange Agreement occurs.

Completion of the share exchange is conditioned on stockholder approval of the amendment to On2's bylaws expanding the board (Proposal No. 1), the election of Mr. Salonoja as a director (this Proposal No. 2), the availability of sufficient authorized shares for issuance to the Hantro securityholders in the share exchange and for other purposes (Proposal No. 3) and approval of the share exchange itself (Proposal No. 4). Therefore, if the stockholders do not approve each of these proposals, the share exchange cannot be completed on its terms.

If the stockholders approve the share exchange under Proposal No. 4 but do not approve any of these other matters, then the share exchange cannot be completed on its terms. In that event, On2 may request that the authorized representative of the Hantro securityholders waive the conditions precedent underlying those matters that are not approved. However, the authorized representative of the Hantro securityholders has full discretion as to whether to waive these conditions and is not obligated to provide any such waiver. Without such a waiver, On2 will be unable to complete the share exchange and On2's business and financial condition will be that of On2 alone and will not include Hantro's business or financial resources or obligations.

The following sets forth the names, ages, offices and business experience, of the nominees and the executive officers of On2 and other information with respect to them:

Nominees

Name	Age	Principal Occupation During the Last 5 Years
Bill Joll	50	Mr. Joll has served as President and CEO of the On2 since May 8, 2006. From April 2005 to November 2005, Mr. Joll was a vice-president at RealNetworks, Inc. Prior to that, Mr. Joll served as CEO of Maple Optical from June 2000 to February 2002, and of Threshold Networks from September 2002 to April 2005.
William A. Newman	59	Mr. Newman has served as a Director of On2 since August of 2000. From November of 1999 until the present, Mr. Newman has been the Managing Partner of the New York office of the law firm of McGuireWoods LLP.

Name	Age	Principal Occupation During the Last 5 Years
Thomas Weigman	58	Mr. Weigman has served as a Director of On2 since February 25, 2002. Since September 2006, Mr. Weigman has been the Senior Vice President of Wireless Services at AirCell, a firm soon to introduce internet and communications services to US airlines. Between September 2000 and September 2006, Mr. Weigman was a principal at two consulting practices, Riverstone Weston and MCAWorks – aimed at priority marketing counsel to technology oriented companies. From September 2003 until January 2004, Mr. Weigman was the Chief Marketing Officer of Intuit Inc., a software development company. From February 1999 to September 2003, Mr. Weigman was Senior Vice President, Consumer Strategy and Communications, of the Sprint Corporation. From January of 1995 to February of 1999 Mr. Weigman was the President of the Consumer Services Group – Long Distance Division of the Sprint Corporation. Since October 2005, Mr. Weigman has served on the board of directors of MDC Partners, a publicly-traded company.
J. Allen Kosowsky	58	Mr. Kosowsky has served as a Director of On2 since January 2003 and as the Chairman of the Board since February 2007, and is the Chairman of On2’s Audit Committee and its financial expert. Since 1992, Mr. Kosowsky has run J. Allen Kosowsky, CPA, P.C., a firm in Shelton, Connecticut that specializes in forensic accounting and analysis, business valuations, and interim management services. From November 1995 to April 2002, he was a director of Webster Bank. He has also served as interim CFO of FIND/SVP and Memry Corporation. In addition, until 2003, Mr. Kosowsky served as an Advisory Board Member of the Digital Angel Trust, which oversaw financial interests in Digital Angel Corporation.
Mike Kopetski	56	Mr. Kopetski has served as a Director of On2 since August 2003. Mr. Kopetski has worked as an international trade consultant since January 1996. From 1991 to 1995, he served as a member of the US House of Representatives from the 5th District of Oregon, where he served on the House Ways and Means Committee.
Mike Alfant	44	Mr. Alfant has served as a Director of On2 since May 2004. Since March 2000, Mr. Alfant has worked as a founder and partner in Building2, a technology investment company located in Tokyo and Boston. From 1992 to 1999, Mr. Alfant was president of Fusion Systems Japan, an IT solutions company that he founded and that was eventually acquired by IMRglobal Corporation. Mr. Alfant has chaired the High Technology committee of the American Chamber of Commerce in Japan (ACCJ) since January 1998.
Afsaneh Naimollah	48	Ms. Naimollah has served as a Director of On2 since May 2005. From January of 2000 until the present, Ms. Naimollah has been the Managing Partner of Chela Technology Partners, a mergers and acquisition advisory firm that she founded.

Name	Age	Principal Occupation During the Last 5 Years
James Meyer	47	Mr. Meyer has been a Director of On2 since May of 2005. From May 6, 2006 until the present, he has served as CEO of Mindset Media, LLC an internet ad network, in Tarrytown, NY. From February 2006 to May 2006, he served as Interim President and Chief Executive Officer of On2. Previously, Mr. Meyer served as a managing director at Novantas, a consulting firm in New York, where he specialized in customer management, marketing strategy, and pricing. Prior to joining Novantas in 2002, Mr. Meyer was president of Golden Square, a branding and marketing consulting firm he founded, and senior advisor to The Cambridge Group, a strategy consulting firm. From January 1999 to February 2001, he served as president and chief strategy officer of M&C Saatchi, an advertising agency in New York.
Pekka Salonoja	49	Mr. Salonoja has been a General Partner of Nexit Ventures Oy, a Finnish venture capital fund, since September 2003. Mr. Salonoja has also served as the Chairman of the Boards of Hybrid Graphics Oy and Fathammer Oy since 2003. From January 2002 through December 2003, Mr. Salonoja was a General Partner of Startupfactory. He is currently the Chairman of the Board of Hantro Products Oy and Gomm Oy, a private consulting company in Helsinki, Finland.

No family relationship exists between any of the nominees for election as directors of On2.

Voting Requirements to Adopt the Proposal

The affirmative vote of the holders of a plurality of the outstanding shares of On2’s common stock who are present in person or represented by proxy and are entitled to vote at the Annual Meeting is required to elect the director nominees. Under the rules of American Stock Exchange, brokers who hold shares in street name will have discretion, on behalf of their clients that hold shares as of the record date, to vote on this proposal when the brokers do not receive instructions from beneficial owners. Abstentions will be counted and will have the same effect as a vote against this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 3

PROPOSAL TO INCREASE AUTHORIZED SHARES

The Proposal

To permit the completion of the share exchange (Proposal No. 4), On2 will seek approval of a proposal to increase the number of authorized shares of its common stock from 150,000,000 to 250,000,000.

Why On2 Is Seeking Stockholder Approval of the Increase in Authorized Shares

The principal reason that On2 seeks approval of this proposal is to have a sufficient number of authorized shares for issuance to the Hantro securityholders (Proposal No. 4), for the issuances of shares to raise $20,000,000 of equity capital to be raised in conjunction with the share exchange and for the increase in the number of shares subject to On2’s 2005 Incentive Compensation Plan (Proposal No. 7).

As of July 31, 2007, there were 116,089,021 shares of On2 common stock ouststanding and 10,576,612 additional shares that were not outstanding but were reserved for issuance upon exercise or conversion of other outstanding securities.

Assuming that the stockholders approve the share exchange under Proposal No. 4, On2 will reserve an additional 38,000,000 shares for issuance to the Hantro securityholders in the share exchange.

Assuming that the stockholders approve an increase in the number of shares subject to On2's 2005 Incentive Compensation Plan under Proposal No. 7, On2 will reserve an additional 13,000,000 shares of common stock for future issuance under the plan.

Prior to completing the share exchange, On2 also intends to raise approximately $20,000,000 through the issuance and sale of shares of common stock to investors who purchase these shares in one or more offerings of common stock, which may be registered offerings or private placement offerings that are exempt from registration. On2 is not distributing this proxy statement and the accompanying material for purposes of soliciting the offer and sale of securities in any offering of common stock. Rather, any offering, if required, will be made pursuant to a registration statement filed with the Securities and Exchange Commission. Because the shares of common stock to be issued in the separate offering(s) will be sold at a price which reflects the price of the common stock at a future date on the trading market in which the common stock is traded, On2 cannot specify the exact number of shares that it will issue in the financing. However, based on the price of the common stock on the AMEX of $1.76 per share on July 31, 2007, On2 will be required to issue approximately 11,364,000 shares of common stock to raise gross proceeds of $20,000,000 (before underwriter discounts, fees and expenses in the financing are taken into account).

On the basis of the foregoing, if the stockholders approve this proposal, and assuming the stockholders approve Proposal Nos. 4 and 7, of the additional 100,000,000 shares of common stock to be authorized, On2 will reserve a total of approximately 62,400,000 shares of common stock for issuance in connection with the share exchange, the expanded 2005 Incentive Compensation Plan and the $20,000,000 financing. However, the actual number of shares to be issued may be more or less, depending on the specific number of shares that are issued in accordance with the terms of the share exchange, the amount of shares that are actually issued under the plan and the actual number of shares that are issued and sold in the financing.

If the share exchange is not approved, or if it is approved but is not completed, then other possible business and financial uses for the additional shares of common stock include, without limitation, raising capital through the sale of shares of common stock, or other securities convertible into common stock or upon the exercise of which shares of common stock may be purchased, acquiring other companies, attracting and retaining employees by the issuance of additional securities under On2’s 2005 Incentive Compensation Plan and other transactions and corporate purposes that the Board deems are in On2’s best interest. The additional authorized shares would enable On2 to act quickly in response to opportunities that may arise for these types of transactions, in many cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules of the American Stock Exchange. Other than the issuance of shares in connection with the share exchange described in proposal No. 4 and issuances pursuant to employee benefit plans, as described in Proposal No. 7, as of the date of this proxy statement, On2 has no plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, On2 reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of On2 and its stockholders.

Completion of the share exchange is conditioned on stockholder approval of the amendment to On2’s bylaws expanding the board (Proposal No. 1), the election of Mr. Salonoja as a director (Proposal No. 2), the availability of sufficient authorized shares for issuance to the Hantro securityholders in the share exchange and for other purposes (this Proposal No. 3) and approval of the share exchange itself (Proposal No. 4).

If the stockholders approve the share exchange under Proposal No. 4 but do not approve any of these other matters, then the share exchange cannot be completed on its terms. In that event, On2 may request that the authorized representative of the Hantro securityholders waive the conditions precedent underlying those matters that are not approved. However, the authorized representative of the Hantro securityholders has full discretion as to whether to waive these conditions and is not obligated to provide any such waiver. Without such a waiver, On2 will be unable to complete the share exchange and On2’s business and financial condition will be that of On2 alone and will not include Hantro’s business or financial resources or obligations.

Anti-Takeover Effect of Increase in Authorized Shares

Even though this is not the intention of this Proposal No. 3, the proposed authorized share increase could, under certain circumstances, have an anti-takeover effect. In the event of a hostile take-over attempt, On2 could impede such an attempt by issuing shares of common stock through a “private placement” to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of On2. Therefore, the overall effect could be to discourage unsolicited takeover attempts and to make it more difficult to remove On2’s current management. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed authorized share increase may limit the opportunity for On2’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed authorized share increase may have the effect of permitting On2’s current management, including the current board, to retain its position and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of On2’s business.

The increase in the number of authorized shares of capital stock sought under this Proposal No. 3 is not, however, intended to prevent or discourage any actual or threatened takeover of On2, and to the knowledge of On2, no takeover attempt (whether by accumulation of stock, merger, tender offer, solicitation in opposition to management or otherwise) is pending or threatened. Without limiting the generality of the foregoing statement, On2 is not seeking to increase its authorized number of shares of capital stock to respond to the accumulation of shares by any person. On2 is not aware of any person who has been or is planning to or is in the process of substantially increasing the amount of our capital stock held.

Moreover, we do not currently have any intention to issue newly authorized shares of stock as part of any plan to discourage third parties from attempting to take over On2 in the future. No anti-takeover plan has been developed by On2, and no such plan is currently under consideration by the board of directors. Our current purpose for seeking to increase the number of authorized shares of stock is to enable us to complete the share exchange, increase the amount of shares available for grant under our 2005 Incentive Compensation Plan and raise capital.

In addition, On2’s certificate of incorporation authorizes the issuance of “blank check” non-voting preferred stock, which gives On2 the power to issue preferred stock having rights that are superior to the rights of the holders of common stock. These rights could have the effect of frustrating the efforts of persons seeking to effect a merger or to otherwise gain control of On2 by providing rights that, for example, may give the holders of preferred stock approval rights over certain transactions, even if On2’s other stockholders approve the transactions. None of On2’s currently outstanding shares of preferred stock have such rights. However, although On2 has no current intention of doing so, in the future On2 could issue new classes of preferred stock having such rights. On2 could issue these shares in a private placement transaction to Company insiders or other persons sympathetic to On2’s management who would be likely to assert their rights in the manner that On2’s management desired, including rejecting a takeover transaction. The increase in the number of authorized shares that On2 is seeking under this Proposal No. 3 is to the number of shares of common stock, not preferred stock.

On2 does not have other anti-takeover provisions, such as staggered board seats or classes of directors, provisions to abolish cumulative voting, supermajority stockholder approval requirements for mergers or other transactions that would effect a change of control, supermajority stockholder approval requirements for amendments to On2’s certificate of incorporation or by-laws, or executive compensation agreements that require excessive payments to employees upon a change of control of On2. On2 does not currently plan to adopt any anti-takeover provisions or enter into any agreements or arrangements that may have material anti-takeover consequences.

The existence of anti-takeover provisions (whether the intention of these provisions is to effect an anti-takeover plan or whether the anti-takeover effect is merely incidental) has disadvantages and advantages to the stockholders. On the one hand, the existence of anti-takeover provisions may tend to lower the market price of the common stock because On2 may be less attractive to third parties who would otherwise be interested in accumulating stock in a takeover attempt, but are discouraged from doing so because of the anti-takeover provisions. Anti-takeover provisions may also result in an issuer’s management becoming entrenched and not readily susceptible to changes in management sought by the stockholders. On the other hand, the existence of anti-takeover provisions may be helpful to On2 and the stockholders because they might make On2 less vulnerable to a takeover of On2 at a time when the market price of the common stock is low relative to the perceived value of On2, and the existence of anti-takeover provisions might insulate On2’s management from pressure to enter into transactions or take other actions that might not be in the best interest of the stockholders.

Voting Requirements to Adopt the Proposal

Pursuant to applicable Delaware law, the approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE INCREASE IN AUTHORIZED SHARES.

PROPOSAL NO. 4

THE SHARE EXCHANGE

The Proposal

The board of directors has authorized On2 to enter into the Share Exchange Agreement pursuant to which it will pay $6,841,775 in cash and issue up to 38,000,000 shares of On2’s common stock to Nexit Ventures Oy, as the authorized representative of the holders of all outstanding equity securities (including share options) of Hantro. Upon completion of the share exchange, Hantro and its subsidiary will become subsidiaries of On2. The number of shares that On2 will issue at the closing will be determined based on the Closing Share Price, subject to an upper limit on the Closing Share Price of $2.50 per share and a lower limit on the Closing Share Price of $1.50 per share. Assuming that the market price at closing of the share exchange were the closing market price of On2’s common stock on August 10, 2007, the shares to be issued at the closing prior to adjustment would represent approximately 18% of On2’s outstanding common stock as of July 31, 2007 outstanding after giving effect to the share exchange. The number of shares issued at the closing is subject to adjustment based on Hantro’s stockholders’ equity as of the closing date.

On2 intends to fund the cash portion of the purchase price primarily through its internal cash resources. On2’s obligation to complete the share exchange is, however, conditional upon On2’s having raised at lease $20,000,000 from the public or private equity markets. On2 intends to raise these funds through one or more offerings of common stock that may be registered offerings or in private placements that are exempt from registration.

On2 is not distributing this proxy statement and the accompanying material for purposes of soliciting the offer and sale of securities in any offering of common stock. Rather, the offer and sale of securities in the contemplated $20,000,000 equity financing, as well as the offer and sale of securities to the Hantro security- holders in the share exchange, will, to the extent required, be made pursuant to a registration statement filed with the Securities and Exchange Commission.

The Share Exchange Agreement provides that the Hantro securityholders may become entitled to receive additional consideration of up to an aggregate amount of 12,500,000 additional shares of On2’s common stock if Hantro’s net revenue for 2007 exceeds targets of €6,000,000 and €7,500,000. The full amount of 12,500,000 additional shares will be issued if Hantro’s 2007 net revenue exceeds €9,000,000. The contingent consideration, if fully issued, would represent up to an additional 9% of On2’s outstanding common stock as of July 31, 2007, after giving effect to the Hantro share exchange.

Again, assuming that the market price at closing of the share exchange were the closing market price of On2’s common stock on August 10, 2007, the aggregate of the shares to be issued to the Hantro securityholders at the closing and the full amount of contingent consideration (assuming the applicable targets are met) would be 24% of On2’s outstanding common stock as of July 31, 2007, after giving effect to the share exchange but before giving effect to any adjustments under the Share Exchange Agreement and before consideration of any shares issued to raise the $20,000,000 of equity capital referred to above.

If On2’s stockholders approve the reverse stock split in Proposal No. 5 below, the number of shares being issued in the share exchange will be reduced by a factor of five and the numbers of shares of On2’s common stock, if any, that may be issued as contingent consideration will also be reduced by a factor of five.

Why On2 Is Seeking Stockholder Approval of the Share Exchange

Under the rules of the AMEX, On2 is not permitted to issue shares of its common stock until the AMEX has approved those shares of common stock for listing. The rules of the AMEX require that stockholders must approve the issuance of common stock prior to its issuance in certain situations. One such situation is the issuance of common stock in an acquisition where any director, officer or substantial stockholder has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in On2 or assets to be acquired where the acquisition could result in the issuance of 5% or more of On2’s outstanding Common Stock, or in an acquisition that could result in the issuance of 20% or more of the shares of On2’s outstanding common stock. Another situation requiring stockholder consent is a transaction involving the sale or issuance of common stock at a price less than the greater of book value and market value of the common stock, if, together with sales by officers directors and principal stockholders of On2 equals 20% or more of On2’s outstanding common stock, or involves the issuance of common stock equal to 20% or more of On2’s outstanding common stock for less than the greater of book value and market value of the common stock. Because the Closing Share Price is computed over a 10-day period, it may not be the same as the “market value” of On2’s common stock, as the AMEX interprets its rule. Therefore, On2 has elected to seek stockholder approval of the share exchange.

Additionally, On2’s board has from time to time considered listing shares of On2’s common stock on the NASDAQ Global Market. Under NASDAQ’s rules, a company whose shares are listed on the NASDAQ Global Market must obtain the consent of its stockholders in connection with the acquisition of the stock or assets of another company if, due to the present or potential issuance of common stock, the common stock has or will have upon issuance voting power equal to 20% or more of the voting power outstanding before issuance or if the number of shares of common stock to be issued is or will be equal to 20% or more of the number of shares of common stock outstanding before issuance. Therefore, were On2 subject to the rules of NASDAQ, the share exchange would require stockholder approval.

In addition to stockholder approval of the share exchange under this Proposal No. 4, completion of the share exchange is also conditioned on stockholder approval of the amendment to On2's bylaws (Proposal No. 1), the election of Mr. Salanoja as a director (Proposal No. 2) and the availability of sufficient authorized shares for issuance to the Hantro securityholders in the share exchange. Accordingly, if you are in favor of the share exchange, you should vote to approve this Proposal No. 4 and also vote in favor of Proposal Nos. 1 and 3 and the election of Mr. Salanoja as a director under Proposal No. 2. If the stockholders approve the share exchange under this Proposal No. 4 but do not approve any of these other matters, then the share exchange cannot be completed on its terms. In that event, On2 may request that the authorized representative of the Hantro securityholders waive the conditions precedent underlying those matters that are not approved. However, the authorized representative of the Hantro securityholders has full discretion as to whether to waive these conditions and is not obligated to provide any such waiver. Without such a waiver, On2 will be unable to complete the share exchange and On2's business and financial condition will be that of On2 alone and will not include Hantro's business or financial resources or obligations.

Voting Requirements to Adopt the Proposal

The affirmative vote of the holders of a majority of the outstanding shares of On2’s common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal No. 4.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SHARE EXCHANGE.

PROPOSAL NO. 5

PROPOSAL TO EFFECT A REVERSE SPLIT OF COMMON STOCK

The Proposal

The Board of Directors is seeking approval of a one-for-five reverse stock split of On2’s common stock. If the stockholders approve the reverse stock split proposal, On2 intends to effect the one-for-five reverse stock split soon after the annual meeting by filing an amendment to its Certificate of Incorporation, or by amending and restating its Certificate of Incorporation as previously amended. The full text of the Certificate of Amendment, the filing of which will implement the reverse stock split, is set forth in Annex D-2 to this proxy statement. Under Proposal No. 3, On2 will increase the number of authorized shares of common stock from 150,000,000 to 250,000,000. If approved, this increase will be implemented prior to implementing the reverse split (although the share increase under Proposal No. 3 is not conditioned on approval of the reverse split proposal or the decrease in authorized shares under Proposal No. 6). Under Proposal No. 6, On2 will also reduce to 55,000,000 the number of authorized shares if this proposal for the reverse stock split is approved. There will be no change to the par value of the common stock as a result of the reverse split.

If and when On2 effects the one-for-five reverse stock split, On2’s stockholders will receive cash in lieu of fractional shares. For each fractional share, On2 will pay cash equal to the applicable fraction multiplied by the then fair value per share of common stock, as applicable, as determined by On2’s Board of Directors.

If the reverse split is approved, On2’s board will have the authority, without further stockholder approval, to effect the reverse split, pursuant to which each of On2’s currently outstanding shares (the “Old Shares”) of common stock would be exchanged for new shares (the “New Shares”) of common stock in an exchange ratio one New Share for each five Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the “Exchange Number.” The reverse split will be effected simultaneously for all common stock and the Exchange Number will be the same for all common stock.

In addition, On2’s board will also have the authority to determine the exact timing of the reverse split, which will be within 60 days of the date that On2 obtains stockholder approval of the reverse split. On2’s board will also have the authority to determine not to implement the reverse split.

Except for changes due to the payment of cash for fractional shares, the reverse split will not change the proportionate equity interests of On2’s stockholders, nor will the respective voting rights and other rights of stockholders be altered as a result of the reverse split. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. On2 will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

If stockholders approve this proposal and On2 effects the reverse stock split, the stockholders will automatically have uncertificated shares in the number which they are entitled to receive after giving effect to the reverse split as a result of the reverse split and will thereafter be entitled to receive certificated shares of common stock representing that number of shares. On2 will mail to each holder of On2’s common stock in certificated form a Letter of Transmittal with instructions that explain how stockholders can receive uncertificated shares of common stock to which they are entitled following the reverse stock split of its common stock. Unexchanged certificates will represent the number of full shares of reclassified On2’s common stock to which such holders are entitled, after giving effect to the one-for-five reverse stock split and the redesignation, if approved at the Annual Meeting. Holders of unexchanged certificates will not be entitled to receive any dividends or other distributions, including cash in lieu of fractional shares, payable by On2 after the reverse stock split is effective, until the certificates have been surrendered together with a duly completed and executed Letter of Transmittal. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the certificates together with a duly completed and executed Letter of Transmittal, all such unpaid dividends or distributions will be paid without interest.

Why On2 Is Seeking Stockholder Approval of the Reverse Split

As of July 31, 2007, On2 had 116,089,021 shares of its common stock issued and outstanding. As of July 31, 2007, the closing price for On2’s common stock on the AMEX was $1.76. One purpose of the reverse split is to increase the market price of On2’s common stock and thereby bring the share price into a range of prices typically acceptable to institutional investors. On2 believes that the anticipated increase in its share price resulting from decreasing the number of shares of its common stock outstanding will encourage greater investor interest and result in enhanced marketability and liquidity of its common stock. However, there can be no assurance that after implementing the reverse split, On2’s common stock price will increase by a factor of five or by any other factor.

On2’s board believes that a reverse split is advisable because of the historical trading range of On2’s shares. The closing price of On2’s common stock on the AMEX ranged from $0.63 to $3.99 during the period from August 1, 2006 through July 31, 2007.

Brokerage houses and institutional investors often have internal policies and practices that either prohibit them from holding lower-priced securities in their portfolios or function to make trades in lower-priced stocks economically unattractive, thereby discouraging individual brokers from recommending lower priced stocks to their clients. Trading costs for lower priced stocks also generally represent a higher percentage of the stock price, which may make them less attractive to individual investors and institutions.

Effects of the Reverse Split

The following table illustrates the principal effects of the reverse split on On2’s common stock. The share numbers are based on the number of shares of common stock outstanding as of July 31, 2007 (excluding shares reserved for issuance on the exercise of stock options or warrants and any shares issuable in the share exchange with the Hantro securityholders) and are subject to adjustment to reflect the payment of cash for fractional shares.

	Number of Shares Before the Reverse Split	Number of Shares After Reverse Split(3)
Authorized (without share increase)(1)	150,000,000	55,000,000
Outstanding (without share increase)(1)	116,089,021	23,217,804
Available for Issuance (without share increase)(1)	33,910,979	11,381,096
Authorized (with share increase)(2)	250,000,000	55,000,000
Outstanding (with share increase)(2)	116,089,021	23,217,804
Available for Issuance (with share increase)(2)	133,910,979	26,782,196

(1)	Does not give effect to the increase in the number of authorized shares of common stock from 150,000,000 to 250,000,000 as proposed under Proposal No. 3.
(2)	Gives effect to the increase in the number of authorized shares of common stock from 150,000,000 to 250,000,000 as proposed under Proposal No. 3.
(3)	Assuming the stockholders approve Proposal No. 6 and On2 reduces to 55,000,000 the number of authorized shares accordingly.

Stockholders should recognize that if the reverse split is implemented, although they will maintain their relative percentage of ownership of common stock (without giving effect to any other transactions On2 may engage in), prior to giving effect to the share exchange with the Hantro securityholders, they will own a lesser number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the amendment divided by five). Although On2 expects that the reverse split will result in an increase in the market price of the common stock, there can be no assurance that the reverse split will increase the market price of the common stock by a multiple equal to the rate of the reverse split or result in the permanent increase in the market price (which is dependent upon many factors, including, but not limited to, On2’s performance and prospects). Also, should the market price of On2’s common stock decline, the percentage decline may be greater than would apply in the absence of a reverse split. The possibility exists that liquidity in the market price of On2’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split.

Assuming that On2’s stockholders approve Proposal 5 and On2’s board of directors effects the proposed reverse split, as a result, On2’s certificate of incorporation will be amended to effect a reduction in the number of authorized shares of common stock On2 is authorized to issue. If On2 implements the reverse split and stockholders approve Proposal 5, On2 will amend its certificate of incorporation to reduce the number of authorized shares from 150,000,000 to 55,000,000.

Assuming that On2’s stockholders approve Proposal 5, and On2’s board of directors effects the proposed reverse split, the number of shares to be issued in the share exchange with the Hantro securityholders will be reduced proportionately by the proposed reverse stock split.

Effect of the Reverse Split on Stock Options and Warrants

If approved and implemented, the reverse split will reduce the number of shares of On2’s common stock available for issuance under its 2005 Incentive Compensation Plan. The number of shares of common stock underlying On2’s outstanding options and warrants will also be reduced to reflect the reverse split. This reduction will be in proportion to the exchange ratio of the reverse split. The reverse split will also effect a proportionate increase in the exercise price of such outstanding stock options and warrants. The following table illustrates the number of shares of common stock underlying options and warrants as of July 31, 2007 without giving effect to the increase or decrease in authorized shares set forth in Proposal 3 or Proposal 6, both before and after the reverse split and are subject to adjustment to reflect the payment of cash for fractional shares:

Purpose	Number of Shares Before Reverse Split	Number of Shares After Reverse Split
Issued under 2005 Incentive Compensation Plan	3,947,077	789,416
Issued under prior plans	3,404,346	680,869
Non-Plan Options	0	0
Warrants	2,252,250	450,450
Total Outstanding Options and Warrants (as of July 31, 2007)	9,603,673	1,920,735

Assuming that On2’s stockholders approve this Proposal 5 and On2’s board of directors effects the reverse split, the number of shares available for grant under On2’s 2005 Incentive Compensation Plan will be reduced from 7,000,000 shares to 1,400,000 shares. If the On2 stockholders also approve Proposal 7 and increase the number of shares under the 2005 Incentive Compensation Plan, the shares available for grant under that Plan will only be reduced to 4,000,000 shares.

Effect of the Reverse Split on the Exchange Shares and Escrow Shares

The number of shares to be issued in the share exchange will be reduced proportionately by the proposed reverse stock split if it is approved and is thereafter effected. For the avoidance of doubt, the 2,000,000 exchange shares to be delivered into escrow for a period of one year from the closing date to secure the indemnification obligations of the Hantro securityholders shall also be reduced proportionately by the proposed reverse stock split if it is approved and is thereafter effected.

Effect of Reverse Split and Decrease in Authorized Shares

The combined effect of the reverse split and the decrease in authorized shares proposed under Proposal No. 6 will have the effect of increasing the amount of shares On2 is authorized to issue. See the discussion captioned, “Anti-takeover Effect of Non-Proportional Reduction of Authorized Shares” under Proposal No. 6 for further information.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If On2’s stockholders approve the reverse split and On2’s Board effects the reverse split, On2 will file an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware within 60 days after the 2007 annual meeting, unless On2’s board of directors determines in its business judgment that implementing the reverse split at that time is inadvisable, in which case On2 will not implement the reverse split. The reverse split will become effective on the date of filing the amendment to On2’s Certificate of Incorporation. Beginning on the date On2 files the amendment to its Certificate of Incorporation, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

Promptly after the effective date, stockholders will be notified that the reverse split has been effected in the ratio of 1:5. On2’s transfer agent, Corporate Stock Transfers, Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by On2. No new certificates will be issued to a stockholder until that stockholder has surrendered his, her or its outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the reverse split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by five, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to the payment of cash equal to the applicable fraction multiplied by the then fair value per share of common stock, as applicable, as determined by On2’s board.

No Dissenter’s Rights

Under Delaware law, stockholders are not entitled to dissenter’s rights with respect to the proposed reverse split.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material federal income tax consequences of the reverse split, and does not purport to be complete. It does not discuss any state, local, foreign or income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder upon that stockholder’s exchange of Old Shares for New Shares pursuant to the reverse split, other than with respect to the cash payment for fractional shares. The aggregate tax basis of the New Shares received in the reverse split will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse split.

Voting Requirements to Adopt the Proposal

Pursuant to applicable Delaware law, the approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT.

PROPOSAL NO. 6

PROPOSAL TO DECREASE AUTHORIZED SHARES

The Proposal

In connection with the reverse stock split proposal described in Proposal No. 5, On2 is seeking approval of a proposal to amend its Certificate of Incorporation to decrease the number of authorized shares of its common stock to 55,000,000 shares. If the reverse stock split proposal is approved, and only if it is approved, On2 will be required to effect the decrease in the number of authorized shares of its common stock, which On2 intends to do within 60 days after the Annual Meeting by filing an amendment to its Certificate of Incorporation, or by amending and restating its Certificate of Incorporation as previously amended. On2 will not effect the decrease in the number of authorized shares of its common stock unless and until the reverse stock split described in Proposal No. 5 has been approved by stockholders and is effected. The full text of the Certificate of Amendment, the filing of which will decrease the authorized number of shares of common stock, is set forth in Annex D-2 to this proxy statement.

If the reverse stock split proposal described in Proposal No. 5 is approved and effected, On2 believes that there should be a decrease in the number of authorized shares of its common stock within its Certificate of Incorporation. However, On2 does not intend to decrease the number of authorized shares of its common stock by the same ratio as the reverse split.

As of July 31, 2007, there were 116,089,021 shares of On2’s common stock issued and outstanding. After giving effect to the reverse stock split described in Proposal No. 5, approximately 23,217,084 shares of On2’s common stock would be issued and outstanding. Certain of the additional authorized and unissued shares will be used by On2 to effect the share exchange with the Hantro securityholders as described in Proposal No. 4. Other possible business and financial uses for the additional shares of common stock include, without limitation, raising capital through the sale of shares of common stock, or other securities convertible into common stock or upon the exercise of which shares of common stock may be purchased, acquiring other companies, attracting and retaining employees by the issuance of additional securities under On2’s 2005 Incentive Compensation Plan and other transactions and corporate purposes that the Board deems are in On2’s best interest. The additional authorized shares would enable On2 to act quickly in response to opportunities that may arise for these types of transactions, in many cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules of the American Stock Exchange. Other than the issuance of shares in connection with the share exchange described in Proposal No. 4 (including shares to be issued and sold in an underwritten registered offering) and issuances pursuant to employee benefit plans, as described in Proposal No. 7, as of the date of this proxy statement On2 has no plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, On2 reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of On2 and its stockholders.

Upon issuance, the shares of authorized common stock would have rights identical to On2’s currently outstanding shares of common stock. To the extent that On2 issues additional authorized shares of common stock in the future, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of On2’s common stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership thereof.

Why On2 Is Seeking Stockholder Approval of the Decrease in Authorized Shares

On2 believes that the number of authorized and unissued shares should decrease, but not by the same ratio as the reverse split.

The principal purpose of the reduction in the number of shares of common stock On2 is authorized to issue is to avoid the potential for substantial dilution to On2’s stockholders as a result of the change in On2’s capital structure after it implements the reverse split. Of the 150,000,000 shares of common stock that On2 is authorized to issue (to be increased to 250,000,000 if the stockholders approve Proposal No. 3), 116,089,021 currently are outstanding as of July 31, 2007. After On2 implements the reverse split, it will have approximately 23,217,084 shares outstanding. If On2 were not to reduce the number of shares authorized for issuance, On2 could potentially issue up to an additional 226,782,916 shares of common stock if Proposal No. 3 is approved and effected (or 127,361,096 shares if Proposal No. 3 is not approved), which would substantially dilute the ownership of On2 by its existing stockholders. If On2 reduces the number of shares it is authorized to issue after On2 implements the reverse split to 55,000,000, then On2 could issue approximately 31,782,916 shares (whether or not the authorized number of shares is increased as proposed under Proposal No. 3). Although the issuance of these shares would still be dilutive to On2’s current stockholders, the potential dilution would be substantially less than that which would be possible if On2 did not reduce its authorized shares to 55,000,000.

Anti-takeover Effect of Non-Proportional Reduction in Authorized Shares

Because the reduction in authorized shares is not directly proportional to the reverse split, there will in effect be an increase in On2’s authorized shares of common stock if the reduction in authorized shares is implemented. This authorized share increase could, under certain circumstances, have an anti-takeover effect, even though this is not the intention of this Proposal No. 6. As discussed under Proposal No. 3, in the event of a hostile takeover attempt, On2 could impede such an attempt by issuing shares of common stock through “private placement” to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of On2. Therefore, the overall effect could be to discourage unsolicited takeover attempts and to make it more difficult to remove On2’s current management. By potentially discouraging initiation of any such unsolicited takeover attempt, the authorized share increase resulting from the non-proportional reduction in authorized shares under this proposal may limit the opportunity for On2’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The authorized share increase resulting from the non-proportional reduction in authorized shares may have the effect of permitting On2’s current management, including the current board, to retain its position and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of On2’s business.

The authorized share increase resulting from the non-proportional reduction in authorized shares is not, however, intended to prevent or discourage any actual or threatened take over of On2, and to the knowledge of On2, no takeover attempt (whether by accumulation of stock, merger, tender offer, solicitation in opposition to management or otherwise) is pending or threatened. Without limiting the generality of the foregoing statement, On2 is not seeking to effect an increase its authorized number of shares of capital stock in order to respond to the accumulation of shares by any person. On2 is not aware of any person who has been or is planning to or is in the process of substantially increasing the amount of our capital stock held.

Moreover, we do not currently have any intention to issue newly authorized shares of stock as part of any plan to discourage third parties from attempting to take over On2 in the future. No anti-takeover plan has been developed by On2, and no such plan is currently under consideration by the board of directors. On2’s current purpose for increasing the number of authorized shares of stock by implementing a reduction in authorized shares that is not proportional to the proposed reverse split is to enable us to have flexibility in to issue shares in future capital raising transactions, acquisitions or other transactions which might require the issuance of common stock.

Also, as discussed under Proposal No. 3, On2’s certificate of incorporation authorizes the issuance of “blank check” non-voting preferred stock, which gives On2 the power to issue preferred stock having rights that are superior to the rights of the holders of common stock. These rights could have the effect of frustrating the efforts of persons seeking to effect a merger or to otherwise gain control of On2 by providing approval rights that, for example, may give the holders of preferred stock approval rights over certain transactions, even if On2’s other stockholders approve the transactions. None of On2’s currently outstanding shares of preferred stock have such rights. However, although On2 has no current intention of doing so, in the future, On2 could issue new classes of preferred stock having such rights. On2 could issue these shares in a private placement transaction to its insiders or other persons sympathetic to On2’s management who would be likely to assert their rights in the manner that On2’s management desired, including rejecting a takeover transaction. The effective increase in the number of authorized shares that will result from the implementation of the authorized share reduction On2 is seeking under this Proposal No. 6 is to the number of shares of common stock, not preferred stock.

On2 does not have other anti-takeover provisions, such as staggered board seats or classes of directors, provisions to abolish cumulative voting, supermajority stockholder approval requirements for mergers or other transactions that would effect a change of control, supermajority stockholder approval requirements for amendments to On2’s certificate of incorporation or by-laws, or executive compensation agreements that require excessive payments to employees upon a change of control of On2. On2 does not currently plan to adopt any anti-takeover provisions or enter into any agreements or arrangements that may have material anti-takeover consequences.

The existence of anti-takeover provisions (whether the intention of these provisions is to effect an anti-takeover plan or whether the anti-takeover effect is merely incidental) has disadvantages and advantages to the stockholders. On the one hand, the existence of anti-takeover provisions may tend to lower the market price of the common stock because On2 may be less attractive to third parties who would otherwise be interested in accumulating stock in a takeover attempt, but are discouraged from doing so because of the anti-takeover provisions. Anti-takeover provisions may also result in an issuer’s management becoming entrenched and not readily susceptible to changes in management sought by the stockholders. On the other hand, the existence of anti-takeover provisions may be helpful to On2 and the stockholders because they might make On2 less vulnerable to a takeover of On2 at a time when the market price of the common stock is low relative to the perceived value of On2, and the existence of anti-takeover provisions might insulate On2’s management from pressure to enter into transactions or take other actions that might not be in the best interest of the stockholders.

The reduction in On2’s authorized shares may also reduce the amount of franchise taxes On2 is required to pay to the State of Delaware.

The reduction in authorized shares is not directly proportional to the reverse split. Were the reduction in authorized shares at the same 1:5 ratio as applies to the reverse split, On2 would reduce the number of authorized shares from 150,000,000 to 30,000,000. Instead, On2’s board of directors determined to reduce the number of shares authorized for issuance to 55,000,000, or, a ratio of 1:2.7. The board made this determination because, in its business judgment, the board determined that 30,000,000 authorized shares would not provide adequate flexibility to On2 in engaging in future capital raising transactions, acquisitions or other transactions which might require the issuance of common stock. If On2 were only authorized to issue 30,000,000 shares, based on the number of shares currently outstanding and the number of shares reserved for issuance pursuant to stock options and warrants, On2 would only be able to issue approximately an additional 7,361,096 shares of common stock in future transactions. If On2 is authorized to issue 55,000,000 shares of common stock, then On2 will be able to issue approximately an additional 32,361,096 shares of common stock.

Voting Requirements to Adopt the Proposal

Pursuant to applicable Delaware law, the approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE DECREASE OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 7

AMENDMENT TO THE 2005 INCENTIVE COMPENSATION PLAN TO
INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE PLAN

The Proposal

At the recommendation of the Compensation Committee of On2’s board, on July 2, 2007, On2’s board of directors unanimously adopted an amendment, subject to stockholder approval, to On2’s 2005 Incentive Compensation Plan (referred to in this proxy statement as the 2005 Plan) to effect an increase in the number of shares available under the 2005 Plan by 13,000,000 shares, from 7,000,000 shares of common stock to 20,000,000 shares of common stock, or approximately 17.2% of On2’s outstanding common shares calculated on a fully diluted basis as of July 31, 2007. Currently, On2 is authorized to issue to our employees, officers, directors and consultants up to an aggregate of 7,000,000 shares of common stock under the 2005 Plan, and On2 propose to increase that number by 13,000,000 effective immediately after the Annual Meeting. The form of the proposed amendment to the Plan is attached as Annex E to this proxy statement. If On2’s stockholders do not approve the amendment to the 2005 Plan, then On2 will not increase the number of shares available under the 2005 Plan and will be limited to making 7,000,000 shares of common stock available for grants of incentive awards thereunder.

Of the 20,000,000 total shares, no more than 8,000,000 shares, including those 4,599,134 shares outstanding as of June 30, 2007, may be issued as restricted stock, goal-based stock or performance grants under the Plan. No more than 8,000,000 shares may be allocated to incentive awards that are granted to any individual participant during a single year. Assuming that On2’s stockholders approve Proposal 5, and On2’s board of directors effects the proposed reverse split, the number of shares that the amendment will add to the 2005 Plan will be 2,600,000, for a total of 4,000,000 shares.

Purpose of Amending the 2005 Plan to Increase Available Number of Shares

The principal purpose for amending the 2005 Plan to increase the number of shares available thereunder from 7,000,000 to 20,000,000 is to ensure that a sufficient number of shares will be available under the 2005 Plan to assist On2 to attract, retain and compensate employees, directors and other non-employees who provide services to On2. Providing stock-based incentive awards is a method that the board believes will assist it in providing appropriate levels of compensation and aligning the long-term interests of participants in the 2005 Plan with those of On2, while at the same time not requiring a cash outlay by On2. If On2’s stockholders do not approve this Proposal and On2 do not have a sufficient number of shares available to offer as incentive awards to its employees, officers, directors and consultants, then On2 may be required to offer cash incentives in order to attract and retain qualified personnel and service providers, which would impair its cash flows.

Grants Previously Awarded Under 2005 Plan

As of July 31, 2007, awards under the 2005 Plan representing approximately 4,599,134 shares of common stock were granted and outstanding. All of these awards are in the form of stock options or restricted shares. Of these grants, approximately 1,275,000 were held by non-employee directors, 2,187,742 were held by employee-directors and other executive officers and 1,136,392 were held by other employees.

Effect of Proposed Increase in Shares Available for Grant Under 2005 Plan

Although increasing the number of shares available for grant will provide On2 with flexibility in offering non-cash incentives to its employees and others who provide services to On2, the increase of the availability of stock-based incentive awards will have a potentially dilutive effect on On2’s existing securityholders.

Description of 2005 Plan

The form of the proposed amendment to 2005 Plan is attached as Annex E to this proxy statement. The following summarizes the material provisions of the proposed amendments to the 2005 Plan. On2 directs you to the 2005 Plan itself for a complete description of its terms and conditions.

General

On2’s stockholders approved the 2005 Plan at the 2005 annual meeting of stockholders, held in May 2005. The 2005 Plan provides for grants or awards of stock options, restricted stock awards, restricted stock units, performance grants, stock awards, and stock appreciation rights (collectively referred to as Incentive Awards). Only current and future employees of On2 and its subsidiaries and outside directors and consultants are eligible to receive Incentive Awards under the 2005 Plan, although the 2005 Plan permits the grant of Nonstatutory Stock Options and Restricted Stock to outside directors and consultants.

Stock Subject to 2005 Plan

Upon obtaining stockholder approval of the proposed amendment to the 2005 Plan, the board will reserve a total of 20,000,000 shares of On2’s common stock for issuance under the 2005 Plan, an increase of 13,000,000 over the number previously reserved. If an Incentive Award expires or terminates unexercised or is forfeited, or if any shares are surrendered to On2 in connection with an Incentive Award, the shares subject to such award and the surrendered shares will become available for further awards under the 2005 Plan.

Shares issued under the 2005 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the 2005 Plan. In addition, the number of shares subject to the 2005 Plan, any number of shares subject to any numerical limit in the 2005 Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction, including the reverse stock split that is the subject of Proposal 4.

Limitations on Incentive Awards

No more than 8,000,000 shares of the authorized shares may be allocated to Incentive Awards granted or awarded to any individual Participant during any 36-month period. Any shares of Restricted Stock, Performance Grants or Goal-Based Stock Awards that are forfeited will not count against this limit.

The maximum cash payment that can be made for all Incentive Awards granted to any one individual in any one Plan Year under the 2005 Plan will continue to be $5,000,000. Any amount that is deferred by a Participant is subject to this limit in the year in which the deferral is made but not in any later year in which payment is made.

Administration

The Compensation Committee of the board of directors, or a subcommittee of the Compensation Committee, administers the 2005 Plan. Each member of the Compensation Committee or its subcommittee, which must have at least two members, must meet the standards of independence necessary to be classified as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (which On2 refer to as the Code) and a non-employee director for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the terms of the 2005 Plan, the Compensation Committee will have complete authority and discretion to determine the terms of Incentive Awards.

Stock Options

The 2005 Plan authorizes the grant of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2005 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from On2 at a specified exercise price per share. The Compensation Committee determines the period of time during which an Option may be exercised, as well as any vesting schedule, except that no Option may be exercised more than 8 years after the date of grant. The exercise price for shares of Common Stock covered by an Option cannot be less than the Fair Market Value of the Common Stock on the date of grant unless On2 agrees otherwise at the time of the grant.

Under the 2005 Plan, a Participant may not surrender an option for the grant of a new option with a lower exercise price or another Incentive Award. In addition, if a Participant’s option is cancelled before its termination date, the Participant may not receive another option within six months of the cancellation date unless the exercise price of the new option equals or exceeds the exercise price of the cancelled option.

Restricted Stock Awards

The 2005 Plan also authorizes the grant of Restricted Stock awards on terms and conditions established by the Compensation Committee, which may include performance conditions. The terms and conditions will include the designation of a Restriction Period during which the shares are not transferable and are subject to forfeiture. In general, the minimum Restriction Period applicable to any award of Restricted Stock that is not subject to the achievement of one or more performance standards is three years from the date of grant, except that restriction periods of shorter duration, but not less than one year, may be approved for awards of Restricted Stock with respect to up to 200,000 shares per individual grantee reserved for issuance under the 2005 Plan. The minimum restriction period for any award of Restricted Stock that is subject to one or more performance standards is one year from the date of grant.

Performance Grants

The Compensation Committee may make Performance Grants to any Participant that are intended to comply with Section 162(m) of the Code. Each Performance Grant will contain Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable, and other terms and conditions. The aggregate maximum cash amount payable under the Plan to any participant in any Plan year may not exceed $500,000. Performance Criteria may include price per share of Company Stock, return on assets, expense ratio, book value, investment return, return on invested capital (ROIC), free cash flow, value added (ROIC less cost of capital multiplied by capital), total Stockholder return, economic value added (net operating profit after tax less cost of capital), operating ratio, cost reduction (or limits on cost increases), debt to capitalization, debt to equity, earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (including or excluding nonrecurring items), earnings per share before extraordinary items, income from operations (including or excluding nonrecurring items), income from operations compared to capital spending, net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes), net sales, return on capital employed, return on equity, return on investment, return on sales, and sales volume.

The Compensation Committee will make all determinations regarding the achievement of Performance Goals. Actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal. Performance Grants will be payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock. The Compensation Committee may reduce or eliminate, but not increase the payments except as provided in the Performance Grant.

Goal-Based Stock Awards

The 2005 Plan authorizes the making of Goal-Based Stock Awards. The Compensation Committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions. No more than 8,000,000 shares of common stock, reduced by Restricted Stock and Performance Grant awards, may be granted under the 2005 Plan.

Stock Appreciation Rights

The Compensation Committee may grant Stock Appreciation Rights (SARs) under the 2005 Plan. Subject to the terms of the award, SARs entitle the Participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR. Such distributions are payable in cash or shares of Common Stock, or a combination thereof, as determined by the Compensation Committee.

Change in Control

If On2 becomes a party to a consolidation or merger in which it is not the surviving corporation, a transaction that results in the acquisition of all or substantially all of its assets or if a change in control (as defined in the Plan) occurs, then the Compensation Committee may take any actions with respect to outstanding Incentive Awards that it deems appropriate.

Duration, Amendment and Termination

The board may suspend or terminate the 2005 Plan without Stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2005 Plan will terminate on May 4, 2015.

The board may also amend the 2005 Plan at any time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to Incentive Awards (except as described above under “Stock Subject to 2005 Plan – Adjustments”) or reduces the minimum exercise price for options or exchange of options for other Incentive Awards, unless such change is authorized by On2’s Stockholders. A termination or amendment of the 2005 Plan will not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

Restrictions on Transfer — Deferral

Except as otherwise permitted by the Compensation Committee and provided in the Incentive Award, Incentive Awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution. The Compensation Committee may permit Participants to elect to defer the issuance of Common Stock or the settlement of awards in cash under the 2005 Plan.

Equity Compensation Plan Information as of December 31, 2006

The following table presents information as of December 31, 2006, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	9,357,639	$0.08622	297,914
Equity compensation plans not approved by security holders	—	—	—
Total	9,357,639	$0.08622	297,914

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of Incentive Awards, which would be authorized to be granted under the 2005 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options. A Participant will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Nonqualified Stock Option, as described below.

The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income holding period will be a capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Grants, and Stock Awards. A Participant generally is not required to recognize income on the grant of a Nonqualified Stock Option, a Stock Appreciation Right, Restricted Stock Units, a Performance Grant, or a Stock Award. Instead, ordinary income generally is required to be recognized on the date the Nonqualified Stock Option or Stock Appreciation Right is exercised, or in the case of Restricted Stock Units, Performance Grants, and Stock Awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the Incentive Award. In general, the amount of ordinary income required to be recognized is, (a) in the case of a Nonqualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a Stock Appreciation Right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of Restricted Stock Units, Performance Grants, and Stock Awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Restricted Stock. Unless a Participant who receives an award of Restricted Stock makes an election under Section 83(b) of the Code as described below, the Participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a Participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the Participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2005 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company. On2 generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, On2 will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), a Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Grants, and Stock Awards, On2 will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a Participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards as to which the vesting thereof is accelerated by a change in control of On2. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives (generally the five highest paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2005 Plan has been designed to allow the Compensation Committee to grant Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Grants that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Voting Requirement to Adopt the Proposal

The affirmative vote of a majority of the outstanding shares of our common stock present at the meeting that are entitled to vote on the amendment is required to approve this Proposal. If approved by the stockholders, then the proposed amendment to our 2005 Plan will become effective immediately.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF ON2’S AMENDMENT TO THE 2005 INCENTIVE COMPENSATION PLAN.

PROPOSAL NO. 8

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Proposal

Eisner LLP has been selected as On2’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Eisner LLP served as On2’s independent accountants for 2006.

Representatives of Eisner LLP intend to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred within On2’s two most recent fiscal years. During On2’s two most recent fiscal years ended December 31, 2006, On2 did not consult with Eisner LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

If the proposal to ratify the selection of Eisner LLP is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next year. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for fiscal 2007 to stand unless the Board of Directors finds other reasons for making a change.

Voting Requirements to Adopt the Proposal

The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock who are present in person or represented by proxy and are entitled to vote at the Annual Meeting. Under the rules of the American Stock Exchange, brokers who hold shares in street name will have discretion, on behalf of their clients that hold shares as of the record date, to vote on this proposal when the brokers do not receive instructions from beneficial owners. Abstentions will be counted and will have the same effect as a vote against this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF EISNER LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO EXAMINE AND REPORT UPON THE FINANCIAL STATEMENTS OF ON2 AND ITS CONSOLIDATED SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth the names, ages and title of the directors and the executive officers of On2:

Name	Age	Title
Bill Joll	50	President and Chief Executive Officer, Director
Anthony Principe	54	Executive Vice President and Chief Financial Officer
Matthew Frost	39	Executive Vice President and General Counsel
J. Allen Kosowsky	58	Chairman of the Board of Directors
William A. Newman	58	Director
Thomas Weigman	58	Director
Mike Kopetski	56	Director
Mike Alfant	44	Director
Afsaneh Naimollah	48	Director
James Meyer	48	Director

No family relationship exists between any of the directors or executive officers of On2.

Mr. Joll has served as President and CEO of the Company since May 8, 2006. From April 2005 to November 2005, Mr. Joll was a vice-president at RealNetworks, Inc. Prior to that, Mr. Joll served as CEO of Maple Optical from June 2000 to February 2002, and of Threshold Networks from September 2002 to April 2005.

Mr. Principe has been the Company’s Chief Financial Officer since September 2003. Prior to that Mr. Principe served as the Company’s Corporate Controller from August 2002. From January 1999 to February 2002, Mr. Principe was the Corporate Controller for Wolf-tec, Inc. a leader in the meat-processing machine manufacturing industry. From December 1997 to December 1999, Mr. Principe was the controller of Energy Answers Corp., a holding company in the solid waste and waste-to-energy business.

Mr. Frost has been the Company’s General Counsel since February 2006. From December 2003 to February 2006, he was Deputy General Counsel of the Company. Prior to working at the Company, Mr. Frost was associated with the law firms of Robison & Cole, LLP, from March 2003 to December 2003, and Pillsbury Winthrop LLP from 2000 to March 2003.

Mr. Kosowsky has served as a Director of On2 since January 2003 and as the Chairman of the Board since February 2007, and is the Chairman of On2’s Audit Committee and its financial expert. Since 1992, Mr. Kosowsky has run J. Allen Kosowsky, CPA, P.C., a firm in Shelton, Connecticut that specializes in forensic accounting and analysis, business valuations, and interim management services. From November 1995 to April 2002, he was a director of Webster Bank. He has also served as interim CFO of FIND/SVP and Memry Corporation. In addition, until 2003, Mr. Kosowsky served as an Advisory Board Member of the Digital Angel Trust, which oversaw financial interests in Digital Angel Corporation.

Mr. Newman has served as a Director of On2 since August of 2000. From November of 1999 until the present, Mr. Newman has been the Managing Partner of the New York office of the law firm of McGuireWoods LLP.

Mr. Weigman has served as a Director of On2 since February 25, 2002. Since September 2006, Mr. Weigman has been the Senior Vice President of Wireless Services at AirCell, a firm soon to introduce internet and communications services to US airlines. Between September 2000 and September 2006, Mr. Weigman was a principal at two consulting practices Riverstone Weston and MCAworks — aimed at providing marketing counsel to technology oriented companies. From September 2003 until January 2004, Mr. Weigman was the Chief Marketing Officer of Intuit Inc., a software development company. From February 1999 to July 2000, Mr. Weigman was Senior Vice President, Consumer Strategy and Communications, of the Sprint Corporation. From January of 1995 to February of 1999 Mr. Weigman was the President of the Consumer Services Group — Long Distance Division of the Sprint Corporation. Since October 2005, Mr. Weigman has served on the board of directors of MDC Partners, a publicly-traded company.

Mr. Kopetski has served as a Director of On2 since August 2003. Mr. Kopetski has worked as an international trade consultant since January 1996. From 1991 to 1995, he served as a member of the US House of Representatives from the 5th District of Oregon, where he served on the House Ways and Means Committee.

Mr. Alfant has served as a Director of On2 since May 2004. Since March 2000, Mr. Alfant has worked as a founder and partner in Building2, a technology investment company located in Tokyo and Boston. From 1992 to 1999, Mr. Alfant was president of Fusion Systems Japan, an IT solutions company that he founded and that was eventually acquired by IMRglobal Corporation. Mr. Alfant has chaired the High Technology committee of the American Chamber of Commerce in Japan (ACCJ) since January 1998.

Ms. Naimollah has served as a Director of On2 since May 2005. From January of 2000 until the present, Ms. Naimollah has been the Managing Partner of Chela Technology Partners, a mergers and acquisition advisory firm that she founded.

Mr. Meyer has been a Director of On2 since May of 2005. From May 6, 2006 until the present, he has served as CEO of Mindset Media, LLC, an internet ad network, in Tarrytown, NY. From February 2006 to May 2006, he served as Interim President and Chief Executive Officer of On2. Previously, Mr. Meyer served as a managing director of Novantas, a consulting firm in New York, where he specialized in customer management, marketing strategy, and pricing. Prior to joining Novantas in 2002, Mr. Meyer was president of Golden Square, a branding and marketing consulting firm he founded, and senior advisor to The Cambridge Group, a strategy consulting firm. From January 1999 to February 2001, he served as president and chief strategy officer of M&C Saatchi, an advertising agency in New York.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees On2’s executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with On2 management the Compensation Discussion and Analysis set forth in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

James Meyer, Chairman
Michael Alfant

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

We are not aware of any stockholder who was the beneficial owner of more than 5% of our outstanding shares of common stock on July 30, 2007.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The following information with respect to beneficial ownership, as of July 30, 2007, of shares common stock is furnished with respect to (i) each director of our compant, (ii) each Named Executive Officer of the company and (iii) all current directors and Named Executive Officers as a group, together with their respective percentages. All ownership information is based upon filings made by those persons with the Securities and Exchange Commission or upon information providedto us. Unless otherwise indicated below, the address of each person named in the table below is in the care of On2 Technologies, Inc., 21 Corporate Drive, Suite 103, Clifton Park, New York 12065.

	Amount and Nature of Beneficial Ownership (Number of Shares)(1)
Name and Address of Beneficial Owner	Title of Class	Total	Percent of Class
Bill Joll(2) President and Chief Executive Officer	Common	1,000,000	*
Eric Ameres(3) Former Executive Vice President and Chief Technology Officer	Common	788,026	*
Matthew Frost(4) Executive Vice President, Legal and Business Affairs	Common	446,508	*
James Meyer(5) Director	Common	239,173	*
Anthony Principe(6) Senior Vice President and Chief Financial Officer	Common	316,700	*
William A. Newman(7) Director	Common	557,471	*
J. Allen Kosowsky(8) Director	Common	824,743	*
Michael Kopetski(9) Director	Common	331,811	*
Thomas Weigman(10) Director	Common	496,811	*
Michael J. Alfant(11) Director	Common	216,811	*
Afsaneh Naimollah(12) Director	Common	166,811	*
All current directors and Named Executive Officers as a group (11 persons)	Common	5,384,205	4.9%

*	Represents less than one percent (1%) of outstanding shares of common stock.
(1)	Pursuant to current regulations of the Securities and Exchange Commission, securities must be listed as “beneficially owned” by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise.
(2)	Includes options to purchase 1,000,000 shares of common stock that are exercisable within 60 days.
(3)	Includes 238,026 shares of common stock and options to purchase 550,000 shares of common stock that are exercisable within 60 days. Eric Ameres resigned from his position with On2 as of June 15, 2007.

(4)	Includes 21,508 shares of common stock and options to purchase 425,000 shares of common stock that are exercisable within 60 days.
(5)	Includes 59,173 shares of common stock, of which 40,173 shares are held directly, 10,000 shares are held as trustee for the trust beneficially owned by Sara Meyer, and 9,000 shares are held indirectly by trust for his sons. James Meyer disclaims beneficial ownership of the securities held in trust for his sons. Also includes options to purchase 180,000 shares of common stock that are exercisable within 60 days.
(6)	Includes 29,200 shares of common stock and options to purchase 287,500 shares of common stock that are exercisable within 60 days.
(7)	Includes 16,811 shares of common stock and options to purchase 540,000 shares of common stock that are exercisable within 60 days.
(8)	Includes 214,743 shares of common stock and options to purchase 610,000 shares of common stock that are exercisable within 60 days.
(9)	Includes 41,811 shares of common stock and options to purchase 290,000 shares of common stock that are exercisable within 60 days.
(10)	Includes 56,811 shares of common stock and options to purchase 440,000 shares of common stock that are exercisable within 60 days.
(11)	Includes 16,811 shares of common stock and options to purchase 200,000 shares of common stock that are exercisable within 60 days.
(12)	Includes 16,811 shares of common stock and options to purchase 150,000 shares of common stock that are exercisable within 60 days.

CORPORATE GOVERNANCE

The On2 board of directors consists of three standing committees; an audit committee, a compensation committee and an executive committee. Each of the audit committee and the compensation committee operate under a written charter adopted by the board of directors. Both of those committee charters are available on the On2 web site at www.on2.com.

The On2 board also has a standing Executive Committee. The Executive Committee operates as a committee of the Board. From time to time, the Board delegates certain matters to the Executive Committee and instructs the Executive Committee to operate within certain parameters set by the Board. The most recent matters delegated to the Executive Committee related to different issues arising out of the proposed share exchange with Hantro. The Executive Committee has the ability to act quickly to carry out the duties of the Board when it is not practical or feasible for the entire Board to consider matters which require frequent and immediate attention. At no time does the Executive Committee exercise any functions that are reserved to the Audit Committee or the Compensation Committee or that require action by independent directors exclusively. On December 20, 2006, the Board authorized its standing Executive Committee to evaluate the potential acquisition of Hantro. The Executive Committee consists of Messrs. Kosowsky, Kopetski, and Newman. Because of his role as outside counsel to On2 in connection with the share exchange, Mr. Newman recused himself from decisions on the transaction.

During the year ended December 31, 2006, On2’s board of directors met seven times, including five regularly scheduled meetings and two special meetings. During 2006, each of On2’s directors attended at least 75% of the aggregate number of board and applicable committee meetings. Directors are invited but not required to attend annual meetings of On2 stockholders. Two of the directors attended the 2006 annual meeting of stockholders.

Board and Committee Independence and Audit Committee Financial Expert

On the basis of information solicited from each director, the board of directors has affirmatively determined that each of J. Allen Kosowsky, Thomas Weigman, Michael Alfant and Afsaneh Naimollah has no material relationship with On2 and is independent pursuant to American Stock Exchange director independence standards as currently in effect. In making this determination, the board of directors, with the assistance of On2’s general counsel, evaluated responses to a questionnaire completed annually by each director, the company and management.

Further, the board of directors determined that each of the members of the audit committee and the compensation committee has no material relationship with On2 and is independent within the [meaning of our corporate governance guidelines, which adopt the statutory and] American Stock Exchange independence standards applicable to audit committee members. In addition, the composition of the Audit Committee, the attributes of its members, including the requirement that each be “financially literate” and have other requisite experience, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with the applicable rules for corporate audit committees. The board of directors has determined that each of J. Allen Kosowski, Thomas Weigman and Afsuneh Naimollah qualifies as an “financially literate” as such term is defined by the rules of the Securities and Exchange Commission.

The board of directors designated J. Allen Kosowski as the Audit Committee’s financial expert and has determined that he meets the qualifications of an “audit committee financial expert” in accordance with the SEC rules, and that he is “independent” as defined for audit committee members in the listing standards of the American Stock Exchange.

Consideration of Director Nominees

On2 does not have a standing nominating committee or a committee performing similar functions. Instead, the independent directors serve the function of a nominating committee. Because of the relatively small size of the On2 Board, On2 believes that a nominating committee would consist of all of the independent directors of the On2. Thus, a nominating committee would only serve to duplicate the function performed by the independent directors and increase the fees of directors and other expenses of On2.

The independent directors that serve the function of the nominating committee include J. Allen Kosowsky, Thomas Weigman, Michael Alfant and Afsaneh Naimollah. In determining whether the directors are independent, On2 uses the definition of independence pursuant to the rules of the American Stock Exchange.

Compensation Committee

The Compensation Committee was established by the Board to oversee our executive compensation plans and programs. The Compensation Committee is comprised of two non-employee Directors, James Meyer and Mike Alfant. Each member of the committee has been determined by the Board to be independent under the American Stock Exchange’s listing requirements. The Board has adopted a charter for the Compensation Committee, which is available on our website at www.on2.com by first clicking on “Company” and then “Investors.” The charter is also available in print to any stockholder by making a written request to Matthew Frost, Secretary, On2 Technologies, Inc., 21 Corporate Drive, Suite 103, Clifton Park, New York 12065.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include the following:

•	to recommend compensation philosophy and major compensation programs, and to administer particular programs for which the Compensation Committee is the designated administrator;
•	to establish all components of the compensation of the chief executive officer;
•	to set aggregate guidelines for the compensation of all our other officers, and to consult with the chief executive officer on the salary and total compensation of individual officers;
•	to administer our 2005 Incentive Compensation Plan;
•	with respect to stock option grants and other equity compensation, to establish maximum aggregate award levels, to set threshold levels for individual awards each year and to delegate to the chief executive officer the authority to make individual awards at or below that threshold and to approve all individual awards above that threshold level;
•	to determine whether a plan for bonuses to officers is desirable and, if so, to establish and administer such a plan or otherwise approve bonus grant to officers;
•	to review and consider appropriate compensation for outside directors and make recommendations to the Board regarding Board compensation; and
•	to review the Compensation Committee Charter annually and recommend any changes to the Board for approval.

In accordance with these responsibilities, the Compensation Committee makes decisions regarding the compensation for our chief executive officer. Decisions regarding non-equity compensation of our other executives are made by our chief executive officer pursuant to guidelines set by the Compensation Committee. In past years, we granted bonuses and equity compensation at year’s end. For 2006, however, we will make bonus and equity grants in the first half of 2007, based on the performance of On2 and individual Named Executives in 2006. We anticipate that we will continue to make bonus and equity grants based on the previous year’s performance in the first few months of the following year.

In January 2007, the Compensation Committee engaged James F. Reda & Associates, LLC (“James Reda”), an independent compensation consulting firm, to help On2 identify a peer group of companies for reference purposes. This engagement was envisioned as the first of a series of projects connected with a review of our total compensation program for executive officers, and we thus expect James Reda to provide continuing advice and counsel to the Compensation Committee. The Compensation Committee believes that it is important to obtain and consider executive compensation market data, particularly with regard to a relevant peer group of companies. The Compensation Committee further believes that an independent compensation consulting firm can best provide and objectively analyze and interpret such benchmark data. James Reda will report directly to the Compensation Committee and the Compensation Committee will approve the scope of James Reda’s work and fees.

Historically, compensation was set according the employment agreement with the relevant executive officer at the time that executive was hired for or promoted to their position. Because most of the Named Executive have employment contracts with us, the Compensation Committee generally is not in a position to reduce an executive’s salary except upon re-negotiation of the contract. The Compensation Committee or the chief executive officer may from time to time increase an executive’s salary upon promotion, in response to a request from an executive or, on occasion, unilaterally based on performance.

When setting compensation for Named Executives, the Compensation Committee considers all elements of the executives’ compensation, with the overarching philosophy of setting total compensation that is competitive with executive salaries at comparable companies. The Compensation Committee believes that:

•	salaries should support a reasonable standard of living for the executive;
•	cash bonuses should reward achievement of annual performance goals; and
•	grants of equity should recognize long-term contribution and align the interests of executives with the interests of our shareholders.

In February 2006, our former Chief Executive Officer resigned and the Board of Directors appointed an interim Chief Executive Officer who served until May 8, 2006. In May 2006, we entered into an employment agreement with Bill Joll to serve as our Chief Executive Officer. In selecting Bill Joll as the successor Chief Executive Officer, the Compensation Committee relied heavily on the advice of various executive recruiting firms to negotiate the compensation of the Chief Executive Officer.

The Compensation Committee formally meets several times each year (4 times in 2006). The Compensation Committee meets informally more frequently, and consults informally with management, including the chief executive officer. Members of the Committee establish the agendas for their meetings, which are held in executive session. The Committee’s Chairman reports the Committee’s decisions on executive compensation to the Board. The General Counsel supports the Compensation Committee in its duties and, along with the chief executive officer, may be delegated authority to fulfill certain administrative duties regarding executive compensation programs. The Compensation Committee does not have authority under its charter to retain, approve fees for and terminate advisors, consultants, attorneys, and agents, but seeks agreement with the chief executive officer on funding as necessary to help it fulfill its responsibilities. As noted above, the Compensation Committee monitors the work that outside consultants perform for it and the fees paid for such work to ensure that those consultants maintain objectivity and independence when rendering advice to the committee. Additional information concerning the processes used by the Compensation Committee in setting executive compensation and the role of management in those processes is contained in the Compensation Discussion and Analysis.

In addition to these functions, the Compensation Committee has responsibility to review and approve, or recommend to the Board for its approval, the appropriate level of compensation for Directors. The compensation paid to non-management directors in 2006 is described on page 97.

COMMUNICATIONS WITH STOCKHOLDERS

Stockholders and interested parties who wish to send communications to our Board or any individual director, including independent directors and non-management directors, may do so by writing to the Board, c/o Matthew Frost, Esq., at our principal executive offices, 21 Corporate Drive, Suite 103, Clifton Park, New York 12065. Depending on the subject matter, our Secretary will, as appropriate:

•	forward the communication to the director to whom it is addressed or, in the case of communications addressed to the Board generally, to each member of the Executive Committee;
•	attempt to handle the inquiry directly where it is a request for information about us; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper topic.

Stockholder communications that are complaints or concerns relating to financial and accounting methods, internal accounting controls or auditing matters should be sent to the Chairman of the Audit Committee, J. Allen Kosowsky. All communications will be summarized for our Board on a periodic basis and each letter will be made available to any director upon request.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Our Compensation Program

The Compensation Committee of the Board (“the Compensation Committee”) oversees our executive compensation plans and general compensation and employee benefit plans, including incentive and equity-based plans. Information concerning the Compensation Committee, the scope of its authority and responsibilities, and its processes and procedures are described in the “Compensation Committee” section of the corporate governance discussion at page 82.

The individuals who served as our chief executive officer and chief financial officer during fiscal year ended December 31, 2006, as well as the other individuals included in the Summary Compensation Table on page 90, are referred to in this proxy statement as the “Named Executive Officers.”

Compensation Philosophy and Objectives

Our compensation program for the Named Executive Officers is intended to attract, retain, motivate and appropriately reward talented executives who can contribute significantly to our financial growth and success, and thereby build value for our stockholders over the long term. The program has the following goals:

•	to offer a total compensation package to the Named Executive Officers that is competitive in the marketplace for executive talent.
•	to motivate the Named Executive Officers to achieve our business objectives by providing incentive compensation awards that take into account our overall performance and that measure performance against those business objectives.
•	to provide equity-based, long-term compensation arrangements that create meaningful incentives for the Named Executive Officers to maximize our near and long-term future performance, that align their interests with our stockholders, and encourage the Named Executive Officers to remain with us.

To achieve these objectives, the Compensation Committee is developing certain processes for setting Named Executive Officer compensation and is constructing an overall compensation program that consists of a number of elements, as described below.

Setting Executive Compensation

General Processes

In establishing compensation of Named Executives, the Compensation Committee has relied heavily on the terms of existing employment agreements with executive officers to establish executive compensation. Those agreements were entered into before On2 had articulated its current compensation philosophy, and thus, do not fully reflect the compensation principles that the Committee has since established. As we renew our executives’ employment agreements, we will work to ensure that the terms of the agreements dovetail with our compensation philosophy.

The Compensation Committee intends to use certain performance measures as the bases for determining annual cash incentive compensation. The Compensation Committee intends for annual cash incentive compensation to be linked to attainment of specific target performance measures. The specific target performance measure for 2007 will be cash flow. Further, the Named Executive Officers will not receive a bonus unless we have positive cash flow, and the payment of bonuses may not result in negative cash flow for us.

Generally, the bonus for each Named Executive Officer will be based on a percentage of his salary. The minimum amount of cash incentive compensation that Named Executive Officer can achieve will be $0 and will increase up to 20% of the Named Executive Officer’s salary on a schedule as our cash flow increases up to a pre-determined target amount. Thereafter, the cash incentive compensation will be based on performance toward a second, higher target amount, up to a maximum amount of cash incentive compensation equal to 50% of the Named Executive Officer’s salary, again on a schedule that links actual cash flow achieved with percentage of salary payable as bonus. The Compensation Committee will make subjective determinations as to the cash flow performance targets that must be attained for the Named Executive Officers to earn each of the two tiers of cash incentive compensation. In addition to this programmatic approach, the committee retains the discretion to grant cash bonuses as necessary to account for special circumstances or extraordinary individual or company performance.

The Compensation Committee intends annually to review and benchmark the total compensation program for the Named Executive Officers against relevant market data. The Compensation Committee anticipates retaining James Reda to assist in the benchmarking process, which will involve a comparison of various components of total compensation against a peer group of publicly traded companies (the “Peer Group”). The Compensation Committee has selected the Peer Group companies based on their similarities to us in revenue, earnings and capital and management structures, and the Board has adopted the Peer Group based on the Compensation Committee’s recommendation. The Compensation Committee included in the Peer Group some companies that, because of their recent acquisition or changes in ownership structure, have recently ceased to be publicly traded. The Peer Group will be reviewed periodically by the Compensation Committee and Board and updated as necessary to maintain comparability, including to remove those companies that have recently ceased to be publicly traded. The companies currently composing the Peer Group are:

•	Audible Inc.
•	Broadcaster Inc.
•	CaminoSoft Corp.
•	DG FastChannel Inc.
•	DivX, Inc.
•	eGames Inc.
•	Global Entertainment Holdings/Equities
•	Loudeye Corp.
•	OpenTV Corp.
•	SmartVideo Technologies, Inc.
•	Sonic Foundry, Inc.
•	SRS Labs, Inc.
•	TouchStone Software Corp.
•	VitalStream Holdings, Inc.
•	Wizzard Software Corp.

The Compensation Committee will compare its executive compensation programs as a whole to those maintained by the members of the Peer Group to determine whether our programs are reasonable in the aggregate. In addition, the Compensation Committee will compare the pay of its individual Named Executive Officers with that of executives of the Peer Group companies who hold functionally comparable positions.

Allocating Between Different Types of Compensation

The Compensation Committee believes that executive compensation should include a mix of different types of compensation and takes this consideration into account when structuring the total compensation for each Named Executive Officer. The allocation among different types of compensation is based on the employment agreement with the Named Executive Officer, where such agreements exist. Within the parameters set by the employment agreements, if any, the Compensation Committee intends to reward recent performance and create incentives for long-term enhancements in shareholder value. For example, the Compensation Committee allocates a portion of each Named Executive Officer’s total compensation to an annual variable compensation program that links the amount of bonus pay directly to the annual performance of On2. This is achieved through our annual cash incentive plan, which is further described below. In setting the amounts potentially payable under the annual cash incentive plan, the Compensation Committee takes into account other annual cash compensation payable to each Named Executive Officer and how that compensation compares to the amount of annual cash compensation paid by companies in the Peer Group. In setting the terms of the future employment agreements and when setting future compensation, the Compensation Committee anticipates setting total annual cash compensation in the middle percentile of the Peer Group for performance that meets our annual business objectives and between the 50th and 80th percentile of the Peer Group for performance that substantially exceeds annual business objectives.

The Compensation Committee also seeks to allocate a portion of total compensation to long-term, equity-based compensation. Equity-based compensation is designed to motivate the creation of long-term shareholder value and simultaneously enhance executive retention. The Compensation Committee typically uses stock options because this form of equity compensation provides the executive with value only if the price of our stock when the option is exercised exceeds the option’s exercise price. This provides an incentive to increase stock price over the term of the option. To enhance retention goals and provide balance with stock options, the Compensation Committee may also grant restricted stock. The Compensation Committee anticipates that long-term, equity based compensation will constitute a larger percentage of each Named Executive Officer’s total compensation in future years as the Compensation Committee has additional opportunity to structure appropriately targeted awards of this type.

Role of Executive Officers in Compensation Decisions

Decisions on the compensation of the chief executive officer are made by the Compensation Committee. Compensation decisions on the other Named Executive Officers are made by the chief executive officer, pursuant to guidelines established by the Compensation Committee. Decisions regarding non-equity compensation of employees who are not Named Executive Officers are made by our chief executive officer in consultation with other members of management and the Compensation Committee. The chief executive officer, in consultation with the Compensation Committee, annually reviews the performance of the other Named Executive Officers. The Compensation Committee may exercise discretion to modify any recommended salary adjustment or award as it deems appropriate under the circumstances.

2006 Executive Compensation Components

For the 2006 fiscal year, the principal components of compensation for the Named Executive Officers were:

•	base salary;
•	performance-based incentive compensation; and
•	long-term equity incentive compensation.

In addition, employment agreements with three of our Named Executive Officers provide for certain potential payments upon termination of employment for a variety of reasons, as well as certain payments and benefits during the executive’s employment. The Compensation Committee does not currently believe that perquisites, such as club memberships or automobile allowances, have a significant role to play in executive compensation. Each of the elements of the executive compensation program is discussed in the following paragraphs.

Base Salary

Base salaries are designed to compensate the Named Executive Officers for faithful execution of their individual responsibilities. The base salaries of the chief executive officer, executive vice president and chief technology officer, and the executive vice president and general counsel are set forth in the applicable employment agreement with the executive. The employment agreement of the chief executive officer will expire on May 1, 2008. The employment agreement of the executive vice president and general counsel will expire on February 8, 2008. The employment agreement of the executive vice president and chief technology officer will expire on September 15, 2009. When we enter into new or amended employment agreements with such Named Executive Officers, or if we enter into an employment agreement with another executive officer, the Compensation Committee will review the base salaries and adjust them based on a number of relevant factors.

During its review of base salaries, the Compensation Committee primarily considers the following:

•	relevant market data developed in connection with the benchmarking process described above;
•	the executive’s role and responsibilities;
•	and, in cases of renewal, the past performance of the executive.

Of the factors described above, primary consideration will be given to relevant market data in setting base salaries because the Compensation Committee believes that base compensation for executives should be close to the fiftieth percentile of the peer group and that upside potential in total compensation is achieved through the performance-based and long-term incentive compensation programs. Factors, other than those listed above, that may cause the Compensation Committee to deviate from the benchmarking salary data include an executive’s experience in a particular role, retention concerns, and the Compensation Committee’s judgment based on an executive’s leadership qualities, career with us, and long-term potential to enhance shareholder value.

Base salaries for other Named Executive Officers are set by the chief executive officer, within the guidelines established by the Compensation Committee. Those guidelines are based on the salaries set by the Compensation Committee for those Named Executive Officers that have employment agreements with us.

In setting base salaries for the chief executive officer in 2006, the Compensation Committee primarily relied upon the assistance of the executive search firm that assisted us in locating a suitable replacement for the chief executive officer who resigned in 2006. The data relied upon included the base salaries and total compensation for recently placed chief executive officers in technology business of similar size and lifestage.

Annual Cash Incentive Compensation

Our annual cash incentive plan is designed to reinforce the importance of both teamwork and individual initiative and effort, and to provide an incentive for employees to achieve and surpass targeted performance goals. As described below, bonuses to officers are based on a percentage of salary and are linked to metrics established by the Board. Bonuses to other employees are payable from a bonus pool that is budgeted for at the beginning of the fiscal year and are based on individual performance or achievement of technical goals.

For 2007, the annual bonus amount for Named Executive Officers will be based on one or more Company-wide performance measures. The specific target performance measure for 2007 will be cash flow, that is, revenue minus operating expenses. Under the plan, Named Executive Officers will not receive a bonus unless we have positive cash flow, and the payment of bonuses may not result in negative cash flow for us.

Generally, the bonus for each Named Executive Officer will be based on a percentage of the participant’s base salary. This year, the minimum threshold for cash incentive compensation will be $0 and will increase up to 20% of the Employee/Named Executive Officer’s salary as our cash flow increases up to a pre-determined target amount. Thereafter, the cash incentive compensation will be based on performance toward a second, higher target amount, up to a maximum amount of cash incentive compensation equal to 50% of the Employee/Named Executive Officer’s salary.

Each year, the Compensation Committee will consider how to structure performance measures to ensure that the amount of the cash incentive potentially payable under the plan is properly aligned with our business objectives and strategic initiatives. As noted above, for 2007, the Compensation Committee has determined that cash flow is the primary financial measure that should be used to measure performance with regard to the annual cash incentive compensation plan.

The annual bonus amount paid in 2006 was for the 2005 year. Eric Ameres received a discretionary bonus of $9,000 and Tim Reusing received a discretionary bonus of $10,000. None of our other Named Executive Officers received annual cash incentive compensation during 2006 for their performance during the 2005 year. The amounts of the cash incentive compensation paid for the 2005 year reflected On2’s continued negative cash flow situation.

Company-wide performance measures for the 2006 cash incentive plan were not defined prior to the end of 2006. The Compensation Committee intended to establish the target performance levels for 2006 based on a budget target. The 2006 plan funding was based on base salaries for all eligible employees as of December 31, 2006. The level of total funding for the plan for 2006 was determined during conversations between the Board and the Chief Executive Officer regarding On2’s performance in 2006.

Long-Term Equity Incentive Compensation

Consistent with our compensation philosophy, long-term equity incentives are an important component of each Named Executive Officer’s total compensation package. We have generally awarded stock options to the Named Executive Officers and other key management employees. These stock option awards are designed to:

•	reward and encourage long-term contribution to On2
•	align executives’ interests with the interests of shareholders;
•	help achieve competitive levels of total compensation.

During 2006, On2 only awarded long-term equity compensation only to Mr. Joll and Mr. Frost. Mr. Joll was awarded options to purchase 1,500,000 shares of common stock at an exercise price of $.90 per share. The options were issued to Mr. Joll in connection with the commencement of his employment with On2. The options vested in one installment of 333, 334 shares on May 1, 2006, one installment of 333,333 shares on November 8, 2006, with the remainder to vest in one installment of 333,333 shares on May 8, 2007 and one installment of 500,000 shares on May 8, 2008.

Mr. Frost was awarded options to purchase 75,000 shares of common stock at an exercise price of $0.82 per share. The options were issued to Mr. Frost in connection with his promotion to General Counsel. The options vested in one installment of 37,500 shares on April 3, 2006 and one installment of 37,500 shares on February 28, 2007.

The Compensation Committee intends to determine stock option award levels based on consideration of a number of factors, including discussions with the chief executive officer and other executives. For 2006, stock option awards were approved in the first quarter of 2007 and will be granted in the second quarter of 2007. However, newly appointed or promoted executives or management personnel may receive an additional stock grant at other times during the year.

Grants are not directly connected to an executive’s salary or bonus. Grants of stock options or restricted stock awards will usually be subject to less dramatic variation than cash incentive compensation. For instance, in a year when an executive’s performance evaluation was good, he might receive an equity award that is slightly larger than that received by other executives. But if, in that same year, our financial performance did not meet targets, then the executive would not receive a bonus. If, however, in the following year, the executive’s performance evaluation was again good and our financial performance exceeded targets, then the executive would receive an equity award that, although higher than that of other executives, was approximately the same as in the previous year. On account of our financial performance in that year, however, he would also receive a bonus; like the award of equity, that bonus would also be adjusted upward because of the employee’s exceptional performance.

Grants will generally be awarded during the first quarter of the fiscal year in order to coincide with the timing of annual reviews and compensation determinations, and because our fiscal year-end results have generally been announced by this time. Equity awards are awarded under our 2005 Incentive Compensation Plan, which requires that the option exercise price be based on the average of the high and low price of our common stock on the trading day preceding the date the option is granted. The Compensation Committee does not grant options with an exercise price that is less than the fair market value of our common stock, as determined according to the 2005 Incentive Compensation Plan, or grant options which are priced on a date other than the grant date, unless for some reason the date proceeding the date is not a trading date, in which case the average of the high and low price of our common stock on the preceding trading day is used.

Retirement and Other Benefits

We maintain a tax-qualified Section 401(k) savings plan for all of our employees, including the Named Executive Officers. The plan provides a matching contribution equal to 100% of an employee’s contributions, up to a maximum contribution of $1,000. All contributions to the Section 401(k) savings plan, including the matching contributions, are fully-vested upon contribution.

Our other benefit plans primarily include medical and other health care benefits, group life insurance, disability and tuition assistance. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the Named Executive Officers, and determined that they are reasonable and appropriate.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation arrangements.

Perquisites and Other Personal Benefits

We do not provide the Named Executive Officers with any perquisites or other similar personal benefits and the Compensation Committee does not currently believe that perquisites, such as club memberships or automobile allowances, have a significant role to play in executive compensation.

Employment Agreements

Mr. Joll and Mr. Frost are parties to employment agreements with us. Each of these agreements provides for certain payments and other benefits if the executive’s employment terminates under specified circumstances, as well as certain payments and benefits during the executive’s employment. The Compensation Committee believed that these employment arrangements were an important part of our overall executive compensation program at that time because they served as a recruitment and retention device. However, the Compensation Committee has not determined that it is necessary to enter into employment agreements with other executives at this time. More information concerning these employment agreements is contained in the “Employment Agreements” section on page 92 and in the “Potential Payments Upon Termination” section on page 95.

SUMMARY COMPENSATION TABLE

The following table provides summary information regarding compensation earned by the Named Executive Officers during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary	Bonus	Option Awards(2)	All Other Compensation(3)	Total
Douglas A. McIntyre Chief Executive Officer, President and Chairman, Former	2006	$36,000	$175,000		$27,000 (5)	$238,000
James Meyer Interim Chief Executive Officer, Former(4)	2006	$109,000				109,000
Bill Joll Chief Executive Officer and President(1)	2006	$211,000		$784,000		995,000
Anthony Principe Executive Vice President and Chief Financial Officer	2006	$120,000			1,000	121,000
Eric L. Ameres(6) Executive Vice President and Chief Technology Officer	2006	$190,000	$9,000		1,000	200,000
Matthew Frost Executive Vice President and General Counsel	2006	$179,000		46,000	1,000	226,000
Timothy C. Reusing Executive Vice President – Legal and Business Affairs, Former	2006	$233,000	$10,000		1,000	244,000

(1)	Mr. Joll commenced employment on May 8, 2006 at an annual base salary of $325,000. His salary for 2006 was prorated to reflect his employment for only the relevant portion of the year.
(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the Named Executive Officers in 2006 as well as prior fiscal years, determined in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to note 1(k) of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. See the Grants of Plan-Based Awards Table below for information on options granted in 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers. Options awarded to Mr. Joll during the 2006 fiscal year were granted on May 1, 2006. Options awarded to Mr. Frost during the 2006 fiscal year were granted on April 3, 2006.
(3)	See the All Other Compensation Table for additional information.
(4)	Mr. Meyer also received compensation in 2006 for his service on On2’s Board of Directors. See page 97.
(5)	Mr. McIntyre received this compensation for consulting services provided after termination of his employment as President, Chairman and Chief Executive Officer.
(6)	Mr. Ameres resigned from his position with On2 as of June 15, 2007.

All Other Compensation Table

The All Other Compensation in the Summary Compensation Table reports On2 matching contributions to the named executive’s section 401(k) savings plan account of up to $1,000 (subject to the limitations imposed by law).

GRANTS OF PLAN-BASED AWARDS IN 2006

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2006. This information includes (1) the grant date of the award; (2) the estimated payouts under non-equity incentive plan awards, which consist of the potential payout levels under the 2006 annual performance-based incentive plan; (3) the number of shares underlying restricted stock awards; (4) the number of shares underlying stock option awards; (5) the exercise price of the stock option awards, based on closing price of our common stock on the date of grant and (6) the grant date fair value of each equity award, computed under SFAS 123R.

Name	Grant Date	All Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards(3)
Douglas A. McIntyre		—
James Meyer		—
Bill Joll	May 9, 2006	1,500,000	$0.90	$1,114,000
Anthony Principe		—
Eric L. Ameres		—
Matthew Frost	April 3, 2006	75,000	$0.82	$51,000
Timothy Reusing		—

(1)	This column shows the number of stock options granted in 2006 to the Named Executive Officers. The 1,500,000 options issued to Mr. Joll vested in one installment of 333, 334 shares on May 1, 2006, one installment of 333,333 shares on November 8, 2006, with the remainder to vest in one installment of 333,333 shares on May 8, 2007 and one installment of 500,000 shares on May 8, 2008. The options issued to Mr. Frost vested in one installment of 37,500 shares on April 3, 2006 and one installment of 37,500 shares on February 28, 2007.
(2)	This column shows the exercise price (per share) for the stock options granted, which was the average of the high and low prices of a share of our common stock on the last date on which our stock was traded prior to the date on which the Compensation Committee granted the options.
(3)	This column shows the full grant date fair value of stock options under SFAS 123R granted to each of the Named Executive Officers in 2006. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For stock options, fair value is calculated using the Black-Scholes option-pricing model which takes into account volatility in the price of our stock, the risk-free interest rate, the estimated life of the award, the closing market price of our stock on the date of grant and the exercise price. For additional information on the valuation assumptions, refer to note 1(k) of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

Narrative to Summary Compensation Table and Plan-Based Awards Table

Employment Agreements

During 2006, Mr. Joll, Mr. Ameres and Mr. Frost were employed pursuant to employment agreements with us. Each agreement specifies the Named Executive Officer’s base salary, annual bonus opportunity, benefits during employment and post-termination benefits. The employment agreements also impose on each Named Executive Officer certain obligations following termination of their employment.

Mr. Joll’s employment agreement has an initial term that ends on May 7, 2008. The term will be automatically extended thereafter for a one-year term unless either party provides notice of non-extension at least ninety days prior to the expiration of the original term. Mr. Joll’s agreement provides for an initial base salary of $325,000. The agreement provides for a discretionary bonus for the fiscal year ending December 31, 2006, ranging from 33% of base salary based on attainment of an agreed-upon budget to 67% of base salary. A threshold budget was adopted by the Compensation Committee after the end of the 2006 fiscal year; the target budget specified under the Agreement that would have entitled Mr. Joll to receive the 67% bonus was achievement of positive earnings before interest, taxes, depreciation and amortization. We did not achieve positive earnings before interest, taxes, depreciation and amortization in fiscal 2006, so the discretionary bonus of 33% of base salary, $107,250, will be paid to Bill Joll based upon the budget adopted by the Compensation Committee at the end of the 2006 fiscal year.

Pursuant to the agreement with Mr. Joll, we granted to him options to purchase 1,500,000 shares of our common stock at an exercise price of $.90 per share. The options vested in one installment of 333,334 shares on May 1, 2006, one installment of 333,333 shares on November 8, 2006, with the remainder to vest in one installment of 333,333 shares on May 8, 2007 and one installment of 500,000 shares on May 8, 2008. The exercise price of $0.90 for the stock options granted was the average of the high and low price of our common stock on April 28, 2006, the trading day preceding the date on which the Compensation Committee approved the grant of the options.

In addition, the agreement also entitles Mr. Joll to participate in employee benefit plans which are available to our other senior executives, annual vacation and reimbursement of reasonable travel and other business expenses.

Mr. Frost’s employment agreement has an initial term that ends on February 28, 2008. The term may be extended upon our agreement with Mr. Frost. Mr. Frost’s agreement provides for an annual base salary of $182,500 per year and an annual discretionary bonus pursuant to the bonus plan available to the most senior members of our management. Mr. Frost also received stock options to purchase 75,000 shares of our common stock, to be granted under our 2005 Incentive Compensation Plan. One-half of the options vested on March 8, 2006, the date of grant, and the other half of the options vested on February 28, 2007. The exercise price was $0.82, which was the average of the high and low price of our common stock on March 31, 2006, the trading day preceding the date on which the Compensation Committee granted the options. The agreement also provides that Mr. Frost is entitled to participate in employee benefit plans which are available to our other senior executives, annual vacation and reimbursement of reasonable business expenses.

Mr. Joll and Mr. Frost are entitled to certain payments and benefits under their employment agreements if they are terminated by us without cause. For additional information concerning these payments and benefits, see Potential Payments Upon Termination on page 95.

Salary and Cash Incentive Awards in Proportion to Total Compensation

As noted in the Compensation Discussion and Analysis beginning on page 85, the Compensation Committee believes that a portion of each Named Executive Officer’s compensation should be in the form of equity awards. The following table sets forth the percentage of each Named Executive Officer’s total compensation that was paid in the form of base salary and cash incentive award under the 2006 performance-based incentive plan. The Compensation Committee anticipates that salary and cash incentive awards will constitute a smaller percentage of each Named Executive Officer’s total compensation in future years as the Compensation Committee has additional opportunity to structure appropriately targeted long-term equity-based incentive awards, such as stock options and restricted stock and On2 achieves profitability.

Name	Percentage of Total Compensation
Douglas A. McIntyre	100%
James Meyer	100%
Bill Joll	21%
Anthony Principe	100%
Eric Ameres	100%
Matthew Frost	80%
Timothy C. Reusing	100%

As described above, we have moved from a practice of awarding cash bonuses and equity compensation at the end of a fiscal year to a practice of making such awards at the beginning of a fiscal year, based upon the previous year’s performance. Accordingly, the amount of equity compensation awarded to Named Executive Officers in 2006, other than to those officers who received promotions or were newly hired, is significantly lower than it has been in past years, or will likely be in the future.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table provides information about the stock option awards held by the Named Executive Officers as of December 31, 2006. This information includes unexercised and unvested stock options. Each equity award is separately shown for each Named Executive Officer. The vesting schedule for each stock option award is shown immediately following the table based on the date on which the stock option award was granted.

	Option Awards						Option Awards Vesting Schedule
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Bill Joll	5/1/2006	666,667	333,333		$0.90	5/1/2014	33.34% vests on 5/1/06; 33.33% vests on 11/8/06; 33.33% vests on 5/8/07
	5/1/2006		500,000		$0.90	5/1/2014	100% vests on 5/8/08
Anthony Principe	8/26/2002	12,500			$014	8/26/2012	25% immediately; 25% 1 year after grant; 25% 2 years after grant; 25% 3 years after grant
	10/1/2002	10,000			$0.32	10/1/2012	50% in 6 months; 50% 1 year after grant
	11/15/2003	50,000			$1.25	11/15/2013	50% immediately; 50% 1 year after grant
	5/13/04	35,000			$0.66	5/13/2014	50% immediately; 50% 1 year after grant
	12/3/2004	40.000			$0.57	12/3/2014	100% 1 year after grant
	6/27/2005	40,000			$0.59	6/27/2013	50% immediately; 50% 1 year after grant
	11/18/2005	100,000			$0.79	11/18/2013	50% immediately; 50% 1 year after grant
Eric Ameres	7/27/1999	50,000			$16.63	7/27/2009	33% 1 year after grant; 33.33% 2 years after grant; 33.34% 3 years after grant
	5/17/2000	100,000			$11.81	5/17/2010	33% 1 year after grant; 33.33% 2 years after grant; 33.34% 3 years after grant

	Option Awards						Option Awards Vesting Schedule
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
	4/1/2003	100.000			$0.40	4/1/2013	33% 1 year after grant; 33.33% 2 years after grant; 33.34% 3 years after grant
	8/9/2001	50,000			$0.80	8/9/2011	50% immediately; 50% 1 year after grant
	7/2/2004	200,000			$0.68	7/2/2014	50% immediately; 50% 1 year after grant
	5/5/2005	200,000			$0.57	5/5/2013	100% on 12/3/05
	11/18/2007	200,000			$0.79	11/18/2013	50% immediately; 50% 1 year after grant
Matthew Frost	12/15/2003	75,000			$1.36	12/15/2013	33.33% immediately; 33.33% 1 year after grant; 33.34% 2 years after grant
	5/13/2004	35,000			$0.66	5/13/2014	50% immediately; 50% 1 year after grant
	12/3/2004	140,000			$0.57	12/3/2014	100% 1 year after grant
	11/18/2005	100,000			$0.79	11/18/2013	50% immediately; 50% 1 year after grant
	4/3/2006	37,500	37,500		$0.81	4/3/2014
Douglas A. McIntyre
James Meyer	5/11/2005						100% immediately
	11/18/2005						100% immediately
Timothy Reusing	4/1/2003	33,334			$0.40	4/1/2013	33% 1 year after grant; 33.33% 2 years after grant; 33.34% in 3 years
	11/5/2003	84,000			$1.25	11/5/2013	50% immediately; 50% 1 year after grant
	7/2/2004	200,000			$0.68	7/2/2014	50% immediately; 50% 1 year after grant
	6/15/2005	200,000			$0.57	5/5/2013	100% on 12/3/05
	11/18/2005	100,000			$0.79	11/18/2013	100% 1 year after grant

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

The following table provides information for the Named Executive Officers regarding stock options that were exercised during fiscal 2006.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Bill Joll
Anthony Principe
Eric Ameres
Matthew Frost
Douglas A. McIntyre(1)	1,475,000	$1,138,433
James Meyer
Timothy C. Reusing(2)	193,332	$210,332

(1)	Douglas A. McIntyre exercised the following stock options in 2006:
•	125,000 stock options on May 16, 2006. The stock options had an exercise price of $28,250 and a market price of $98,750 on the date of exercise.
•	500,000 stock options on May 26, 2006. The stock options had an exercise price of $165,000 and a market price of $385,000 on the date of exercise.
•	356,700 stock options on September 28, 2006. The stock options had an exercise price of $228,288 and a market price of $246,123 on the date of exercise.
•	243,300 stock options on September 20, 2006. The stock options had an exercise price of $155,712 and a market price of $177,609 on the date of exercise.
•	100,000 stock options on November 2, 2006. The stock options had an exercise price of $64,000 and a market price of $86,000 on the date of exercise.
•	81,700 stock options on December 15, 2006. The stock options had an exercise price of $64,543 and a market price of $80,066 on the date of exercise.
•	68,300 stock options on December 18, 2006. The stock options had an exercise price of $53,957 and a market price of $64,885 on the date of exercise.
(2)	Timothy C. Reusing exercised the following options in 2006:
•	93,332 stock options on December 14, 2006. The stock options had an exercise price of $47,533 and a market price of $93,332 on the date of exercise.
•	100,000 stock options on December 21, 2006. The stock options had an exercise price of $79,000 and a market price of $117,000 on the date of exercise.

POTENTIAL PAYMENTS UPON TERMINATION

Employment Agreements

As explained in the Narrative to the Summary Compensation Table and Plan-Based Award Table, we have entered into employment agreements with Mr. Joll and Mr. Frost. The agreements provide for certain payments and other benefits if their employment with us is terminated under circumstances described in the agreements. The specific payments and benefits depend on the type of termination event. The standard definitions for the various types of termination events covered under the agreements are described below, although the exact definitions may vary by agreement and by Named Executive Officer.

•	“Resignation for Good Reason” means a termination that the executive initiates if we, without the executive’s consent, fail to continue to employ him in his position; there is a material diminution in the nature or scope of his responsibilities, duties or authority; or we fail to make any payment or provide any benefit due under the agreement 15 days after notice of such has been made to us.
•	“Resignation without Good Reason” means a termination initiated by the Named Executive Officer that is not a Resignation for Good Reason.
•	“Termination for Cause” means termination of the Named Executive Officer’s employment by us due to his failure to satisfactorily perform material services required by the Board; conviction of a felony or any act of material fraud or dishonesty; willful misconduct or gross negligence in the performance of his duties; disregard or violation of the legal rights of our employees or of our written policy regarding harassment or discrimination; or a breach of any material provision of the executive’s employment agreement.
•	“Termination without Cause” means a termination by us of the Named Executive Officer’s employment that is not a Termination for Cause.
•	“Non-extension of Term by On2” means termination initiated by us by providing notice to the Named Executive Officer that the current term of the agreement will not be automatically extended beyond its scheduled end date.
•	“Disability Termination” means termination of the executive’s employment by us because of his failure to perform his material duties for a period of 26 consecutive weeks or an aggregate of 40 weeks during any twelve month period, in the case of Bill Joll, or six consecutive weeks or an aggregate of twelve weeks during any twelve month period, in the case of Matt Frost as a result of disability or incapacity.
•	“Death Termination” means the automatic termination of the agreement upon the Named Executive Officer’s death.

Bill Joll is subject to non-competition and non-solicitation restrictions following termination of his employment for any reason. These restrictions apply for 12 months. In addition, Mr. Joll and Mr. Frost are entitled to continue coverage under company-sponsored group health plans following termination of employment for a period of six months.

The following tables describe the potential payments and benefits under each employment agreement. The agreements vary as to whether a particular type of termination event entitles the Named Executive Officer to any benefits or payments.

Bill Joll, Chief Executive Officer and President

Executive Benefits and Payments Upon Separation(1)	Resignation for Good Reason	Non-extension of Term by the Executive	Resignation Without Good Reason	Termination for Cause	Termination Without Cause	Non-extension of Term by On2	Disability Termination	Death Termination
Compensation:
Severance(2)	$341,700	$0	$0	$0	$341,700	$162,500	$27,083	$0
Bonus(3)	$325,000	$0	$0	$0	$325,000	$0	$0	$0
Benefits & Perquisites:(4)
Health Plan Continuation(5)	$31,941	$0	$0	$0	$31,941	$0	$0	$0
Total	$698,641	$0	$0	$0	$698,641	$162,500	$27,083	$0

(1)	The amounts shown in this table were computed based on the following assumptions: the termination date is December 31, 2006; Mr. Joll’s base salary is $325,000; and Mr. Joll’s target percentage is 100% for purposes of our 2007 Cash Incentive plan.

(2)	For Resignation for Good Reason or Termination without Cause, severance is one year of his base salary at termination and is paid in a single lump sum. For a Non-extension of Term by On2, severance is continued payment of base salary for six months following the date on which Mr. Joll receives the notice of non-renewal. For a Disability Termination, severance is continued payment of base salary for 30 days following the notice of termination by us.
(3)	The bonus amount shown in the event of a Resignation for Good Reason or Termination without Cause is an amount that the Board determines is their good-faith estimate of the pro rata amount of the bonus that would become payable for that year in which the termination or resignation occurs, based upon the goals agreed to by us and Mr. Joll for that year, payable at the end of the year.

Matthew Frost, Executive Vice President and General Counsel

Executive Benefits and Payments Upon Separation(1)	Resignation for Good Reason	Non-extension of Term by the Executive	Resignation without Good Reason	Termination for Cause	Termination without Cause	Non-extension of Term by On2	Disability Termination	Death Termination
Compensation:
Severance(2)	$212,000	$0	$0	$9,600	$91,250	$0	$9,600	$9,600
Bonus(3)	$0	$0	$0	$0	$0	$0	$0	$0
Benefits & Perquisites:(4)
Health Plan Continuation(5)	$0	$0	$0	$11,650	$11,650	$0	$11,650	$11,650
Total	$212,000	$0	$0	$21,250	$102,900	$0	$21,250	$21,250

(1)	The amounts shown in the above tables were computed based on the following assumptions: the termination date was December 31, 2006; Mr. Frost’s base salary was $182,500.
(2)	Severance is continuation of annual base salary for one (1) year from the date of termination in the event of a Termination without Cause.

Life Insurance Benefit. If Mr. Joll had died on December 31, 2006, his survivor would have received $250,000 under the supplemental term life insurance policy for which we annually reimburse premiums. If Mr. Frost had died on December 31, 2006, his survivor would have received $182,500.08 under the supplemental term life insurance policy for which we annually reimburse premiums. If Mr. Principe had died on December 31, 2006, his survivor would have received $138,450.24 under the supplemental term life insurance policy for which we annually reimburse premiums.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL 2006

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve as non-management directors on the Board. Director compensation is reviewed annually by the Compensation Committee and changes are made to the total director compensation package when the Board determines that such changes are appropriate. The Compensation Committee may from time to time engage independent compensation consultants to evaluate our director compensation program relative to the same Peer Group of companies that the Compensation Committee will consider in setting executive compensation, as described in the Compensation Discussion and Analysis on page 85. During the fiscal year ended December 31, 2006, each non-management director received an annual retainer fee of $10,000 for service on the Board and $5,000 for each committee on which they serve, except that non-management directors who are chairmen of committees shall $10,000 for their service on each such committee. In addition, a non-management chairman of the Board receives an annual cash retainer fee of $10,000 for service as chairman. All members of the Board are reimbursed for actual expenses incurred in connection with attendance at Board meetings and committee meetings.

Name	Fees Earned or Paid in Cash	Option Awards	Total
James Meyer(1)	$14,167		$14,167
William Newman	15,000		15,000
Thomas Weigman	15,000		15,000
J. Allen Kosowsky	40,000	$87,400	127,400
Mike Kopetski	15,000		15,000
Mike Alfant	15,000		15,000
Afsaneh Naimollah	17,917		17,917

(1)	Mr. Meyer also received compensation for his service as Interim Chief Executive Officer. He did not receive a fee for his service on the Board during the term of his employment as Interim Chief Executive Officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and persons who own more than 10% of any class of our capital stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership and to provide copies of such reports to us. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2006, we believe that all filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock have been complied with during the most recent fiscal year.

REPORT OF THE AUDIT COMMITTEE

In accordance with a written charter adopted by our Board of Directors, the Audit Committee of our Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and accounting principles generally accepted in the United States of America and for issuing a report thereon.

In this context, the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with auditing standards generally accepted in the United States of America and accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from us and our management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee discussed with our management and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the management and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls and the overall quality of our accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors the selection of Eisner LLP as our independent registered public accounting firm for 2007, and the Board concurred in its recommendation.

Members of the Audit Committee

J. Allen Kosowsky

Thomas Weigman

Afsaneh Naimollah

The Audit Committee met three times during 2006.

Audit Fees

Audit fees billed to us by Eisner LLP for the audit of our annual financial statements included in our annual report on 10-K for the 2006 fiscal year and reviews of the quarterly financial statements included in our quarterly reports on Form 10-Q for the 2006 fiscal year totaled approximately $132,000. Audit fees billed to us by Eisner LLP for the audit of our annual financial statements included in our annual report on 10-KSB for the 2005 fiscal year and reviews of the quarterly financial statements included in our quarterly reports on Form 10-QSB for the 2005 fiscal year totaled approximately $139,000.

Audit-Related Fees

In the last two fiscal years, Eisner LLP did not bill us for any assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

In the fiscal year ending December 31, 2006, Eisner LLP billed On2 approximately $15,000 for professional services for tax compliance, tax advice, and tax planning. In the fiscal year ending December 31, 2005, Eisner LLP billed On2 approximately $15,000 for professional services for tax compliance, tax advice, and tax planning.

Financial Information Systems Design and Implementation Fees

In the last two fiscal years, we did not engage Eisner LLP to provide advice to us regarding financial information systems design and implementation.

All Other Fees

In the fiscal year ending December 31, 2006, Eisner LLP billed us $0 for non-audit services. In the fiscal year ending December 31, 2005, Eisner LLP billed us approximately $13,000 for non-audit services.

Pre-Approval of Audit and Non-Audit Services

The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the external auditors. During 2006, On2 did not use Eisner LLP for any non-audit services; and therefore, the audit committee was not required to approve any such services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that the terms of each transaction described below are comparable to, or more favorable to us than the terms that would have been obtained in an arms’ length transaction with an unaffiliated party.

During the years ended December 31, 2006, 2005 and 2004, we retained McGuireWoods LLP to perform certain legal services on our behalf and incurred approximately $150,000, $13,000 and $38,000, respectively, for such legal services. William A. Newman, a director of our company, is a partner of McGuireWoods LLP.

During the years ended December 31, 2005 and 2004, we retained Mike Kopetski, an independent international business consultant, to facilitate entering into a contract with a customer and incurred approximately $34,000 and $122,000, respectively, for such services. Mike Kopetski became a director of our company in August 2003.

Review, Approval or Ratification of Transactions with Related Persons

We do not have a written policy concerning transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person. However, our policy is that such transactions shall be reviewed by our Board of Directors and found to be fair to On2 prior to entering into any such transaction, except for (i) executive officers’ participation in employee benefits which are available to all employees generally and (ii) compensation decisions with respect to executive officers other than the CEO, which are made by the Compensation Committee pursuant to recommendations of the CEO, as is described under “Compensation Discussion and Analysis” on page 85.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposal set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the Proxy will act in respect thereof in accordance with their best judgment.

STOCKHOLDER PROPOSALS

We currently expect to hold our 2008 Annual Meeting of Stockholders in June 2008. Any stockholder wishing to nominate a candidate for director or to propose any other business at the 2008 Annual Meeting must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our Secretary, Matthew Frost, at our principal executive offices, 21 Corporate Drive, Suite 103, Clifton Park, New York 12065. To be timely, notice shall be delivered to our Secretary before , 2008 (the date that is 90 days before the anniversary of the date hereof), and no earlier than , 2007 (the date that is 120 days before the first anniversary of the date hereof); provided, that, in the event the date of the 2008 Annual Meeting is more than 30 days before or after the anniversary date of the 2007 Annual Meeting, notice by the stockholder must be delivered no earlier than 120 days before the 2008 Annual Meeting and no later than the later of 90 days before the 2008 Annual Meeting or 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting of Stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy this proxy statement and any document we file with the Securities and Exchange Commission, without charge at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information about issuers, like us, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of The American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this proxy statement information we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this proxy statement which update and supersede the information you read in this proxy statement. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this proxy statement.

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference into the proxy statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on March 23, 2007; Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on April 30, 2007;
•	Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on May 10, 2007;
•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 filed with the Securities and Exchange Commission on August 14, 2007; and
•	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 12, 2007, May 22, 2007, May 24, 2007, June 19, 2007, June 20, 2007, August 2, 2007 and August 3, 2007, and Form 8-K/A filed on July 16, 2007.

You may request a copy of any of these filings at no cost, by writing or calling us at the following address or telephone number:

On2 Technologies, Inc., 21 Corporate Drive, Clifton Park, New York 12065.
Tel. (518) 348-0099.

OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, INCLUDING ITEM 6, MANAGEMENT’S DISCUSSION AND ANALYSIS, AND THE FINANCIAL STATEMENTS INCLUDED THEREIN, IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO US, 21 CORPORATE DRIVE, SUITE 103, CLIFTON PARK, NY 12065 ATTENTION: INVESTOR RELATIONS.

By Order Of The Board Of Directors,
/s/ Matthew Frost
Secretary

August __, 2007

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Consolidated Condensed Combined Financial Statements

Refer to the Preliminary Proxy Statement filed on Schedule 14A for details of the Share Exchange Agreement between On2 Technologies, Inc. (“On2” or the “Company”) and Nexit Ventures Oy (the “Share Exchange Agreement”).

Summary of Selected Unaudited Pro Forma Consolidated Condensed Combined Financial Data

The Unaudited Pro Forma Consolidated Condensed Combined Financial Statements and explanatory notes of the combined business set forth below give effect to the Share Exchange Agreement with the shareholders of Hantro Products Oy (“Hantro”). The share exchange will be accounted for as a purchase business combination as defined in Statement of Financial Accounting Standards No. 141 Business Combinations (“SFAS No. 141”). For accounting purposes, On2 will be the acquiring enterprise in the transaction, since, at the time of consummation, current On2 stockholders will own a majority of the outstanding common stock of On2, On2’s board of directors will control a plurality of the board of directors, and the On2 Chief Executive Officer will continue in that capacity for On2.

The Unaudited Pro Forma Consolidated Condensed Combined Statements of Operations for the six months ended June 30, 2007 and the year ended December 31, 2006 are based on the historical financial statements of On2 and Hantro, after giving effect to the acquisition of Hantro as if the share exchange had taken place on January 1, 2007 and January 1, 2006. The Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet is presented to give effect to the share exchange as if it occurred on June 30, 2007, and combines the balance sheet for On2 as of June 30, 2007 with the balance sheet of Hantro as of June 30, 2007 and reflects the allocation of the purchase price to the Hantro assets acquired and liabilities assumed. The consideration payable to the Hantro stockholders is subject to certain post closing adjustments. The net effect of the post closing adjustments may be to increase or decrease the number of shares of common stock ultimately issued to the Hantro stockholders; because the impact of these provisions currently cannot be determined, they have not been included in these Unaudited Pro Forma Consolidated Condensed Combined Financial Statements.

The Unaudited Pro Forma Consolidated Condensed Combined Financial Statements are based on estimates and assumptions that are preliminary and do not purport to represent what On2’s results of operations or financial position actually would have been if the share exchange had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period. In addition, the financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the share exchange. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The Unaudited Pro Forma Consolidated Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of On2 included in On2’s Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the six months ended June 30, 2007 and the historical financial statements of Hantro (after conversion to US Dollars) for the year ended December 31, 2006 and the six months ended June 30, 2007.

On2 Technologies, Inc.
Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet
at June 30, 2007
(in thousands)

	Historical On2	Historical Hantro*		Pro Forma Adjustments	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$10,369	$96	a	$(688)
			b	(6,842)
			c	20,000	$22,935
Marketable securities, at market	96				96
Accounts receivable	2,277	3,629			5,906
Prepaid expenses and other current assets	259	385			644
Total current assets	13,001	4,110		12,470	29,581
Acquired software, net	367	—			367
Other acquired intangibles, net	85	—	d	25,500	25,585
Goodwill	244	—	d	35,877	36,121
Property and equipment, net	261	244			505
Deferred acquisition costs	1,107		e	(1,107)	—
Other assets	131	—			131
Total assets	$15,196	$4,354		$72,740	$92,290
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,240	$1,020			$2,260
Accrued expenses	—	1,535			1,535
Deferred revenue	648	523			1,171
Notes payable, current	143	2,474			2,617
Capital lease obligation	21				21
Other current liabilities	—	648			648
Total current liabilities	2,052	6,200			8,252
Capital lease obligation, excluding current portion	23	—			23
Notes payable, non-current	—	3,128			3,128
Deferred tax liability	—		f	$9,563	9,563
Other non-current liabilities	—	45			45
Total liabilities	2,075	9,373		9,563	21,011

Series D convertible redeemable preferred stock	677	—			677
Stockholders' equity:
Common stock	1,161	257	g	(257)
			c	90
			d	153	1,404
Additional paid-in capital	139,452	31,288	c	19,910
			g	(31,288)
			d	38,005	197,367
Accumulated other comprehensive loss	(51)				(51)
Accumulated deficit	(128,118)	(36,564)	h	36,564	(128,118)
Total stockholders’ equity	12,444	(5,019)		63,177	70,602
Total liabilities and stockholders’ equity	$15,196	$4,354		$72,740	$92,290

*	As adjusted to comply with US GAAP

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed combined financial statements.

On2 Technologies, Inc.
Unaudited Pro Forma Consolidated Condensed Combined Statement of Operations
For the Six Months ended June 30, 2007
(amounts in thousands, except per share data)

	Historical On2	Historical Hantro		Pro Forma Adjustments	Pro Forma Combined
Revenue	$5,369	$4,720			$10,089
Operating expenses
Cost of revenue	812	1,089			1,901
Research and development	1,075	3,450			4,525
Sales and marketing	1,264	968			2,232
General and administrative	2,167	545	i	$2,133	4,845
Total operating expenses	5,318	6,052		2,133	13,503
Income (loss) from operations	51	(1,332)		(2,133)	(3,414)
Interest and other expense, net	(3,585)	(376)			(3,961)
Loss before provision for income taxes	(3,534)	(1,708)		(2,133)	(7,375)
Provision for income taxes:
Current tax provision	7	53		—	60
Deferred tax benefit	—	—	j	(800)	(800)
	7	53		(800)	(740)
Net loss	(3,541)	(1,762)		(1,333)	(6,636)
Convertible preferred stock 8% dividend	71	—		—	71
Net loss attributable to common stockholders	$(3,612)	$(1,762)		$(1,333)	$(6,707)
Net loss per common share, basic and diluted	$(0.03)		k	$(.04)	$(.05)
Weighted average basic and diluted common shares outstanding	107,698		k	34,440	142,138

*	As adjusted to comply with US GAAP

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed combined financial statements.

On2 Technologies, Inc.
Unaudited Pro Forma Consolidated Condensed Combined Statement of Operations
For the Year Ended December 31, 2006
(in thousands, except per share data)

	Historical On2	Historical Hantro*		Pro Forma Adjustments	Pro Forma Combined
Revenue	$6,572	$8,974			$15,546
Operating expenses:
Cost of revenue	2,328	1,950			4,278
Research and development	1,070	6,423			7,493
Sales and marketing	1,196	2,459			3,655
General and administrative	5,568	1,004	i	$4,267	10,839
Total operating expenses	10,162	11,836		4,267	26,265
Loss from operations	(3,590)	(2,862)		(4,267)	(10,719)
Interest and other expense, net	(1,226)	(181)			(1,407)
Loss before provision for income taxes	(4,816)	(3,043)		(4,267)	(12,126)
Provision for income taxes:
Current tax benefit	30	23			53
Deferred tax provision (benefit)			j	(1,600)	(1,600)
	30	23		(1,600)	(1,547)
Net loss	(4,846)	(3,066)		(2,667)	(10,579)
Convertible preferred stock deemed dividend	68	—		—	68
Convertible preferred stock 8% dividend	285	—		—	285
Net loss attributable to common stockholders	$(5,199)	$(3,066)		$(2,667)	$(10,932)
Net loss per common share, basic and diluted	$(0.05)		k	$(.08)	$(.09)
Weighted average basic and diluted common shares outstanding	96,642		k	34,440	131,082

*	As adjusted to comply with US GAAP

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed combined financial statements.

Note 1 Basis of Presentation

The Unaudited Pro Forma Consolidated Condensed Combined Statement of Operations for the six months ended June 30, 2007 and for the year ended December 31, 2006 give effect to the combination between On2 and Hantro as if such events had occurred on January 1, 2007 and January 1, 2006, the first day of the respective periods. The Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet as of June 30, 2007 gives effect to the combination of On2 and Hantro as if it had occurred on June 30, 2007. For the purpose of presenting pro forma financial statements, On2 used its latest filed financial statements, for the six months ended June 30, 2007 and for the fiscal year ended December 31, 2006, from its most recently-filed Form 10-Q and Form 10-K, as amended, respectively.

These Unaudited Pro Forma Consolidated Condensed Combined Financial Statements have been prepared based on historical financial information of On2 and Hantro, giving effect to the share exchange and other related adjustments described in these footnotes. Hantro prepares its consolidated financial statements in accordance with Finnish Accounting Standards, which differs in several material respects from U.S. Generally Accepted Accounting Principles. For the purposes of preparing the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements, Hantro's financial information has been restated to conform with U.S. Generally Accepted Accounting Principles. (“U.S. GAAP”). Certain footnote disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by SEC rules and regulations. These Unaudited Pro Forma Consolidated Condensed Combined Financial Statements are not necessarily indicative of the results of operations that would have been achieved had the share exchange actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The Unaudited Pro Forma Consolidated Condensed Combined Financial Statements should be read in conjunction with the respective historical financial statements of On2 and Hantro.

(a) Foreign Currency Translation

The historical financial statements of On2 are presented in U.S. dollars. The historical unaudited consolidated financial statements of Hantro included in the Pro Forma Consolidated Condensed Combined Financial Statements are presented in U.S. Dollars. The historical balance sheet at June 30, 2007 has been translated, for the purpose of preparing the pro forma financial information, into U.S. dollars at the June 30, 2007 closing exchange rate of 1.3475 U.S. dollars to one euro. The historical Hantro statement of operations for the six months ended June 30, 2007 has been translated, for the purpose of preparing pro forma financial information, into U.S. dollars at the average exchange rate for the year of 1.32948 U.S. dollars to one euro and the historical statement of operations for the year ended December 31, 2006 has been translated into U.S. dollars at the average exchange rate for the period of 1.25622 U.S. dollars to one euro.

Note 2 Purchase Accounting

On2 will acquire all of the issued and outstanding shares of capital stock of Hantro and all outstanding stock options of Hantro in exchange for total consideration valued at $45,000,000. Of this amount $6,841,775 will be payable in cash and the remaining $38,158,225 will be payable in shares of On2’s common stock valued at the closing under a formula set forth in the Share Exchange Agreement. The number of shares which On2 will issue at the closing will be determined based on the volume weighted average price of On2’s common stock during the 10 trading days prior to the closing (the “Closing Share Price”), subject to an upper limit of $2.50 per share and a lower limit of $1.50 per share, and will also be subject to a closing net worth adjustment.

If the price to be used in determining the value of On2’s shares is between $1.50 and $2.50 per share, the total value of On2’s shares to be issued at the closing will equal $45 million less the cash component of $6.8 million. If the volume-weighted average price of On2’s common stock for the 10 trading days prior to the closing is $1.50 or less, On2 will issue approximately 25,440,000 shares. If the price is $2.50 or more, On2 will issue approximately 15,300,000 shares. The estimated purchase price of $46.8 million consists of (i) shares of On2’s common stock with a value of approximately $38.2 million; (ii) $6.8 million in cash; and (iii) estimated direct transaction costs of $1.8 million to be incurred by On2 related principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition.

In addition, the Share Exchange Agreement provides that Hantro’s security holders may become entitled to receive additional consideration of up to 12,500,000 additional shares of the Company’s common stock (the “Contingent Consideration”) subject to the achievement of certain financial objectives during 2007. At this time it is not possible to predict if those objectives will be achieved; accordingly, the pro forma balance sheet and estimated purchase price do not reflect the distribution of the Contingent Consideration.

The preliminary purchase price, which is calculated assuming On2 will issue 15,300,000 shares at $2.50 per share, is as follows

Consideration and direct transaction costs (amounts in thousands)

Cash	6,842	(i)
On2 common stock to be issued	38,158	(i)
Estimated direct transaction costs	1,795	(ii)
Total purchase price	46,795

The share exchange will be accounted for under SFAS No. 141 using the purchase method of accounting. Under the purchase method of accounting, the estimated purchase price will be allocated to Hantro’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Management is responsible for determining the fair values of these assets. Management has estimated the fair values of the acquired assets reflected in the Unaudited Pro Forma Consolidated Condensed Combined Financial Information based on a number of factors, including valuations and estimated transaction costs. An independent appraisal firm, Duff & Phelps, LLC, performed a valuation of identified intangible assets, which consist of customer relationships, trade name, order backlog, non-compete agreements and acquired technology. The purchase price is considered preliminary pending final valuation of the balance sheet including certain reserves including accounts receivable and litigation reserves, finalization of the third-party valuation, finalization of purchase price adjustments and final transaction costs. The final purchase price will be calculated in accordance with Emerging Issues Task Force 99-12 Determination of the Measurement Date for the Market Price of the Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”).

The total estimated amount of identifiable intangible assets and goodwill is approximately $25.5 million and $35.9 million, respectively. The weighted average useful life of identifiable intangible assets is assumed to be 6.7 years. Because the valuation analysis has not been completed, the actual amount of goodwill and identifiable intangible assets and the related average useful life over which the intangible assets are amortized could vary from these assumptions.

The preliminary purchase price allocation to the assets acquired and liabilities assumed is as follows:

(amounts in thousands)
Working capital (excluding deferred revenue liabilities and current portion of long term debt)	$907
Property and equipment, net	244
Goodwill	35,877
Identifiable intangible assets subject to amortization	25,500
Deferred revenue liability	(523)
Current portion of long-term debt	(2,474)
Long-term debt	(3,128)
Deferred tax liability	(9,563)
Other long-term liabilities	(45)
Total	$46,795

Assumptions

(i)	The pro forma presentation reflects the cash payment of $6.8 million, the issuance of approximately 15.3 million shares of On2’s common stock at $2.50 per share. The actual number of shares that are eventually issued may vary as explained in the Share Exchange Agreement. In addition, for accounting purposes the eventual share price used to value On2’s stock may differ from the $2.50 per share estimate in accordance with certain specified terms described in the Share Exchange Agreement and in accordance with SFAS No. 141 and EITF 99-12
(ii)	Estimated direct transaction costs of $1.8 million to be incurred by On2 relate principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition.
(iii)	Assets acquired and liabilities assumed are based on estimated fair values and assumptions as of June 30, 2007. For purposes of this pro forma presentation, except with respect to Hantro’s intangible assets (see pro forma adjustment (d) below), recorded book values are assumed to approximate fair values. Actual fair values to be assigned to assets and liabilities will likely differ as of the date of closing of the transaction, and recorded assets and liabilities will likely differ from their recorded values.

Note 3 Pro forma adjustments

The pro forma components and allocation of the estimated purchase price, based on presumed fair values at June 30, 2007, are as follows:

a.	To record pro forma estimate of additional acquisition related expenses expected to be incurred of $688,000; the Company has incurred and recorded $1.1 million of acquisition related expenses included in deferred acquisition costs.
b.	To reflect the cash consideration to be paid at closing of $6.8 million.
c.	To record the estimated net proceeds from the planned offering of approximately 9 million shares of On2’s common stock at an estimated price per share of $2.50, to be used to fund the cash portion of the purchase price. The planned offering is not contingent on the consummation of the acquisition nor required to execute the Share Exchange Agreement. It is a condition precedent to completing the acquisition that On2 may waive if it cannot complete the financing on terms acceptable to On2 based on market conditions prevailing at the time. The actual share price and number of share may vary, depending on the prevailing market conditions.
d.	To reflect the purchase price adjustments resulting from the cash consideration in “(a)” above, the par value and additional paid-in capital related to the issuance of common stock to Hantro’s shareholders, the goodwill origination, the allocation of intangibles and the estimated transactions costs related to the acquisition.
e.	To reclassify $1.1 million of costs incurred by On2 related to the Hantro acquisition to purchase price. These costs were deferred and presented on the balance sheet as “Deferred acquisition costs” as of June 30, 2007.
f.	To record the deferred tax liability related to the temporary book to tax basis difference from the intangible assets arising from the acquisition. This adjustment reflects a review of the combined On2 and Hantro deferred taxes. On a combined basis, this review indicates that the net deferred tax liability should be increased by approximately $9.6 million. The increase reflects an analysis of the various deferred tax assets and liabilities and any applicable valuation allowance thereon. The utilization of deferred tax assets and deferred tax liabilities is dependent on future operating results, final valuation of Hantro for purchase accounting purposes and other risk factors that can only be estimated at this time. In the event On2 is required to adjust any of the estimates based on future income, deductions or subsequent events, the estimated utilization of the deferred tax assets and liabilities may change.
g.	To eliminate Hantro’s stockholders’ equity.
h.	To reverse Hantro's accumulated deficit.

i.	To reflect amortization of intangibles with a three, five, and ten year life acquired by On2 with a weighted average life of 6.7 years.
j.	To record tax effect of the pro forma adjustments at an effective rate of 37.5%.
k.	Adjustment reflects the increase in weighted average basic shares and weighted average dilutive shares outstanding for the common stock issued in connection with the acquisition. Pro forma basic earnings per common share for the periods presented were calculated assuming that 34,440,000 shares of On2 common stock issued in connection with the acquisition were issued at the beginning of the period presented, consisting of 25,440,000 million shares issued to Hantro’s former securityholders upon closing of the share exchange and 9 million shares issued to the Hantro securityholders in connection with the planned offering.

Note 4 Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of On2 for the six months ended June 30, 2007 and the year ended December 31, 2006, assuming the 34,440,000 million shares issued in connection with the share exchange and the sale of On2’s common stock were issued at the beginning of each period. If On2’s share price is $1.50 or below at closing and 25.4 million shares are issued, the pro-forma net loss per share for the six-month period ended June 30, 2007 and year ended December 31, 2006 would be $.05 and $.08, respectively. The pro-forma weighted average shares outstanding for the six month period ended June 30, 2007 and December 31, 2006 would be 142,138,000 and 131,082,000, respectively.

Unaudited Financial Statements of Hantro Products Oy
For the Period Ended June 30, 2007

HANTRO PRODUCTS OY

UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(The unaudited interim financial information
has not been reviewed by an independent accountant)

	Unaudited
	June 30, 2007	December 31, 2006
INTANGIBLE ASSETS
Development expenses	€1,441	€1,650
Other intangible assets	25	34
TOTAL INTANGIBLE ASSETS	1,466	1,684
TANGIBLE ASSETS, net	156	124
CURRENT ASSETS
Accounts receivable	2,693	2,433
Other receivables	129	136
Prepaid expenses and accrued income	157	310
	2,979	2,879
Cash and cash equivalents	71	58
TOTAL CURRENT ASSETS	3,050	2,937
TOTAL ASSETS	€4,672	4,745
SHAREHOLDERS' EQUITY (DEFICIT) AND LIABILITIES
SHAREHOLDERS' EQUITY (DEFICIT)
Share capital	€191	€179
Share premium	1,837	—
Retained (deficit)	(1,643)	(650)
Net (loss) for the financial period	(2,118)	(977)
TOTAL SHAREHOLDERS' (DEFICIT)	(1,733)	(1,448)
LIABILITIES
LONG TERM LIABILITIES
Loans from financial institutions	2,321	2,077
Capital loan	34	34
TOTAL LONG TERM LIABILITIES	2,355	2,111
SHORT TERM LIABILITIES
Loans from financial institutions	1,837	1,474
Accounts payable	757	725
Other non-interest bearing liabilities	316	253
Accrued expenses and deferred income	1,140	1,630
TOTAL SHORT TERM LIABILITIES	4,050	4,082
TOTAL LIABILITIES	6,405	6,193
TOTAL SHAREHOLDERS (DEFICIT) AND LIABILITIES	€4,672	€4,745

The accompanying notes are an integral part of these consolidated financial statements.

HANTRO PRODUCTS OY

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)
(The unaudited interim financial information presented has not been reviewed by an independent accountant)

	Unaudited Three months ended June 30,		Unaudited Six months ended June 30,
	2007	2006	2007	2006
Net sales	€2,004	€2,504	€2,550	€4,488
Operating expenses:
Personnel expense	1,004	1,399	2,289	2,689
Depreciation and amortization	117	31	240	65
Other operating income and expenses, net	981	1,032	1,815	2,112
Total operating expenses	2,102	2,462	4,344	4,866
Loss from operations	(98)	42	(1,794)	(378)
Finance income (expense)
Interest income and other financial income	—	2	—	4
Interest expense and other financial expenses	(229)	(41)	(284)	(71)
Total finance expenses	(229)	(39)	(284)	(67)
Loss before provision of income taxes	(327)	3	(2,078)	(445)
Income tax provision	39	—	40	1
Net loss	(366)	3	(2,118)	(446)

The accompanying notes are an integral part of these consolidated financial statements.

HANTRO PRODUCTS OY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(The unaudited interim financial information presented has not been reviewed by an independent accountant)

	Unaudited Six months ended June 30,
	2007	2006
Cash flows from operating activities
Cash received from customers	€2,368	€4,360
Cash paid to suppliers and employees	(4,479)	(5,129)
Cash used in operations	(2,111)	(769)
Interest and other financial expenses paid	(210)	(63)
Interest received	1	4
Income taxes paid	(40)	(1)
Net cash used by operating activities	(2,360)	(829)
Cash flows from investing activities
Purchases of tangible and intangible assets	(56)	(19)
Granted loans	1	1
Net cash used in investing activities	(55)	(18)
Cash flows from financing activities
Proceeds from issue of share capital	1,850	—
Increase in current loans	1,000	1,095
Decrease in current loans	(619)	(483)
Increase in long-term loans	315	115
Decrease in long-term loans	(118)	(94)
Net cash provided by financing activities	2,428	633
Net increase (decrease) in cash and cash equivalents	13	(214)
Cash and cash equivalents at beginning of period	58	489
Cash and cash equivalents at end of period	€71	€275

The accompanying notes are an integral part of these consolidated financial statements.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

1 — Summary of Significant Accounting Policies

Description of Business

Hantro Products Oy and its subsidiary (“Hantro” or the “Group”) specializes in video technology for wireless terminals. Hantro’s main products include video codecs based on Motion Pictures Expert Group (“MPEG”) utilizing 4/H.263/H.264/VC-1 standards and integrated video applications that enable features such as the use of two-way video connections in wireless terminals. These solutions are used in mobile phones and PDAs. Hantro was founded in 1992 and is headquartered in Oulu, Finland. The Group conducts its research, development, and administrative activities in its Oulu facility and maintains sales and marketing offices in Espoo, Finland; Tokyo, Japan; Seoul, Korea; Taipei, Taiwan and Munich, Germany.

On June 8, 2000, the Group organized a wholly owned subsidiary, Hantro Inc. (the “Subsidiary”), in the United States of America to conduct business in the United States.

Basis of Preparation

The consolidated financial statements of Hantro have been prepared in conformity with accounting principles generally accepted in Finland (“Finnish GAAP”). Finnish GAAP differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). Information relating to the nature and effect of such differences is presented in Note 18.

The preparation of the consolidated financial statements in conformity with Finnish GAAP requires the Group’s management to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of capitalized development costs, valuation allowances for receivables and revenue recognition. Actual results could differ from those estimates. The financial statements included herein should be read in conjunction with the financial statements and notes thereto included in Hantro Group’s consolidated financial statements as of and for the year ended December 31, 2006 included in the DEF 14A filed with the Securities and Exchange Commission by On2 Technologies, Inc.

Principles of Consolidation

The consolidated financial statements include the parent company Hantro Products Ltd and its wholly owned Subsidiary. All material intra-group transactions, receivables, liabilities, and unrealized margins are eliminated in consolidation.

Transactions in Foreign Currencies

Foreign currency transactions are recorded at the exchange rates prevailing at the time of transaction. At the end of the accounting period receivables and liabilities are translated at the rates prevailing on the balance sheet date. Exchange rate differences related to sales and purchases are treated as adjustments to the underlying items.

The reporting currency of the Group is the Euro, which is also the functional currency of the parent company. The income statements of Hantro Inc., USA are translated at the average exchange rates for the accounting period, and the balance sheets are translated at the closing rate on the balance sheet date. All translation differences arising from the combination of the foreign subsidiary are credited or charged directly to retained earnings in the consolidated financial statements.

Revenue Recognition

Revenues are derived from the sale of licenses and royalties of Hantro’s software products and maintenance fees. Gross sales revenues are reduced by certain items including indirect sales taxes and sales

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

1 — Summary of Significant Accounting Policies  – (continued)

discounts. In long-term projects related to license sales, recognized revenues result only from completed and invoiced deliverables according to individual agreements. Product support obligations for delivered products are expensed when the actual commitment takes place. Income from maintenance fees is accrued for the whole maintenance period and recognized under liabilities.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and balances with banks and highly liquid short-term investments. For purposes of the consolidated statement of cash flows, the Group considers all highly liquid investments to be cash equivalents.

In addition, the Group includes restricted cash balances in its cash and cash equivalents.

Accounts Receivable

Accounts receivable are recorded at historical cost, less a provision for doubtful accounts. Management considers current information and events regarding the debtors’ ability to repay their obligations, and makes a provision against amounts due when it is probable that the full amount will not be collected.

Research and Development

Research costs are expensed during the financial year they are incurred.

Development costs related to certain product development projects have been capitalized beginning from January 1, 2006. During the 2005 financial year the product development costs were expensed as incurred. Product development costs that are expected to benefit future periods are capitalized when they are incurred. Capitalized development costs are amortized on a straight-line method over the useful lives of related products, usually in 3 years.

Other Intangible Assets

Other intangible assets include capitalized expenditures related primarily to software licenses.

Amortization of intangible assets is expensed on a straight line basis over the expected useful lives of the intangible assets, usually 3 to 5 years.

Fixed Assets and Depreciation

Machinery and equipment are stated at historical cost less accumulated depreciation and impairments. Machinery and equipment are depreciated using the straight-line method over their estimated useful lives, usually 5 years.

Leasing

Operating and financial lease payments are treated as rentals. Annual leasing charges on the basis of existing leasing agreements are shown in the notes to the consolidated financial statements.

Pension Arrangements

Statutory and supplementary pension obligations in Finland are covered through a compulsory pension insurance policy. Payments to pension insurance institutions are recorded in amounts determined by the insurance institutions according to certain prescribed actuarial assumptions and other rulings pursuant to the Finnish Employees’ Act. Costs of pensions are recorded as they are earned.

Income Taxes

Income taxes in the income statement include taxes of the Group companies for the financial period, calculated in accordance with local regulations, as well as adjustments to prior year taxes and deferred income

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

1 — Summary of Significant Accounting Policies  – (continued)

taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Share Based Compensation

The Group does not account for share-based compensation, as it is not required under Finnish GAAP. There are no provisions made for social security costs on stock options.

2 — Net Sales by Geographical Area

	(Unaudited) Quarter Ended June 30,		(Unaudited) Six Months Ended June 30,
	2007	2006	2007	2006
Europe	€390	€123	€455	€796
Rest of world	1,614	2,381	2,095	3,692
	€2,004	€2,504	€2,550	€4,488

3 — Personnel Expenses and the Average Number of Employees

	(Unaudited) Quarter Ended June 30,		(Unaudited) Six Months Ended June 30,
	2007	2006	2007	2006
Wages and salaries	€773	€1,093	€1,762	€2,121
Pension expenses	187	186	355	349
Other personnel expenses	6	77	94	132
Subtotal	966	1,356	2,211	2,602
Fringe benefits	38	41	78	87
	€1,004	€1,397	€2,289	€2,689
Average number of employees	70	80	70	80

Salaries or other forms of compensation have not been paid to the Board of Directors during the financial year.

4 — Depreciation and Amortization

	(Unaudited) Quarter Ended June 30,		(Unaudited) Six Months Ended June 30,
	2007	2006	2007	2006
Development expenses	€102	€13	€209	€26
Intangible rights	5	5	10	12
Machinery and equipment	11	13	22	27
	€118	€31	€241	€65

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

5 — Other Operating Income and Expenses

	(Unaudited) Quarter Ended June 30,		(Unaudited) Six Months Ended June 30,
	2007	2006	2007	2006
Other operating expenses	€981	€1,032	€1,815	€2,112
	€981	€1,032	€1,815	€2,112

6 — Financial Items

	(Unaudited) Quarter Ended June 30,		(Unaudited) Six Months Ended June 30,
	2007	2006	2007	2006
Interest income	€—	€—	€—	€4
Exchange rate gains	—	—	—	—
Interest income and other financial income	—	—	—	4
Interest expense	€179	€23	€224	€45
Exchange rate losses	1	4	1	7
Other financial expenses	49	12	59	19
Interest and other financial expenses	229	39	284	71
Total financial items, net	(€ 229)	(€ 39)	(€ 284)	(€ 67)

7 — Intangible Assets

	(Unaudited) As of June 30,
	2007	2006
Capitalized development expenses
Historical costs at January 1, 2007 and 2006, respectively	€1,650	€64
Capital expenditures	—	—
Historical cost, June 30	1,650	64
Amortization	209	26
Carrying value, June 30	1,441	38
Other intangible assets
Historical costs at January 1, 2007 and 2006, respectively	34	39
Capital expenditures	—	15
Historical cost, June 30	34	54
Amortization	9	12
Carrying value, June 30	25	42
Total intangible assets	€1,466	€80

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

8 — Tangible Assets

	(Unaudited) As of June 30, 2007	As of December 31, 2006
Machinery and equipment
Historical cost at January 1, 2007 and 2006, respectively	€384	128
Capital expenditures for the six months and year ended June 30, 2007 and December 31, 2006	54	46
Historical cost, June 30, 2007 and December 31, 2006	438	174
Depreciation for the six months and year ended June 30, 2007 and December 31, 2006	(283)	(50)
Carrying value, June 30	156	124
Total tangible assets	€156	124

9 — Shares in Subsidiaries

The Group is the 100% owner of Hantro Inc, USA.

10 — Prepaid Expenses and Accrued Income

	(Unaudited) As of June 30, 2007	As of December 31, 2006
Government grants	€0	€206
Leasing	—	14
Other	157	90
	€157	€310

11 — Shareholders’ Equity

	(Unaudited) Six Months Ended June 30
	2007	2006

Share capital
Balance at January 1, 2007 and 2006, respectively	€179	€179
Increase of share capital	12	—
Balance at end of period	191	179
Share premium
Balance at beginning of period	—	3,581
Decrease in share premium to cover losses	1,837	(3,581)
Balance at end of period	1,837	—
Retained earnings (deficit)
Balance at beginning of period	(1,627)	(4,230)
Decrease in share premium to cover losses		3,581
Currency translation adjustment	(16)	(1)
Net loss for the period	(2,118)	(977)
Balance at end of period	(3,761)	(1,627)
Total shareholders' equity	€(1,733)	€(1,448)

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

11 — Shareholders’ Equity  – (continued)

In accordance with the New Finnish Companies Act (September 1, 2006), the Group’s negative equity has been registered with the National Board of Patents and Registration in Finland.

Hantro does not have any distributable earnings.

Hantro’s shares are split into different series as follows:

	(Unaudited) June 30, 2007	December 31, 2006
Shares A (1 vote/share)	21,548,097	21,548,097
Shares B (1 vote/share)	26,633,229	26,633,229
Shares C (1 vote/share)	90,631,737	90,631,737
Shares D (1 vote/share)	51,986,000	40,000,000
	190,799,063	178,813,063

The differences in share series relate to priority of allocation of proceeds in case of liquidation of the Group. The shareholders of D shares will receive a portion that equals the subscription price they have paid for the shares. The remaining funds are allocated to two pools; series D pool and series ABC-pool The Series C shares are in a stronger position than ABC series when liquidation proceeds are distributed.

12 — Long-term Liabilities

	(Unaudited) As of June 30, 2007	As of December 31, 2006
Research and development loans	€2,068	€1,763
Capital loans	34	34
Amounts owed to credit institutions	253	314
Total tangible assets	€2,355	€2,111

Research and development loans are loans from the Finnish State Treasury for the purpose of research and development. The loan interest rate is 1 per cent.

Capital loan

Main loan terms: The loan is from Finnvera (Finnish state financing company). The loan interest is based on the Bank of Finland’s base rate minus 1 percentage unit, however, at least three (3) per cent. Loan period is eight (8) years, including the first four (4) years of non-installments. The interest is calculated on a monthly basis, although both the interest and installments can be paid if the paid amount can be used for profit distribution according to the latest confirmed financial accounts.

Interest on the capital loan is recorded as financial expenses for the financial year and accrued interest is included under short-term liabilities as accrued expense.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

13 — Current Interest Bearing Liabilities

	(Unaudited) As of June 30, 2007	As of December 31, 2006
Loans from financial institutions	€1,837	€1,474

14 — Short-term Non-interest Bearing Liabilities

	(Unaudited) As of June 30, 2007	As of December 31, 2006
Accounts payable	€757	€725
Accrued expenses	743	1,392
Deferred income	455	238
Other liabilities	258	253
	€2,213	€2,608

15 — Share Option Plan

The Group has share option schemes designed to serve as incentives and to promote personnel commitment. During the financial year 2002, the Group’s investors subscribed a total of approximately 69 million options to purchase Series A shares. The subscription period began on December 18, 2002 and will end on January 25, 2009. The subscription rights have not been exercised.

Option schemes established during the year ended December 31, 2004 entitle holders to subscribe for either Series A or Series C shares. The subscription period for both option plans began on January 1, 2005 and ends on January 25, 2009. Approximately 9.6 million Series A options and 2 million Series C options were issued. The subscription rights have not been exercised.

At the Extraordinary General Meeting held on December 30, 2004, the Board of Directors was authorized to decide on the distribution of approximately 12 million Series D options to the Group’s management and employees. This authorization allows a maximum increase of €12,200 in the share capital. Under the authorization, the Board of Directors has issued 8.1 million Series D options with the share subscription period beginning on January 1, 2007 and ending on December 31, 2010. As a result of the subscription, the share capital may be increased by a maximum of €7,328. The authorization expired on December 30, 2005.

At the Annual General Meeting held June 16, 2006, the Board of Directors was authorized to decide on the distribution of 4 million series D option rights. The authorization is valid for a one year period. By the end of the fiscal year ended December 31, 2006, series D option rights had not been issued to the employees.

16 — Commitments and Other Obligations

(Unaudited) June 30, 2007
Business mortgages	3,825
Guarantees for rental	18
3,843

The Group has leased office facilities in Espoo and Oulu. Espoo office has a lease agreement until further notice, with a 3 months notice period. The Oulu office has a temporary 3 year lease agreement with 6 months

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

16 — Commitments and Other Obligations  – (continued)

notice period. As of June 30, 2007, the lease commitments for Oulu and Espoo offices aggregate to approximately €0.7 million. The Subsidiary has a temporary lease until September 30, 2007.

The Group has set €555 of receivables as a pledge for its liabilities.

The future minimum rental payments are as follows:

(Unaudited) June 30, 2007
Rental payments for leasing contracts
Due in one year	€275
Due in excess of one year	256
€531

17 — Related Party Disclosures

Salaries or other compensation to the Board of Directors have not been paid during the financial quarters ended June 30, 2007 and June 30, 2006.

The group has no loan receivables from management or the Board of Directors. No pledges have been given on behalf of the management or shareholders.

Shareholdings of Directors and Corporate management

The Managing Director and Board of Directors (including deputy members) holds 11,463,507 A shares, 121,965 C shares, 310,000 C series options and 3,400,000 D series options.

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America

Hantro’s consolidated financial statements, presented elsewhere in this document, have been prepared in accordance with Finnish GAAP, which differ in certain material respects from US GAAP. Following is a summary of the significant adjustments to the consolidated statements of operations and the consolidated balance sheets as of and for the quarter and six months ended June 30, 2007 that would be required if US GAAP were to be applied instead of Finnish GAAP.

Reconciliation of Changes in Net Loss

	(Unaudited) Quarter Ended June 30,			(Unaudited) Six Months Ended June 30,
	2007		2006	2007		2006
Net gain (loss) for periods under Finnish GAAP		€(366)	€3		€(2,118)	€(446)
(Increase) decrease in net loss from US GAAP adjustments:
Research and development costs	a.	101	13	a.	208	26
Software revenue recognition
Software licenses	b.	365	(1,525)	b.	941	(1,350)
Post contract customer support	b.	(62)	(171)	b.	59	(107)
Interest income from discounting long term receivables	c.	(8)	—		—	—
Share-based compensation	d.	(415)	—	d.	(415)	(113)
Net (loss) for the periods under US GAAP		€(385)	€(1,680)		€(1,325)	€(1,990)

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

Reconciliation of Balance Sheet as at June 30, 2007

	Finnish GAAP	US GAAP Adjustments Increase (Decrease)		US GAAP
INTANGIBLE ASSETS
Development expenses	€1,441	a.	(1,441)	€—
Other intangible assets	25			25
TOTAL INTANGIBLE ASSETS	1,466			25
TANGIBLE ASSETS, net	156			156
CURRENT ASSETS
Accounts receivable	2,693			2,693
Other receivables	129			129
Prepaid expenses and accrued income	157			157
Cash and cash equivalents	71			71
TOTAL CURRENT ASSETS	3,050			3,050
TOTAL ASSETS	€4,672			€3,231
SHAREHOLDERS' EQUITY (DEFICIT) AND LIABILITIES
SHAREHOLDERS' EQUITY (DEFICIT)
Share capital	€191			€191
Additional paid-in-capital	1,837	f.	19,642
		d.	416
		d.	1,323	23,218
Other comprehensive (loss)	—	e.	(35)	(35)
Retained (deficit)	(1,643)	a.	(1,650)
		b.	(1,387)
		d.	(1,323)
		e.	(131)
		f.	(19,642)	(25,776)
Net (loss) for the financial period	(2,118)		793	(1,325)
TOTAL SHAREHOLDERS' (DEFICIT)	(1,733)			(3,727)
LIABILITIES
LONG TERM LIABILITIES
Loans from financial institutions	2,321			2,321
Capital loan	34			34
TOTAL LONG TERM LIABILITIES	2,355			2,355
SHORT TERM LIABILITIES
Loans from financial institutions	1,837			1,837
Accounts payable	757			757
Other non-interest bearing liabilities	316	e.	165	481
Accrued expenses and deferred income	1,140	b.	388	1,528
TOTAL SHORT TERM LIABILITIES	4,050			4,603
TOTAL SHAREHOLDERS (DEFICIT) AND LIABILITIES	€4,672			€3,231

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

Reconciliation of Balance Sheet as at December 31, 2006

	Finnish GAAP	US GAAP Adjustments Increase (Decrease)		US GAAP
INTANGIBLE ASSETS
Development expenses	€1,650	a.	(1,650)	€—
Other intangible assets	34			34
TOTAL INTANGIBLE ASSETS	1,684			34
TANGIBLE ASSETS, net	124			124
CURRENT ASSETS
Accounts receivable	2,433	b.	67
		c.	(17)	2,483
Other receivables	136			136
Prepaid expenses and accrued income	310			310
	2,879			2,929
Cash and cash equivalents	58			58
TOTAL CURRENT ASSETS	2,937			2,987
TOTAL ASSETS	€4,745			€3,145
SHAREHOLDERS' EQUITY (DEFICIT) AND LIABILITIES
SHAREHOLDERS' EQUITY (DEFICIT)
Share capital	€179			€179
Share premium		e.	1,323
		f.	19,642	20,965
Other comprehensive (loss)	—	d.	(35)	(35)
Retained (deficit)	(650)	a.	(64)
		b.	(2,003)
		e.	(111)
		d.	(864)
		f.	(19,642)	(23,334)
Net (loss) for the financial period	(977)		(1,465)	(2,442)
TOTAL SHAREHOLDERS' (DEFICIT)	(1,448)			(4,667)
LIABILITIES
LONG TERM LIABILITIES
Loans from financial institutions	2,077			2,077
Capital loan	34			34
TOTAL LONG TERM LIABILITIES	2,111			2,111
SHORT TERM LIABILITIES
Loans from financial institutions	1,474			1,474
Accounts payable	725			725
Other non-interest bearing liabilities	253	e.	165	418
Accrued expenses and deferred income	1,630	b.	1,454	3,084
TOTAL SHORT TERM LIABILITIES	4,082			5,701
TOTAL LIABILITIES	6,193			7,812
TOTAL SHAREHOLDERS (DEFICIT) AND LIABILITIES	€4,745			€3,145

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

a. Research and Development Costs

Finnish GAAP permits the discretionary capitalization of research and development expenditures in instances where the benefits are expected to be realized by an entity during future periods. Historically, the Group’s management has judgmentally capitalized its research and development expenditures and amortized the costs on a straight line basis over three years.

Under US GAAP, the authoritative guidance for accounting for research and development costs is provided for in SFAS No. 2 Accounting for Research and Development Costs (“SFAS No. 2”). SFAS No. 2 indicates all expenditures incurred in connection with the discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or the research of a new process or technique in bringing about a significant improvement to an existing product or process are expensed as incurred. Similarly, all costs incurred in connection with the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use are expensed as incurred.

As of June 30, 2007 and December 31, 2006 the Group’s historical Finnish GAAP financial statements included capitalized development costs, net of accumulated amortization, of €1,441 and €1,650, respectively. For the quarters ended June 30, 2007 and June 30, 2006 the Group recorded amortization expense related to the capitalized development costs of €101 and €13, respectively; for the six months ended June 30, 2007 and June 30, 2006 the Group recorded amortization expense related to the capitalized development costs of €208 and €26, respectively.

The application of US GAAP requires that all capitalized research and development costs and corresponding amortization expense be reversed for all periods presented. Consequently, the application of SFAS No. 2 as of June 30, 2007 and December 31, 2006 results in a reduction of capitalized development expenses of €1,441 and €1,650, respectively, and a reduction to opening retained earnings as of June 30, 2007 and December 31, 2006 of €1,650 and €64, respectively. Similarly the net loss for the quarters ended June 30, 2007 and 2006 would have decreased by €101, and €13, respectively, to reflect the reversal of the corresponding amortization expense of the capitalized development expenses. The net loss for the six months ended June 30, 2007 and 2006 would have decreased by €208, and €26, respectively, to reflect the reversal of the corresponding amortization expense of the capitalized development expenses.

b. Revenue Recognition

Under Finnish GAAP, revenue from the sale of software licenses that require significant production, modification, or customization is recognized in line with the billing schedules stipulated between a vendor and a customer, regardless of the complexity of the subsequent implementation project. The concept of vendor specific objective evidence (“VSOE”) is not applied and revenue for each component of the total contract value are recognized based on the stated contract amounts.

Under US GAAP, there are specific requirements to analyze each component of multi-element arrangements to ensure that the corresponding revenues are appropriately recognized. The analysis, for example, needs to determine contracts where the implementation work is of such a complexity that the license revenue may not be recognized immediately, but rather needs to be deferred. Further analysis includes the determination of VSOE of fair value of delivered and undelivered components included in the contract. The lack of VSOE for one or more components of the contractual arrangement may entail further deferrals of revenue, as may the existence of extended payment terms. The impact of applying the US GAAP guidance is that all

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

major revenue streams, including license revenues, implementation services and maintenance, are typically recognized later under US GAAP than under Finnish GAAP, if criteria causing deferral under US GAAP are present.

Software Licenses and Related Implementation

Revenue recognition for the sale of software licenses under US GAAP is primarily governed by Statement of Position (“SOP”) 97-2, Software Revenue Recognition (“SOP 97-2”). In instances where the delivery of software or a software system requires significant production, modification, or customization, the contract will be required to be accounted for in accordance with Accounting Research Bulletin No. 45, Long-Term Construction-Type Contracts (“ARB No. 45”), using the relevant guidance therein, and in SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (“SOP 81-1”). The application of US GAAP to software license arrangements that required significant production, modification, or customization caused licensing revenue for the quarters ended June 30, 2007 and 2006 to increase by €365, and decrease by €1,525, respectively, with corresponding adjustments to deferred revenue and retained earnings, as applicable, to reflect the recognition of revenue during the periods that it was earned; similarly, licensing revenue for the six months ended June 30, 2007 and 2006 would have increased by €941, and decreased by €1,350, respectively, with corresponding adjustments to deferred revenue and retained earnings, as applicable, to reflect the recognition of revenue during the periods that it was earned.

Post Contract Customer Support

The Group’s software licensing arrangements typically include an element of post-contract customer support (“PCS”). Under Finnish GAAP, an entity is permitted to recognize revenue from PCS at the time that such services are billed.

Under US GAAP, if vendor specific objective evidence can be identified, PCS revenue is recognized over the term of the maintenance contract or on a “per usage” basis, whichever is stated in the contract. In accordance with SOP 97-2, VSOE of the fair value of PCS is determined by reference to the price the customer will have to pay for PCS when it is sold separately (i.e., the renewal rate). Each license agreement offers additional PCS at a stated price.

For the quarters ended June 30, 2007 and 2006 the application of SOP 97-2 to the PCS element of the Group’s software licensing arrangements resulted in a increase to the net loss of $62, and $171, respectively, with corresponding adjustments to deferred revenue and retained earnings, as applicable; similarly, for the six months ended June 30, 2007 and 2006, net loss would have decreased by €59, and increased by €107, respectively.

c. Discounting of Accounts Receivable

Under Finnish GAAP, there is no requirement to discount accounts receivable with payment terms in excess of a Group’s standard terms.

Under US GAAP, and in accordance with APB 21 Interest on Receivables and Payables, such transactions should be treated as a lending activity and recorded at present value. The present value of a note that stipulates interest should be determined by discounting all future payments on the notes using an imputed rate of interest. This rate will normally be at least equal to the rate at which the debtor can obtain financing of a similar nature from other sources at the date of the transaction.

The financial statement impact from the application of US GAAP resulted in an increase to the net loss of €8 for the quarter ended June 30, 2007.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

d. Share-based Compensation

In accordance with Finnish GAAP, there is no requirement to recognize an expense for employee compensation on share options issued. A company will recognize an expense for the social security costs arising on the exercise of an option at the point at which the expense is paid.

Under US GAAP, for accounting periods commencing before December 15, 2005, share options were accounted for in accordance with APB Opinion No. 25 Accounting for Stock Issued to Employees (“APB Opinion No. 25”) as permitted by SFAS No. 123 Accounting for Stock-Based Compensation (“SFAS No. 123”). Under APB Opinion No. 25, the compensation expense arising on a share option issued is measured as the excess, if any, of the fair value of a company’s common stock at the date of the grant over the amount a grantee must pay to acquire the stock. If the value of the stock options’ exercise price is equal to the value of the common shares at the date of grant, no compensation expense should arise on the share option granted.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”). This standard replaced SFAS No. 123 and supersedes APB Opinion No. 25. The standard requires companies to recognize compensation expense for all share-based payments to employees, including grants of employee stock options, in their financial statements based on their fair values on the grant date and is effective for annual periods beginning after December 15, 2005. The fair value of options issued under this standard are required to be calculated using a pricing model and a company must make assumptions with respect of the risk free interest rates, dividend yield, expected lives, and expected volatility. In accordance with the revised statement, the Group will recognize an expense attributable to stock options granted or vested subsequent to January 1, 2006.

In accordance with US GAAP any compensation expense related to equity options recorded in the income statement should be credited to additional paid in capital. Since incorporation the Group has issued 9,597,681 Class A share options and 2,102,313 Class B share options to employees up to January 1, 2005. The Class B share options were granted with an exercise price equivalent to the market value of the options; however, the Class A share options were granted with an exercise price lower than the market value at the grant date. All of these share options had vested by January 1, 2005.

Under Finnish GAAP, the Group has not recognized any expense or increase to capital in any of the years since incorporation. Under US GAAP, the Class A share options issued with an exercise price lower than the market value at the grant date gives rise to an employee compensation charge. These options were granted and fully vested prior to January 1, 2006. Therefore these options should be treated in accordance with the provisions set out in APB Opinion No. 25. The compensation charge for these options would have totaled €864. As such, the balance sheets as of June 30, 2007 and December 31, 2006 reflect the prior period’s impact on retained earnings and paid-in-capital for the options granted.

The Group issued 8,058,000 Class D share options to employees during the year ended December 31, 2005. These D options would be accounted for in accordance with the SFAS No.123R as they have not fully vested for the fiscal year commencing on January 1, 2006. Under US GAAP, the compensation charge for the quarter ended June 30, 2006, in accordance with SFAS No. 123R, would have totaled €113, increasing net loss and additional paid in capital as of and for the quarter ended June 30, 2006 by this amount. Cumulatively, the option fair value of €459 from the Class D options would have been expensed in full by December 31, 2006, thus increasing share capital as of January 1, 2007 by that same amount.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

In the aggregate, as a result of the application of APB Opinion No. 25 and SFAS No. 123R, as of June 30, 2007 and December 31, 2005 share capital would have increased by €1,323, to record the fair value of the options granted.

Similarly, during the quarter ended June 30, 2007, the Company issued additional options to its employees that would have resulted in a compensation charge of €415 thousand from the application of SFAS No. 123R.

The Black-Scholes option pricing model was used to estimate fair values of the options as of the date of grant using the assumptions listed below.

Risk-free interest rate	3.25%
Volatility	83.00%
Expected option term	5 years
Exercise price per share	€0.10
Market value per share	€0.10

Under US GAAP, a deferred tax asset will be generated on the employee compensation charge recognized under SFAS 123R because when share options are exercised, the Group will receive a taxable benefit. However, a deferred tax asset should only be recognized in the financial statements when it is considered that the asset will be recoverable. Management considers that given the historical losses generated by the Group, a deferred tax asset will not be recoverable in the foreseeable future. Therefore, a deferred tax asset has not been recognized with respect to the Class A share options.

e. Pension Expense

All Finnish companies are required to make payments to the Finnish government to fund the Finnish state TEL system. Under Finnish GAAP companies account for pension payments as a defined contribution plan. A pension expense will be recorded on the accrual basis. A liability will be recognized in the balance sheet where, at the balance sheet date, the company has unpaid pension contributions outstanding to the government.

Under US GAAP and in accordance with SFAS No. 87 Employers’ Accounting for Pensions (“SFAS No. 87”), a pension expense is based upon a specified methodology that includes a designated actuarial approach and reflects the concept of accrual accounting.

The pension expense is recorded on a full accrual basis and reflected in the income statement over the working lives of the employees provided with such benefits. The economic and demographic assumptions used in calculating pension expense are required to be reviewed and updated periodically to the extent that local market economic conditions and demographics change. SFAS No. 87 also contains a minimum liability provision, which requires, under certain circumstances, balance sheet recognition of at a minimum the unfunded accumulated pension benefit obligation.

In September 2006, the FASB issued Statement No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (an amendment of FASB Statements No. 87, 88, 106, and 132(R)) (“FAS 158”). This statement requires the recognition of the funded status of defined benefit pension and other postretirement plans as an asset or liability in the balance sheet for fiscal years ending after December 15, 2006. FAS 158 also requires delayed recognition terms, consisting of actuarial gains and losses and prior service costs and credits, to be recognized in other comprehensive income and subsequently amortized to the income statement.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

Under US GAAP a significant element of the pension plan is treated as a defined contribution plan. Pension benefits are provided by the Company to employees in return of services rendered, an individual account is supplied to each participant, and the plan has terms that specify how contributions to the participants account are to be determined rather than the amount of pension benefits the participant is to receive. This is consistent with the treatment under Finnish GAAP.

An element of the pension plan relates to the funding of projected disability benefits which has the characteristics of a defined benefit plan and as such will be accounted for under US GAAP on an actuarial approach which will reflect the concept of accruals accounting.

The Group has not obtained an actuarial valuation report for the interim periods, however a pension obligation has been recognized on the balance sheet of €165 as of June 30, 2007 and December 31, 2006. In accordance with FAS 158 the pension liability for the year ended December 31, 2006 has been shown gross of the unrecognized loss arising on the pension benefit obligation of €35, with these losses being captured through other comprehensive income.

f. Accumulated Losses Deducted from Share Premium

In accordance with the Finnish Companies Act, any loss incurred by a company in a financial year can be offset against available share premium accounts. The Group is required to prepare a financial statements in instances where total shareholder’s equity is lower than 50% of the share capital and convene a shareholder’s meeting to determine the appropriate steps to improve shareholder’s equity. In circumstances when a Finnish entity’s total shareholder’s equity is negative, a company must immediately notify the National Board of Patents and Registration in Finland. An entity then will have one year to increase total shareholder’s equity above 50% of its share capital by either generating a profit during the subsequent year, raising additional share capital or issuing a capital loan.

Under US GAAP ARB No. 43 Restatement and revision of accounting research bulletins, a capital surplus, however created, should not be used to relieve the income account of the current or future years of charges which would otherwise fail to be made there against. This principle is supported by paragraph 7 of the Accounting Principles Board (APB) Opinion No. 9, Reporting the Results of Operations which states that a statement of income and a statement of retained earnings “are designed to reflect” results of operation.
In practice under US GAAP, only transactions which include capital movements are recorded against a company’s share capital or share premium accounts.

The Group has incurred a loss of €366 and net income of €2 for the quarters ended June 30, 2007 and 2006, respectively. Under Finnish GAAP the Group has deducted requisite amounts from share premium to cover accumulated losses during the quarter ended June 30, 2006; for the six months ended June 30, 2007 and 2006, the Company incurred net losses of €2,118 and €446, respectively that were also offset by allocations from share premium.

Under US GAAP, if no offset had been made between share premium and retained earnings, share premium (additional paid-in capital) would have increased by €19,642 as of June 30, 2007 and December 31, 2006 with a reduction in retained earnings of the same amount in each of the periods. The adjustment under US GAAP is a reclassification and as such will have no overall impact on the net losses or Capital and Reserves of the Group in any of the periods presented.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except for Share Data)
(The unaudited interim financial information presented
has not been reviewed by an independent accountant.)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

g. Consolidated Statement of Cash Flows

The consolidated statement of cash flows prepared under Finnish GAAP presents separately the cash flows from operations, investments and financing activities. This presentation is consistent with the cash flow requirements under US GAAP.

HANTRO PRODUCTS OY

Independent Auditors’ Report

To the Board of Directors of Hantro Products Oy

We have audited the accompanying consolidated balance sheets of Hantro Products Oy and its subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 2006, prepared in accordance with accounting principles generally accepted in Finland. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hantro Products Oy and subsidiary as of December 31, 2006 and 2005, and the results of the Group’s operations and cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with accounting principles generally accepted in Finland.

Accounting principles generally accepted in Finland vary in certain significant respects from U.S. accounting principles. Information relating to the nature and effect of such differences is presented in Note 18 to the consolidated financial statements.

Helsinki, Finland

June 20, 2007

KPMG Oy Ab

Virpi Halonen
Authorized Public Accountant

HANTRO PRODUCTS OY

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share Data)

		Year Ended December 31,
	Notes	2006	2005	2004
Net sales	2	€6,576	€6,195	€3,900
Personnel expenses	3	(5,234)	(4,818)	(3,848)
Depreciation and amortization	4	(163)	(559)	(1,104)
Other operating income and expenses, net	5	(1,970)	(4,025)	(2,589)
Operating loss		(791)	(3,207)	(3,641)
Financial items
Interest income and other financial income	6	5	183	5
Interest and other financial expenses	6	(173)	(95)	(152)
Total		(168)	88	(147)
Loss after net financial items		(959)	(3,119)	(3,788)
Income taxes		(18)	(25)	(46)
Net loss for the financial year		€(977)	€(3,144)	€(3,834)

The accompanying notes are an integral part of these consolidated financial statements.

HANTRO PRODUCTS OY

CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands, Except Per Share Data)

		December 31, 2006	December 31, 2005
Intangible Assets
Development expenses	7	€1,650	€64
Other intangible assets	7	34	39
Total Intangible Assets		1,684	103
Tangible Assets, Net		124	128
Current Assets
Accounts receivable		2,433	3,523
Other receivables		136	39
Prepaid expenses and accrued income	10	310	79
		2,879	3,641
Cash and cash equivalents		58	489
Total Current Assets		2,937	4,130
Total Assets		€4,745	€4,361
Shareholders' Equity (Deficit) and Liabilities
Shareholders' Equity (Deficit)
Share capital	11	€179	€179
Share premium	11	—	3,581
Retained (deficit)	11	(650)	(1,086)
Net (loss) for the financial period	11	(977)	(3,144)
Total Shareholders' (Deficit)		(1,448)	(470)
Liabilities
Long Term Liabilities
Loans from financial institutions	12	2,077	1,681
Pension loans	12	—	32
Capital loan	12	34	34
Total Long Term Liabilities		2,111	1,747
Short Term Liabilities
Loans from financial institutions	13	1,474	681
Accounts payable	14	725	464
Other non-interest bearing liabilities	14	253	327
Accrued expenses and deferred income	14	1,630	1,612
Total Short Term Liabilities		4,082	3,084
Total Liabilities		6,193	4,831
Total Shareholders (Deficit) And Liabilities		€4,745	€4,361

The accompanying notes are an integral part of these consolidated financial statements.

HANTRO PRODUCTS OY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands, Except Per Share Data)

	Year Ended December 31,
	2006	2005	2004
Cash flows from operating activities
Net profit before taxes	€(959)	€(3,119)	€(3,788)
Adjustments for
Depreciation	163	559	1,104
Interest and other financial income and expenses	168	(88)	147
Cash generated before working capital changes	(628)	(2,648)	(2,537)
Change in working capital
Change in interest free assets	1,211	(1,824)	(296)
Change in interest free liabilities	(254)	1,058	88
Cash generated before financing and taxes	329	(3,414)	(2,745)
Financial items paid / received (net)	(158)	(41)	(67)
Taxes paid	(19)	(25)	(46)
Net cash flow from operating activities	152	(3,481)	(2,858)
Cash flows from investing activities
Purchases of tangible and intangible assets	(1,739)	(104)	(28)
Net cash used in investing activities	(1,739)	(104)	(28)
Cash flows from financing activities
Proceeds from issue of share capital	0	2,162	1,838
Increase in current loans	619	483	508
Decrease in current loans	(483)	(508)	0
Increase in long-term loans	1,208	570	1,377
Decrease in long-term loans	(188)	(163)	(69)
Net cash provided by financing activities	1,156	2,544	3,654
Net decrease/increase in cash cash equivalents	(431)	(1,041)	768
Cash and cash equivalents at beginning of period	489	1,530	762
Cash and cash equivalents at end of period(1)	€58	€489	€1,530

(1)	Cash and cash equivalents include also the Group’s pledged rental guarantee cash accounts.

The accompanying notes are an integral part of these consolidated financial statements.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

1 — Summary of Significant Accounting Policies

Description of Business

Hantro Products (“Hantro” or the “Group”) specializes in video technology for wireless terminals. Hantro’s main products include video codecs based on Motion Pictures Expert Group (“MPEG”) technology utilizing 4/H.263/H.264/VC-1 standards and integrated video applications that enable features such as the use of two-way video connections in wireless terminals. These solutions are used in mobile phones and PDAs. Hantro was founded in 1992 and is headquartered in Oulu, Finland. The Group conducts its research and development, and administrative activities in its Oulu facility and maintains sales and marketing offices in Espoo, Finland; Tokyo, Japan; Seoul, Korea; Taipei, Taiwan and Munich, Germany.

On June 8, 2000, the Group organized a wholly owned subsidiary, Hantro Inc. (the “Subsidiary”), in the United States of America to conduct business in the United States.

Basis of Preparation

The consolidated financial statements of Hantro have been prepared in conformity with accounting principles generally accepted in Finland (“Finnish GAAP”). Finnish GAAP differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). Information relating to the nature and effect of such differences are presented in Note 18.

The preparation of the consolidated financial statements in conformity with Finnish GAAP requires the Group’s management to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of capitalized development costs, valuation allowances for receivables and revenue recognition. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the parent company Hantro Production Ltd and its wholly owned subsidiary. All material intra-group transactions, receivables and liabilities and any unrealized margins are eliminated upon consolidation.

Transactions in Foreign Currencies

Foreign currency transactions are recorded at the exchange rates prevailing at the time of transaction. At the end of the accounting period receivables and liabilities are translated at the rates prevailing on the balance sheet date. Exchange rate gains and losses related to sales and purchases are treated as adjustments to the underlying items.

The reporting currency of the Group is Euro, which is also the Group’s functional currency. The income statements of foreign subsidiary are translated at the average exchange rates for the accounting period, and the balance sheets are translated at the closing rate on the balance sheet date. All translation differences arising from the combination of the foreign subsidiary are credited or charged directly to retained earnings in the consolidated financial statements.

Revenue Recognition

Revenues are derived from the sale of licenses and royalties of Hantro’s software products and maintenance fees. Gross sales revenues are reduced by certain items including indirect sales taxes and sales discounts. In long-term projects related to license sales, recognized revenues result only from completed and invoiced deliverables according to individual agreements. Product support obligations for delivered products are expenses when the actual commitment takes place. Income from maintenance fees is accrued for the whole maintenance period and recognized under liabilities.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

1 — Summary of Significant Accounting Policies  – (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and balances with banks and highly liquid short-term investments. For purposes of the consolidated statement of cash flows, the Group considers all highly liquid investments to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at historical cost, less a provision for doubtful accounts. Management considers current information and events regarding the debtors’ ability to repay their obligations, and makes a provision against amounts due when it is probable that the full amount will not be collected.

Research and Development

Research costs are expensed during the financial year they have incurred.

Development costs related to certain product development projects have been capitalized beginning from January 1, 2006. During the year ended December 31, 2005 the product development costs were expensed as incurred. Product development costs that are expected to benefit future periods are capitalized when they are incurred. Capitalized development costs are amortized on a straight-line method over the useful lives of related products, usually in 3 years.

Other Intangible Assets

Other intangibles assets include capitalized expenditures related primarily to software licenses.

Amortization expense from intangible assets is recognized on a straight line basis over the useful lives, usually 3 to 5 years.

Fixed Assets and Depreciation

Machinery and equipment are stated at historical cost less accumulated depreciation and impairments. Machinery and equipment are depreciated using the straight-line method over the estimated useful lives, usually in 5 years.

Leasing

Operating and financial lease payments are treated as rentals. Annual leasing charges on the basis of existing leasing agreements are shown in the notes to the consolidated financial statements.

Pension Arrangements

Statutory and supplementary pension obligations in Finland are covered through a compulsory pension insurance policy. Payments to pension insurance institutions are recorded in amounts determined by the insurance institutions according to certain prescribed actuarial assumptions and other rulings pursuant to the Finnish Employees’ Act. Costs of pensions are recorded as they are earned.

Income Taxes

Income taxes in the income statement include taxes of the Group companies for the financial period, calculated in accordance with local regulations, as well as adjustments to prior year taxes and deferred income taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

1 — Summary of Significant Accounting Policies  – (continued)

Share Based Compensation

The Group does not account for stock-based compensation, as it is not required under Finnish GAAP. There are no provisions made for social security costs on stock options.

Statement of Cash Flows

The consolidated statement of cash flows is prepared in accordance with Finnish GAAP using International Accounting Standards (IAS) No. 7 Cash Flow Statements as amended (“IAS No. 7”).

2 — Net Sales by Geographical Area

	2006	2005	2004
Europe	€934	€3,389	€421
Non-Europe	5,642	2,806	3,479
Total	€6,576	€6,195	€3,900

3 — Personnel Expenses and the Average Number of Employees

	Year Ended December 31,
	2006	2005	2004
Personnel expenses
Wages and salaries	€(4,447)	€(4,052)	€(3,309)
Pension expenses	(686)	(631)	(493)
Other personnel expenses	(279)	(280)	(160)
Total	€(5,412)	€(4,963)	€(3,962)
Less: Fringe benefits	178	145	114
Total (excl. fringe benefits)	€(5,234)	€(4,818)	€(3,848)
Average number of employees
White collar	77	73	62

Salaries or other forms of compensation have not been paid to the Board of Directors during the financial year.

4 — Depreciation and Amortization

	Year Ended December 31,
	2006	2005	2004
Development expenses	€(90)	€(456)	€(1,004)
Intangible rights	(23)	(50)	(51)
Machinery and equipment	(50)	(53)	(49)
Total	€(163)	€(559)	€(1,104)

5 — Other Operating Income and Expenses

	Year Ended December 31,
	2006	2005	2004
Other operating expenses	€(4,080)	€(4,304)	€(2,961)
Capitalized product development costs	1,675	0	0
Government grants	435	279	372
Other operating income and expenses, net	€(1,970)	€(4,025)	€(2,589)

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

6 — Financial Items

	Year Ended December 31,
	2006	2005	2004
Interest income	€5	€50	€4
Exchange rate gains	0	133	1
Interest income and other financial income	5	183	5
Interest expenses	(120)	(57)	(119)
Exchange rate losses	(7)	0	0
Other financial expenses	(46)	(38)	(32)
Interest and other financial expenses	(173)	(95)	(152)
Total financial items, net	€(168)	€88	€(147)

7 — Intangible Assets

	At December 31,
	2006	2005
Capitalized development expenses
Historical costs as at January 1	€64	€520
Capital expenditures	1,675	0
Historical cost as at December 31	1,739	520
Amortization	(89)	(456)
Carrying value as at December 31	1,650	64
Other intangible assets
Historical costs as at January 1	€39	€55
Capital expenditures	18	34
Historical cost as at December 31	57	89
Amortization	(23)	(50)
Carrying value as at December 31	34	39
Intangible assets total	€1,684	€103

8 — Tangible Assets

	At December 31,
	2006	2005
Machinery and equipment
Historical costs as at January 1	€128	€111
Capital expenditures	47	70
Decrease	(1)	0
Historical cost as at December 31	174	181
Amortization	(50)	(53)
Carrying value as at December 31	€124	€128

9 — Shares in Subsidiaries

Hantro Inc, USA, San Jose, CA, ownership 100%. The Group was established in year 2000.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

10 — Prepaid Expenses and Accrued Income

	At December 31,
	2006	2005
Goverment grants	€206	€0
Leasing	14	10
Other	90	69
Total	€310	€79

11 — Shareholders’ Equity

	Total	Share Capital	Share Premium Account	Share Issue	Retained Earnings (Deficit)
Balance at January 1, 2004	€2,558	€1,388	€5,446	—	€(4,276)
Share issue	4,000	—	—	4,000	—
Decrease in share capital to cover accumulated loss	—	(1,249)	—	—	1,249
Decrease in share premium to cover accumulated loss	—	—	(2,071)	—	2,071
Currency translation adjustments	68	—	—	—	68
Net loss for the period	(3,834)	—	—	—	(3,834)
Balance at December 31, 2004	2,792	139	3,375	4,000	(4,722)

	Total	Share Capital	Share Premium Account	Share Issue	Retained Earnings (Deficit)
Balance at January 1, 2005	2,792	139	3,375	4,000	(4,722)
Increase in share capital	—	40	3,960	(4,000)	—
Currency translation adjustments	(118)	—	—	—	(118)
Decrease in share premium to cover accumulated loss	—	—	(3,754)	—	3,754
Net loss for the period	(3,144)	—		—	(3,144)
Balance at December 31, 2005	(470)	179	3,581	0	(4,230)

	Total	Share Capital	Share Premium Account	Share Issue	Retained Earnings (Deficit)
Balance at January 1, 2006	(470)	179	3,581	—	(4,230)
Decrease in share premium to cover accumulated loss	—	—	(3,581)	—	3,581
Currency translation adjustments	(1)	—	—	—	(1)
Net loss for the period	(977)	—	—	—	(977)
Balance at December 31, 2006	€(1,448)	€179	€—	€—	€(1,627)

In accordance with the New Finnish Companies Act (September 1, 2006), parent company’s negative equity has been registered with the National Board of Patents and Registration in Finland.

Hantro does not have any distributable earnings.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

11 — Shareholders’ Equity  – (continued)

Hantro’s shares are split into different series as follows:

	At December 31,
	2006	2005
Shares A (1 vote/share)	21,548,097	21,548,097
Shares B (1 vote/share)	26,633,229	26,633,229
Shares C (1 vote/share)	90,631,737	90,631,737
Shares D (1 vote/share)	40,000,000	40,000,000
Total	178,813,063	178,813,063

The differences in share series relate to priority of allocation of proceeds in case of liquidation of the company. The shareholders of D shares will receive a portion that equals the subscription price they have paid for the shares. The remaining funds are allocated to two pools; series D pool and series ABC-pool. The Series C shares are in a stronger position than ABC series when liquidation proceeds are distributed.

12 — Long-term Liabilities

	At December 31,
	2006	2005
Research and development loans	€1,764	€1,145
Capital loan	34	34
Pension loans	0	32
Amounts owed to credit institutions	313	536
Total	€2,111	€1,747

Research and development loans are loans from Finnish State Treasury for the purpose of research and development. The loan interest rate is 1 per cent.

Capital Loan

Main loan terms: The loan is from Finnvera (Finnish state financing company). The loan interest is based on the Bank of Finland’s base rate minus 1 percentage unit, however, at least three (3) per cent. Loan period is eight (8) years, including the first four (4) years of non-instalments. The interest is calculated on a monthly basis, although both the interest and instalments can be paid if the paid amount can be used for profit distribution according to the latest confirmed financial accounts.

Interest on the capital loan is recorded as financial expenses for the financial year and accrued interest is included under short-term liabilities as accrued expense.

13 — Current Interest Bearing Liabilities

	At December 31,
	2006	2005
Loans from financial institutions	€1,474	€681
Total	€1,474	€681

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

14 — Short-term Non-interest Bearing Liabilities

	At December 31,
	2006	2005
Accounts payable	€725	€464
Other liabilities	253	327
Accrued expenses and deferred income	1,630	1,612
Total	€2,608	€2,403

	At December 31,
Accrued Expenses and Deferred Income	2006	2005
Personnel expenses	€1,392	€1,504
Other items	238	108
Total	€1,630	€1,612

15 — Option Schemes

The Group has option schemes designed to serve as incentives and to promote personnel commitment. During the financial year 2002, Hantro Oy’s investors subscribed a total of approximately 69 million options entitling to Series A shares. The subscription period began on December 18, 2002 and will end on January 25, 2009. The subscription rights have not been exercised.

Option schemes decided in year 2004 entitle holders to subscribe either Series A or Series C shares. The subscription period for both option series began on January 1, 2005 and ends on January 25, 2009. Approximately 9.6 million Series A options and some two million Series C options were issued. The subscription rights have not been exercised.

At the Extraordinary General Meeting held on December 30, 2004, the Board of Directors was authorized to decide on the distribution of approximately 12 million Series D options to the Group’s management and employees. This authorization allows a maximum increase of €12,200 in the share capital. Under the authorization, the Board of Directors has issued 8.1 million Series D options with the share subscription period beginning on January 1, 2007 and ending on December 31, 2010. As a result of the subscription, the share capital may be increased by a maximum of €7,328. The authorization expired on December 30, 2005.

At the Annual General Meeting held June 16, 2006, the Board of Directors was authorized to decide on distribution 4 million series D option rights. The authorization is valid for one year period. By the end of December 31, 2006, series D option rights were not yet issued to the employees.

16 — Commitments and Other Obligations

	At December 31,
	2006	2005
Business mortgages	€2,025	€1,725
Guarantees for rental	39	49
Total	€2,064	€1,774

The Group has office premises rented in Espoo and Oulu. Espoo office has a rental agreement until further notice, with a 3 months notice period. The Oulu office has a temporary 3 years lease agreement with 6 months notice period. As of December 31, 2006 the lease commitments for Oulu and Espoo offices, aggregate to approximately €700 thousand. Hantro Inc has a temporary lease until September 30, 2007.

The Group has set approximately €984 thousand of receivables as a pledge for its liabilities.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

16 — Commitments and Other Obligations  – (continued)

Leasing Contracts

Rental payments for leasing contracts (other than office premises) are as follows:

	At December 31,
	2006	2005
Next year	€441	€435
Later on	300	421
Total	€741	€856

17 — Related Party Disclosures

Salaries or other compensation to the board of directors have not been paid during the financial years ended December 31, 2006, 2005 and 2004.

The group has no loan receivables from management or the board of directors. No pledges have been given on behalf of the management or shareholders.

Shareholdings of Directors and Corporate Management

The managing director and board of directors (including deputy members) hold 11,463,507 A shares, 121,965 C shares, 310,000 C series options and 3,400,000 D series options.

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America

Hantro’s consolidated financial statements, presented elsewhere in this document, have been prepared in accordance with Finnish GAAP, which differ in certain material respects from accounting principles generally accepted in the United States of America (“US GAAP”). Following is a summary of the significant adjustments to the consolidated statements of operations and the consolidated balance sheets as of and for the years ended December 31, 2006 and 2005 that would be required if US GAAP were to be applied instead of Finnish GAAP.

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

Reconciliation of Net Loss

		Year Ended December 31,
		2006	2005
Net (loss) under Finnish GAAP		€(977)	€(3,144)
(Increase) decrease in net loss from US GAAP adjustments:
Research and development costs	a.	(1,586)	456
Software revenue recognition
Software licenses	b.	637	(1,322)
Post contract customer support	b.	(22)	(50)
Discount for long-term receivables	c.	(16)	32
Pension adjustment	d.	(19)	(13)
Share-based compensation	e.	(459)	—
Net (loss) for the periods under US GAAP		€(2,442)	€(4,041)

Reconciliation of Balance Sheet as at December 31, 2006

	Finnish GAAP		US GAAP Adjustments Increase (Decrease)	US GAAP
Intangible Assets
Development expenses	€1,650	a.	(1,650)	€—
Other intangible assets	34			34
Total Intangible Assets	1,684			34
Tangible Assets, net	124			124
Current Assets
Accounts receivable	2,433	b.	67
		c.	(17)	2,483
Other receivables	136			136
Prepaid expenses and accrued income	310			310
	2,879			2,929
Cash and cash equivalents	58			58
Total Current Assets	2,937			2,987
Total Assets	€4,745			€3,145

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

	Finnish GAAP		US GAAP Adjustments Increase (Decrease)	US GAAP
Shareholders’ Equity (Deficit) and Liabilities
Shareholders’ Equity (Deficit)
Share capital	€179			€179
Share premium		e.	1,323
		g.	19,642	20,965
Other comprehensive (loss)	—	d.	(35)	(35)
Retained (deficit)	(650)	a.	(64)
		b.	(2,003)
		d.	(111)
		e.	(864)
		g.	(19,642)	(23,334)
Net (loss) for the financial period	(977)		(1,465)	(2,442)
Total Shareholders’ (Deficit)	(1,448)			(4,667)
Liabilities
Long Term Liabilities
Loans from financial institutions	2,077			2,077
Capital loan	34			34
Total Long Term Liabilities	2,111			2,111
Short Term Liabilities
Loans from financial institutions	1,474			1,474
Accounts payable	725			725
Other non-interest bearing liabilities	253	e.	165	418
Accrued expenses and deferred income	1,630	b.	1,454	3,084
Total Short Term Liabilities	4,082			5,701
Total Liabilities	6,193			7,812
Total Shareholders (Deficit) and Liabilities	€4,745			€3,145

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

Reconciliation of Balance Sheet as of December 31, 2005

	Finnish GAAP		US GAAP Adjustments Increase (Decrease)	US GAAP
Intangible Assets
Development expenses	€64	a.	(64)	—
Other intangible assets	39			39
Total Intangible Assets	103			39
Tangible Assets, net	128			128
Current Assets
Accounts receivable	3,5|$$|A323	b.	924
		c.		4,447
Other receivables	39			39
Prepaid expenses and accrued income	79			79
	3,641			4,565
Cash and cash equivalents	489			489
Total Current Assets	4,130			5,054
Total Assets	€4,361			€5,221

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

	Finnish GAAP		US GAAP Adjustments Increase (Decrease)	US GAAP
Shareholders’ Equity (Deficit) and Liabilities
Shareholders’ Equity (Deficit)
Share capital	€179			€179
Share premium	3,581	e.	864
		g.	16,062	20,507
Retained (deficit)	(1,086)	a.	(520)
		b.	(631)
		c.	(32)
		d.	(98)
		e.	(864)
		g.	(16,062)	(19,293)
Net (loss) for the financial period	(3,144)		(897)	(4,041)
Total Shareholders’ (Deficit)	(470)			(2,648)
Liabilities
Long Term Liabilities
Loans from financial institutions	1,681			1,681
Pension loans	32			32
Capital loan	34			34
Total Long Term Liabilities	1,747			1,747
Short Term Liabilities
Loans from financial institutions	681			681
Accounts payable	464			464
Other non-interest bearing liabilities	327	d.	111	438
Accrued expenses and deferred income	1,612	b.	2,927	4,539
Total Short Term Liabilities	3,084			6,122
Total Liabilities	4,831			7,869
Total Shareholders (Deficit) and Liabilities	€4,361			€5,221

a. Research and Development Costs

Finnish GAAP permits the discretionary capitalization of development expenditures in instances where the benefits are expected to be realized by an entity during future periods. All such capitalized development costs are amortized in future years on a straight line basis. Management considers that the most appropriate policy for the Group under Finnish GAAP is that the expenditures incurred for research and development that is expected to benefit future is capitalized in the balance sheet and amortized on a straight line basis over three years.

Under US GAAP, the authoritative guidance for accounting for research and development costs is provided for in SFAS No. 2 Accounting for Research and Development Costs (“SFAS No. 2”). SFAS No. 2 indicates all expenditures incurred in connection with the discovery of new knowledge with the hope that such

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

knowledge will be useful in developing a new product or service or the research of a new process or technique in bringing about a significant improvement to an existing product or process are expensed as incurred. Similarly, all costs incurred in connection with the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use are expensed as incurred.

As of December 31, 2006 and December 31, 2005 the Group’s historical Finnish GAAP financial statements included capitalized development costs, net of accumulated amortization of €1.65 million and €0, respectively. For the years ended December 31, 2006 and 2005, the Group recorded amortization expense for the capitalized development costs of €89 thousand and €456 thousand, respectively.

SFAS No. 2 requires that all capitalized research and development costs and corresponding amortization expense be reversed for all periods presented. Consequently, the application of SFAS No. 2 as of as of and for the years ended December 31, 2006 and 2005 results in the reduction of capitalized development costs of €1.6 million, and €64 thousand, respectively, and a reduction to opening retained earnings as of December 31, 2006 and December 31, 2005 of €64 thousand and €520 thousand, respectively. Similarly the net loss for the years ended December 31, 2006 and 2005 would have had a net increase of €1.6 million, and decrease of €456 thousand respectively, to reflect both the costs capitalized during the periods the reversal of the corresponding amortization expense of the capitalized development expenses.

b. Revenue Recognition

Under Finnish GAAP, revenue from the sale of software licenses that require significant production, modification, or customization that include post contract customer support are recognized in line with the billing schedules stipulated between a vendor and a customer. The concept of vendor specific objective evidence (“VSOE”) is not applied and revenue for each component of the total contract value are recognized based on the stated contract amounts.

Under US GAAP, there are specific requirements to analyze each component of multi-element arrangements to ensure that the corresponding revenues are appropriately recognized. The analysis, for example, needs to consider contracts where utilization of the licensed software is not practical without significant implementation and customization work on the part of the vendor that may prevent the software license revenue from being recognized immediately, and will cause the deferral of revenue. Further analysis includes the determination of VSOE of fair value of delivered and undelivered components included in the contract. The lack of VSOE for one or more components of the contractual arrangement may entail further deferrals of revenue, as may the existence of extended payment terms. The impact of applying the US GAAP guidance is that all major revenue streams, including license revenues, implementation services, and maintenance are typically recognized later under US GAAP than under Finnish GAAP, if criteria causing deferral under US GAAP is present.

Software Licenses

In accordance with the Finnish GAAP, revenue from the sale of software licenses that require significant production, modification, or customization is recognized in line with the billing schedules stipulated between a vendor and a customer.

Revenue recognition under US GAAP on software licenses is primarily governed by Statement of Position (“SOP”) 97-2, Software Revenue Recognition (“SOP 97-2”). In instances where the delivery of software or a software system requires significant production, modification, or customization, the contract will be required to be accounted for in accordance with Accounting Research Bulletin No. 45, Long-Term Construction-Type Contracts (“ARB No. 45”), using the relevant guidance therein, and in SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (“SOP 81-1”).

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

The application of US GAAP to software license arrangements that required significant production, modification, or customization caused licensing revenue for the years ended December 31, 2006 and 2005 to increase by €637 thousand and decrease by €1.3 million, respectively.

Post Contract Customer Support

The Group’s software licensing arrangements typically consist of two elements: a software license and post-contract customer support (“PCS”). Under Finnish GAAP, an entity is permitted to recognize revenue from PCS at the time that such services are billed.

Under US GAAP, if VSOE can be identified, PCS revenue is recognized over the term of the maintenance contract or on a “per usage” basis, whichever is stated in the contract. In accordance with SOP 97-2, vendor specific objective evidence of the fair value of PCS is determined by reference to the price the customer will have to pay for PCS when it is sold separately (i.e., the renewal rate). Each license agreement offers additional PCS at a stated price.

For the years ended December 31, 2006 and 2005 the application of SOP 97-2 to the PCS element of the Group’s software licensing arrangements resulted in decrease of €22 thousand and €50 thousand, respectively.

c. Discounting of Accounts Receivable

Under Finnish GAAP, there is no requirement to discount accounts receivable with payment terms in excess of a Group’s standard terms.

Under US GAAP, and in accordance with APB 21 Interest on Receivables and Payables, such transactions should be treated as a lending activity and recorded at present value. The present value of a note that bears no interest should be determined by discounting all future payments on the notes using an imputed rate of interest. This rate will normally be at least equal to the rate at which the debtor can obtain financing of a similar nature from other sources at the date of the transaction.

The financial statement impact from the application of APB 21 resulted in an increase to the net loss for the year ended December 31, 2006 by €16 thousand and a decrease to the net loss for the year ended December 31, 2005 by €32 thousand.

d. Pensions

All Finnish companies are required to make payments to the Finnish government to fund the Finnish state TEL system. Under Finnish GAAP companies account for pension payments as a defined contribution plan. A pension expense will be recorded on the accrual basis. A liability will be recognized in the balance sheet where, at the balance sheet date, the Group has unpaid pension contributions outstanding to the government.

Under US GAAP and in accordance with SFAS No. 87 Employers’ Accounting for Pensions (“SFAS No. 87”), a pension expense is based upon a specified methodology that includes a designated actuarial approach and reflects the concept of accrual accounting.

The pension expense is recorded on a full accrual basis and reflected in the income statement over the working lives of the employees provided with such benefits. The economic and demographic assumptions used in calculating pension expense are required to be reviewed and updated periodically to the extent that local market economic conditions and demographics change. SFAS No. 87 also contains a minimum liability provision, which requires, under certain circumstances, balance sheet recognition of at a minimum the unfunded accumulated pension benefit obligation.

In September 2006, the FASB issued Statement No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132(R))

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

(“SFAS 158”). This statement requires the recognition of the funded status of defined benefit pension and other postretirement plans as an asset or liability in the balance sheet for fiscal years ending after December 15, 2006. SFAS 158 also requires delayed recognition terms, consisting of actuarial gains and losses and prior service costs and credits, to be recognized in other comprehensive income and subsequently amortized to the income statement.

Under US GAAP a significant element of the pension plan is treated as a defined contribution plan. Pension benefits are provided by the Group to employees in return for services rendered, an individual account is supplied to each participant and the plan has terms that specify how contributions to the participants account are to be determined rather than the amount of pension benefits the participant is to receive. This is consistent with the treatment under Finnish GAAP.

An element of the pension plan relates to the funding of projected disability benefits which has the characteristics of a defined benefit plan and as such will be accounted for under US GAAP on an actuarial approach which will reflect the concept of accruals accounting.

The effect on the financial statements due to the application of US GAAP has been to increase the net loss by €18 thousand and €13 thousand and for the years ended December 31, 2006 and December 31, 2005, respectively. The increase to the net loss represents the interest and service costs arising on the defined benefit plan which have not been previously recorded under Finnish GAAP. A pension obligation has been recognized on the balance sheet of €165 thousand and €111 thousand for the years ended December 31, 2006 and 2005, respectively. In accordance with FAS 158 the pension liability for the year ended December 31, 2006 has been shown gross of the unrecognized loss arising on the pension benefit obligation of €35 thousand, with these losses being captured through other comprehensive income.

The following additional disclosures under US GAAP are required in accordance with SFAS No. 87 and SFAS No. 158:

	2006	2005
Reconciliation of benefit obligation
Obligation at January 1	€139	€98
Service cost	29	20
Interest cost	7	6
Actuarial loss	8	28
Benefit payment	(18)	(13)
Obligation at December 31	165	139
Reconciliation of fair value of plan assets at January 1	—	—
Employer contributions	18	13
Benefit payments	(18)	(13)
Fair value of plan assets at December 31	—	—
Funded status
Funded status at January 1	(165)	(139)
Net unrealized actuarial loss	—	28
Funded status at December 31	€(165)	€(111)
Net unrealized actuarial loss included in other comprehensive income	35	—

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

	2006	2005
Components of net periodic pension cost
Service cost	€29	€20
Interest cost	7	6
Net actuarial loss	1	—
Net periodic pension costs	€37	€26

The principal actuarial assumptions were:

	2006%	2005%
Discount rate	4.50	4.50
Rate of compensation increase	4.00	4.00
Rate of inflation	2.00	2.00
Employee turnover	5.00	5.00

e. Share-Based Compensation

In accordance with Finnish GAAP, there is no requirement to recognize an expense for employee compensation on share options issued. A company will recognize an expense for the social security costs arising on the exercise of an option at the point at which the expense is paid.

Under US GAAP, for accounting periods commencing before December 15, 2005, share options were accounted for in accordance with APB Opinion No. 25 Accounting for Stock Issued to Employees (“APB Opinion No. 25”) as permitted by SFAS No. 123 Accounting for Stock-Based Compensation (“SFAS No. 123”). Under APB Opinion No. 25, the compensation expense arising on a share option issued is measured as the excess, if any, of the fair value of a the shares of company’s capital stock that underlie the option at the date of the grant over the amount a grantee must pay to acquire the shares. If the value of the stock options exercise price is equal to the value of the underlying shares at the date of grant, no compensation expense should arise on the share option granted.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”). This standard replaced SFAS No. 123 and supersedes APB Opinion No. 25. The standard requires companies to recognize compensation expense for all share-based payments to employees, including grants of employee stock options, in their financial statements based on their fair values on the grant date and is effective for annual periods beginning after December 15, 2005. The fair value of options issued under this standard are required to be calculated using a pricing model and a company must make assumptions with respect of the risk free interest rates, dividend yield, expected lives and expected volatility. In accordance with the revised statement, the Group will recognize an expense attributable to stock options granted or vested subsequent to January 1, 2006 for the year ended December 31, 2006.

In accordance with US GAAP any compensation expense related to equity options recorded in the income statement should be credited to additional paid in capital. Since incorporation the Group has issued 9,597,681 Class A share options and 2,102,313 Class B share options to employees up to January 1, 2005. The Class B share options were granted with an exercise price equivalent to the market value of the underlying shares; however, the Class A share options were granted with an exercise price lower than the market value of the underlying shares at the grant date. All of these share options had vested by January 1, 2005.

Under Finnish GAAP, the Group has not recognized any expense or increase to capital in any of the years since incorporation. Under US GAAP, the Class A share options issued with an exercise price lower

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

than the market value at the grant date gives rise to an employee compensation charge. These options were granted prior to January 1, 2006 and were fully vested at that point. Therefore these options should be treated in accordance with the provisions set out in APB Opinion No. 25. The compensation charge arising on these options prior to January 1, 2005, in accordance with APB Opinion No. 25, would have totalled €864 thousand, increasing additional paid in capital and decreasing retained earnings at January 1, 2005 by this amount.

The Group issued 8,058,000 Class D share options to employees during the year ended December 31, 2005. These D options fall under the SFAS No.123R as they have not fully vested by December 15, 2005. The compensation charge arising on these options during 2006, in accordance with SFAS No. 123R, would have totalled €227 thousand, increasing net loss and additional paid in capital as of and for the year ended December 31, 2006 by this amount.

The Black-Scholes option pricing model was used to estimate fair values of the options as of the date of grant using the assumptions listed below.

Risk-free interest rate	3.25%
Volatility	83.00%
Expected option term in years	1 year
Exercise price per share	€0.10
Market value per share	€0.10

As of December 31, 2006 no share options granted to employees had been exercised.

Under US GAAP, a deferred tax asset will be generated on the employee compensation charge recognized under SFAS 123R because when share options are exercised, the company will receive a taxable benefit. However, a deferred tax asset should only be recognized in the financial statements when it is considered that the asset will be recoverable. Management considers that given the historical losses generated by the Group, a deferred tax asset will not be recoverable in the foreseeable future. Therefore, a deferred tax asset has not been recognized with respect to the Class A share options.

f. Foreign Exchange Gain

During 2005, the Group recorded a foreign exchange gain of €63 thousand as licensing revenue. Under US GAAP, in accordance with SFAS No. 52 Foreign Currency Translation, exchange rate gains and losses should be reported separately from revenue. As such, a reclassification to foreign exchange gain is required for 2005.

g. Accumulated Losses Deducted from Share Premium

In accordance with the Finnish Companies Act, any loss incurred by a company in a financial year can be offset against available share premium accounts. The Group is required to prepare a financial statements in instances where total shareholder’s equity is lower than 50% of the share capital and convene a shareholder’s meeting to determine the appropriate steps to improve shareholder’s equity. In circumstances when a Finnish entity’s total shareholder’s equity is negative, a company must immediately notify the National Board of Patents and Registration in Finland. An entity then will have one year to increase total shareholder’s equity above 50% of its share capital by either generating a profit during the subsequent year, raising additional share capital or issuing a capital loan.

Under US GAAP, ARB No. 43, Restatement and Revision of Accounting Research Bulletins, a capital surplus, however created, should not be used to relieve the income account of the current or future years of charges which would otherwise fall to be made there against. This principle is supported by paragraph 7 of the Accounting Principles Board (APB) Opinion No. 9, Reporting the Results of Operations, which states that a statement of income and a statement of retained earnings “are designed to reflect” results of operation. In

HANTRO PRODUCTS OY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share Data and Personnel Information)

18 — Summary of Significant Differences Between Generally Accepted Accounting Principles in Finland and Generally Accepted Accounting Principles in the United States of America  – (continued)

practice under US GAAP, only transactions which include capital movements are recorded against a Group’s share capital or share premium accounts.

The Group has incurred losses of €977 thousand and €3.1 million and for the years ended December 31, 2006 and 2005, respectively. Under Finnish GAAP the Group has deducted €3.6 million and €3.7 million from share premium to cover accumulated losses for the years ended December 31, 2006 and 2005, respectively.

Under US GAAP, if no offset had been made between share premium and retained earnings, share premium would have increased by €19.6 million and €16.1 million for the years ended December 31, 2006 and 2005, respectively, with a reduction in retained earnings of the same amount in each of the periods. The adjustment under US GAAP is a reclassification and as such will have no overall impact on the net losses or Capital and Reserves of the Group in any of the periods presented.

h. Consolidated Statement of Cash Flows

The consolidated statement of cash flows prepared under Finnish GAAP using IAS No. 7 present separately the cash flows from operations, investments and financing activities. This presentation is consistent with the cash flow requirements under US GAAP.

Notwithstanding, there are two significant differences in the preparation and presentation of a statement of cash flows between Finnish GAAP and US GAAP:

Classification of Cash and Cash Equivalents

In the cash flow statement, restricted cash is considered a cash equivalent; as of December 31, 2005 and 2005 the Group included €39 thousand and €49 thousand, respectively, of restricted cash in its cash and cash equivalents. Under US GAAP, restricted cash is not considered a cash equivalent but is included as a source or use of cash in operating activities.

Treatment of Research and Development Expenditures

Under IAS No. 7, expenditures for research and development are considered investing activities; under US GAAP, expenditures for research and development are operating expenditures.

ANNEX A

Share Exchange Agreement, dated May 21, 2007

SHARE EXCHANGE AGREEMENT

between

ON2 TECHNOLOGIES, INC.

(the “Company”)

and

NEXIT VENTURES OY

as the Authorized Representative

of Each of the Holders of the Outstanding Hantro Shares

of any Series of the Share Capital of Hantro Products Oy and

of Each of the Holders of the Outstanding Hantro Options granted under any of Hantro Product Oy’s existing option schemes

dated as of

May 21, 2007

EXHIBITS:

EXHIBIT A:	Defined Terms
EXHIBIT B:	Irrevocable Power of Attorney
EXHIBIT C:	List of Hantro Stockholders
EXHIBIT D:	Escrow Agreement
EXHIBIT E:	Employment Agreement
EXHIBIT F:	Lock-Up Agreement
EXHIBIT G:	Legal Opinion of Roschier, Attorneys Ltd.
EXHIBIT H:	Legal Opinion of McGuireWoods LLP

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”), made as of this 21st day of May, 2007 (the “Execution Date”), by and between On2 Technologies, Inc., a Delaware corporation (the “Company”) and the persons listed in Exhibit C, being all of the holders of the outstanding shares of any series of the share capital of Hantro Products Oy and of the outstanding options granted under any of the existing option schemes of Hantro Products Oy (“Hantro”), a corporation formed and existing under the laws of Finland, such holders being represented by Nexit Ventures Oy as the authorized representative (the “Authorized Representative”). Unless otherwise expressly provided in this Agreement, capitalized terms used in this Agreement shall have the definitions set forth in Exhibit A.

Background

WHEREAS, the Company and each of the holders of all shares and all optionsto acquire shares of Hantro (the “Hantro Stockholders”), as the same may be reallocated among the Hantro Stockholders between the date of this Agreement and the Closing, have agreed to combine the businesses of the Company and Hantro in order to more effectively serve their customers, to coordinate the development of products by the Company and Hantro, and to expand the geographic scope of their respective businesses;

WHEREAS, the Authorized Representative and each of the Hantro Stockholders have entered into an Irrevocable Power of Attorney, a form of which is attached hereto as Exhibit B (the “Power of Attorney”) and, simultaneously with the execution and delivery hereof, each of the Hantro Stockholders has executed and delivered to the Company a Stockholder Certificate setting forth the Hantro Shares and Hantro Options owned by such Hantro Stockholder (each, a “Stockholder Certificate”); and

WHEREAS, the parties have agreed that the most efficient manner of combining their businesses is in accordance with all the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Exchange of Hantro Stock and Hantro Options. Subject to the terms and conditions of this Agreement, at the Closing the Hantro Stockholders shall contribute, convey, transfer and assign to the Company all of the issued and outstanding shares of capital stock of Hantro (the “Hantro Shares”) owned by each Hantro Stockholder as of the date hereof and, in the case of shares subject to issued and outstanding options granted under any of Hantro’s existing or former option schemes (“Hantro Options”), all Hantro Options owned by the Hantro Stockholders, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description. As a result thereof, the Company will become the sole owner of all of the Hantro Shares and all of the Hantro Options.

2. Exchange Shares; Adjustment.

2.1. Exchange Shares. In consideration of the contribution, conveyance, transfer and assignment of the Hantro Shares and Hantro Options to the Company (the “Share Exchange”), the Company shall at the Closing pay the Hantro Stockholders in the form of shares of common stock of the Company, $0.01 par value (“Company Common Stock”) and in cash the aggregate amount of $ 45,000,000 as follows:

(a) The Company shall pay to the Hantro Stockholders the aggregate amount of $6,841,775 and shall issue to the Hantro Stockholders that number of shares of Company Common Stock having the aggregate value of $38,158,225 (the “Share Component”) as of the Closing Date calculated using the Closing VWAP, subject to the Upper Collar Range and the Lower Collar Range set forth below. Notwithstanding the foregoing and for all purposes of this Agreement,

(i) if the Closing VWAP is greater than $2.50 (the “Upper Collar Range”), the number of shares of Company Common Stock to be issued shall be equal to the quotient obtained by dividing (w) the Share Component by (x) the Upper Collar Range, and

(ii) if the Closing VWAP is less than $1.50 per share (the “Lower Collar Range”), the numbr of shares of Company Common Stock shall be equal to the quotient obtained by dividing (w) the Share Component by (x) the Lower Collar Range.

The resulting number of shares of Company Common Stock required to be issued by this Section 2.1(a) is referred to as the “Exchange Shares.”

(b) The Exchange Shares shall be allocated among the Hantro Stockholders in accordance with the provisions of the Hantro Shareholder Agreement dated 25 January 2002, as amended. Exhibit C sets forth an example of the calculation of the allocation of the Exchange Shares based on the assumptions that (i) the Closing VWAP would be between the Upper Collar Range and the Lower Collar Range, (ii) the rate of exchange for the U.S. Dollar to the Euro would be as at the date hereof and (iii) that there would be no Closing Net Worth Adjustment. The allocation of the Exchange Shares may be amended, as set forth in writing by the Authorized Representative to the Company, and such allocation informed by the Authorized Representative to the Company shall be final, conclusive and binding on the Hantro Stockholders. The number of Exchange Shares may also be reduced by the repayment of Bridge Loan III, in which case the Authorized Representative will inform the Company of the number of Exchange Shares to be so issued to the Investor Stockholders to whom Bridge Loan III is due and the persons to whom such shares are to be issued and in what amounts, in which case both the Share Component shall be reduced by the same aggregate number of shares and the Authorized Representative shall recalculate the number of Exchange Shares to be issued to each Hantro Stockholder set forth on Exhibit C to reflect such reduction. The Company is hereby relieved from any liability to any Hantro Stockholder based on the allocation of the Exchange Shares as informed by the Authorized Representative.

(c) The Company shall deliver to the Escrow Agent 2,000,000 Exchange Shares issued to the Hantro Stockholders, to be held and disbursed by the Escrow Agent under the terms and conditions of the Escrow Agreement (“Escrow Shares”), substantially in the form of Exhibit D. The Exchange Shares to be delivered to the Escrow Agent shall be deducted ratably from the Exchange Shares to be issued to each Hantro Stockholder as allocated in Exhibit C, unless the Authorized Representative otherwise informs the Company in writing prior to the Closing that the total number of shares to be escrowed is to be allocated differently among the Hantro Stockholders, in which case Exhibit C shall be amended accordingly but without changing the total number of shares to be escrowed.

2.2. Contingent Consideration. (a) On or prior to March 31, 2008, the Company shall prepare and deliver to the Authorized Representative a detailed calculation of Hantro’s consolidated net revenue for the fiscal year ending December 31, 2007, calculated in accordance with Finnish GAAP consistently with prior fiscal years and reconciled to U.S. GAAP employing Applicable Reconciliation Standards (“Hantro 2007 Net Revenue”). Hantro 2007 Net Revenue shall be calculated based on the net revenue of Hantro and its Subsidiaries as if Hantro had continued post-Closing on a stand-alone basis independent of the Company and otherwise in accordance with the requirements of Section 9.10. For a period of 30 days after receipt by the Authorized Representative of the Hantro 2007 Net Revenue calculation, the Authorized Representative shall have the right to review such calculation and, in connection therewith, shall have access during normal business hours, to the books and records (including any accountants’ work papers) of Hantro and the Hantro Subsidiaries. Unless the Authorized Representative informs the Company no later than 15 days after such 30-day period to the effect that the Hantro Stockholders dispute the Hantro 2007 Net Revenue calculation, the calculation shall be final, conclusive and binding on the parties thereafter, and on or prior to April 30, 2008, the Company shall issue to the Hantro Stockholders a number of shares of Company Common Stock (the “Contingent Consideration”) to be determined by adding the following two amounts of shares:

The first amount of shares being determined as follows:

(i) If Hantro 2007 Net Revenue is equal to or less than €6,000,000, there shall be no Contingent Consideration paid to Hantro Stockholders and no additional shares of Company Common Stock shall be issued in respect thereof;

(ii) If Hantro 2007 Net Revenue exceeds €6,000,000 but is equal to or less than €9,000,000, the Contingent Consideration shall be equal to the product of (x) 10,000,000 shares of Company Common Stock and (y) a fraction, (i) the numerator of which is the amount by which Hantro 2007 Net Revenue exceeds €6,000,000, and (ii) the denominator of which is €3,000,000; or

(iii) If Hantro 2007 Net Revenue exceeds €9,000,000, the Contingent Consideration shall be equal to 10,000,000 shares of Company Common Stock;

and the second amount of shares being determined as follows:

(iv) If Hantro 2007 Net Revenue is equal to or less than €7,500,000, there shall be no Contingent Consideration paid to Hantro Stockholders (other than the Contingent Consideration payable pursuant to clause (ii), if any) and no additional shares of Company Common Stock shall be issued in respect thereof;

(v) If Hantro 2007 Net Revenue exceeds €7,500,000 but is equal to or less than €9,000,000, the Contingent Consideration shall be equal to the product of (x) 2,500,000 shares of Company Common Stock and (y) a fraction, (i) the numerator of which is the amount by which Hantro 2007 Net Revenue exceeds €7,500,000, and (ii) the denominator of which is €1,500,000; or

(vi) If Hantro 2007 Net Revenue exceeds €9,000,000, the Contingent Consideration shall be equal to 2,500,000 shares of Company Common Stock.

(b) If the Company receives notice from the Authorized Representative within 15 days after the aforementioned 30-day period that the Hantro Stockholders dispute the Hantro 2007 Net Revenue calculation, then the Company and the Hantro Stockholders (with the Authorized Representative acting as their representative) shall promptly thereafter meet in good faith to attempt to resolve the dispute. Any notice from the Authorized Representative to the Company disputing the Hantro 2007 Net Revenue calculation as aforesaid shall specify in reasonable detail the nature and amount of said dispute. If and to the extent the Company and the Authorized Representative resolve any such dispute, then (A) such resolution shall be set forth in writing signed by the Company and the Authorized Representative and (B) if such resolution would require the Company to issue Contingent Consideration to the Hantro Stockholders pursuant to this Section 2.2, then the Company shall issue such shares within five (5) days of the date of the resolution. A resolution signed by the Authorized Representative pursuant to this Section 2.2, shall constitute a decision of the Hantro Stockholders and shall be final, binding and conclusive upon the Hantro Stockholders; and the Company may rely upon any such resolution signed by the Authorized Representative as being the resolution of the Hantro Stockholders. The Company is hereby relieved from any liability to any person for any acts done by it in accordance with such resolution signed by the Authorized Representative. If and to the extent the Company and the Hantro Stockholders (with the Authorized Representative acting as their representative) are unable to agree upon a resolution of the dispute within 30 days after receipt by the Company of the Authorized Representative’s notice regarding the existence of such dispute, then such dispute shall be resolved by an independent internationally recognized accounting firm, selected, within 15 days thereafter by mutual written agreement of the Company and the Authorized Representative, which is not then providing, and has not provided at any time during the period commencing one-year prior to the Closing Date through the date of their determination pursuant to this Section 2.2, services to any of (A) the Company or any of its Affiliates or (B) Hantro or any of its Affiliates (“Independent Accountants”) pursuant to the same procedures and effect as set forth in Section 2.3. If the Company and the Authorized Representative are unable to agree on mutually acceptable Independent Accountants during the aforesaid 15-day period, then such Independent Accountants shall be selected, within 10 days thereafter, by mutual agreement of the Company’s independent public accountant and Hantro’s independent public accountants at the time of Closing, joint notice of which appointment shall be provided by such accountants to the Company and the Authorized Representative.

(c) The Contingent Consideration determined in accordance with Section 2.2(b) shall be allocated among the Hantro Stockholders, as set forth by the Authorized Representative to the Company in writing within 10 days from the date the Contingent Consideration was finally settled, and such allocation as informed by the Authorized Representative shall be final, conclusive and binding on the Hantro Stockholders. The Company is hereby relieved from any liability to any Hantro Stockholder based on the allocation of the Contingent Consideration as informed by the Authorized Representative.

2.3. Closing Net Worth Adjustment.

(a) It is the intention of the parties that Hantro’s Net Worth at the Closing (the “Closing Net Worth”) be equal to or greater than €(3,450,000) (i.e., negative €3,450,000) (the “Baseline”). If the Closing Net Worth is determined to be less than the Baseline in accordance with the provisions and procedures of Sections 2.3(c) and 2.3(d), then a deficiency (a “Net Worth Deficiency”) shall exist, and the Hantro Stockholders shall pay the Net Worth Deficiency to the Company as follows: A portion of the total amount of the Net Worth Deficiency shall be allocated to each Hantro Stockholder by multiplying the total Net Worth Deficiency (expressed in Euros) by a fraction, the numerator of which is the number of Exchange Shares allocated to such Hantro Stockholder and the denominator of which is the aggregate number of Exchange Shares (inclusive of Escrow Shares). Each Hantro Stockholder shall pay to the Company his or her respective allocation of the Net Worth Deficiency, at each Hantro Stockholder’s option with respect to its allocable share, either (i) by wire transfer of immediately available funds to the bank and account designated by the Company in writing to the Authorized Representative or (ii) by transfer to the Company of such number of shares of Company Common Stock equal to the quotient obtained by dividing (A) the amount of its allocated share of the Net Worth Deficiency of such Hantro Stockholder by (B) Closing VWAP. Such payment or transfer of stock shall be paid as follows: (i) if no amounts or items shown on the Net Worth Statement (as hereinafter defined) have been disputed as provided herein, within ten business days after the expiration of the 30-day review and audit period set forth in Section 2.3(c), and (ii) if any amounts or items shown on the Net Worth Statement have been disputed, within 10 business days following the resolution of all such disputed amounts or items as provided herein; provided, that a Hantro Stockholder may elect by written notice to the Company to pay its allocable share of the Net Worth Deficiency with Escrow Shares, in which event that portion of the Net Worth Deficiency paid with Escrow Shares shall not be due until the Escrow Shares are released to the Hantro Stockholder under Section 2.1(b); provided, further, that the Authorized Representative shall request that any Hantro Stockholder that has elected so to pay with Escrow Shares shall immediately deposit into escrow with the Escrow Agent an additional like amount of Exchange Shares held by such Hantro Stockholder sufficient in number to cover the allocable share of the Net Worth Deficiency allocated to such Hantro Stockholder, and, that if such Hantro Stockholder does not make such deposit, the Authorized Representative shall notify the Company, and the Company may seek payment of such amount in cash from such Hantro Stockholder and shall have the right to unilaterally extend the restrictions on sales under the Lock Up Agreement to which such Hantro Stockholder is subject until the obligation has been paid in full. Amounts not in dispute shall be payable as provided in this Section 2.3, and only amounts in dispute shall be withheld until resolution.

(b) If the Closing Net Worth is determined to be more than the Baseline in accordance with the provisions and procedures of Sections 2.3(c) and 2.3(d), then a surplus (a “Net Worth Surplus”) shall exist, and the Company shall pay the Net Worth Surplus to the Hantro Stockholders as follows: A portion of the total amount of the Net Worth Surplus shall be allocated to each Hantro Stockholder by multiplying the total Net Worth Surplus (expressed in Euros) by a fraction, the numerator of which is the number of Exchange Shares allocated to such Hantro Stockholder and the denominator of which is the aggregate number of Exchange Shares (inclusive of Escrow Shares). The Company shall pay to each Hantro Stockholder his or her respective allocation of the Net Worth Surplus by transfer to the Authorized Representative of such number of shares of Company Common Stock equal to the quotient obtained by dividing (A) the amount of the Net Worth Surplus by (B) Closing VWAP. Such transfer of stock shall be made as follows: (i) if no amounts or items shown on the Net Worth Statement (as hereinafter defined) have been disputed as provided herein, within 5 business days after the expiration of the 30-day review and audit period set forth in Section 2.3(c), and (ii) if any amounts or items shown on the Net Worth Statement have been disputed, within 10 business days following the resolution of all such disputed amounts or items as provided herein.

(c) Within 60 days following the Closing Date (as hereinafter defined), the Company shall prepare and deliver to the Authorized Representative (i) a balance sheet setting forth the Closing Net Worth (the “Net Worth Statement”), which Net Worth Statement shall set forth in reasonable detail the determination and calculation of the Closing Net Worth and (ii) the respective amounts of the Net Worth Deficiency due from the Hantro Stockholders as determined pursuant to Section 2.3(a) or the respective amounts of the Net Worth Surplus due the Hantro Stockholders as determined pursuant to Section 2.3(b). For purposes of preparing the Net Worth Statement, (i) the Authorized Representative shall cooperate in good faith with the Company with respect to the preparation of the Net Worth Statement, (ii) all proceeds from the exercise of any options and all proceeds from the conversion of any debt or any other securities or equity shall be disregarded for the purpose of computing the Closing Net Worth, (iii) for the avoidance of doubt, all costs, fees and expenses payable by Hantro Stockholders pursuant to Section 8.10 shall be the be disregarded for the purpose of computing the Closing Net Worth and (iv) the Closing Net Worth shall reflect the repayment in full of Bridge Loan III. For a period of 30 days after receipt by the Authorized Representative of the Net Worth Statement, the Authorized Representative shall have the right to review the Net Worth Statement and, in connection therewith, shall have access during normal business hours, to the books and records (including any accountants’ work papers) of Hantro and the Hantro Subsidiaries. Unless the Company shall receive notice from the Authorized Representative within 15 days after such 30-day period to the effect that the Hantro Stockholders dispute one or more amounts or items shown on the Net Worth Statement, the Net Worth Statement (including the determination and calculation of the Closing Net Worth, Net Worth Deficiency and Net Worth Surplus, if any, set forth in the Net Worth Statement) shall be final, conclusive and binding on the parties hereto. Any such notice from the Authorized Representative to the Company disputing one or more amounts or items on the Net Worth Statement as aforesaid shall specify in reasonable detail the nature and amount of said dispute or disputes.

(d) If the Authorized Representative informs the Company within 15 days after the 30-day period (specified in Section 2.3(c)) that the Hantro Stockholders dispute one or more amounts or items shown on the Net Worth Statement, then the Company and Hantro Stockholders (with the Authorized Representative acting as their representative) shall promptly thereafter meet in good faith to attempt to resolve any and all such disputed amounts or items. If and to the extent the Company and the Authorized Representative resolve any such disputed amount or item, then (A) such resolution shall be set forth in a writing signed by the Company and the Authorized Representative, and (B) if such resolution would require either the Hantro Stockholders or the Company to make a payment to the other pursuant to Section 2.3(a) or 2.3(b), then the Hantro Stockholders or the Company, as the case may be, shall make such payment as provided in Section 2.3(a) or 2.3(b). A resolution signed by the Authorized Representative pursuant to this Section 2.3, shall constitute a decision of the Hantro Stockholders and shall be final, binding and conclusive upon the Hantro Stockholders; and the Company may rely upon any such resolution signed by the Authorized Representative as being the resolution of the Hantro Stockholders. The Company is hereby relieved from any liability to any person for any acts done by it in accordance with such resolution signed by the Authorized Representative. If and to the extent that the Company and the Hantro Stockholders (with the Authorized Representative acting as their representative) are unable to agree upon a resolution of any disputed amount or item within 30 days after receipt by the Company of the Authorized Representative’s notice regarding the existence of such disputed amount or item, then such disputed amount or item shall be resolved by the Independent Accountants selected within 15 days thereafter by mutual written agreement of the Company and the Authorized Representative. Upon their appointment, the Independent Accountants shall certify to the Company and the Authorized Representative in writing that they satisfy the foregoing qualifications. If the Company and the Authorized Representative are unable to agree on mutually acceptable Independent Accountants during the aforesaid 30 day period, then such Independent Accountants shall be selected, within 10 days thereafter, by mutual agreement of the Company’s independent public accountant and Hantro’s independent public accountants at the time of Closing, joint notice of which appointment shall be provided by such accountants to the Company and the Authorized Representative. Unless otherwise agreed by the Company and the Authorized Representative, the Company and the Authorized Representative, on behalf of the Hantro Stockholders, shall each have the opportunity to make a written submission to the Independent Accountants with respect to the disputed amounts or items setting forth their positions and analysis, along with reasonable supporting documentation (which may include this Agreement, the Net Worth Statement and the Authorized Representative’s notice disputing the same, and any agreements of the Company and Hantro Stockholders (or the Authorized Representative acting as their representative) resolving any disputes with respect thereto); provided, that such submissions are made within 10 business days after either (A) the date on which the Company and the Authorized Representative mutually agree to such Independent Accountants, or (B) dates on which the Company and the Authorized Representative, respectively, receive the aforesaid joint notice of the appointment of the Independent Accountants, as the case may be. Unless otherwise agreed to in writing by the Company, the Authorized Representative and the Independent Accountants, the Independent Accountants shall resolve the disputes based solely on the written submission or submissions received by the Independent Accountants, and there shall be no oral presentations. The Company and the Authorized Representative shall instruct the Independent Accountants to promptly resolve such disputes and provide joint written notice of the resolutions of such disputes (which resolutions shall include a determination of the amounts or remaining amounts, if any, payable by the Hantro Stockholders under Section 2.2(a) or the Company under Section 2.2(b)), simultaneously to the Company and the Authorized Representative. The resolution of such disputed amounts and items by the Independent Accountants shall be final, conclusive and binding upon all parties. The fees and expenses of the Independent Accountants shall be borne equally by the Company, on one hand, and the Hantro Stockholders, on the other hand.

2.4. No Fractional Shares. No fractional shares of Company Common Stock shall be issued, and any Hantro Stockholder that would otherwise be entitled to receive a fractional share of Company Common Stock shall receive an aggregate number of shares of Company Common Stock rounded to the nearest whole number.

2.5. Adjustments from Splits, Reverse Splits, etc. If between the date of this Agreement and the Closing Date, the number of outstanding shares of Company Common Stock is increased or decreased as a result of one or more stock splits, reverse stock splits, stock dividends, recapitalizations, combinations or reclassifications, the Exchange Shares shall be appropriately adjusted. If between the date of this Agreement and the date on which the Company has issued all of the shares of the Contingent Consideration under this Agreement, the number of outstanding shares of Company Common Stock is increased or decreased as a result of one or more stock splits, reverse stock splits, stock dividends, recapitalizations, combinations or reclassifications, the Contingent Consideration shall be appropriately adjusted.

3. Management Employment Agreements. At or prior to Closing, Hantro and Eero Kaikkonen shall enter into an employment agreement substantially in the form attached hereto as Exhibit E (the “Management Employment Agreement”).

4. Representations, Warranties and Agreements of Hantro Stockholders. As material inducement to the Company to enter into this Agreement and to close hereunder and except as set forth in the disclosure schedules delivered by the Hantro Stockholders to the Company on the date of this Agreement and attached hereto (the “Hantro Disclosure Schedules”), each Hantro Stockholder hereby, severally and not jointly, makes the following representations, warranties and agreements to and with the Company, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date (except as expressly provided in the applicable representation):

4.1. Ownership of Hantro Shares and Hantro Options. Each Hantro Stockholder is the beneficial and record owner of the Hantro Shares and the Hantro Options listed next to the name of such Hantro Stockholder on Exhibit C and such Hantro Stockholder has and at Closing shall transfer to the Company, good, marketable and unencumbered title to such Hantro Shares and Hantro Options, free and clear of all liens, security interests, pledges, claims, options and rights of others. There are no restrictions on each such Hantro Stockholder’s right to transfer such Hantro Shares and Hantro Options to the Company at Closing pursuant to this Agreement. No share certificates or interim certificates for the Hantro Shares and option certificates (in Finnish, “optiotodistus”) for Hantro Options have been issued, nor has any decision to issue such certificates been made or resolved to be made. Each Investor Stockholder is a Hantro Stockholder as of the date of this Agreement.

4.2. Valid and Binding Agreement. This Agreement and the other Hantro Stockholder Agreements to be executed and delivered by each Hantro Stockholder have been duly executed and delivered by such Hantro Stockholder, or will be duly executed and delivered by such Hantro Stockholder, as the case may be, and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of such Hantro Stockholder, enforceable against such Hantro Stockholder in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of law.

4.3. Agreement Not in Breach of Other Instruments Affecting Hantro Stockholder. The execution and delivery of this Agreement and the other Hantro Stockholder Agreements, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by such Hantro Stockholder do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement, governing documents or other instrument by which such Hantro Stockholder is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

4.4. Execution by all Hantro Stockholders. All of the Hantro Stockholders have executed and delivered the Power of Attorney and the Stockholder Certificate to the Authorized Representative, each Power of Attorney so delivered is substantially in the form of Exhibit B and each Stockholder Certificate so delivered is substantially in the form of Exhibit I to the Power of Attorney. As a result thereof, this Agreement is the legal, valid and binding obligation of each of the Hantro Stockholders.

4.5. Expenses of the Share Exchange. When delivered by the Authorized Representative pursuant to Section 15(a)(xi), the certificate of the Authorized Representative will set forth a true, correct and complete list of all fees, expenses and disbursements of the Hantro Stockholders and their advisors (the “Share Exchange Expenses”) incurred until the Closing Date in connection with the Share Exchange.

5. Representations, Warranties and Agreements of Hantro Stockholders as to Hantro. As material inducement to the Company to enter into this Agreement and to close hereunder and except as set forth in the Hantro Disclosure Schedules, each of the Hantro Stockholders, severally and not jointly, makes the following representations, warranties and agreements to and with the Company, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date (except as expressly provided in the applicable representation):

5.1. Corporate Status of Hantro, Outstanding Stock.

(a) Hantro is a corporation duly organized, validly existing under the laws of Finland and has the power and authority to own its properties and to carry on its business as it is now being conducted. Hantro has an issued share capital of €178,813.06, with bookkeeping value of €.001 euros per share (not precise value), of which 21,548,097 Series A shares, 26,633,229 Series B shares, 90,631,737 Series C shares and 40,000,000 Series D shares, and options to subscribe for 78,936,922 Series A shares (of which 280,754 options are non-allocated) and options to subscribe for 2,102,313 Series C shares (of which 103,106 options are non-allocated) and options to subscribe for 8,058,000 Series D shares (of which 183,000 options are non-allocated) are outstanding and owned by the Hantro Stockholders (except for the above stated non-allocated options). The Board of Directors of Hantro has on 19 April 2007 resolved to issue to certain employees of Hantro in the aggregate 4,000,000 additional D-options, which are currently in the process of registration. All of the Hantro Shares are validly issued and fully paid. Except for the conversion of the Bridge Loan I and the Bridge Loan II, both as described in Section 8.1 and except for the aforementioned options to purchase 89,097,235 shares (and the additional 4,000,000 options entitling to 4,000,000 D-shares) as set forth in more detail in Section 5.1(b), there are no options, warrants, rights, shareholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of Hantro, nor are there any commitments to issue or execute any such options, warrants, rights, shareholder agreements, or other instruments or agreements. The minute books and stock records or similar documentation of Hantro are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of Hantro’s minutes of the Board of Directors for the period between January 1, 2004 and April 30, 2007 and copy of the shareholders record, including Hantro’s Articles of

Association (in Finnish: yhtiöjärjestys) and all amendments thereto and the extract from the trade register relating to Hantro have been delivered to, or made available for inspection by, the Company, and no changes thereto are pending and no decisions requiring registration have been made or filed. Hantro is not in default under or in violation of any provision of its Articles of Association.

(b) Schedule 5.1(b) of the Hantro Disclosure Schedules sets forth a listing of all outstanding Hantro Options and the exercise periods under such Hantro Options.

(c) Exhibit C sets forth the names of all of the Hantro Stockholders.

5.2. Subsidiaries and Joint Ventures, Corporate Status and Outstanding Stock of Subsidiaries. Schedule 5.2 of the Hantro Disclosure Schedules lists all of Hantro’s direct and indirect subsidiaries (each a “Hantro Subsidiary” and collectively, the “Hantro Subsidiaries”) and all of Hantro’s direct and indirect partnership interests and other interests of any kind in any corporation, partnership, joint venture, association or other entity. Each Hantro Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective country of incorporation, as set forth on Schedule 5.2 of the Hantro Disclosure Schedules, has the power and authority to own its properties and to carry on its business as it is now being conducted. Each Hantro Subsidiary has the authorized capital, with such par value and number of shares outstanding as are set forth on Schedule 5.2 of the Hantro Disclosure Schedules and all of the outstanding shares of capital stock of each Hantro Subsidiary have been duly authorized and validly issued, are fully paid and/or contributed as required by the appropriate Organizational Documentation of the Hantro Subsidiary. Except as set forth in Schedule 5.1(b) of the Hantro Disclosure Schedules, no shares of capital stock of any of the Hantro Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of any Hantro Subsidiary, nor are there any commitments to issue or execute any such options, warrants, rights, subscriptions, or other instruments or agreements. There are no restrictions of any kind which prevent the payment of dividends by any of the Hantro Subsidiaries. Neither Hantro nor any Hantro Subsidiary owns, directly or indirectly, any capital stock or other equity interest in any person or entity or has any direct or indirect equity or ownership interest in any person or entity, and neither Hantro nor any Hantro Subsidiary is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any person or entity save for payment obligations in the ordinary course of business. The minute books and stock records or similar documentation of each Hantro Subsidiary are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of the Hantro Subsidiaries’ constitutional documentation have been delivered to, or made available for inspection by, the Company, and no changes thereto are pending and no decisions requiring registration have been made or filed. The Hantro Subsidiaries are not in default or in violation of any provision of their constitutional documentation. Hantro is, and at the Closing shall be, the beneficial and record owner of all of the issued and outstanding shares of capital stock or other interests of each Hantro Subsidiary. Hantro has, and at the Closing shall have, good, marketable and unencumbered title to such shares or interests, free and clear of all liens, security interests, pledges, claims, options and rights of others.

5.3. Officers; Directors; Bank Accounts. Set forth on Schedule 5.3 of the Hantro Disclosure Schedules is a correct and complete list of all members of the Board of Directors, managing directors and other directors and officers of Hantro and the Hantro Subsidiaries. A complete list of all bank accounts and safe deposit boxes of Hantro and the Hantro Subsidiaries and all persons authorized to make withdrawals from such accounts or sign checks drawn on such accounts and to have access to such safe deposit boxes has been provided to the Company.

5.4. Financial Statements. The audited group balance sheet of Hantro and the Hantro Subsidiaries for the years ended December 31, 2005 and 2006, and the related group statements of profit and loss and statement of sources and applications of funds for the years ended December 31, 2004, 2005 and 2006, and all related schedules and notes to the foregoing, were prepared in conformity with Finnish GAAP consistently applied with prior years, and the unaudited quarterly consolidated balance sheet as of March 31, 2007, and the unaudited quarterly group statement of profit and loss and statement of sources and applications of funds for the three-month period ended March 31, 2007, prepared in conformity with Finnish GAAP consistently applied with prior periods, copies of all of which constitute Schedule 5.4 of the Hantro Disclosure Schedules, fairly present in all material respects the consolidated financial position of Hantro and the Hantro Subsidiaries as at the dates of such balance sheets, and the consolidated results of the operations and cash flows of Hantro and the Hantro Subsidiaries for the periods ended on such dates, except that the unaudited information is subject to normal and recurring year-end adjustments.

5.5. No Conflicts; Consents. Except as set forth on Schedule 5.5 of the Hantro Disclosure Schedules, none of the execution, delivery or performance of this Agreement or the other Hantro Stockholder Agreements by the Hantro Stockholders, the consummation by the Hantro Stockholders of the Share Exchange or compliance by the Hantro Stockholders with any of the provisions of this Agreement or the other Hantro Stockholder Agreements will (A) conflict with or result in any breach of any provision of the articles of incorporation, the bylaws or similar organizational documents of Hantro or of any of the Hantro Stockholders, (B) require any filing by Hantro or by any of the Hantro Stockholders with, or permit, authorization, consent or approval of or notice to, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, or any other federal, state, local or foreign authority or forum (a “Governmental Authority”), (C) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement, understanding or other instrument or obligation to which Hantro or any of the Hantro Stockholders is a party or by which any of them or any of their properties or assets may be bound (each, a “Contract”), except for any Contracts related to Intellectual Property, or (D) violate in any material respect any order, writ, injunction, decree, consent decree, statute, rule or regulation (“Order”) applicable to Hantro or any of the Hantro Stockholders, or any of their respective properties or assets, except in the case of clauses (B) and (C) for (i) such failures to obtain such permits, authorizations, consents or approvals, (ii) any failure to make such filings or give such notices, and (iii) any such breaches, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Hantro Material Adverse Effect. A “Hantro Material Adverse Effect” means any change(s), event(s), development(s) or circumstance(s) which, individually or in the aggregate, would have a materially adverse effect, either in the short term or in the long term (other than on a temporary basis), on the business, results of operations, assets, liabilities or condition (financial or otherwise) of Hantro; provided, that any adverse effect resulting primarily from the following shall be disregarded in determining whether there has been a Hantro Material Adverse Effect: (A) changes in the Finnish or world economy generally which do not disproportionately affect Hantro in any material respect, (B) changes in the industries in which Hantro operates which do not disproportionately affect Hantro in any material respect, (C) conditions, events, or circumstances resulting from or arising out of the public announcement of the execution of this Agreement or the transactions contemplated hereby, (D) conditions, events, or circumstances resulting from or arising primarily out of any actions taken by the Company or (E) any conditions, events, or circumstances caused by the taking of any action by Hantro or the Hantro Stockholders that has been approved in writing by the Company.

5.6. Real Estate.

(a) Neither Hantro nor any Hantro Subsidiary has any obligation or duty relating to, or any right, title or interest in, any real estate except those properties disclosed on Schedule 5.6(a) of the Hantro Disclosure Schedules which Hantro or the Hantro Subsidiaries leases or subleases, as tenant or subtenant (the “Hantro Leased Properties”). Except as set forth in Schedule 5.6(a) of the Hantro Disclosure Schedules, all Hantro Leased Properties are available to be used without restriction in the conduct and operation of the business of Hantro and the Hantro Subsidiaries. The Hantro Leased Properties are in normal operating condition and repair save for normal wear and tear and do not require any material repairs other than normal routine maintenance to maintain them in normal condition and repair.

(b) Neither Hantro nor any Hantro Subsidiary has received any written notice from any insurance company which has issued a policy with respect to any of the Hantro Leased Properties or from any public official or board of fire underwriters (or any other body exercising similar functions) claiming any defects or deficiencies in, or suggesting or requesting the performance of any repairs, alterations or other work to, any of the Hantro Leased Properties, except for any written notices as to which all defects and suggested repairs, alterations or other work have been fully performed.

(c) All certificates of occupancy or similar documentation and all other licenses, permits, authorizations, consents, certificates and approvals required by all Governmental Authorities having jurisdiction over the Hantro Leased Properties to the extent required to be obtained by the tenant or subtenant under the Leases (as defined in Section 5.6(d)) for the Hantro Leased Properties and any requisite certificates of the local board of fire underwriters (or any other body exercising similar functions) have been issued for the Hantro Leased Properties, have been paid for (to the extent applicable), are unconditional, valid and in full force and effect, and will not be invalidated, violated or otherwise adversely affected by the execution or performance of this Agreement or the consummation of any of the transactions contemplated herein. Each of Hantro and any Hantro Subsidiary which is a tenant under any of the Leases and any subtenant of Hantro or any Hantro Subsidiary under any of the Leases is in material compliance with all laws applicable to the use and occupancy by a tenant of the Hantro Leased Properties.

(d) (i) (A) All leases or subleases and any and all amendments and supplements thereto (collectively, the “Leases”) of the Hantro Leased Properties, whether oral or written, are disclosed on Schedule 5.6(d) of the Hantro Disclosure Schedules, including for each its date, the name of the landlord (and owner if different from the landlord), the name of the lessee and any sublessee, the location and use of the property, the monthly base rental payment date and the lease expiration date; (B) Hantro has delivered to the Company true, correct and complete copies of all Leases; (C) except as disclosed on Schedule 5.6(d) of the Hantro Disclosure Schedules, Hantro or a Hantro Subsidiary is the holder of the lessee’s or sublessee’s interest, as applicable, in each Lease and neither Hantro nor any Hantro Subsidiary has assigned any Lease or any interest therein or subleased any portion of the Hantro Leased Properties; (D) each Lease is in full force and effect; (E) each of Hantro and any Hantro Subsidiary which is a tenant under the Leases is paying its rent currently and has not asserted any claim for set-off against rent which has not been resolved; (F) neither Hantro nor any Hantro Subsidiary is, and, to the Knowledge of Hantro Stockholders, each landlord under any Lease is not, in default under any Lease, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default by Hantro or any Hantro Subsidiary or, to the Knowledge of Hantro Stockholders, any landlord under any Lease; and (G) neither the execution or performance of this Agreement nor the consummation of any of the transactions contemplated herein will result in a breach of or constitute a default under any of the Leases.

5.7. Personal Property. Except as disclosed on Schedule 5.7 of the Hantro Disclosure Schedules, (A) Hantro and each Hantro Subsidiary has good, valid and marketable title to all personal property, tangible and intangible owned by it, free and clear of all liens, mortgages, pledges, security interests, encumbrances and claims of every kind or character, except for Permitted Encumbrances; (B) Hantro or a Hantro Subsidiary is the owner, lessee or licensee of all the personal property that it uses in the operation of its business; and (C) all equipment, furniture and fixtures, and other tangible personal property of Hantro and each Hantro Subsidiary is in reasonable operating condition and repair save for normal wear and tear and does not require any material repairs other than normal routine maintenance to maintain such property in reasonable operating condition and repair.

5.8. Intellectual Property.

(a) Except as set forth in Schedule 5.8(a) of the Hantro Disclosure Schedules, Hantro owns and has good and exclusive title, or has a valid, subsisting and enforceable license (sufficient for the conduct of the business of Hantro, as historically conducted and as conducted as of the date of this Agreement) to all Hantro Intellectual Property. Except as set forth in Schedule 5.8(a) of the Hantro Disclosure Schedules, there are no proceedings or actions currently before any court, arbitral body, tribunal or similar authority anywhere in the world relating to the Owned Intellectual Property or, to the Knowledge of Hantro Stockholders, Licensed Intellectual Property, and no Owned Intellectual Property is subject to, nor, to the Knowledge of Hantro Stockholders, is any Licensed Intellectual Property subject to, any outstanding, order, judgment, injunction, stipulation or decree restricting in any manner the Use thereof by Hantro, or which may affect the validity, Use or enforceability thereof. Except as set forth in Schedule 5.8(a), Hantro has the right to bring actions for infringement of all Owned Intellectual Property.

(b) Schedules 5.8(b)(i), (ii) and (iii) of the Hantro Disclosure Schedules set forth a complete and accurate listing of: (i) all Owned Intellectual Property material to the business of Hantro; (ii) all licenses, sublicenses, options, covenants not to sue and other Contracts by which any options, licenses or other rights with respect to any Hantro Intellectual Property are granted by Hantro to any third party, including any Contracts pursuant to which Hantro has agreed to any restriction on the right of Hantro to Use or enforce any Hantro Intellectual Property, (“Outbound Licenses”); and (iii) all licenses, sublicenses, options, covenants not to sue and other Contracts pursuant to which Hantro is granted any options, licenses or other rights with respect to any Licensed Intellectual Property (other than commercially available off-the-shelf software licenses with an acquisition cost of less than $1,000 per copy, seat, CPU, or named user) (“Inbound Licenses”), respectively. The Inbound Licenses and the Outbound Licenses constitute all of the Contracts relating to any Hantro Intellectual Property, and except as set forth on Schedule 5.8(b)(ii) of the Hantro Disclosure Schedules, each of the Inbound Licenses and the Outbound Licenses is in full force and effect and is valid and binding on all parties thereto and enforceable in accordance with its terms. Except as set forth on Schedule 5.8(b)(ii) or Section 5.8(d)(B) of the Hantro Disclosure Schedules, to the Knowledge of Hantro Stockholders, there exists no event of default or condition that does or will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Hantro, or, to the Knowledge of Hantro Stockholders, any other party, under any of the Inbound Licenses or the Outbound Licenses. All Use by Hantro of Hantro Intellectual Property is in accordance with the terms of all applicable Inbound Licenses and Outbound Licenses. Except as set forth in Schedule 5.8(d)(B), other than the right to grant limited sublicenses for executable programs, none of the Outbound Licenses grant any third party any right to sublicense any Hantro Intellectual Property. None of the Outbound Licenses: (I) grant any third party exclusive rights to or under any Hantro Intellectual Property; (II) restrict the Use (except the inherent restriction to grant exclusive licenses) of any Hantro Software in any particular market or industry, with respect to any particular customer, with respect to any particular application, or in any particular geographic area; or (III) contain any obligation of Hantro or its Affiliates to negotiate with respect to or enter into a license for any future developed Hantro Intellectual Property or component thereof, except for any support and maintenance obligations under the Outbound Licenses. Prior to the Closing Date, Hantro has provided the Company with true and complete copies of all Outbound Licenses and Inbound Licenses.

(c) Schedule 5.8(c)(A) of the Hantro Disclosure Schedules contains a true and complete list of all Hantro Registered Intellectual Property. The registration (or similar filing) with respect to each item of Hantro Registered Intellectual Property is valid and subsisting except as indicated on Schedule 5.8(c)(B) of the Hantro Disclosure Schedules. Hantro is the owner of record of all Hantro Registered Intellectual Property. All necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with Hantro Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in Finland or foreign jurisdictions (including, without limitation, in the United States), as the case may be, for the purposes of prosecuting or maintaining Hantro Registered Intellectual Property, except where the failure to do so would not be reasonably likely to materially adversely affect Hantro’s rights in Hantro Registered Intellectual Property. Schedule 5.8(c)(C) of the Hantro Disclosure Schedules sets forth a list of all actions that are required to be taken within ninety (90) days of the Closing Date with respect to any Hantro Registered Intellectual Property. Schedule 5.8(c)(D) of the Hantro Disclosure Schedules identifies, and Hantro has provided copies of all Intellectual Property applications for which prosecution has continued.

(d) Schedule 5.8(d)(A) of the Hantro Disclosure Schedules lists all Hantro Software other than Off-the-Shelf Software and accurately identifies which of such Software is owned by Hantro, which is licensed under any form of public source or “open source” license (and discloses the specific type of public source or “open source” license), and which is licensed to Hantro on a proprietary basis. Except as set forth in Schedule 5.8(d)(B) of the Hantro Disclosure Schedules, and except pursuant to a valid, written license, no source code for any Hantro Software owned by Hantro has been delivered, licensed, or is subject to any source code escrow obligation by Hantro, to any third party. The source code and system documentation relating to the Hantro Software owned by Hantro and having been delivered under an Outbound License to a third party: (A) have at all times been maintained in confidence; and (B) have been disclosed only to employees and consultants of Hantro having a “need to know” the contents thereof in connection with the performance of their duties to Hantro and who are obligated to keep such information confidential, or pursuant to license agreements containing equivalent restrictions. No source code or system documentation relating to the Hantro Software owned by Hantro: (A) has been provided to a consortium or similar organization; or (B) has been provided in contravention of Hantro’s policies or practices designed to protect Hantro’s trade secrets and confidential information. Except as set forth on Schedule 5.8(d)(C) of the Hantro Disclosure Schedules, none of the Hantro Software listed on Schedule 5.8(d)(A) of the Hantro Disclosure Schedules incorporates or is based on or is a Derivative Work of any third party code that is subject to the terms of, or licensed to Hantro pursuant to, any form of public source or “open source” license (an “Open Source Work”), such that the public source or “open source” license imposes conditions on the terms and conditions under which the Software may be used or distributed. No modifications to any Open Source Works were made by any third party consultants. As used herein, “Derivative Work” shall have the meaning provided in Section 101 of Title 17 of the United States Code or paragraph 1 of Section 4 of the Finnish Copyright Act. With respect to each Open Source Work, Schedule 5.8(d)(C) of the Hantro Disclosure Schedules identifies the underlying Open Source Work, the particular Hantro Software in which such Open Source Work is present, the general nature of any modifications to such Open Source Works in the Hantro Software, and whether such modifications were made by Hantro or by a third party contractor.

(e) Except as set forth on Schedule 5.8(e)(A) of the Hantro Disclosure Schedules, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (A) breach, violate or conflict with, or result in the modification, cancellation, or suspension of any instrument or other Contract relating to any Hantro Intellectual Property, (B) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Hantro Intellectual Property or any of Hantro’s rights therein or thereto, (C) in any way impair any existing right of Hantro to Use, or to bring any action for the infringement of, any Hantro Intellectual Property, or any portion thereof, or (D) give rise to any right to increase or accelerate the payment of any, royalties, fees or other payments to any third party. Except as set forth in Schedule 5.8(e)(B) of the Hantro Disclosure Schedules, the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated by this Agreement, will not result in (A) either the Company or any of its Affiliates granting to any third party any right or license to or with respect to any Intellectual Property right owned by or licensed to either of them prior to the Closing Date; (B) either the Company or any of its Affiliates being bound by, or subject to, any non-compete, covenant not to sue, or other restriction on the operation or scope of their respective businesses, or (C) either the Company or any of its Affiliates being obligated to pay any royalties or other amounts to any third party in excess of those payable by Hantro prior to the Closing.

(f) Except as set forth on Schedule 5.8(f) of the Hantro Disclosure Schedules, there are no royalties, honoraria, fees or other payments payable by Hantro to any third party for the purchase, license (or sublicense) of Hantro Intellectual Property, including, without limitation, any payments to unions, guilds or licensing societies.

(g) Hantro owns and has good and exclusive title to all Owned Intellectual Property free and clear of any lien or encumbrance. After the Closing, all Owned Intellectual Property will be fully transferable, alienable or licensable by Hantro without restriction and without payment of any kind to any third party.

(h) No Use of any Hantro Product by Hantro breaches, has violated or conflicted with, or violates or conflicts with any license (or sublicense) or other Contract of Hantro with any third party. The Use of the Hantro Products and the conduct of the business of Hantro has not, and does not, infringe or misappropriate, any common law or statutory rights of any third party, including, without limitation, rights relating to defamation, contractual rights, rights of privacy or publicity. To the Knowledge of the Hantro Stockholders, no third party has breached or violated or is breaching or violating any Contract with Hantro relating to any Hantro Intellectual Property, or has infringed or misappropriated or is infringing or misappropriating any Hantro Intellectual Property. Except as set forth in Schedule 5.8(h) of the Hantro Disclosure Schedules, Hantro has received no notice (whether in the form of invitation to license or otherwise) from any third party that any Hantro Intellectual Property, the Use of any Hantro Product, or

the conduct of the business of Hantro, has infringed or misappropriated or does or will infringe or misappropriate any common law or statutory rights of any other third party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property or other proprietary rights, rights of privacy or publicity, nor is there any basis for any such assertion. At no time has Hantro distributed any Hantro Products with the object of promoting their use to infringe copyright, demonstrated or recommended infringing uses of Hantro Products or otherwise made any statements or taken any actions directed to promoting infringement. No Hantro marketing, promotional, customer service or advertising materials or activities in any way condone, promote, or otherwise help to induce or instruct how to engage in, copyright infringement. Except as set forth in Schedule 5.8(h) of the Hantro Disclosure Schedules, there is no pending or threatened claim, litigation or proceeding contesting or challenging the ownership of or the validity or enforceability of, or Hantro’s right to Use, any Owned Intellectual Property, nor is there any basis for any such claim, litigation or proceeding. Except as set forth in Schedule 5.8(h) of the Hantro Disclosure Schedules, to the Knowledge of the Hantro Stockholders, there is no pending or threatened claim, litigation or proceeding contesting or challenging the ownership of or the validity or enforceability of, or Hantro’s right to Use, any Licensed Intellectual Property, nor is there any basis for any such claim, litigation or proceeding.

(i) Except as set forth in Schedule 5.8(i) of the Hantro Disclosure Schedules, Hantro has validly and effectively obtained the right and license to use, copy, modify, distribute and create Derivative Works of all third-party programming and materials contained in the Hantro Software and related technical documentation pursuant to the Inbound Licenses. The Hantro Software and technical documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license, except with respect to the Excluded Technologies as set forth in Schedule 5.8(i) of the Hantro Disclosure Schedules. Hantro retains no liability for, or obligation to pay any amount with respect to, the Excluded Technologies contained in or distributed with the Hantro Products.

(j) Hantro has taken and will continue through the Closing Date to take all commercially reasonable steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all of its confidential information and trade secrets, including, without limitation, all unpublished patent applications and provisional patent applications and all patentable inventions for which Hantro has not filed a patent application. Hantro, its current and former officers, employees, consultants and independent contractors have not disclosed to any third party who is not under a duty of confidentiality or who is not entitled to receive such information or materials any confidential information or trade secret of Hantro or any confidential information or trade secret of any third party that has been disclosed to Hantro pursuant to a nondisclosure obligation.

(k) Except as set forth in Schedule 5.8(k) of the Hantro Disclosure Schedules, all current and former officers, employees, consultants and independent contractors of or to Hantro and all other third parties that created, prepared or delivered works (including any materials and elements created, prepared or delivered by such parties in connection therewith) for or on behalf of Hantro, and all Persons involved in the development of any technology, Software or Intellectual Property for or on behalf of Hantro, in each case, which is incorporated into a Hantro Product, have entered into valid and enforceable agreements with Hantro pursuant to which Hantro has obtained complete, unencumbered and unrestricted ownership of, and is the exclusive owner of all such third party’s Intellectual Property in such work, material or invention and such third party has not retained any rights with respect thereto. Such agreements provide that all right, title and interest (including all Intellectual Property rights) in and to such works (including any materials and elements created, prepared or delivered by such parties in connection therewith) are assigned, or such parties are obligated to assign such works, to Hantro, and all amounts due and payable for such works have been paid in full. None of the Owned Intellectual Property was developed by any employee of Hantro outside of the scope of such individual’s employment with Hantro or prior to the date such individual commenced his or her employment with Hantro.

(l) Hantro has at all times complied with all applicable legal requirements relating to privacy, data protection and the collection and use of personal information and user information gathered or accessed in the course of the operations of Hantro. Except as set forth in Schedule 5.8(l) of the Hantro Disclosure

Schedules, Hantro has at all times complied in all respects with all rules, policies and procedures established by Hantro from time to time with respect to the foregoing. No claims have been asserted or threatened against Hantro by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any such laws, regulations, rules, policies or procedures and nor is there a basis for any such claim. With respect to all personal and user information gathered or accessed in the course of the operations of Hantro, Hantro has at all times taken all steps reasonably necessary (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Knowledge of Hantro Stockholders, there has been no unauthorized access to or other misuse of that information.

(m) All Hantro Software delivered to Hantro customers or licensees is compliant with the warranties provided to such customer or licensee. To the Knowledge of the Hantro Stockholders, the Hantro Software does not contain any viruses, Trojan horses, worms or similar harmful code. Hantro has satisfactorily tested all Hantro Software to confirm that the Hantro Software does not contain any of the foregoing. Except as set forth in Schedule 5.8(m) of the Hantro Disclosure Schedules, as of the Closing Date, Hantro has the source code for all Hantro Software (excluding Licensed Software with respect to which no rights to source code are granted to Hantro), which source code is sufficient to permit a software programmer with ordinary skills who is unfamiliar with the Software to recreate executables for, maintain, enhance and otherwise modify the Software.

(n) The technical documentation related to the Hantro Software owned by Hantro includes the source code, system documentation, statements of principles of operation and schematics for the Hantro Software, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. Such technical documentation also includes any program (including compilers), “workbenches,” tools and higher level (or “proprietary”) language used for the development, maintenance, and implementation.

(o) Hantro maintains a policy of documenting all bugs, errors and defects in all the Hantro Products. To the Knowledge of Hantro Stockholders, Hantro has documented all material bugs, errors and defects in compliance with such policy, and has retained a complete copy of such documentation. Hantro will have, as of the Closing Date, furnished such copy to the Company.

(p) There are no contracts, agreements, license or other commitments or arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Hantro Products or any other independent salesperson, distributor, sublicensor or other remarketer or sales organization, except for the Contracts identified in Schedule 5.8(p) of the Hantro Disclosure Schedules.

5.9. Indebtedness. Except as disclosed in Schedule 5.9(a)(A) of the Hantro Disclosure Schedules, neither Hantro nor any of the Hantro Subsidiaries is liable for any indebtedness for borrowed money. All Contracts pursuant to which the Finnish Funding for Technology and Innovation (“TEKES”) or any other Governmental Authority has granted financing or subsidies to Hantro or any of the Hantro Subsidiaries have been identified in Schedule 5.9(a)(B) of the Hantro Disclosure Schedules and true and complete copies of all such Contracts have been delivered to the Company. Hantro has fulfilled all of its obligations arising out of or relating to the financing or subsidies granted by TEKES and any other Governmental Authority, if any, to the extent such obligations relate to the time period before the Closing so as to not result in: (i) Hantro being or becoming obligated in the future to repay the subsidies or to immediately repay the financing, (ii) TEKES or the relevant Governmental Authority being entitled to cease financing of an on-going project in accordance with any Contract identified in Schedule 5.9(a)(B) of the Hantro Disclosure Schedules; or (iii) Hantro being or becoming obligated in the future to transfer the ownership of any of the Hantro Intellectual Property or other rights thereto developed by or for Hantro to TEKES or any other Governmental Authority.

5.10. Accounts Receivable. Each of the accounts receivable of Hantro and the Hantro Subsidiaries outstanding as of the Closing Date constitutes on such date a valid claim in the full amount thereof against the debtor charged therewith on the books of Hantro or the Hantro Subsidiaries and was acquired in the ordinary course of Hantro’s or the Hantro Subsidiaries’ business. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense. Subject to any reserve for doubtful accounts set forth in the Net Worth Statement, such accounts receivable will be fully collected to the extent of the face value thereof.

5.11. Insurance. Hantro and the Hantro Subsidiaries maintain insurance policies bearing the numbers, for the terms, with the companies, in the amounts, having the named insureds, providing the general coverage, and with the premiums disclosed on Schedule 5.11 of the Hantro Disclosure Schedules. All of such policies are in full force and effect and neither Hantro nor any Hantro Subsidiary is in default of any provision thereof and all premiums due (without regard to any grace period) with respect to such policies have been paid. Neither Hantro nor any Hantro Subsidiary has been refused any insurance for which it has applied and has not received notice from any issuer of any policy issued to it of the insurer’s intention to cancel or refusal to renew any such policy issued by such insurer. True, correct and complete copies of all such policies have been made available to the Company.

5.12. Liabilities. To the Knowledge of the Hantro Stockholders, at the Closing, neither Hantro nor any Hantro Subsidiary shall have any material liabilities, whether fixed, contingent, or otherwise, (whether or not required to be reflected in the consolidated profit and loss statement and balance sheet prepared in conformity with Finnish GAAP) other than (i) those set forth or adequately provided for in the balance sheet included in the consolidated profit and loss statement and balance sheet of Hantro prepared in conformity with Finnish GAAP for the year ended December 31, 2006 (the “Hantro Balance Sheet”), (ii) those set forth in Schedule 5.12 of the Hantro Disclosure Schedules, (iii) those incurred in the conduct of the business of Hantro or any Hantro Subsidiary since the date of the Hantro Balance Sheet in the ordinary course of business, which, individually or in the aggregate, are not material in nature or amount, (iv) those incurred pursuant to the terms of Contracts disclosed in the Hantro Disclosure Schedules or incurred pursuant to the terms of Contracts that are not required to be disclosed in the Hantro Disclosure Schedules, provided, in each case specified in clause (iv), that Hantro or the Hantro Subsidiary is not in breach of or default under any of such Contracts; and (v) those incurred pursuant to the obligations of Hantro or any Hantro Subsidiary under applicable law, provided that such liabilities are not a result of Hantro or any Hantro Subsidiary being in breach of or default under any of such obligations.

5.13. Contracts, Leases, Agreements and Other Commitments.

(a) All of the Hantro Agreements (as hereinafter defined) are in full force and effect and are valid, binding and enforceable against Hantro or the Hantro Subsidiaries, as the case may be, and against the other respective parties thereto, in accordance with their respective terms. Hantro, the Hantro Subsidiaries and, to the Knowledge of the Hantro Stockholders, all other parties to all of the Hantro Agreements have performed all material obligations required to be performed to date under the Hantro Agreements and none of Hantro, the Hantro Subsidiaries or, to the Knowledge of the Hantro Stockholders, any such other party is in any material default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default by Hantro or the Hantro Subsidiaries thereunder or otherwise result in any payment obligations on the part of Hantro or the Hantro Subsidiaries not reserved for in the financial statements of Hantro or the Hantro Subsidiaries which are included in Schedule 5.4. Except as set forth on Schedule 5.13 of the Hantro Disclosure Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice, the lapse of time, or both, result in an impairment or termination of, or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any Hantro Agreement. Neither Hantro nor the Hantro Subsidiaries have received any written notice of any intention by any party to terminate or amend any Hantro Agreement.

(b) Hantro has made available to the Company all relevant information regarding (A) all outstanding written and oral proposals, bids, offers or guaranties made by Hantro or any Hantro Subsidiary, which, if accepted, would result in any or could impose any material debts, obligations or liabilities upon Hantro or any Hantro Subsidiary, and (B) unexpired warranties relating to Hantro’s and the Hantro Subsidiaries’ products or services, detailing the products or services covered by each warranty (the “Product Warranties”).

(c) For purposes of Section 5.13 the term “Hantro Agreements” means (A) any material written or oral contract or agreement, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services, (B) any material written or oral lease, or (C) any written or oral power of attorney, guaranty, surety arrangement or other material commitment granted by Hantro and/or any Hantro Subsidiary to or for the benefit of any third party. A “material” agreement, contract or lease shall mean an agreement, contract or lease pursuant to which Hantro or any Hantro Subsidiary is obligated, or reasonably expects to be required, to pay, or provide services valued at, or is entitled to receive, amounts in excess of $75,000 in any 12-month period. Any lease of real property shall be deemed a material lease.

5.14. Labor Relations, Employees.

(a) Set forth on Schedule 5.14(a) of the Hantro Disclosure Schedules is a list of:

(i) all collective bargaining or similar agreements and any written amendments thereto, to which Hantro or any Hantro Subsidiary is a party or by which it is bound;

(ii) all employment, managerial or advisory agreements to which Hantro or any Hantro Subsidiary is a party or by which it is bound; and

(iii) all material independent contractor or consulting agreements to which Hantro or any Hantro Subsidiary is a party or by which it is bound.

(b) Set forth on Schedule 5.14(b) of the Hantro Disclosure Schedules is a true and correct list of all employees of Hantro and each Hantro Subsidiary, broken down by location, together with their rate of compensation, title, original date of hire, period of notice for each employee of Hantro or a Hantro Subsidiary performing services for Hantro or a Hantro Subsidiary.

(c) Hantro has delivered to the Company true, complete and correct copies of all of the documents referred to in Schedule 5.14(a) of the Hantro Disclosure Schedules and all of the personnel policies, handbooks, procedures, and forms of employment applications relating to the employees of Hantro or any Hantro Subsidiary.

(d) Except as set forth on Schedule 5.14(d) of the Hantro Disclosure Schedules:

(i) there is no labor union representing or purporting to represent any of the employees of Hantro or any Hantro Subsidiary and neither Hantro nor any Hantro Subsidiary is subject to any collective bargaining agreements with any union representing or purporting to represent the employees of Hantro or any Hantro Subsidiary;

(ii) in the past five years, there have been no strikes, slowdowns, or other work stoppages, lockouts, grievance proceedings, arbitrations, labor disputes, lawsuits, administrative proceedings or representation questions pending or, to the Knowledge of the Hantro Stockholders, threatened, between Hantro or the Hantro Subsidiaries on the one hand, and any labor union representing or purporting to represent any employees of Hantro or any Hantro Subsidiary, on the other;

(iii) Hantro and the Hantro Subsidiaries have complied with all laws relating to the employment of labor, including any provisions thereof relating to wages, overtime, bonuses, severance pay, benefits, occupational safety and health and the payment of social security, unemployment compensation and similar taxes, and neither Hantro nor any Hantro Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing;

(iv) there are no charges, suits, actions, administrative proceedings or investigations, and/or claims, instituted by or against, pending or, to the Knowledge of the Hantro Stockholders, threatened against, affecting, naming and/or involving Hantro or any Hantro Subsidiary, whether domestic or foreign, before any court, governmental agency, department, board of instrumentality, or before any arbitrator (collectively, “Actions”), concerning, or in any way related to the employees of Hantro or any Hantro Subsidiary, including, without limitation, Actions involving unfair labor practices, failure to pay wages or overtime, breach of implied or express employment contract, wrongful discharge and/or any other restriction on the right of Hantro or any Hantro Subsidiary to terminate its respective employees, employment discrimination, occupational safety and health, and workers’ compensation; and

(v) there are no post-employment benefits payable by Hantro or any Hantro Subsidiary, including, but not limited to, retiree medical, retiree life and retiree accidental death and disability benefits for current or former employees of Hantro or any Hantro Subsidiary.

(e) To the Knowledge of the Hantro Stockholders, no senior employee of Hantro or any Hantro Subsidiary will leave the employ of Hantro or any Hantro Subsidiary as a result of the transactions contemplated hereby.

5.15. Employee Benefit Plans.

(a) Hantro has made available to the Company a complete and accurate list of all employee benefit plans (the “Plans”) which Hantro or any Hantro Subsidiary maintain, sponsor, contribute to, is liable for (d)irectly or indirectly) or is bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, payroll, sick leave, consulting, stock option, stock purchase, stock bonus, employee stock ownership plan, pension, retainer, retirement, vacation, change of control, disability, severance, insurance, welfare or incentive pay policy, agreement, practice or arrangement; any plan, agreement or arrangement if providing for fringe benefits or perquisites to employees, officers, directors or agents of Hantro or any Hantro Subsidiary, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees.

(b) Each Plan is and has been maintained in compliance in all material respects with applicable law and with any applicable collective bargaining agreements or other contractual obligations.

(c) There is no unfunded liability with respect to any Plan.

(d) Each of Hantro and the Hantro Subsidiaries has funded each Plan in accordance with the terms of such Plan through the date hereof, including the payment of applicable premiums on insurance contract funding a Plan, for coverage provided through the date hereof.

(e) Except as contemplated herein or required by law, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Plan, policy, arrangement, statement, commitment or agreement which (either alone or upon the occurrence of any additional or subsequent event) will result in any obligation of Hantro or any Hantro Subsidiary to make any payment (whether of severance pay, including, and not limited to, salary, related vacation pay, pension pay and other similar payments and costs, or otherwise) or to accelerate, vest or increase the amount of benefits payable to any employee or former employee or director of Hantro or any Hantro Subsidiary. No Plan or agreement provides for the payment of severance benefits upon the termination of any employee’s employment.

(f) The financial statements which are included in Schedule 5.4 of the Hantro Disclosure Schedules, as well as the Net Worth Statement, properly and adequately reflect or will reflect, as applicable, in accordance with Finnish GAAP consistently applied with prior periods, any and all liabilities and obligations of Hantro and the Hantro Subsidiaries relating to any period ending on or prior to the date thereof or hereof, as applicable, relating to or in respect of current and former employees of Hantro or the Hantro Subsidiaries, for (A) unpaid compensation, salaries, wages, vacation pay, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation), (B) unpaid contributions, costs and expenses to or in respect of any Plans and (C) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the date thereof or hereof, as applicable.

5.16. Litigation. Except for the matters set forth on Schedule 5.16 of the Hantro Disclosure Schedules, (A) neither Hantro nor any Hantro Subsidiary, nor any of their assets (including, without limitation, the Hantro Agreements), is a party or is subject to, or to the Knowledge of the Hantro Stockholders, threatened with, any suit, action, arbitration, administrative or other proceeding, either at law or in equity, or governmental investigation by or before any court, governmental department, commission, board, agency or instrumentality, domestic or foreign; (B) there is no judgment, decree, award or order outstanding against Hantro or any Hantro Subsidiary; (C) neither Hantro nor any Hantro Subsidiary is contemplating the institution by it of any suit, action, arbitration, administrative or other proceeding; and (D) to the Knowledge of the Hantro Stockholders, there is no basis for any suit, action, arbitration or administrative proceeding against Hantro or any Hantro Subsidiary, and there has been no occurrence that may result in a claim for damages against Hantro or any Hantro Subsidiary.

5.17. Suppliers and Customers. Hantro has made available to the Company a complete and accurate list of the names of all suppliers and technology licensors, customers and technology licensees of Hantro and the Hantro Subsidiaries which respectively contribute more than 5% of all revenues to, and orders and use of services and licensed technology from, Hantro and Hantro Subsidiaries taken as a whole (“Hantro Suppliers” and “Hantro Customers,” respectively). Except as set forth on Schedule 5.17 of the Hantro Disclosure Schedules, (A) no Hantro Supplier or Hantro Customer has canceled or otherwise terminated its relationship with Hantro or any Hantro Subsidiary, or (B) has during the last 12 months decreased materially its business with Hantro or any Hantro Subsidiary. To the Knowledge of the Hantro Stockholders, the Share Exchange will not adversely affect the relationship of Hantro or a Hantro Subsidiary with any Hantro Supplier or Hantro Customer.

5.18. Conflicting Interests. Except as disclosed on Schedule 5.18 of the Hantro Disclosure Schedules, no director, officer or manager of Hantro or any Hantro Subsidiary (A) has any pecuniary interest in any supplier or customer of Hantro or any Hantro Subsidiary or in any other business enterprise with which Hantro or any Hantro Subsidiary conducts business or with which Hantro or any Hantro Subsidiary is in competition; (B) is indebted to Hantro or any Hantro Subsidiary; (C) is a party to any transaction or agreement with Hantro or any Hantro Subsidiary (apart from such person’s status as a director, officer or manager as such); or (D) has any business or other interest in conflict with the interests of Hantro or any Hantro Subsidiary.

5.19. Compliance with Law and Regulations. Hantro and each Hantro Subsidiary is in compliance with, and has at all times during the past six years complied with, all requirements of local and foreign law and all requirements of all governmental, administrative or regulatory bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure to comply with, any such Applicable Law. Without limiting the foregoing, Hantro and each Hantro Subsidiary has paid all monies to obtain, and has obtained and now holds, all licenses, permits, certificates, and authorizations needed or required for the conduct of its business as currently conducted and the current use of its properties and the premises occupied by it. Hantro and each Hantro Subsidiary has properly filed all reports and other documents required to be filed within the past six years with any local or foreign government, subdivision or agency thereof. In the past six years, neither Hantro nor any Hantro Subsidiary has received any notice from any government, municipality, administrative or regulatory authority, or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the property, assets or business of Hantro and the Hantro Subsidiaries are listed on Schedule 5.19 of the Hantro Disclosure Schedules and, except as noted on Schedule 5.19 of the Hantro Disclosure Schedules, none of the items so listed will lapse or expire as a result of the transactions contemplated hereby. To the Knowledge of Hantro Stockholders, except as set forth on Schedule 5.19 of the Hantro Disclosure Schedules, there are no regulations or legislation pending before any local or foreign government, government agency, administration body or legislature which, if adopted, would have a Hantro Material Adverse Effect.

5.20. Environmental Matters.

(a) Hantro and the Hantro Subsidiaries are and at all times have been in compliance with all Environmental Laws (as hereinafter defined) governing their business, operations, properties and assets. Neither Hantro nor any Hantro Subsidiary has received any communication from any Governmental

Authority, employee, group or third party alleging that it is not in compliance or that it has investigatory or remedial obligations or other liability pursuant to Environmental Law. To the Knowledge of the Hantro Stockholders, there are no circumstances that may prevent or interfere with such full compliance or give rise to investigatory or remedial obligations or other liabilities pursuant to Environmental Law in the future.

(b) There are no Hantro Environmental Claims (as hereinafter defined) pending or, to the Knowledge of the Hantro Stockholders, threatened against Hantro or any Hantro Subsidiary.

(c) For purposes of this Agreement:

(i) “Hantro Environmental Claims” means any notice, lien, claim, action, cause of action, order, communication, investigation, or proceeding (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup, removal or remediation costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or threatened releases, into the environment of any Regulated Substance at any location, whether or not owned or operated by Hantro or any Hantro Subsidiary, and (b) circumstances forming the basis of any violation, or alleged violation, of, or liability pursuant to any Environmental Law; and

(ii) “Environmental Law” means any and all local or foreign laws, regulations, codes, orders, plans, injunctions, decrees, rulings, and judicial or administrative interpretations thereof, which govern, purport to govern, or relate to pollution, protection of the environment (including, without limitation, ground water, surface water, soil and air) and public health and safety;

5.21. Tax Matters.

(a) For purposes of this Agreement:

(i) “Return” and “Returns” mean any return, report, declaration, estimate, information statement, claim for refund, notice, form or any other kind of document, including any schedule or attachment thereto, and including amended versions of any of the foregoing, relating to or required to be filed in connection with any Tax.

(ii) “Tax” and “Taxes” means any local, foreign or other taxes (whether income, gross receipts, franchise, excise, customs, sales, use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or payment in lieu of tax no matter how denominated including any amount payable by either Hantro (and any Hantro Subsidiary) or the Company (or any Company Subsidiary), as applicable, pursuant to a tax-sharing or other agreement relating to the sharing or payment of tax), or any assessment, levy, impost, withholding, fee or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto.

(b) Except as set forth on Schedule 5.21 of the Hantro Disclosure Schedules:

(i) Hantro and each Hantro Subsidiary has filed when due in a timely fashion all material Returns that are required to be filed on or before the date hereof and will file when due in a timely fashion all material returns that are required to be filed on or before the Closing Date by or with respect to Hantro and any Hantro Subsidiary (taking into account in each case all extensions of time within which to file to which they are entitled or which they may have been granted). All such Returns are correct and complete in all material respects. Neither Hantro nor any Hantro Subsidiary is the current beneficiary of any extension of time within which to file any Return. No claim has been made by a taxing authority in a jurisdiction where Hantro and any Hantro Subsidiary does not file Returns that any of them is or may be subject to or liable for any Tax imposed by that jurisdiction;

(ii) All Taxes shown to be due on the Returns referred to in clause (b)(i) for which each of Hantro and any Hantro Subsidiary is liable have been paid or will be paid prior to the due date thereof; all Taxes due on or before the date hereof for which no Return is required have been paid when due in a timely fashion; and all such Taxes for which no Return is required due on or before the Closing Date will be paid when due in a timely fashion (in each case taking into account all extensions of time within which to pay to which they are entitled or which they may have been granted). All unpaid Taxes attributable to any period ending on or prior to the Closing Date will be accrued in full on the Net Worth Statement. There are no liens on any assets of Hantro or any Hantro Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable;

(iii) Hantro and each Hantro Subsidiary has withheld or collected and paid or deposited all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party;

(iv) No taxing authority has asserted, or threatened to assert, any adjustment, deficiency or assessment for any Taxes against Hantro or any Hantro Subsidiary, none of the Returns referred to in Section 5.21(b)(i) are under examination or investigation by any taxing authority. Hantro has made available to the Company correct and complete copies of all local and foreign income Tax Returns filed, examination reports issued and statements of deficiencies assessed against or agreed to by Hantro or any Hantro Subsidiary or statements of deficiencies for which Hantro or any Hantro Subsidiary may be liable since December 31, 2002;

(v) Neither Hantro nor any Hantro Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax adjustment, assessment or deficiency except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement;

(vi) Neither Hantro nor any Hantro Subsidiary has any income or gain that may be reportable for a period ending after the date hereof or the Closing Date without the receipt of an equal amount of cash, which is attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the date hereof or the Closing Date;

(vii) There are no currently outstanding requests made by any of the Hantro Stockholders, Hantro or a Hantro Subsidiary for tax rulings, determinations or information that could affect the Taxes of Hantro or any Hantro Subsidiary; and

(viii) Neither Hantro nor any Hantro Subsidiary has any liability for taxes of any other person or entity, whether as a result of statutory or regulatory authority, contract or otherwise.

5.22. Conduct of Business; No Material Adverse Effect. Except as set forth on Schedule 5.22 of the Hantro Disclosure Schedules, since December 31, 2005, (A) Hantro and each of the Hantro Subsidiaries has conducted its business in the ordinary and usual course and (B) there has not been a Hantro Material Adverse Effect.

5.23. No Broker or Finder. Except for its obligation to Mooreland Partners LLP, neither Hantro nor the Hantro Stockholders have taken any action nor have they incurred any obligation, contingent or otherwise, which would give rise to a valid claim against Hantro Stockholders, Hantro, any Hantro Subsidiary and/or the Company by a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby.

5.24. Statements and Other Documents Not Misleading. Neither this Agreement, including all Exhibits and Schedules, the Hantro Disclosure Schedules nor the Ancillary Documents thereto executed by Hantro or the Hantro Stockholders or any Person acting on behalf of Hantro or the Hantro Stockholders contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact necessary to be stated in order to make any statement contained therein not false or misleading.

5.25. Information in the Proxy Statement/Prospectus. The information supplied by the Hantro Stockholders for inclusion in the Proxy Statement/Prospectus (including the financial statements of Hantro included therein) will not, on the date of such Proxy Statement/Prospectus becomes effective, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading.

5.26. Further Funding. Hantro is a party to a Loan Agreement (“Bridge Loan III”), dated May 11, 2007, with the Investor Stockholders named therein under which Hantro has the right to borrow up to €1,000,000 of proceeds (the “Bridge Loan III Proceeds”) for its working capital purposes. Bridge Loan III is valid and enforceable against the lenders named therein. Each Hantro Stockholder acknowledges that the Share Component will be reduced by the Bridge Loan III Repayment Shares to be applied pursuant to Section 15(c).

6. Representations, Warranties and Agreements of the Company. As material inducement to the Hantro Stockholders to enter into this Agreement and to close hereunder, and except as set forth in the Company SEC Reports and in the disclosure schedules delivered by the Company to the Hantro Stockholders on the date of this Agreement and attached hereto (the “Company Disclosure Schedules”), the Company makes the following representations, warranties and agreements to and with the Hantro Stockholders, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date:

6.1. Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby. As of March 31, 2007 (the “Capital Structure Date”), the Company had authorized capital consisting of 170,000,000 shares of capital stock, of which 20,000,000 are shares of preferred stock, par value $0.01 per share, of which 1,889 shares of its Series D Preferred Stock were issued and outstanding as of the Capital Structure Date, and 150,000,000 are shares of Company Common Stock, of which 106,816,319 were issued and outstanding as of the Capital Structure Date. In addition, as of the Capital Structure Date, 9,441,639 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options granted pursuant to various stock option and stock award programs of the Company and 73,708,519 shares of Company Common Stock were reserved for issuance upon exercise of outstanding warrants. Except for the aforementioned options and awards to purchase shares of Company Common Stock that are restricted shares under equity-based compensation programs, of which options to purchase 9,751,015shares were outstanding as of the Capital Structure Date, and for this Agreement, and except as disclosed in Schedule 6.1 of the Company Disclosure Schedules, there are no options, warrants, rights, shareholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of the Company, nor are there any commitments to issue or execute any such options, warrants rights, shareholder agreements, or other instruments or agreements. All Exchange Shares issued pursuant to Section 2.1(b) will be, when so issued, and all Contingent Consideration issued pursuant to Section 2.2 will be, when so issued, duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights. Since the close of business on the Capital Structure Date, no shares of capital stock or other equity securities of the Company have been issued or reserved for issuance or become outstanding, other than the shares of Company Common Stock described in this Section 6.1 that have been issued upon the exercise of outstanding options or warrants or the conversion of convertible securities. The minute books and stock records or similar documentation of the Company are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of the Company’s minute books and stock records or similar documentation, including the Company’s certificate of incorporation to date, covering the period since January 1, 2003, have been delivered to, or made available for inspection by, the Authorized Representative or the Hantro Stockholders (for all purposes of this Agreement any delivery made to the Authorized Representative shall be deemed to have been made to each of the Hantro Stockholders). The Company is not in default under or in violation of any provision of its certificate of incorporation. Set forth on Schedule 6.1 of the Company Disclosure Schedules is a correct and complete list of all directors and officers of the Company and the Company Subsidiaries. The Company and each of its Subsidiaries are duly qualified or licensed and in good standing as a foreign corporation or other entity authorized to do business under the Laws of each jurisdiction where the character of the properties owned, leased or used by it or the nature of its activities makes such qualification or licensing necessary except where the failure of any such Subsidiary to be so qualified would not reasonably be expected to have a Company Material Adverse Effect.

6.2. Authority. Subject to the approval of a majority of the stockholders of the Company of this Agreement and the transactions contemplated herein, including the Company Charter Amendment (as hereinafter defined), the Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, to consummate the transactions contemplated hereby. This Agreement and the Ancillary Documents to be executed and delivered by the Company have been duly executed and delivered by the Company, or will be duly executed and delivered by the Company, as the case may be, and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.

6.3. Board Approvals and Required Vote. The Company Board of Directors (the “Board”), at a meeting duly called and held, has unanimously (i) determined, as of the date of this Agreement, that this Agreement, the Escrow Agreement and the Share Exchange and Contingent Consideration, taken together, are fair to and in the best interests of the stockholders of the Company; (ii) duly and validly approved, as of the date of this Agreement, and taken all corporate action required to be taken by the Board to authorize the transactions; and (iii) resolved to recommend, as of the date of this Agreement, that the stockholders of the Company accept, approve and adopt this Agreement, and none of the aforesaid actions by the Board has been amended, rescinded or modified. The affirmative vote of the stockholders of a majority of the outstanding Company Common Stock, voting as a single class, is the only vote of the stockholders of any class or series of the Company’s capital stock necessary to approve the transactions.

6.4. Non-Contravention. None of the execution, delivery or performance of this Agreement, the other Hantro Stockholder Agreements or the consummation of the Share Exchange, or compliance by the Company with any of the provisions of this Agreement or the other Hantro Stockholder Agreements will (A) conflict with or result in any breach of any provision of the (i) certificate of incorporation, the bylaws or similar organizational documents of the Company or (ii) state securities or blue sky laws, (B) require any filing by the Company with, or permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (ii) the filing with the SEC and the Principal Trading Market of (1) a proxy statement relating to the Company Stockholders Meeting either separately or combined with a registration statement on SEC Form S-4 to be prepared and filed in connection with the issuance of the Exchange Shares (such registration statement, as amended or supplemented from time to time, combined with the Proxy Statement, being referred to as the “Proxy Statement/Prospectus”) and (2) such reports under Section 13(a), 13(d)) or 15(d)) of the Exchange Act as may be required in connection with this Agreement, the other Hantro Stockholder Agreements and the Share Exchange, (iii) an application to list the shares with the Principal Trading Market and (iv) such filings and approvals as may be required by any applicable Finnish securities or takeover Laws or (v) such filings and approvals as may be required by any applicable state securities, blue sky or takeover Laws), (C) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its Subsidiaries or any of their properties or assets or (D) result in a breach of a default under any contract, note, bond, indenture, license, lease or other instrument to which the Company or any Subsidiary of the Company is bound, except in the case of clause (A)(ii), (B), (C) or (D) for such violations, breaches or defaults which would not reasonably be expected, individually or in the aggregate, to have a the Company Material Adverse Effect, to impair in any material respect the ability of the Company to perform its obligations under this Agreement or the other Hantro Stockholder Agreements or have a materially adverse effect or prevent or to materially delay the consummation of the Share Exchange. A “Company Material Adverse Effect” means any change(s), event(s), development(s) or circumstance(s) which, individually or in the aggregate, would have a materially adverse effect, either in the short term or in the long term (other than on a temporary basis), on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, that any adverse effect resulting primarily from the following shall be disregarded in determining whether there has been a Company Material Adverse Effect: (A) changes in the United States or world economy generally which do not disproportionately affect the Company in any material respect, (B) changes in the industries in which the Company and the Company Subsidiaries operate which do not disproportionately affect the Company and its Subsidiaries in any material respect, (C) any conditions, events, or circumstances resulting from or arising out of the public announcement of the execution of this Agreement or the transactions contemplated hereby, (D) conditions, events or circumstances resulting from or arising primarily out of any actions by Hantro or any Hantro Stockholders, or (E) any conditions, events, or circumstances caused by the taking of any action by the Company that has been approved in writing by the Authorized Representative.

6.5. Subsidiaries and Joint Ventures, Corporate Status and Outstanding Stock of Subsidiaries. Schedule 6.5 of the Company Disclosure Schedules lists all of the Company’s direct and indirect subsidiaries (each a “Company Subsidiary” and collectively, the “Company Subsidiaries”) and all of the Company’s direct and indirect partnership interests and other interests of any kind in any corporation, partnership, joint venture, association or other entity. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective country of incorporation, as set forth on Schedule 6.5 of the Company Disclosure Schedules, has the power and authority to own its properties and to carry on its business as it is now being conducted. Each Company Subsidiary has the authorized capital, with such par value and number of shares outstanding as are set forth on Schedule 6.5 and all of the outstanding shares of capital stock of each Company Subsidiary have been duly authorized and validly issued, are fully paid and/or contributed as required by the appropriate constitutional documentation of the Company Subsidiary. No shares of capital stock of any of the Company Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of any Company Subsidiary, nor are there any commitments to issue or execute any such options, warrants, rights, subscriptions, or other instruments or agreements. There are no restrictions of any kind which prevent the payment of dividends by any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or other equity interest in any person or entity or has any direct or indirect equity or ownership interest in any person or entity, and neither the Company nor any Company Subsidiary is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any person or entity save for payment obligations in the ordinary course of business. None of the Company Subsidiaries is in default or in violation of any provision of their constitutional documentation. The Company is, and at the Closing shall be, the beneficial and record owner of all of the issued and outstanding shares of capital stock or other interests of each Company Subsidiary. The Company has, and at the Closing shall have, good, marketable and unencumbered title to such shares or interests, free and clear of all liens, security interests, pledges, claims, options and rights of others.

6.6. SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports, and documents required to be filed by the Company with the SEC since January 1, 2004 (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) (collectively, the “Company SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such Company SEC Reports prior to the expiration of any such extension. The Company SEC Reports at the time filed, with respect to all of the Company SEC Reports other than registration statements filed under the Securities Act of 1933, as amended (the “ Securities Act”), or at the time of their respective effective dates, with respect to registration statements filed under the Securities Act, complied in all material aspects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports, in each case to the extent in effect on the date of filing and none of the Company SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports, or other documents with the SEC.

(b) The Company has in place the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the principal executive officer and principal financial officer of the Company to engage in the review and evaluation process mandated by the Exchange Act and the rules promulgated thereunder. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the SEC Reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(c) Since December 31, 2006, the Company has not received any oral or written notification of a (x) “reportable condition” or (y) “material weakness” in the Company’s internal controls. For purposes of this Agreement, the terms “reportable condition” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards 60, as in effect on the date hereof.

(d) The audited consolidated balance sheet of the Company and the Company Subsidiaries for the years ended December 31, 2005 and 2006 and the related consolidated statements of income (loss) and cash flows for the fiscal years ended on December 31, 2004, 2005 and 2006, and all related schedules and notes to the foregoing, and the unaudited consolidated condensed balance sheet as of the quarterly period ended March 31, 2007 and the related consolidated condensed statements of operations and cash flows for the fiscal quarter ended March 31, 2007, copies of all of which constitute Schedule 6.6 of the Company Disclosure Schedules, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared from and in accordance with the books and records of the Company and in accordance with U.S. GAAP, consistently applied throughout the periods reported upon and with past periods except as specified in such financial statements or the notes thereto, and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates of such balance sheets, and the consolidated results of the operations and cash flows of the Company and the Company Subsidiaries for the periods ended on such dates, except that the unaudited financials are subject to normal and recurring year-end adjustments.

6.7. Real Estate.

(a) The Company does not have any obligation or duty relating to, or any right, title or interest in, any real estate except those properties disclosed on Schedule 6.7(a)(i) of the Company Disclosure Schedules, which the Company or the Company Subsidiaries leases or subleases, as tenant or subtenant (the “Company Leased Properties”). Except as set forth in Schedule 6.7(a)(ii) of the Company Disclosure Schedules, all the Company Leased Properties are available to be used without restriction in the conduct and operation of the business of the Company and the Company Subsidiaries. The Company Leased Properties are in normal operating condition and repair, save for normal wear and tear, and do not require any material repairs other than normal routine maintenance to maintain them in normal condition and repair.

(b) Neither the Company nor any Company Subsidiary has received any written notice from any insurance company which has issued a policy with respect to any of the Company Leased Properties or from any public official or board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in, or suggesting or requesting the performance of any repairs, alterations or other work to, any of the Company Leased Properties, except for any written notices as to which all defects and suggested repairs, alterations or other work have been fully performed.

(c) All certificates of occupancy or similar documentation and all other licenses, permits, authorizations, consents, certificates and approvals required by all Governmental Authorities having jurisdiction over the Company Leased Properties to the extent required to be obtained by the tenant or subtenant under the Company Leases for the Company Leased Properties and any requisite certificates of the local board of fire underwriters (or any other body exercising similar functions) have been issued for the Company Leased Properties, have been paid for (to the extent applicable), are unconditional, valid and in full force and effect, and will not be invalidated, violated or otherwise adversely affected by the execution or performance of this Agreement or the consummation of any of the transactions contemplated herein. Each of the Company and any Company Subsidiary which is a tenant under any of the Company Leases (as hereinafter defined) and any subtenant of the Company or any Company Subsidiary under any of the Company Leases is in material compliance with all laws applicable to the use and occupancy by a tenant of the Company Leased Properties.

(d) (A) All leases or subleases and any and all amendments and supplements thereto (collectively, the “Company Leases”) of the Company Leased Properties, whether oral or written, are disclosed on Schedule 6.7(d)(i) of the Company Disclosure Schedules, including for each its date, the name of the landlord (and owner if different from the landlord), the name of the lessee and any sublessee, the location and use of the property, the monthly base rental payment and the lease expiration date; (B) the Company has delivered to the Authorized Representative true, correct and complete copies of all the Company Leases, and all such non-disturbance agreements; (C) except as disclosed on Schedule 6.7(d)(ii) of the Company Disclosure Schedules, the Company or a Company Subsidiary is the holder of the lessee’s or sublessee’s interest, as applicable, in each of the Company Lease and neither the Company nor any Company Subsidiary has assigned any Company Lease or any interest therein or subleased any portion of the Company Leased Properties; (D) each of the Company Leases is in full force and effect; (E) each of the Company and any Company Subsidiary which is a tenant under the Company Leases is paying its rent currently and has not asserted any claim for set-off against rent which has not been resolved; (F) neither the Company nor any Company Subsidiary is, and, to the Knowledge of the Company, each landlord under any Company Lease is not, in default under any Lease, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default by the Company or any Company Subsidiary or, to the Knowledge of the Company, any landlord under any Company Lease; and (G) neither the execution or performance of this Agreement nor the consummation of any of the transactions contemplated herein will result in a breach of or constitute a default under any of the Company Leases.

6.8. Personal Property. Except as disclosed on Schedule 6.8 of the Company Disclosure Schedules, (A) the Company and each Company Subsidiary has good, valid and marketable title to all personal property, tangible and intangible (including, but not limited to, Intellectual Property, as defined below) owned by it, free and clear of all liens, mortgages, pledges, security interests, encumbrances and claims of every kind or character, except for Permitted Encumbrances, (B) the Company or a Company Subsidiary is the owner, lessee or licensee of all the personal property that it uses in the operation of its business, and (C) all equipment, furniture and fixtures, and other tangible personal property of the Company and each Company Subsidiary is in reasonable operating condition and repair, save for normal wear and tear, and does not require any material repairs other than normal routine maintenance to maintain such property in reasonable operating condition and repair.

6.9. Intellectual Property.

(a) Schedule 6.9(a)(i) of the Company Disclosure Schedules (collectively “IP”) contains a true and complete list of all Intellectual Property owned or licensed by the Company and/or the Company Subsidiaries and Used in the operation of or necessary for the conduct of their respective businesses. No claim has been asserted against the Company and/or any Company Subsidiary (i) alleging any conflict or claim of conflict of the IP with the Intellectual Property of others or (ii) asserting any rights in the IP. The Company or the Company Subsidiary is the sole and exclusive owner of the IP listed on Schedule 6.9(a)(i) of the Company Disclosure Schedules, which is identified as owned by the Company, and, except as set forth in Schedule 6.9(a)(ii) of the Company Disclosure Schedules, the Company or its Subsidiaries have the sole and exclusive right to use such IP. The IP and the conduct of the Company’s and the Company Subsidiaries’ conduct of their respective businesses do not infringe the Intellectual Property rights of any third party to the extent that such infringement would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company and/or the Company Subsidiaries, there are no proceedings or actions currently before any court, arbitral body, tribunal or similar authority anywhere in the world relating to the IP, and no IP is subject to any outstanding decree, order, judgment, injunction, stipulation or decree that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the IP.

(b) Schedule 6.9(a) contains a true and complete list of all Company Registered Intellectual Property. The Company or the Company Subsidiary is the registered owner of all Company Registered Intellectual Property. Except as set forth on Schedule 6.9(a) of the Company Disclosure Schedules, the

registration of (or similar filing with respect to) each item of Company Registered Intellectual Property is valid and subsisting. The Company has no Knowledge of any adverse claim of any kind with respect to any Company Registered Intellectual Property and has no Knowledge that any pending application(s) or the like will not be granted. No Company Registered Intellectual Property is involved in any opposition, invalidation or cancellation proceeding, and to the Knowledge of the Company, no such proceeding is threatened.

(c) Except as set forth on Schedule 6.9(c) of the Company Disclosure Schedules, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any IP or any of Company’s rights therein or thereto.

6.10. Software. The Company or a Company Subsidiary has the right to use, or is indemnified for or otherwise protected from any risk for using, the Software used by the Company and the Company Subsidiaries in connection with their respective businesses. The Company has no Knowledge of any claim or proceeding asserted or threatened in which infringement by such Software upon the rights of any third parties is alleged. The Company and the Company Subsidiaries have complied in all material respects with all of their Software license agreements. Neither the Company nor any of the Company Subsidiaries shall be in breach of any Software license agreement as a result of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

6.11. Accounts Receivable. Each of the accounts receivable of the Company and the Company Subsidiaries outstanding as of the Closing Date constitutes on such date a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company or the Company Subsidiaries and was acquired in the ordinary course of the Company’s or the Company Subsidiaries’ business. Except as set forth on Schedule 6.11 of the Company Disclosure Schedules, no account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense. Subject to any reserve for doubtful accounts set forth in the financial statements of the Company, and except as set forth on Schedule 6.11 of the Company Disclosure Schedules, such accounts receivable will be fully collected to the extent of the face value thereof.

6.12. Insurance. The Company and the Company Subsidiaries maintain insurance policies disclosed on Schedule 6.12 of the Company Disclosure Schedules. All of such policies are in full force and effect and insures the Company against all risks usually insured against by Persons operating the same or similar lines of business. Neither the Company nor any Company Subsidiary is in default of any provision thereof and all premiums due (without regard to any grace period) with respect to such policies have been paid. Neither the Company nor any Company Subsidiary has been refused any insurance for which it has applied and has not received notice from any issuer of any policy issued to it of the insurer’s intention to cancel or refusal to renew any such policy issued by such insurer. True, correct and complete copies of all such policies have been made available to the Authorized Representative.

6.13. Liabilities. To the Knowledge of the Company, at the Closing, neither the Company nor any Company Subsidiary shall have any material liabilities, whether fixed, contingent, or otherwise, except as disclosed on Schedule 6.13 of the Company Disclosure Schedules.

6.14. Contracts, Leases, Agreements and Other Commitments.

(a) All of the Company Agreements (as hereinafter defined) are in full force and effect and are valid, binding and enforceable against the Company and/or the Company Subsidiaries, as the case may be, and against the other respective parties thereto, in accordance with their respective terms. The Company, the Company Subsidiaries and, to the Knowledge of the Company, all other parties to all of the Company Agreements have performed all material obligations required to be performed to date under the Company Agreements and none of the Company, the Company Subsidiaries or, to the Knowledge of the Company, any such other party is in material default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default by the Company or the Company Subsidiaries thereunder or otherwise result in any payment obligations on the part of the Company or the Company Subsidiaries not reserved for in the books of the

Company or the Company Subsidiaries. Except as set forth on Schedule 6.14 of the Company Disclosure Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice, the lapse of time, or both, result in an impairment or termination of, or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any Company Agreement. Neither the Company nor the Company Subsidiaries have received any written notice of any intention by any party to terminate or amend any Company Agreement.

(b) The Company has made available to the Authorized Representative (A) all outstanding written and oral proposals, bids, offers or guaranties made by the Company or any Company Subsidiary, which, if accepted, would result in any or could impose any debts, obligations or liabilities upon the Company or any Company Subsidiary, and (B) unexpired warranties relating to the Company’s and the Company Subsidiaries’ products or services, detailing the products or services covered by each warranty (the “Product Warranties”).

(c) For purposes of this Section 6.14 the term the “Company Agreements” means (A) any material written, oral, implied, or proposed contract, agreement, or arrangement to which the Company is a party, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services, (B) any material written, oral or implied lease, or (C) any written, oral or implied power of attorney, guaranty, surety arrangement or other commitment granted by the Company and/or any Company Subsidiary to or for the benefit of any third party. A “material” agreement, contract or lease shall mean an agreement, contract or lease pursuant to which the Company or any Company Subsidiary is obligated to pay, or provide services valued at, or is entitled to receive, amounts in excess of $25,000 in any 12-month period. Any lease of real property shall be deemed a material lease.

6.15. Labor Relations, Employees.

(a) Set forth on Schedule 6.15(a) of the Company Disclosure Schedules is a list of:

(i) all collective bargaining or similar agreements and any written amendments thereto, to which the Company or any Company Subsidiary is a party or by which it is bound; and

(ii) all employment, managerial, or advisory agreements entered into with any of the Company’s employees, managers or advisors to which the Company or any Company Subsidiary is a party or by which it is bound.

(b) The Company has delivered to the Authorized Representative true, complete and correct copies of all of the documents referred to in Schedule 6.15(a) of the Company Disclosure Schedules hereof and all of the personnel policies, handbooks, procedures, and forms of employment applications relating to the employees of the Company or any Company Subsidiary.

(c) Except as set forth on Schedule 6.15(c) of the Company Disclosure Schedules:

(i) in the past five years, there have been no strikes, slowdowns, or other work stoppages, lockouts, grievance proceedings, arbitrations, labor disputes, lawsuits, administrative proceedings or representation questions pending or, to the Knowledge of the Company, threatened, between the Company or the Company Subsidiaries on the one hand, and any labor union representing or purporting to represent any employees of the Company or any Company Subsidiary, on the other;

(ii) the Company and the Company Subsidiaries have complied with all laws relating to the employment of labor, including, but not limited to, any provisions thereof relating to wages, overtime, bonuses, severance pay, benefits, occupational safety and health and the payment of social security, unemployment compensation and similar taxes, and neither the Company nor any Company Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing;

(iii) there are no charges, suits, actions, administrative proceedings or investigations, and/or claims, instituted by or against, pending, or, to the Knowledge of the Company, threatened against, affecting, naming and/or involving the Company or any Company Subsidiary, whether domestic or foreign, before any court, governmental agency, department, board of instrumentality, or before any arbitrator (collectively “Actions”), concerning, or in any way related to the employees of the Company or any Company Subsidiary, including, without limitation, Actions involving unfair labor practices, failure to pay wages or overtime, breach of implied or express employment contract, wrongful discharge and/or any other restriction on the right of the Company or any Company Subsidiary to terminate its respective employees, employment discrimination, occupational safety and health, and workers’ compensation; and

(iv) there are no post-employment benefits, including but not limited to retiree medical, retiree life and retiree accidental death and disability benefits for current or former employees of the Company or any Company Subsidiary.

(d) To the Knowledge of the Company, no senior employee of the Company or any Company Subsidiary will leave the employ of the Company or any Company Subsidiary as a result of the transactions contemplated hereby.

(e) With respect to stock options granted by the Company stock options, to the Knowledge of the Company, (i) with immaterial exceptions, each grant of a Company stock option was duly authorized no later than the date on which the grant of such Company stock option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, (ii) with immaterial exceptions, each such grant was made in accordance with the terms of the applicable Company Plan, the Exchange Act and all other applicable law, including the rules of the Principal Trading Market, (iii) the per share exercise price of each Company stock option was not less than the fair market value of a Company Common Stock on the applicable Grant Date, and (iv) each such grant was properly accounted for in all material respects in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Documents in accordance with the Exchange Act. To the Knowledge of the Company, the Company has not granted, and there is no and has been no Company policy or practice to grant, Company stock options prior to, or otherwise coordinate the grant of Company stock options with, the release or other public announcement of material information regarding the Company or any Company Subsidiary or their financial results or prospects.

6.16. Employee Benefit Plans.

(a) The Company has made available to the Authorized Representative to the extent requested a complete and accurate list of all employee benefit plans (the “Company Plans”) which the Company or any Company Subsidiary maintain, sponsor, contribute to, are liable for (directly or indirectly) or are bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, payroll, sick leave, consulting, stock option, stock purchase, stock bonus, employee stock ownership plan, pension, retainer, retirement, vacation, change of control, disability, severance, insurance, welfare or incentive pay policy, agreement, practice or arrangement; any plan, agreement or arrangement if providing for fringe benefits or perquisites to employees, officers, directors or agents of the Company or any Company Subsidiary, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees.

(b) True and complete copies of the following documents with respect to any Company Plan of the Company or any Company Subsidiary, as applicable, have been delivered to the Authorized Representative, to the extent requested thereby: (A) the most recent Company Plan document and trust agreement (including any amendments thereto), (B) all summary plan descriptions, (C) a written description of each material non-written Company Plan, (D) each written communication to employees intended to describe the Company Plan or any benefit provided by such Company Plan, (E) the most recent actuarial report, and (F) all correspondence with any governmental agency concerning any Company Plan. Each report described in clause (E) accurately reflects the funding status of the Company Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Company Plan.

(c) Each of the Company Plan is and has been maintained in compliance in all material respects with applicable law and with any applicable collective bargaining agreements or other contractual obligations.

(d) There is no unfunded liability with respect to any Company Plan.

(e) Each of the Company and the Company Subsidiaries has funded each Company Plan in accordance with the terms of such Company Plan through the date hereof, including the payment of applicable premiums on insurance contract funding the Company Plan, for coverage provided through the date hereof.

(f) Except as contemplated herein or required by law, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Company Plan, policy, arrangement, statement, commitment or agreement which (either alone or upon the occurrence of any additional or subsequent event) will result in any obligation of the Company or any Company Subsidiary to make any payment (whether of severance pay, including, and not limited to, salary, related vacation pay, pension pay and other similar payments and costs, or otherwise) or to accelerate, vest or increase the amount of benefits payable to any employee or former employee or director of the Company or any Company Subsidiary. Except as listed on Schedule 6.16(f) of the Company Disclosure Schedules, no Company Plan or agreement provides for the payment of severance benefits upon the termination of any employee’s employment.

(g) The financial statements which are included herein under Schedule 6.6 of the Company Disclosure Schedules, as well as the Company’s Net Worth Statement, properly and adequately reflect or will reflect, as applicable, in accordance with U.S. GAAP consistently applied with prior periods, any and all liabilities and obligations of the Company and the Company Subsidiaries relating to any period ending on or prior to the date hereof relating to or in respect of current and former employees of the Company or the Company Subsidiaries, for (A) unpaid compensation, salaries, wages, vacation pay, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation), (B) unpaid contributions, costs and expenses to or in respect of any Company Plans, and (C) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the date hereof.

6.17. Litigation. Except for the matters set forth on Schedule 6.17 of the Company Disclosure Schedules, (A) neither the Company nor any Company Subsidiary, nor any of their assets (including, without limitation, the Company Agreements), is a party or is subject to, or to the Knowledge of the Company, threatened with, any suit, action, arbitration, administrative or other proceeding, either at law or in equity, or governmental investigation by or before any court, governmental department, commission, board, agency or instrumentality, domestic or foreign; (B) there is no judgment, decree, award or order outstanding against the Company or any Company Subsidiary; (C) neither the Company nor any Company Subsidiary is contemplating the institution by it of any suit, action, arbitration, administrative or other proceeding; and (D) to the Knowledge of the Company, there is no basis for any suit, action, arbitration or administrative proceeding against the Company or any Company Subsidiary, and there has been no occurrence that may result in a claim for damages against the Company or any Company Subsidiary.

6.18. Suppliers and Customers. To the extent requested, the Company has made available to the Authorized Representative a complete and accurate list of the names of all suppliers and customers of the Company and the Company Subsidiaries which respectively contribute more than 5% of all sales and services to, and orders and use of services from, the Company and the Company Subsidiaries taken as a whole (“Company Suppliers” and “Company Customers,” respectively). Except as set forth on Schedule 6.18 of the Company Disclosure Schedules, (a) no Company Supplier or Company Customer has canceled or otherwise terminated its relationship with the Company or any Company Subsidiary, or (B) has during the last 12 months decreased materially its business with the Company or any Company Subsidiary. To the Knowledge of the Company, the acquisition of the Hantro Shares by the Company will not adversely affect the relationship of the Company or the Company Subsidiary with any Company Supplier or Company Customer.

6.19. Conflicting Interests. Except as disclosed on Schedule 6.19 of the Company Disclosure Schedules, no director, officer or manager of the Company or any Company Subsidiary (A) has any pecuniary interest in any Company Supplier or Company Customer or the Company Subsidiary or in any other business enterprise with which the Company or the Company Subsidiary conducts business or with which the Company or the Company Subsidiary is in competition; (B) is indebted to the Company or the Company Subsidiary; (C) is a party to any transaction or agreement with the Company or the Company Subsidiary (apart from such person’s status as a director, officer or manager as such); (D) has any business or other interest in conflict with the interests of the Company or any Company Subsidiary; or (E) has any relationship with the Company that would be required to be disclosed under Item 404 of Regulation S-K.

6.20. Compliance with Law and Regulations. The Company and each of the Company Subsidiaries is in compliance with, and has at all times during the past six years complied with, all requirements of local and foreign law and all requirements of all governmental, administrative or regulatory bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time or both) constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure to comply with, any such applicable law. Without limiting the foregoing, the Company and each Company Subsidiary has paid all monies to obtain, and has obtained and now holds, all licenses, permits, certificates, and authorizations needed or required for the conduct of its business as currently conducted and the current use of its properties and the premises occupied by it. The Company and each Company Subsidiary has properly filed all reports and other documents required to be filed within the past six years with any local or foreign government, subdivision or agency thereof. In the past six years, neither the Company nor any Company Subsidiary has received any notice from any governmental, municipal, administrative or regulatory authority, or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the property, assets or business of the Company and the Company Subsidiaries are listed on Schedule 6.20 of the Company Disclosure Schedules and, except as noted on Schedule 6.20 of the Company Disclosure Schedules, none of the items so listed will lapse or expire as a result of the transactions contemplated hereby. To the Knowledge of the Company, except as set forth on Schedule 6.20 of the Company Disclosure Schedules, there are no regulations or legislation pending before any local or foreign government, government agency, administration body or legislature which, if adopted, would have a Company Material Adverse Effect.

6.21. Environmental Matters.

(a) The Company and the Company Subsidiaries are and at all times have been in compliance with all Environmental Laws governing their business, operations, properties and assets. Neither the Company nor any Company Subsidiary has received any communication from any Governmental Authority, employee, group or third party alleging that it is not in compliance or that it has investigatory or remedial obligations or other liability pursuant to Environmental Laws. To the Knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance or give rise to investigatory or remedial obligations or other liabilities pursuant to Environmental Laws in the future.

(b) There are no Company Environmental Claims (as hereinafter defined) pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary.

(c) For purposes of this Agreement, “Company Environmental Claim” means any notice, lien, claim, action, cause of action, order, communication, investigation, or proceeding (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup, removal or remediation costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or threatened release into the environment of any Regulated Substance at any location, whether or not owned or operated by the Company or any Company Subsidiary, and (B) circumstances forming the basis of any violation, or alleged violation of, or liability pursuant to any Environmental Law.

6.22. Tax Matters.

(a) Tax Matters Relating to the Company and the Company Subsidiaries.

(i) The Company and each Company Subsidiary has filed when due in a timely fashion all material Returns that are required to be filed on or before the date hereof and will file when due in timely fashion all material returns that are required to be filed on or before the Closing Date by or with respect to the Company and the Company Subsidiary (taking into account in each case all extensions of time within which to file to which they are entitled or which they may have been granted). All such Returns are correct and complete in all material respects. Neither the Company nor a Company Subsidiary is the current beneficiary of any extension of time within which to file any Return. No claim has been made by a taxing authority in a jurisdiction where the Company and any Company Subsidiary does not file Returns that any of them is or may be subject to or liable for any Tax imposed by that jurisdiction;

(ii) All Taxes shown to be due on the Returns referred to in clause (a)(i) for which each of the Company and a Company Subsidiary is liable have been paid or will be paid prior to the due date thereof; all Taxes due on or before the date hereof for which no Return is required have been paid when due in a timely fashion; and all such Taxes for which no Return is required due on or before the Closing Date will be paid when due in a timely fashion (in each case taking into account all extensions of time within which to pay to which they are entitled or which they may have been granted). All unpaid Taxes attributable to any period ending on or prior to the Closing Date will be accrued in full on the Company’s Net Worth Statement. The Company shall pay when due any transfer and stamp taxes due as a result of the transaction contemplated hereby. There are no liens on any assets of the Company or any Company Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax other than liens for Taxes not yet due and payable;

(iii) The Company and each Company Subsidiary has withheld or collected and paid or deposited all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party;

(iv) No taxing authority has asserted, or threatened to assert, any adjustment, deficiency or assessment for any Taxes against the Company or any Company Subsidiary; none of the Returns referred to in clause (i) hereof are under examination or investigation by any taxing authority. The Company has made available to the Authorized Representative correct and complete copies of all local and foreign income Tax Returns filed, examination reports issued, and statements of deficiencies assessed against or agreed to by the Company or any Company Subsidiary or statements of deficiencies for which the Company or any Company Subsidiary may be liable since December 31, 2003;

(v) Neither the Company nor any Company Subsidiary have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax adjustment, assessment or deficiency except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement;

(vi) Neither the Company nor any Company Subsidiary has any income or gain that may be reportable for a period ending after the date hereof or the Closing Date without the receipt of an equal amount of cash, which is attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the date hereof or the Closing Date;

(vii) There are no currently outstanding requests made by any of the stockholders, the Company or any Company Subsidiary for Tax rulings, determinations or information that could affect the Taxes of the Company or any Company Subsidiary; and

(viii) Neither the Company nor any Company Subsidiary has any liability for Taxes of any other person or entity, whether as a result of statutory or regulatory authority, contract of otherwise.

6.23. Conduct of Business; No Material Adverse Effect. Since December 31, 2005, (A) the Company and each of the Company Subsidiaries has conducted its business in the ordinary and usual course, and (B) there has not been a Company Material Adverse Effect.

6.24. No Broker or Finder. Except for its obligation to Oppenheimer & Co., Inc. and its engagement of WR Hambrecht + Co., the Company has not taken any action, or incurred any obligation, contingent or otherwise, which would give rise to a valid claim against stockholders and/or the Company by a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby.

6.25. Information in the Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the Proxy Statement/Prospectus (including the financial statements of the Company incorporated by reference therein) will not, at the date such Proxy Statement/Prospectus becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading.

6.26. Statements and Other Documents Not Misleading. Neither this Agreement, including all Exhibits and Schedules, nor the Ancillary Documents executed by the Company or any Person acting on behalf of the Company, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact necessary to be stated in order to make any statement contained therein not false or misleading. To the Knowledge of the Company, there is no fact which materially adversely affects the business, prospects, financial condition or affairs of the Company, the Company Subsidiaries, or any of their assets or liabilities which has not been set forth in, or referred to in, this Agreement or the Company Disclosure Schedules.

7. Continuation and Survival of Representations and Warranties.

7.1. Periods of Survival. The representations and warranties of the parties hereunder shall survive the consummation of the transaction provided for in this Agreement and shall expire on the first anniversary of the Closing Date, except for the representations and warranties that are set forth in Sections 4.1, 4.2, 4.3, 4.4, 6.1, 6.2 and 6.4 which shall expire upon the date of expiration of the applicable statute of limitations (the “Survival Date”).

7.2. Interpretation of Provisions. Each representation, warranty and covenant contained herein is independent of all other representations, warranties and covenants contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. No representation or warranty of a party contained herein shall be deemed to have been waived, affected or impaired by any investigation made by the other party; provided that if such other party has actual knowledge of any breach of a representation or warranty by the other party, the party with such actual Knowledge will advise the other party promptly to enable such other party to remedy the representation or warranty prior to the Closing.

8. Covenants of Hantro Stockholders Prior to Closing. Between the date of this Agreement and the Closing Date:

8.1. Conduct of Business. Except as expressly permitted under this Agreement between the date of this Agreement and the Closing Date, Hantro Stockholders shall cause Hantro to conduct the business of Hantro in the usual, ordinary course in substantially the same manner as previously conducted, and shall use reasonable efforts to preserve intact the current business organization of Hantro and the Hantro Subsidiaries, maintain relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Hantro and the Hantro Subsidiaries, and pay all of its obligations to suppliers, creditors and others in a timely manner subject to good faith disputes. The Hantro Subsidiaries shall not, and shall not take any action to cause Hantro or any Hantro Subsidiary to, (A) without the written consent of the Company, incur any additional indebtedness for borrowed money other than those disclosed in Schedule 5.9(A)(a) of the Hantro Disclosure Schedules, (B) pay any dividend or otherwise make any cash distribution or payment to the Hantro Stockholders, other than regular payments pursuant to the terms of existing employment agreements, if any, between Hantro and such Hantro Stockholders, (C) without the written consent of the Company, undertake any capital expenditures in excess of €30,000 individually or

€300,000 in the aggregate or make any payments outside the ordinary course of business or (D) issue, grant or allocate any shares or convertible loans, options, warrants or any other equity securities or instruments which can be converted into shares or agree to issue, grant or allocate any shares or convertible loans, options, warrants or any other equity securities or instruments which can be converted into shares. Notwithstanding (D) above, the Hantro Stockholders undertake prior to the Closing Date to convert the (x) €850,000 loan (and the interest accrued thereon) granted by the Investor Stockholders to Hantro under the bridge loan agreement dated 31 January 2007 (the “Bridge Loan I”) and (y) the €1,000,000 loan (and the interest accrued thereon) granted by the Investor Stockholders to Hantro under the loan agreement dated 26 April 2007 (the “Bridge Loan II”) into equity by means of Hantro issuing 11,985,747 additional series D-shares to the Investor Stockholders. The Hantro Stockholders undertake to take any and all actions necessary for the purposes of the above, including, voting their respective Hantro Shares in favor of the issuance of the above-referred D-shares at the shareholders meeting of Hantro. The parties acknowledge that the series D-shares issued by Hantro pursuant to this Section 8.1 (I) shall be treated as the other Hantro Shares under this Agreement and are owned by persons who are Hantro Stockholders, (II) shall be contributed, conveyed, transferred and assigned to the Company as a part of the Share Exchange under Section 2.1, and (III) have been duly accounted for in Exhibit C.

8.2. Notice of Occurrence or Non-Occurrence. The Hantro Stockholders shall promptly notify the Company of (A) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause either (i) any representation or warranty of the Hantro Stockholders contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) any condition set forth in Section 11 to be unsatisfied on any date from the date hereof to the Closing Date and (B) any material failure of any Hantro Stockholder to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 8.2 shall not limit or otherwise affect the remedies available hereunder to the Company, the representations or warranties of the parties hereto, the conditions to the obligations of the parties hereto or, with respect to (B) above, any obligation contained in Section 17.

8.3. Access. The Hantro Stockholders shall cause Hantro to, afford the Company (and its attorneys, accountants, representatives and agents) during normal business hours, upon reasonable advance notice, with full and free access to Hantro’s and the Hantro Subsidiaries’ premises, accounts, books and records, personnel, properties, assets, contracts, financial and Tax information, and such other documents, data and information as the Company may reasonably request, and to provide the Company with such copies thereof as the Company may reasonably request; provided, however, that the Company shall schedule such access through the Authorized Representative and in such a way as to avoid material disruption of the normal business operations of Hantro and the Hantro Subsidiaries.

8.4. Non-Inducement. Between the date of this Agreement and the earlier of (A) the Closing Date or (B) the second (2nd) anniversary hereof, the Hantro Stockholders shall cause Hantro and each of its Affiliates not to, directly or indirectly, (i) induce or attempt to induce any person employed by the Company or one of its Affiliates within 12 months prior to the Execution Date or after the Execution Date (each, a “Company Employee”) to leave the employ of the Company, or in any way interfere adversely with the relationship between any Company Employee and the Company, or (ii) induce or attempt to induce any Company Employee to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to Hantro or any third person, firm or corporation.

8.5. Public Announcements. Hantro shall consult with the Company before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, or with respect to any matter involving or referring to the Company, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

8.6. Compliance with Legal Requirements. Each of the Hantro Stockholders shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement, the other Hantro Stockholder Agreements and the Share Exchange (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any other Governmental Authority) and shall promptly cooperate with and furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement, the other Hantro Stockholder Agreements and the Share Exchange. Each Hantro Stockholder shall, and shall cause Hantro to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by the Hantro Stockholders, Hantro or any Hantro Subsidiary in connection with the Share Exchange or by this Agreement or the other Hantro Stockholder Agreements. The Hantro Stockholders shall cause Hantro to obtain (a) unconditional waivers by its lenders under any outstanding indebtedness of Hantro (other than any indebtedness to any Hantro Stockholder) of any right to accelerate or require the repayment of any such indebtedness in connection with or as a result of the Share Exchange and (b) an unconditional waiver by TEKES of any right to terminate or require the repayment of any existing grant to the Hantro arising in connection with or as a result of the Share Exchange; provided, that the Company shall have complied with its obligation set forth in the last sentence of Section 9.8.

8.7. Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Hantro Stockholders for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date it is first mailed to the stockholders of the Company, or at the time of the Company Stockholders Meeting or at the time the Proxy Statement/Prospectus is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Hantro Stockholders shall cooperate with each other and cause Hantro to provide to the Company all information necessary in order to prepare the Proxy Statement/Prospectus and shall provide promptly to the Company any information such party may obtain that could necessitate amending the Proxy Statement/Prospectus. If at any time prior to the Closing Date there shall occur any event with respect to Hantro, or with respect to other information supplied by the Hantro Stockholders for inclusion in the Proxy Statement/Prospectus, which event is required to be described in an amendment of, or a supplement to the Proxy Statement/Prospectus, the Hantro Stockholders shall or shall cause Hantro to provide the Company with a description thereof to allow the Company to promptly file such amendment or supplement with the SEC and the Principal Trading Market and, as required by applicable federal securities laws, disseminated to the stockholders of the Company.

8.8. Waiver of Right of Redemption. Each Hantro Stockholder hereby waives any and all rights that such Hantro Stockholder may have, under Hantro’s Articles of Association or otherwise, to redeem any Hantro Shares or Hantro Options transferred and assigned to the Company pursuant to the terms and provisions of this Agreement.

8.9. Hantro Director. Upon the execution of this Agreement, either Nexit Ventures Oy or Atine Group Oyj, in their individual capacities as major stockholders of Hantro, receiving a substantial number of Exchange Shares, shall have the right to designate one individual to be nominated as an independent director by the Company for election to the Company’s Board of Directors as provided in Section 9.5 (the “Hantro Director”), such election to occur at the Company’s Stockholder Meeting, and to be effective upon the Closing together with (a) evidence, reasonably satisfactory to the Company, that such individual satisfies the standards for director independence promulgated by the Principal Trading Market and (b) a completed director’s questionnaires in the standard form submitted by the Company to the other members of its Board of Directors.

8.10. Expenses. The Hantro Stockholders will pay the fees, expenses and disbursements of the Hantro Stockholders and their representatives incurred in connection with the preparation, execution, delivery and their performance of this Agreement, which shall include the fees and expenses of KPMG to audit the financial information to be provided pursuant to Section 8.11.

8.11. Delivery of Additional Financial Information. As soon as practically possible after the date of this Agreement, but in no event later than June 4, 2007, the Hantro Stockholders will cause to be delivered to the Company the following additional financial information which may be added in footnote form to the Hantro Financials disclosed in the Proxy Statement/Prospectus:

(a) information for each of Hantro’s audited group balance sheets for the years ended December 31, 2005 and 2006 and group audited statements of profit and loss and statements of sources and applications of funds for the years 2004, 2005 and 2006, that reconciles the information presented in such financial statements to U.S. GAAP in accordance with the Applicable Reconciliation Standards, audited by Hantro’s auditors, and

(b) information for Hantro’s unaudited group balance sheet as of March 31, 2007 and unaudited statements of profit and loss and statement of sources and applications of funds for the three-months then ended that reconciles such financial statements to U.S. GAAP in accordance with the Applicable Reconciliation Standards.

8.12. Borrowings under Bridge Loan III. Notwithstanding clause (A) of Section 8.1, the Hantro Stockholders will cause Hantro to borrow from time-to-time such sums as may be required under Bridge Loan III to permit Hantro to conduct its business in the ordinary course and substantially in the same manner as previously conducted and as otherwise required by the first sentence of Section 8.1 and to apply the Bridge Loan III Proceeds to the payment of obligations entered into in the ordinary course.

9. Covenants of the Company.

9.1. Conduct of Business. Between the date of this Agreement and the Closing Date, the Company shall conduct its business in the usual, ordinary course in substantially the same manner as previously conducted, and shall use reasonable efforts to preserve intact its and the Company Subsidiaries’ current business organization, maintain relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and the Company Subsidiaries, and pay all of its obligations to suppliers, creditors and others in a timely manner, subject to good faith disputes and subject to such other actions as the Company may take in the best interests of its stockholders.

9.2. Notice of Occurrence or Non-Occurrence. The Company shall give prompt notice to the Hantro Stockholders, of (A) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date or (ii) any condition set forth in Section 10 to be unsatisfied on any date from the date hereof to the Closing Date and (B) any material failure of the Company, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 9.2 shall not limit or otherwise affect the remedies available hereunder to the Hantro Stockholders, the representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto.

9.3. Access. The Company shall afford Hantro (and its attorneys, accountants, representatives and agents) during normal business hours, upon reasonable advance notice, with full and free access to the Company’s and the Company Subsidiaries’ premises, accounts, books and records, personnel, properties, assets, contracts, financial and tax information, and such other documents, data and information as Hantro may reasonably request, and to provide Hantro with such copies thereof as Hantro may reasonably request; provided, however, that Hantro shall schedule such access in such a way as to avoid material disruption of the normal business operations of the Company and the Company Subsidiaries.

9.4. Preparation of the Proxy Statement/Prospectus.

(a) As promptly as practicable following the execution of this Agreement and the receipt of the financial information to be provided under Section 8.11, the Company shall prepare and file with the SEC a registration statement on Form S-4 to register the Exchange Shares and the Contingent Consideration for sale to the Hantro Stockholders and use all reasonable efforts to have the Proxy Statement/Prospectus declared effective by the SEC as promptly as practicable; provided, that the Company may file its proxy statement and its registration statement on Form S-4 either as combined or separate filings with the SEC. The Hantro Stockholders and their counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement/Prospectus before it is filed with the SEC.

(b) The Company shall promptly notify the Hantro Stockholders of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Share Exchange or for additional information and shall supply the Hantro Stockholders with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. The Company shall use all reasonable efforts to respond to any comments of the SEC with respect to the Proxy Statement/Prospectus as promptly as practicable (and to the extent that the Company’s ability to so respond depends upon the response of any of the Hantro Stockholders, in turn, the Hantro Stockholders agree to use their best efforts to permit the Company to so respond) and to consult with the Hantro Stockholders and their counsel prior to responding to such comments. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

9.5. Company Stockholders Meeting. As soon as reasonably practicable after the execution of this Agreement and the receipt of the financial information to be provided under Section 8.11, the Company shall take all action necessary to call, give notice of and convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”) to discuss and vote upon (A) an amendment to its Certificate of Incorporation increasing the number of authorized shares thereunder so as to permit the issuance of the Exchange Shares and the Contingent Consideration (the “Company Charter Amendment”), (B) the approval of the issuance of the Exchange Shares and the Contingent Consideration in accordance with the terms of this Agreement, (C) the election effective upon the Closing of the Hantro Director and the taking of any action necessary to establish nine (9) as the total number of directors in the Company Board of Directors and (D) such other matters as the Company shall determine. In connection therewith, the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and use its commercially reasonable efforts to have the Proxy Statement/Prospectus cleared by the Commission as promptly as practicable after such filing. The Proxy Statement/Prospectus shall include a recommendation of the Board that its stockholders vote in favor of the proposals described above. The Company agrees that, should the Hantro Director cease to be a director of the Company for any reason during the first 18 months after the Closing Date, such vacancy shall be filled by the election by the Board of a candidate recommended by either Nexit Ventures Oy or Atine Group Oyj, within 10 Business Days after the Company’s written request therefor, except that the Board shall have the right to reject a particular candidate so recommended if it determines, after consulting with counsel, that the election of such candidate would constitute a breach of the Board’s fiduciary duties or a director that is not independent under the applicable rules of the Principal Trading Market.

9.6. Non-Inducement. Between the date of this Agreement and the earlier of (A) the Closing Date and (B) the second (2nd) anniversary hereof, the Company and each of its Affiliates shall not, directly or indirectly, (i) induce or attempt to induce any person employed by Hantro or one of its Affiliates within 12 months prior to the Execution Date or after the Execution Date (each a “Hantro Employee”) to leave the employ of Hantro, or in any way interfere adversely with the relationship between any Hantro Employee and Hantro, or (ii) induce or attempt to induce any Hantro Employee to work for, render services or provide advice to or supply confidential business information or trade secrets of Hantro to the Company or to any third person, firm or corporation.

9.7. Public Announcements. The Company shall consult with Hantro before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, or with respect to anything involving or referring to Hantro, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or the rules or regulations of the SEC or the Principal Trading Market.

9.8. Compliance with Legal Requirements. The Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement, the other Hantro Stockholder Agreements and the Share Exchange (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any other Governmental Authority) and shall promptly cooperate with and furnish information to each other or their counsel in connection with any such requirements imposed upon it or any of its Subsidiaries in connection with this Agreement, the other Hantro Stockholder Agreements and the Share Exchange. The Company shall, and shall cause each Company Subsidiary to, take all reasonable actions necessary to obtain (and shall cooperate with the Hantro

Stockholders in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by the Company or any of its Subsidiaries in connection with the Share Exchange or by this Agreement or the other Hantro Stockholder Agreements. The Company will provide such guaranties as shall be reasonably required to enable the Hantro Stockholders to obtain the waivers referred to in the last sentence of Section 8.6; provided that the amount of guaranties of the indebtedness of Hantro shall not exceed €3,653,000.

9.9. Expenses. The Company will pay the fees, expenses and disbursements of the Company and its representatives incurred in connection with the preparation, execution, delivery and performance of this Agreement and will also pay any share transfer taxes arising out of the Share Exchange. The Company will pay, or will reimburse Hantro for, the fees and expenses incurred in connection with the financial information to be provided under Section 8.11.

9.10. Regarding the Contingent Consideration. For purposes of facilitating a fair determination of the Contingent Consideration, Hantro 2007 Net Revenue shall include license, maintenance and support, and services revenue associated with (a) all Hantro Products based on Hantro’s RTL code, and all other H.264, VC1 and similar software licenses and royalty payments and (b) all Hantro Products with which any of the Company’s products are integrated (e.g., if VP6 is integrated with a Hantro Product and the Hantro Product is sold, the entire revenue amount of such sale shall be considered Hantro 2007 Net Revenue). The Company will not make changes to the business, operations or financial reporting procedures of the combined company post-Closing that might reasonably be expected to result in a material adverse effect on Hantro’s ability to attain the Hantro 2007 Net Revenue target set forth in Section 2.2(a), unless any such changes are reasonable requirements of the combined business, the result of compliance with regulatory or applicable accounting requirements or policies or are deemed necessary in connection with the management of any reasonably likely or actual liability, which is material by its nature. In connection with any such change to the operations of the combined company, the Company will notify the Authorized Representative of such proposed change in advance and permit the Authorized Representative a period of not more than 12 Business Days in which to propose alternatives and to discuss the matter with the Company. Both the Company and the Authorized Representative agree to act in good faith in connection with any such changes. Notwithstanding the foregoing, the Company will make good faith efforts to incorporate VP6 and possibly VP7 into Hantro’s 8000 series product. Any inter-company transactions between the Company and Hantro or any Hantro Subsidiary shall be recorded on commercial terms at an arm’s-length basis.

10. Conditions Precedent to the Hantro Stockholders’ Obligation to Close. The obligation of each of the Hantro Stockholders to sell its Hantro Shares and its Hantro Options and acquire the Exchange Shares, to take the other actions required to be taken by the Hantro Stockholders at Closing and to otherwise close the transactions contemplated in this Agreement, is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived, in whole or in part, by the Hantro Stockholders):

10.1. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations expressly speak as of an earlier date).

10.2. All of the covenants and obligations that the Company is required to perform or comply with pursuant to this Agreement at or prior to Closing must have been performed and complied with in all material respects, except as otherwise consented to in writing by the Hantro Stockholders.

10.3. Any applicable waiting period (including any extension thereof) under any applicable foreign anti-trust, competition or trade regulation laws shall have expired or been terminated.

10.4. The stockholders of the Company shall have properly approved the proposals contemplated by Section 9.5 and elected the Hantro Director as director of the Company, effective upon the Closing, and the Company Charter Amendment shall have been duly filed with the Secretary of State of Delaware.

10.5. There shall be (A) in effect no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale of the Hantro Shares and the Hantro Options by the Hantro Stockholders to the Company, or that otherwise prohibits any performance under this Agreement or the consummation of the transactions contemplated by this Agreement, that has been adopted or issued, or has otherwise become effective, since the date of this Agreement, and (B) no action or litigation pending or threatened in writing by any person since the date of this Agreement in which (i) an injunction is or may be sought against this Agreement or the transactions contemplated by this Agreement, or (ii) relief is or may be sought against any party hereto as a result of this Agreement or the transactions contemplated hereby, and in which in the good faith judgment of the Hantro Stockholders (relying on the advice of its U.S. legal counsel), such person has a reasonable possibility of prevailing and such relief would have a Hantro Material Adverse Effect.

10.6. No Company Material Adverse Effect shall have occurred.

10.7. The Proxy Statement/Prospectus shall have been declared effective by the SEC and no stop order shall be in effect with respect thereto.

10.8. All of the deliveries set forth in Section 15(b) shall have been completed.

11. Conditions Precedent to the Company’s Obligation to Close. The Company’s obligation to acquire the Hantro Shares and issue the Exchange Shares, to take the other actions required to be taken by the Company at Closing and to otherwise close the transactions contemplated in this Agreement, is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived, in whole or in part, by the Company):

11.1. The Company shall have raised the amount of at least $20,000,000 in the S-3 Offerings in amounts sufficient to fund the payments required by Section 9.9 and Section 15(b)(v).

11.2. The Management Employment Agreement has been duly executed and delivered by all parties thereto.

11.3. The representations and warranties of the Hantro Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date).

11.4. All of the covenants and obligations that the Hantro Stockholders or the Authorized Representative are required to perform or comply with pursuant to this Agreement at or prior to Closing must have been performed and complied with in all material respects, except as otherwise consented to in writing by the Company.

11.5. Any applicable waiting period (including any extension thereof) under any applicable foreign anti-trust, competition or trade regulation laws shall have expired or been terminated.

11.6. The Company’s stockholders shall have approved (i) the issuance of the Exchange Shares and the Contingent Consideration in accordance with this Agreement and (ii) the Company Charter Amendment in accordance with applicable laws.

11.7. The Exchange Shares and the Contingent Consideration shall have been approved for listing by the Principal Trading Market.

11.8. There shall be (A) in effect no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale of the Hantro Shares and the Hantro Options by the Hantro Stockholders to the Company, or that otherwise prohibits any performance under this Agreement or the consummation of the transactions contemplated by this Agreement, that has been adopted or issued, or has otherwise become effective, since the date of this Agreement, and (B) no action or litigation pending or threatened in writing by any person since the date of this Agreement in which (i) an injunction is or may be sought against this Agreement or the transactions contemplated by this Agreement, or (ii) relief is or may be sought against any party hereto as a result of this Agreement or the transactions contemplated hereby, and in which in the good faith judgment of the Company (relying on the advice of its legal counsel), such person has a reasonable possibility of prevailing and such relief would have a Hantro Material Adverse Effect or a Company Material Adverse Effect.

11.9. No Hantro Material Adverse Effect shall have occurred.

11.10. Hantro shall have obtained from each of its lenders (other than any Hantro Stockholder or any Affiliate thereof), and from TEKES, an amendment to, or waiver under, its loan agreements with such lenders or grant agreements pursuant to which the lenders and TEKES agree that the entering by the Hantro Stockholders into this Agreement and the consummation of the transactions contemplated hereby will not result in the acceleration of Hantro’s debt, the repayment of any grant or any modification of the terms under which Hantro can borrow and repay debt or apply the proceeds of any grant. All debt due to any Hantro Stockholder or any Affiliate of any Hantro Stockholder shall have been cancelled or discharged.

11.11. The Proxy Statement/Prospectus shall have been declared effective by the SEC and no stop order shall be in effect with respect thereto.

11.12. Each of the current officers and directors of Hantro shall have effectively resigned.

11.13. All of the deliveries set forth in Section 15(a) shall have been completed.

12. [Intentionally omitted]

13. Termination.

13.1. This Agreement may be terminated, and the Share Exchange and the other transactions contemplated by this Agreement may be abandoned, as follows:

(a) by the written consent of the Company and the Authorized Representative;

(b) by the Hantro Stockholders, if any of the conditions set forth in Section 10 have not been satisfied or waived in writing by the Authorized Representative on or prior to Closing;

(c) by the Company, if any of the conditions set forth in Section 11 have not been satisfied or waived in writing by the Company on or prior to Closing;

(d) by the Company or Hantro Stockholders, if Closing has not been consummated (for any reason other than a breach or violation of any representation, warranty, covenant or agreement contained in this Agreement by the party seeking such termination) by November 30, 2007 (or such later date, as to which the Hantro Stockholders and the Company, in their respective sole and absolute discretion, may agree in writing) (the “Outside Date”);

(e) by either the Company or the Hantro Stockholders, if a governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(f) by either the Company or the Hantro Stockholders, if at the Company Stockholders Meeting (including any adjournment or postponement), called to approve the Share Exchange, the requisite vote of the stockholders of the Company in favor of the proposals set forth in Section 9.5 (the “Stockholder Approval”) shall not have been obtained (provided, that the right to terminate this Agreement under this Section shall not be available to the Company where the failure to obtain Stockholder Approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement);

(g) by the Hantro Stockholders, if the Board of Directors of the Company shall have withdrawn or modified, in a manner adverse to Hantro, its recommendation, as required under Section 9.5, that the Company stockholders vote in favor of the proposals described in Section 9.5;

(h) by the Company, if Hantro in good faith files on or before the Closing any petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before Closing against Hantro by any person not a party (or affiliate of a party) to this Agreement and is not withdrawn or dismissed on or before Closing; or

(i) by the Hantro Stockholders, if the Company in good faith files on or before Closing any petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before Closing against the Company by any person not a party (or affiliate of a party) to this Agreement and is not withdrawn or dismissed on or before Closing.

13.2. If the Hantro Stockholders terminate this Agreement in accordance with Section 13.1, the Hantro Stockholders shall give the Company prompt written notice of such termination, including in reasonable detail the basis for such termination.

13.3. If the Company terminates this Agreement in accordance with Section 13.1, the Company shall give the Authorized Representative prompt written notice of such termination, including in reasonable detail the basis for such termination.

13.4. The termination of this Agreement shall render null and void, and of no further force or effect, all of the rights and obligations of the parties under this Agreement; provided, that no such termination shall be deemed to relieve any defaulting or breaching party from any liability to the other parties hereto, or to otherwise eliminate, reduce or affect in any way any cause of action, action or claim, whether at law, in equity or otherwise, which any non-defaulting and non-breaching party may or shall have against the defaulting or breaching party under or arising out of this Agreement, or to be deemed an election of remedies which precludes, waives or otherwise affects any of the foregoing. The obligations of the parties pursuant to Sections 8.4 and 9.6 shall survive the termination of this Agreement in accordance with the terms of such Sections and shall not be subject to any limits set forth in Section 17.

14. Closing Date. The Closing of the transactions provided for in this Agreement (herein sometimes called the “Closing”) shall take place at the offices of the Company’s counsel, McGuire Woods LLP, 1345 Avenue of the Americas, New York, NY, United States of America 10105, at 10:00 a.m. on the later of the third (3rd) business day following the date on which all conditions to Closing specified in Sections 10 and 11 of this Agreement have been satisfied or waived, but in no event later than November 30, 2007, or at such other place, date and time as shall be agreed to in writing between the Company and the Hantro Stockholders. The date and time of Closing is sometimes called the “Closing Date.”

15. Deliveries at Closing.

(a) Deliveries by the Hantro Stockholders. At the Closing, the Hantro Stockholders or the Authorized Representative will deliver or cause to be delivered to the Company the following in form and substance reasonably acceptable to counsel to the Company:

(i) effective transfer of the Hantro Shares;

(ii) effective transfer of the Hantro Options;

(iii) the Management Employment Agreement duly executed and delivered at or prior to the Closing Date;

(iv) [Intentionally omitted];

(v) a certificate executed by the Authorized Representative certifying as to the matters set forth in Sections 11.3, 11.4 and 11.9;

(vi) evidence in form and substance satisfactory to the Company that each unallocated option under any of Hantro’s existing option schemes has either been terminated or has remained unallocated;

(vii) evidence in form and substance satisfactory to the Company that all shareholders’ and/or option holder agreements relating to Hantro have been terminated and that each such agreement shall be of no further force or effect;

(viii) written resignations of each member of the Board of Directors or equivalent of Hantro and each Hantro Subsidiary confirming that none of them have any claims of whatsoever nature,

whether for compensation or otherwise, against Hantro and each Hantro Subsidiary (save for compensation earned in the ordinary course of business based on their employment relationships);

(ix) Lock Up Agreements duly executed and delivered by each of the Hantro Stockholders, each substantially in the form attached hereto as Exhibit F;

(x) the favorable legal opinion of Roschier, Attorneys Ltd., counsel for the Hantro Stockholders, dated the Closing Date, in substantially the form of Exhibit G attached hereto;

(xi) a certificate executed by the Authorized Representative setting forth the Share Exchange Expenses in reasonable detail;

(xii) payment of the Share Exchange Expenses by the Hantro Stockholders;

(xiii) the Escrow Agreement, duly signed and delivered by the Authorized Representative and the escrow agent to be named therein, dated the Closing Date, in substantially the form attached hereto as Exhibit D; and

(xiv) all such further documents, instruments and agreements which may be reasonably requested by the Company or its counsel to effect and carry out any provision of this Agreement.

(b) Deliveries by the Company. At the Closing, the Company will pay or cause to be paid, and will deliver or cause to be delivered, as the case may be, to the Authorized Representative, the following:

(i) irrevocable written instructions addressed to the Company’s transfer agent authorizing and directing the issue and delivery of duly executed stock certificates representing the Exchange Shares;

(ii) the Certificate of the Secretary of the Company, dated as of the Closing Date, confirming that all necessary corporate action has been taken to authorize the execution and delivery of this Agreement and the Management Employment Agreement by the Company and the consummation by the Company of the transactions provided for herein and therein;

(iii) the Management Employment Agreement duly executed and delivered at or prior to the Closing Date;

(iv) a certificate executed by the President or Chief Executive Officer of the Company certifying as to the matters set forth in Sections 10.1, 10.2 and 10.6;

(v) a payment in the amount payable under the Transfer Tax Act of 1996, as required by Section 9.9;

(vi) the favorable legal opinion of McGuireWoods LLP, counsel for the Company, dated the Closing Date, in substantially the form of Exhibit H attached hereto;

(vii) the Escrow Agreement, duly signed and delivered by the Company and the escrow agent to be named therein, dated the Closing Date, in substantially the form attached hereto as Exhibit D; and

(viii) all such further documents, instruments and agreements which may be reasonably requested by the Hantro Stockholders or counsel to the Hantro Stockholders to effect and carry out any provision of this Agreement.

(c) Repayment of Bridge Loan III. Bridge Loan III will have been repaid in full (i) first, by applying all available cash of Hantro on the day prior to the Closing Date to the repayment of the principal amount of Bridge Loan III outstanding on the Closing Date and (ii) second, (A) to the extent that such cash is insufficient to repay Bridge Loan III and (B) to repay interest accrued on Bridge Loan III in either case by issuing and delivering to the Investor Stockholders who are lenders under Bridge Loan III a number of shares of Company Common Stock, valued at closing VWAP, that equals the amount of the unpaid principal balance of (after giving effect to the payment of cash referred to in (A)) and accrued interest on the Bridge Loan III (the “Bridge Loan III Repayment Shares”) and to reduce the Share Component by the number of Bridge Loan III Repayment Shares, all as informed by the Authorized

Representative. Notwithstanding the provisions of this Agreement or the Lock Up Agreement, the Bridge Loan III Repayment Shares shall be freely transferable as of the Closing Date and shall not be subject to any lock up obligation.

16. [Intentionally omitted]

17. Indemnification; Remedies; Limits on Liability.

17.1. Indemnification by the Hantro Stockholders.

(a) Subject to the limitations contained in Section 17.2, from and after the Closing Date, the Hantro Stockholders shall protect, defend, indemnify and hold harmless the Company and its Affiliates (including Hantro and any Hantro Subsidiary), officers, directors, employees, representatives and agents (each the “Company Indemnified Person” and collectively, the “Company Indemnified Persons”) from and against any and all losses, claims, costs, damages, liabilities, fees (including, without limitation, reasonable attorneys’ fees and expenses generally and reasonable attorneys’ fees and expenses specifically related to enforcement of, or assertion of, claims pursuant to this Section 17) (collectively, the “Company Losses”) and expenses that any of the Company Indemnified Persons actually incurs arising out of or in connection with (A) any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Hantro Stockholders contained in this Agreement, including any exhibits or schedules attached hereto, or any fact or circumstance constituting a misrepresentation, breach of or default in such representations or warranties, (B) any Company Losses that any of the Company Indemnified Persons actually incurs arising out of or in connection with any proceeding affecting Hantro and the Hantro Subsidiary or any Hantro Stockholder, or any claim or proceeding brought by or on behalf of any Hantro Stockholder with respect to the calculation of the number of Hantro Shares owned or to be owned by such Hantro Stockholder as of the Closing Date or prior thereto; and (C) all Taxes imposed on, or resulting from the operations of Hantro and its Affiliates for all periods up to and including the Closing Date (except with respect to the amount of Taxes that Hantro and its Affiliates have properly reserved for on the Interim Balance Sheet); (D) any claim by any person for payment of any fee, expense or disbursement incurred for the benefit or on behalf of any Hantro Stockholder or any advisor of a Hantro Stockholder in connection with the Share Exchange, whether or not set forth in the certificate delivered pursuant to Section 15(a)(xi); (E) any claim by the Finnish tax authorities for payment of any tax due or allegedly due from any Hantro Stockholder as a result of the Share Exchange; and (F) any amount payable as a result of a breach of the representation made in Section 5.8(k). Each Hantro Stockholder’s portion of any Company Losses shall be based upon such Hantro Stockholder’s portion of the Exchange Shares received in connection with the sale of the Hantro Shares and the Hantro Options pursuant to Section 2.1(a) of this Agreement. Any indemnity obligation of Hantro Stockholders under this Section 17.1 shall be treated for all purposes as a reduction of the consideration payable by the Company under Section 2. This remedy shall be the exclusive remedy of the Company and it is specifically agreed that no remedy under the Finnish Sale of Goods Act (355/1987), including (but not limited to) the right to rescind this Agreement shall be available to the Company.

(b) No claim shall be brought under this Section 17 unless any Company Indemnified Person at any time prior to the applicable Survival Date, gives the Escrow Agent and the Authorized Representative prompt written notice (a “Claim Notice”) after such Company Indemnified Person has actual knowledge of the basis for such claim, or of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent then known, or prompt written notice of any Third Party Claim (as defined herein), the existence of which might give rise to such a claim, but the failure so to provide such notice to the Hantro Stockholders and the Escrow Agent will not relieve the Hantro Stockholders from any liability which they may have to the Company Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any material rights (including in any event the right to seek and obtain indemnification or contribution or to make a timely claim for insurance coverage) or defenses of the Hantro Stockholders and they were not otherwise aware of such action or claim) or otherwise.

(c) In case the Authorized Representative shall object in writing to any Claim Notice, the Company Indemnified Person that has sent the Claim Notice shall respond in a written statement to the objection of the Authorized Representative within 15 days of the receipt of such objection. If after such 15-day period, there remains a dispute as to the claim set forth in the Claim Notice, the Company and the Authorized Representative shall attempt in good faith for an additional 15 days to agree upon the rights of the respective parties with respect to each of such claims (the “Good Faith Negotiation Period”). If the Company and the Authorized Representative should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the amount payable from the fund held by the Escrow Agent in accordance with the terms of the memorandum and the Escrow Agreement. If no such agreement can be reached after the Good Faith Negotiation Period, the matter shall be settled by binding arbitration in the manner provided in Section 19 of this Agreement. The final decision of the arbitrator shall be furnished to the Company and the Authorized Representative and the Escrow Agent in writing and shall constitute the conclusive determination of the matters in question binding upon the Company Indemnified Persons and the Hantro Stockholders, and shall not be contested by any of them. Such decision may only be used in a court of law for the purpose of seeking enforcement of the arbitrator’s decision.

(d) The obligations and liabilities of the Hantro Stockholders, with respect to Company Losses resulting from the assertion of liability by third parties that could render the representations and warranties made by the Hantro Stockholders false or misleading (a “Third Party Claim”) shall be subject to the following terms and conditions:

(i) The Company shall promptly give written notice to the Authorized Representative of any Third Party Claim that might give rise to any Company Loss by the Company Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Authorized Representative will not relieve the Hantro Stockholders from any liability which they may have to the Company Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any material rights (including in any event the right to seek and obtain indemnification or contribution or to make a timely claim for insurance coverage) or defenses of the Hantro Stockholders and they were not otherwise aware of such action or claim) or otherwise.

(ii) The Hantro Stockholders will have the right, upon delivery of a written acknowledgement to the Company of their indemnification liability pursuant to this Section 17, to assume the defense of the Third Party Claim with counsel of his or its choice within twenty (20) days after the Company has given notice of the Third Party Claim; provided, that the Hantro Stockholders, acting through the Authorized Representative must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided, further, that the Company may retain separate counsel, with the reasonable fees and expenses to be paid by the Hantro Stockholders, if any Company Indemnified Person upon advice of legal counsel shall have reasonably concluded that representation of such Company Indemnified Person or Persons by the counsel retained by the Hantro Stockholders would be inappropriate due to actual or potential differing interests between such Company Indemnified Person and any other party represented by such counsel in such proceeding (provided, that the Hantro Stockholders shall not be responsible for the fees and expenses of more than one additional counsel for all Company Indemnified Persons). No Hantro Stockholder, in the defense of any claim or litigation, shall, except with the consent of the Company, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability in respect to such claim or litigation.

(iii) If the Hantro Stockholders do not assume and conduct the defense of the Third Party Claim in accordance with this Section 17.1(d), the Company Indemnified Persons shall defend any

Third Party Claims with counsel of their own choosing, which counsel shall be reasonably satisfactory to the Hantro Stockholders, with the reasonable fees and expenses to be paid by the Hantro Stockholders, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims and shall not effect any settlement without the consent of the Hantro Stockholders, which consent shall not unreasonably be withheld or delayed. The Hantro Stockholders and the Company Indemnified Persons shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

17.2. Limitations on Indemnification.

(a) The Hantro Stockholders shall not have any liability nor be subject to any claim under Section 17.1, unless and until the amount of any Company Losses, subject to Section 17.1 exceeds $20,000 per claim (the “Individual Claim Threshold”) and $2,000,000 in the aggregate (the “Aggregate Claim Threshold”) with respect to any Company Losses subject to indemnity under Section 17.1. If the aggregate amount of Company Losses subject to Section 17.1 exceeds the Aggregate Claim Threshold, then for each such Company Loss that is or was subject to Section 17.1 and that exceeds the Individual Claim Threshold (including those within the Aggregate Claim Threshold), the Company Indemnified Person shall be entitled to indemnification by the Hantro Stockholders in the full amount of such Company Loss (notwithstanding the Aggregate Claim Threshold), up to the Aggregate Loss Limit. Claims that do not exceed the Individual Claim Threshold shall not be entitled to indemnification under Section 17.1, but shall be included in any determination of whether the aggregate amount of Company Losses subject to Section 17.1 exceeds the Aggregate Claim Threshold.

(b) Except for Company Losses arising out of Section 4.1, 4.2, 4.3, 4.4 or 5.1, for Company Losses arising out of fraud or intentional misrepresentation or under clauses (D) or (E) of Section 17.1(a), the Hantro Stockholders shall not be liable under this Agreement, whether with respect to Third Party Claims or non-Third Party Claims, for any amounts in excess of the Escrow Shares then held by the Escrow Agent under the Escrow Agreement; and, for Company Losses that arise out of Section 4.1, 4.2, 4.3, 4.4 or 5.1, the Hantro Stockholders shall not be liable for any amounts in excess of the Exchange Shares and the Contingent Consideration held by them (including the Escrow Shares) (collectively, the “Aggregate Loss Limit”).

(c) Except in the case of (i) any Company Loss that arises out of fraud or intentional misrepresentation, and (ii) any Company Loss that is subject to indemnification under clause (D) or (E) of Section 17.1(a), no liability of the Hantro Stockholders hereunder shall be settled other than, as set forth in Section 17.3. Furthermore, notwithstanding Section 17.2(a), no claim that arises out of clause (D), (E) or (F) of Section 17.1(a) shall be subject to either the Individual Claim Threshold or the Aggregate Claim Threshold; and no claim that arises out of fraud or intentional misrepresentation shall be subject to the Aggregate Claim Threshold.

17.3. Redelivery of Shares to the Company. If Company Losses become payable by the Hantro Stockholders pursuant to Section 17.1, then the amount of any such Company Loss (if the Company Loss is expressed in Euros, then the amount of such Company Loss shall be converted into U.S. Dollars at the rate of exchange for the U.S. Dollar to the Euro as published in The Wall Street Journal (U.S. edition) for the date on which the Company has sent its Claim Notice) shall be converted into a number of shares of the Company Common Stock, rounded to the nearest whole share (the “Loss Equivalent Shares”), by dividing the amount of the Company Loss set forth in the Claim Notice by Closing VWAP and then:

(a) to the extent such Company Loss arises out of any provisions of this Agreement other than Section 4.1, 4.2, 4.3 or 5.1, the Authorized Representative shall instruct the Escrow Agent to redeliver such Loss Equivalent Shares to the Company;

(b) to the extent that such Company Loss arises out of Section 4.1, 4.2, 4.3 or 4.4, the Hantro Stockholder whose representation or warranty has been breached shall redeliver the Loss Equivalent

Shares to the Company out of the Exchange Shares and Contingent Consideration held by such Hantro Stockholder; provided, that if the Exchange Shares and Contingent Consideration held by such Hantro Stockholder are less than the Loss Equivalent Shares to be redelivered to satisfy such Company Loss, the Company may require the Authorized Representative to instruct the Escrow Agent to redeliver the deficiency to the Company from the Escrowed Shares held in escrow with respect to such Hantro Stockholder; and

(c) to the extent that such Company Loss arises out of Section 5.1, the Hantro Stockholders shall jointly and severally be obligated to redeliver the Loss Equivalent Shares to the Company out of the Exchange Shares and Contingent Consideration held by them.

In the case of Company Losses under clause (a) of this Section 17.3, within 5 Business Days of the written request of the Company to the Hantro Stockholders, the Authorized Representative will instruct the Escrow Agent to tender to the Company for cancellation of one or more certificates representing the Escrow Shares in exchange for one or more certificates in a number that properly reflects the set-off made pursuant to the provisions of this Section. Notwithstanding the above provisions, the Company shall not be limited by this Section 17.3 for any Company Loss that arises out of fraud or intentional misrepresentation by any Hantro Stockholder.

17.4. Consequential Damages. In no event shall either Party be liable to any other Person for such other Person’s (i) lost profits, loss of use, or lost revenues, (ii) punitive, multiple, or other exemplary damages, or (iii) any other indirect, incidental, special, or consequential losses. Each party waives and relinquishes claims for such lost profits, loss of use, lost revenues, or other indirect, incidental, special, or consequential losses.

17.5. Insurance Proceeds and Tax Benefits. Notwithstanding anything to the contrary in the other provisions of this Section 17, the amount that any Hantro Stockholder may be required to pay to any Company Indemnified Person pursuant to this Section 17 shall be reduced (retroactively, if necessary) by any insurance proceeds or refunds actually recovered by or on behalf of the applicable Company Indemnified Person in reduction of the related Company Losses (on an after-Tax basis). If any Company Indemnified Person receives the payment required by this Section 17 from a Hantro Stockholder in respect of Company Losses and subsequently receives insurance proceeds in respect of such Company Losses, then the Company Indemnified Person shall promptly repay to the Hantro Stockholder a sum equal to the amount of such insurance proceeds or refunds actually received, net of costs and expenses and on an after-Tax basis, but not exceeding the amount paid by the Hantro Stockholder to such Company Indemnified Person in respect of such Company Losses. No representation, warranty, covenant, or agreement contained in this Agreement is for the benefit of any insurer. Further, the amount of Company Losses shall be reduced (retroactively, if necessary) by any Tax benefits actually recovered by or on behalf of such Indemnified Person in relation to the claim giving rise to such Company Losses.

18. Further Assurances. The Company and the Hantro Stockholders agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, after the date hereof and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and preparation and filing of Tax Returns.

19. Dispute Resolution.

19.1. In the event of a dispute between the parties arising out of or relating to this Agreement, including indemnification claims pursuant to Section 17, or any other agreement or document executed and delivered pursuant to this Agreement, the parties shall first promptly attempt in good faith to resolve such dispute for a period of not less than 30 calendar days. If such good faith efforts are not successful within such 30-day period, then the dispute shall be determined by binding arbitration in accordance with the provisions of Section 19.2.

19.2. Any dispute which is not settled or otherwise resolved through the provision of Section 19.1 shall be determined by binding arbitration. Such arbitration shall be held in New York, New York, USA, in accordance with the rules of the American Arbitration Association (“AAA”) if the arbitration is brought by the

Authorized Representative, and shall be held in Helsinki, Finland, in accordance with the rules of the Finnish Central Chamber of Commerce (“FCCC”) if the arbitration is brought by the Company. The Hantro Stockholders may bring arbitration solely through the Authorized Representative. In each case, a single arbitrator shall be appointed; provided, that (A) every person named on any list of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who has practiced law for at least 15 years, specializing in either general commercial litigation or general corporate and commercial matters, and (ii) who has had experience, and is generally available to serve, as an arbitrator, and (B) each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the party by the AAA or FCCC, as applicable (the “Association”), as well as any person selected by the Association to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on the selection of the arbitrator from the one or more lists submitted by the Association within thirty (30) calendar days after the Association transmits to the parties its first list of potential arbitrators, the Association shall nominate three persons who meet the criteria set forth herein. Each party shall be entitled to strike one of such three nominees on a peremptory basis within five (5) calendar days after its receipt of such list of nominees, indicating its order of preference with respect to the remaining nominees. If two of such nominees have been stricken by the parties to the dispute, the unstricken nominee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the Association from the remaining nominees in accordance with the parties’ mutual order of preference, or by random selection in the absence of a mutual order of preference. The arbitration shall be held in English. The arbitrator shall base his or her award on the terms of this Agreement, on applicable law and judicial precedent, shall include in such award the findings of fact and conclusions of law upon which the award is based and shall not grant any remedy or relief that a court could not grant under applicable law. The arbitration (but not the interpretation of this Agreement) shall be governed by the substantive laws of the State of New York if the arbitration is held in New York, and by the substantive laws of Finland if the arbitration is held in Finland, without regard to conflicts of laws rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any party to a dispute fails to proceed with the dispute resolution procedures set forth in this Section 19.2 or unsuccessfully seeks to stay such proceedings, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys’ fees, paid or incurred by such other party in successfully compelling such proceedings or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

20. Discharge of Liability. Subject to the recommendation by the respective auditor(s) of each of Hantro and each Hantro Subsidiary, at the next annual general meeting of the Hantro Stockholders and each Hantro Subsidiary, the Company undertakes to ensure that the members of the Board of Directors and the managing director of each of Hantro and each Hantro Subsidiary, as applicable, are granted discharge from liability for the period until the Closing Date. For the avoidance of doubt, such discharge of liability by Hantro or any Hantro Subsidiary or the voting in favor thereof by the Company, as the case may be, shall not affect the liability of the Hantro Stockholders pursuant to this Agreement.

21. Miscellaneous.

21.1. Waiver, Etc. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

21.2. Controlling Law. Except as provided in Section 19.2, this Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of Finland, notwithstanding any conflicts of laws doctrines of such country or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

21.3. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), or when sent by electronic facsimile, addressed as set forth below:

(a) If to the Company:

On2 Technologies, Inc.
21 Corporate Drive, Suite 103
Clifton Park, NY 12065
Attention: General Counsel
Fax: (518) 348-2098

with a copy to:

William A. Newman, Esq.
McGuire Woods LLP
1345 Avenue of the Americas
Suite 700
New York, NY 10105
Telephone: 212-548-2160
Fax: 212-548-2170

(b) If to the Hantro Stockholders:

Nexit Ventures Oy
Kaisaniemenkatu 2 B
00100 Helsinki, Finland
Attention: Pekka Salonoja
Fax: +358 9 6818 9117

with a copy to:

Roschier, Attorneys Ltd.
Keskuskatu 7 A
00100 Helsinki
Finland
Attention: Antti Kahri, Esq.
Fax: +358 (0) 205066100

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

21.4. Amendment. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

21.5. Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

21.6. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer this Agreement or their rights or obligations hereunder other than by operation of law without the prior written consent of the other parties hereto (which consent shall not be unreasonably delayed, conditioned or withheld).

21.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the Company and the

Authorized Representative. Delivery of an executed counterpart of this Agreement by facsimile or by PDF shall be equally effective as delivery of an original executed counterpart of this Agreement.

21.8. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. However, in the event any provision of this Agreement shall be held or declared invalid or unenforceable in whole or in part by any court of competent jurisdiction, such court shall (to the full extent permitted by applicable law) revise or reform the Agreement, and/or take such other action as may be necessary or appropriate, with respect to such invalid or unenforceable provision so as to carry out the intent of the parties as expressed in this Agreement in a manner that is not so invalid or unenforceable.

21.9. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, express or implied, oral or written.

21.10. Section Headings. The Section and Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

21.11. Gender and Number. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

21.12. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such Holiday. For purposes of this Section, “Holiday” shall mean a day, other than a Saturday or Sunday, on which national banks are or may elect to be closed in either the United States of America or Finland.

21.13. Currency. As used in this Agreement, the symbol U.S. $ or $ shall refer to United States Dollars; and the symbol € or EUR shall refer to Euros. Payments of designated amounts shall be made in the currency specified by the relevant provision of this Agreement.

21.14. Confidentiality. The parties acknowledge they have previously entered into a confidentiality agreement, dated October 26, 2006, which confidentiality agreement shall continue in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

ON2 TECHNOLOGIES, INC.

By:	Name: Title:

NEXIT VENTURES OY, on its own behalf and by proxy on behalf of each of the Hantro Stockholders

By:	Name: Title:

EXHIBIT C

Shareholder	A-shares	B-shares	C-shares	D-shares	A-options	C-options	D-options	Closing Cash ($)	Closing Shares (#)	Closing Escrow Shares (#)	Closing TOTAL ($)
Eero Kaikkonen	10,710,109		75,677		0	110,000	2,300,000	1,019,797	83,706	59,661	1,342,373
Harri Hyväri	3,933,446		47,944		0	200,000	1,193,240	442,524	32,622	25,478	573,247
Tomas Myntti	677,721		46,288		2,507,594	200,000	1,100,000	382,990	13,326	20,394	458,859
Timo Honkanen	1,731,059		81,822		67,594	15,000	0	124,413	13,606	7,656	172,253
Sakari Nikkilä	0		42,633		1,630,377	200,000	1,520,000	350,142	8,784	18,267	411,007
Mika Hakala	338,854		64,633		1,247,594	200,000	1,570,280	358,509	11,163	18,944	426,250
Gröhn Sami	0		10,000		30,000	5,000	0	3,859	236	217	4,878
Hautala Ari	36,864		13,333		37,594	5,000	0	7,119	564	414	9,319
Heikkilä Vesa	0		33,555		135,189	15,000	0	14,923	839	830	18,679
Heikkinen Matti	0		7,500		63,797	5,000	0	5,522	239	299	6,732
Hirvonen Maarit	36,865		33,000		67,594	5,000	0	12,160	969	708	15,934
Huoponen Jani	0		16,667		255,189	100,000	1,520,000	253,824	6,159	13,219	297,425
Hussey Oliver	0		0		0	21,250	0	1,666	39	87	1,948
Helin Jyrki	0		0		0	100,000	0	7,838	183	407	9,166
Kuusela Aki	0		30,966		30,000	5,000	0	7,273	623	428	9,639
Hyyryläinen Sami	0		137,366		615,189	110,000	603,000	158,991	5,717	8,487	190,948
Kaikkonen Teemu	36,865		21,111		37,594	5,000	0	8,386	707	493	11,085
Kallioniemi Kimmo	0		0		0	0	93,240	13,964	325	726	16,329
Koivupalo Mika	49,867		15,000		127,594	15,000	0	14,483	831	808	18,170
Korhonen Kalle	0		19,311		0	0	0	3,145	356	195	4,385
Kärnä Kirsi ent. Teresa	36,864		11,600		17,594	5,000	0	5,612	503	333	7,493
Laatikainen Markku	0		18,322		0	0	0	2,984	338	185	4,160
Lahti Jukka	36,864		32,600		67,594	5,000	0	12,095	962	704	15,843
Luimula Marko	0		7,222		63,797	15,000	0	6,261	252	337	7,585
Marjeta Kimmo	0		20,344		17,594	5,000	0	4,783	409	282	6,338
Martinmäki Jaana	0		19,033		37,594	5,000	0	5,795	414	332	7,473
Mustonen Arto	0		36,644		67,594	15,000	0	11,285	800	646	14,538
Myllymaki Mika	0		6,000		0	0	0	977	111	61	1,362
Nagy Attila-Jozsef	0		12,000		10,000	5,000	0	2,959	245	173	3,899
Nahkiaisoja Jani	36,864		25,144		67,594	5,000	0	10,881	824	629	14,150
Niska Sami	0		71,522		247,594	100,000	823,240	157,945	4,728	8,325	187,315
Nisula Jarkko	0		60,710		135,189	50,000	183,000	49,496	2,042	2,671	60,101
Nordman Ville	0		17,544		30,000	5,000	0	5,087	375	293	6,591
Nurro Marko	0		80,000		0	0	0	13,030	1,475	807	18,165
Passoja Ulla	0		26,022		30,000	5,000	0	6,468	532	378	8,516

Shareholder	A-shares	B-shares	C-shares	D-shares	A-options	C-options	D-options	Closing Cash ($)	Closing Shares (#)	Closing Escrow Shares (#)	Closing TOTAL ($)
Peippola Tero	0		21,600		123,797	5,000	0	11,494	584	633	14,232
Perälä Jarkko	0		28,755		75,189	5,000	0	9,682	647	550	12,374
Pieniniemi Janne	49,867		38,500		247,594	50,000	183,000	55,812	2,138	2,994	67,359
Pietilä Sami	0		11,000		10,000	15,000	0	3,580	244	204	4,589
Pikkarainen Tero	0		0		0	2,273	0	178	4	9	208
Piri Kimmo	0		0		13,797	5,000	0	1,237	29	64	1,447
Pirttinen Taina	0		33,244		127,594	50,000	183,000	44,557	1,525	2,370	53,321
Pyörälä Juha	0		0		0	18,411	0	1,443	34	75	1,687
Rintaluoma Tero	0		19,322		10,000	5,000	0	4,152	380	247	5,562
Salonen Janne	0		22,200		135,188	15,000	0	13,074	630	716	16,101
Savolainen Jarkko	36,864		24,744		67,594	5,000	0	10,816	817	625	14,060
Suvanto Markus	49,868		82,932		127,594	15,000	0	25,547	2,084	1,493	33,595
Tulkki Jarno	0		46,966		127,594	5,000	0	15,858	1,057	901	20,264
Turunen Timo	0		31,188		30,000	5,000	0	7,310	627	431	9,689
Tikkala Aki	0		0		0	2,273	0	178	4	9	208
Takalo Jari	0		17,833		0	0	0	2,905	329	180	4,049
Vainio Kati	0		19,855		10,000	5,000	0	4,238	390	253	5,683
Orajärvi Outi	0		15,966		60,000	15,000	0	7,452	407	413	9,299
Udd Jari Pekka	36,864		25,500		0	0	0	6,406	725	397	8,930
Valtanen Jarno	49,868		38,833		127,594	15,000	0	18,365	1,271	1,048	23,581
Valtavaara Juha	0		11,111		135,189	15,000	603,000	101,574	2,530	5,297	119,184
Vähäkuopus Riitta	714,584		43,977		67,594	5,000	0	55,357	5,859	3,385	76,157
Vänttilä Jukka	36,864		37,644		17,594	5,000	0	9,853	983	596	13,407
Connor Matthew	0		10,000		0	0	0	1,629	184	101	2,271
Seppo Kaikkonen	1,222,778		0		0	0	0	28,748	28,887	4,629	104,160
Nexit Infocom 2000 Limited	1,561,632				157,972	200,000		34,961	49,531	7,230	162,673
Datacasa Oy	126,666		0		0	0	0	779	3,970	480	10,790
Atine Group Oyj	0	8,965,703	11,846,582	11,080,784	8,485,831	0	0	529,759	2,698,744	326,021	7,335,479
2M Invest	0	4,360,763	5,021,524		0	0	0	113,434	577,865	69,809	1,570,700
Nexit Infocom 2000 Fund LP and Nexit Infocom 2000 Fund US LP	0	13,306,763	29,000,478	17,082,787	27,037,234	0	0	965,244	4,917,234	594,026	13,365,579
Finnventure Rahasto V Ky	0		21,520,235	11,911,088	16,908,088	0	0	634,484	3,232,248	390,471	8,785,602
Finnventure Rahasto V ET Ky	0		21,520,235	11,911,088	16,908,088	0	0	634,484	3,232,248	390,471	8,785,602
IN TOTAL	21,548,097	26,633,229	90,631,737	51,985,747	78,656,168	1,999,207	11,875,000	6,841,775	14,959,211	2,000,000	45,000,000

EXHIBIT A
TO THE SHARE EXCHANGE AGREEMENT

DEFINED TERMS

Unless otherwise expressly provided, all references to Sections and Preambles are to Sections and Preambles of the Share Exchange Agreement.

“AAA” has the meaning given to it in Section 19.2.

“Actions” has the meaning given to it in Sections 5.14(d)(iv), with respect to Hantro and 6.15(c)(iii) with respect to the Company.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Claim Threshold” has the meaning given to it in Section 17.2(a).

“Aggregate Loss Limit” has the meaning given to it in Section 17.2(b).

“Agreement” means the Share Exchange Agreement between On2 Technologies, Inc. and Nexit Ventures Oy, as Authorized Representative of the Hantro Stockholders, dated as of May 8, 2007.

“Ancillary Documents” means the Hantro Disclosure Schedules, the Company Disclosure Schedules, the Power of Attorney, the Escrow Agreement, the Lock Up Agreement and the Management Employment Agreement.

“Applicable Reconciliation Standards” means the standards to be followed in producing a reconciliation from Finnish GAAP to U.S. GAAP that satisfies the requirements of Item 17(c) of SEC Form 20-F, applied on a consistent basis.

“Association” has the meaning given to it in Section 19.2.

“Authorized Representative” has the meaning given to it in the Preamble.

“Baseline” has the meaning given to it in Section 2.3(a).

“Board” shall mean the Board of Directors of the Company.

“Bridge Loan I” has the meaning given to it in Section 8.1.

“Bridge Loan II” has the meaning given to it in Section 8.1.

“Bridge Loan III” has the meaning given to it in Section 5.26.

“Bridge Loan III Proceeds” has the meaning given to it in Section 5.26.

“Bridge Loan III Repayment Shares” has the meaning given it in Section 15(c).

“Business Day” means any day other than a Holiday.

“Capital Structure Date” shall mean March 31, 2007.

“Claim Notice” means a written notice provided by the Company to the Authorized Representative pursuant to Section 17.1(b).

“Closing” has the meaning given to it in Section 14.

“Closing Date” refers to the date of Closing.

“Closing Net Worth” shall mean Hantro’s Net Worth at the Closing.

“Closing VWAP” means the average VWAP for the 10 Business Days prior to the Closing Date.

“Company” has the meaning given to it in the introductory paragraph.

“Company Agreements” has the meaning given to it in Section 6.14(c).

“Company Charter Amendment” has the meaning given to it in Section 9.5.

“Company Common Stock” has the meaning given to it in Section 2.1.

“Company Customers” has the meaning given to it in Section 6.18.

“Company Disclosure Schedules” has the meaning given to it in Section 6.

“Company Employee” has the meaning given to it in Section 8.4.

“Company Environmental Claim” shall have the meaning given to it in Section 6.21(c).

“Company Indemnified Person” has the meaning given to it in Section 17.1(a).

“Company Leased Properties” has the meaning given to it in Section 6.7(a).

“Company Leases” has the meaning given to it in Section 6.7(d).

“Company Losses” has the meaning given to it in Section 17.1(a).

“Company Material Adverse Effect” has the meaning given to it in Section 6.4.

“Company Plans” has the meaning given to it in Section 6.16(a).

“Company SEC Reports” has the meaning given to it in Section 6.6(a)

“Company Stockholders Meeting” has the meaning given to it in Section 9.5.

“Company Subsidiaries” has the meaning given to it in Section 6.5.

“Company Suppliers” has the meaning given to it in Section 6.18.

“Contingent Consideration” has the meaning given to it in Section 2.2(a).

“Contract” has the meaning given to it in Section 5.5(C).

“Derivative Work” has the meaning provided in Section 101 of Title 17 of the United States Code or paragraph 1 of Section 4 of the Finnish Copyright Act.

“Environmental Law” has the meaning given to it in Section 5.20(c)(ii).

“Escrow Agent” means the Person serving as an escrow agent pursuant to the Escrow Agreement.

“Escrow Agreement” refers to the Escrow Agreement, to be dated as of the Closing Date, by and among the Authorized Representative, the Company and the Escrow Agent, substantially in the form of Exhibit D to the Share Exchange Agreement.

“Escrow Shares” has the meaning given to it in Section 2.1(b).

“Exchange Act” has the meaning given to it in Section 6.4.

“Exchange Shares” has the meaning given to it in Section 2.1(a).

“Excluded Technologies” means any programming or materials in which any third party may claim superior, joint or common ownership, including any right or license, as set forth in Section 5.8(i) of the Hantro Disclosure Schedules.

“Execution Date” has the meaning given to it in the Preamble.

“FCCC” shall mean the Finnish Central Chamber of Commerce.

“Finnish GAAP” means the generally accepted accounting principles in Finland.

“Good Faith Negotiation Period” has the meaning given to it in Section 17.1(c).

“Governmental Authority” has the meaning given to it in Section 5.5.

“Grant Date” has the meaning given to it in Section 6.15(e).

“Hantro” has the meaning given to it in the Preamble.

“Hantro 2007 Net Revenue” has the meaning given to it in Section 2.2(a).

“Hantro Agreements” has the meaning given to it in Section 5.13(c).

“Hantro Balance Sheet” has the meaning given to it in Section 5.12(i).

“Hantro Customers” has the meaning given to it in Section 5.17.

“Hantro Director” has the meaning given to it in Section 8.9.

“Hantro Disclosure Schedules” has the meaning given to it in Section 4.

“Hantro Employee” has the meaning given to it in Section 9.6.

“Hantro Environmental Claims” has the meaning given to it in Section 5.20(c)(i).

“Hantro Intellectual Property” means all Owned Intellectual Property and Licensed Intellectual Property.

“Hantro Leased Properties” has the meaning given to it in Section 5.6(a).

“Hantro Material Adverse Effect” has the meaning given to it in Section 5.5.

“Hantro Options” has the meaning given to it in Section 1.

“Hantro Products” means any and all products, hardware, Software or service offerings Used or intended to be Used by Hantro, including, without limitation, any products, hardware, Software or service offerings sold or marketed by Hantro, and any products, hardware, Software or service offerings under development by Hantro on or prior to the Closing Date.

“Hantro Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or registered in the name of, Hantro.

“Hantro Shares” has the meaning given to it in Section 1.

“Hantro Software” means all Software that is owned by Hantro, and all other Software that is Used in or necessary for the conduct of the Hantro business, including, without limitation, all (i) programs Used in Hantro’s provision of Hantro Products to customers and/or end users, including any programs incorporated in, or integrated or bundled with, any Hantro Product, (ii) programs intended for license to customers and/or end users and (iii) programs, libraries, modules and other materials used by Hantro in the development, design, construction and testing of any of the programs described in clause (i) or (ii) above.

“Hantro Stockholder Agreements” means the Share Exchange Agreement, the Escrow Agreement, the Lock Up Agreement and the Power of Attorney (including Exhibit I thereof).

“Hantro Stockholders” means all of the record owners of the Hantro Shares and Hantro Options.

“Hantro Subsidiaries” has the meaning given to it in Section 5.2.

“Hantro Suppliers” has the meaning given to it in Section 5.17.

“Holiday” has the meaning given to it in Section 21.12.

“Inbound Licenses” has the meaning given to it in Section 5.8(b).

“Independent Accountants” has the meaning given to it in Section 2.2(b).

“Individual Claim Threshold” has the meaning given to it in Section 17.2(a).

“Intellectual Property” or “IP” means any and all of the following and all rights in, arising out of or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (ix) all Software; (x) all content, text, graphics, images, audio, video, data, and Software included on or used to operate and maintain the Internet sites owned or operated by a Person (the “Websites”), including all data, documentation, ASP, HTML, DHTML, SHTML, and XML files, cgi and other scripts, all programming code (source and object), subscriber and other data, archives, server and traffic logs relating to the Websites; and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Investor Stockholders” has the meaning given to it in Section 8.1.

“Knowledge of the Company” or other reference to the knowledge of the Company means the actual knowledge of William Joll as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate) of a particular fact or matter.

“Knowledge of the Hantro Stockholders” means the actual awareness of a particular fact or matter by any one of the Hantro Stockholders that holds more than 10% of the Hantro Shares or who is a member of Hantro’s senior management including Messrs. Eero Kaikkonen and Sakari Nikkilä as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate), in the case of the matters covered by Section 5.8, after due inquiry.

“Leases” has the meaning given to it in Section 5.6(d)).

“Licensed Intellectual Property” means all Intellectual Property owned by third parties and Used in or necessary for the conduct of Hantro’s business.

“Lock Up Agreement” refers to the Lock Up Agreement, to be dated as of the Closing Date, between the Company and the Hantro Stockholders, substantially in the form of Exhibit G to the Share Exchange Agreement.

“Loss Equivalent Shares” has the meaning given to it in Section 17.3.

“Lower Collar Range” has the meaning given to it in Section 2.1(a)(ii).

“Management Employment Agreement” has the meaning given to it in Section 3.

“Net Worth” means, as of a specified date, the amount by which the sum of the book value of the assets of Hantro and the Hantro Subsidiaries on a consolidated basis exceeds the sum of the book value of the liabilities of Hantro and the Hantro Subsidiaries on a consolidated basis, all as recognized, calculated and determined in accordance with Finnish GAAP consistently applied with prior periods.

“Net Worth Deficiency” has the meaning given to it in Section 2.3(a).

“Net Worth Statement” has the meaning given to it in Section 2.3(c).

“Net Worth Surplus” has the meaning given to it in Section 2.3(b).

“Off-the-Shelf Software” means all Hantro Software that is commercially available off-the-shelf software with an acquisition cost of less than $1,000 per copy, sent, CPU, or named user.

“Open Source Work” has the meaning given to it in Section 5.8(d).

“Order” has the meaning given to it in Section 5.5.

“Outbound Licenses” has the meaning given to it in Section 5.8(b).

“Outside Date” has the meaning given to it in Section 13.1(d).

“Owned Intellectual Property” means all Intellectual Property owned by Hantro and Used in or necessary for the conduct of Hantro’s business.

“Permitted Encumbrance” means (i) inchoate liens or other encumbrances for Taxes not yet due and payable and (ii) liens or other encumbrances associated with equipment or inventory financing that were entered into in the ordinary course of a party’s business.

“Person” means any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust, organization or Governmental Authority.

“Plans” shall mean all employee benefit plans as set forth in Section 5.15(a).

“Power of Attorney” has the meaning given to it in the Preamble as set forth in the form of Exhibit B to the Share Exchange Agreement.

“Principal Trading Market” means the following markets or exchanges on which the Company Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market and the New York Stock Exchange.

“Product Warranties” has the meaning given to it in Section 5.13(b).

“Proxy Statement/Prospectus” has the meaning given to it in Section 6.4.

“Registered Intellectual Property” means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) registered domain names, URLs and other names and locators associated with the Internet; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

“Regulated Substance” shall be broadly construed to include without limitation any chemical, pollutant, contaminant, material, waste, toxic or hazardous substance, petroleum, petroleum product, asbestos, asbestos containing material, and polychlorinated biphenyl regulated, listed, identified or controlled by, under or pursuant to any Environment Law.

“Return” and “Returns” has the meaning given to it in Section 5.21(a)(i).

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Management Agreements Not to Compete” has the meaning given to it in Section 3.

“Share Component” has the meaning given to it in Section 2.1(a).

“Share Exchange” has the meaning given to it in Section 2.1.

“Share Exchange Expenses” has the meaning given to it in Section 4.5.

“Software” means any and all (i) computer programs, systems, applications and code, including any and all software implementations of algorithms, models and methodologies and any and all source code, object code, development and design tools, applets, compilers and assemblers, (ii) databases and compilations, including any and all data and collections of data, whether machine readable, on paper or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting, and the contents and audiovisual displays of any Internet site(s) operated by or on behalf of Hantro, and (v) all documentation, other works of authorship and media, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“SOX” has the meaning given to it in Section 6.6(a).

“Stockholder Approval” has the meaning given to it in Section 13.1(f).

“Stockholder Certificate” has the meaning given to it in the Preamble.

“Survival Date” has the meaning given to it in Section 7.1.

“Tax” and “Taxes” has the meaning given to it in Section 5.21(a)(ii).

“TEKES” has the meaning given to it in Section 5.9.

“Third Party Claim” has the meaning given to it in Section 17.1(d).

“Upper Collar Range” has the meaning given to it in Section 2.1(a)(i).

“U.S. GAAP” means United States generally accepted accounting principles.

“Use” or “Used” means to use, make, have made, develop, market, sell, offer to sell, import, transfer, practice, license (or sublicense), transmit, broadcast, reproduce, perform, display, modify, create derivative works based upon, distribute (electronically or otherwise) and disclose.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Company Common Stock is then listed or quoted on a Principal Trading Market, the daily volume weighted average price of the Company Common Stock for such date (or the nearest preceding date) on the Principal Trading Market on which the Company Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Company Common Stock is then quoted on the OTC Bulletin Board, the volume weighted average price of the Company Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Company Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Company Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Company Common Stock as determined by an independent appraiser selected in good faith by the Authorized Representative and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

EXHIBIT B
TO THE SHARE EXCHANGE AGREEMENT

IRREVOCABLE POWER OF ATTORNEY

Dear Sir:

The undersigned, _____________________________, proposes to transfer the number of shares (the “Hantro Shares”) of Hantro Products Oy, a corporation formed under the laws of Finland (“Hantro”), and/or the number of options (the “Hantro Options”) entitling for subscription for shares of Hantro, that is shown under the signature line for the undersigned in this Irrevocable Power of Attorney (this “Power of Attorney”), to On2 Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Share Exchange as such term is defined in the draft Share Exchange Agreement to be entered into between the holders of all of the Hantro Shares and Hantro Options and the Company (the “Exchange Agreement”).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Exchange Agreement.

1. APPOINTMENT OF ATTORNEY-IN-FACT. The undersigned hereby appoints you as the true and lawful attorney-in-fact (the “Attorney-in-Fact”) of the undersigned, with full authority to act on behalf of the undersigned with respect to all matters arising in connection with the sale and transfer of the Hantro Shares and Hantro Options to the Company, including, but not limited to, the authority:

(a) to transfer to the Company the Hantro Shares and the Hantro Options on the Closing Date in exchange for the Exchange Shares and cash as set forth in Section 2.1(a) of the Exchange Agreement, and to deliver certain of the Exchange Shares owned by the undersigned to the Escrow Agent as described in Section 2.3(a) of the Exchange Agreement and to perform all obligations and functions of the Authorized Representative as set forth therein and in the Escrow Agreement;

(b) to accept any amendments to the Exchange Agreement and the Escrow Agreement as the Attorney-in-Fact deems appropriate in its sole discretion and to execute them in form acceptable to it. The execution and delivery of the Exchange Agreement and the Escrow Agreement by such Attorney-in-Fact shall be conclusive evidence with respect to the undersigned’s approval thereto and compliance with each and all of the provisions thereto;

(c) to accept the undersigned’s allocable portion of the Exchange Shares from the Company to which the undersigned is entitled under the Exchange Agreement and deliver to the undersigned such Exchange Shares;

(d) to make, execute and deliver all such other contracts, notices and other writings, including any amendments to the Exchange Agreement or the Escrow Agreement, related to the Exchange Agreement or the Escrow Agreement as the Attorney-in-Fact deems appropriate in its sole discretion;

(e) to pay all costs and expenses payable by the undersigned pursuant to the provisions of the Exchange Agreement or the Escrow Agreement or otherwise deemed appropriate by the Attorney-in-Fact so acting, the undersigned hereby expressly promising to promptly repay such Attorney-in-Fact for any such payments made on behalf of the undersigned by such Attorney-in-Fact; and

(f) to take all actions as are authorized or required to be taken by the Hantro Stockholders or the Authorized Representative under the Exchange Agreement and the Escrow Agreement.

Provided, however, notwithstanding anything to the contrary set forth above, whenever any decision or action is required to be made or performed by the Attorney-in-Fact on behalf of more than one Hantro Stockholder pursuant to the Exchange Agreement or the Escrow Agreement, the Attorney-in-Fact shall perform its duties in accordance with the written consent of the persons who hold at least a majority of the Exchange Shares or, if before the Closing under the Exchange Agreement, persons who, after giving effect to the Share Exchange, would hold at least a majority of the Exchange Shares.

2. REPRESENTATIONS AND WARRANTIES. The undersigned hereby represents warrants and agrees that:

(a) The undersigned has the legal authority to enter into this Power of Attorney, has read the Exchange Agreement, understands the same and hereby authorizes the Attorney-in-Fact to enter into such agreement with the Company, on behalf of the undersigned, as Authorized Representative thereof, and to provide all necessary performance in satisfaction of the terms and conditions of the Exchange Agreement.

(b) This Power of Attorney has been duly executed and delivered by the undersigned and constitutes the legal, valid and binding agreement of the undersigned.

(c) The undersigned has read the representations and warranties contained in the Stockholder Certificate (the “Stockholder Certificate”) attached as Exhibit I to this Power of Attorney and understands the same, confirms that the same are, and will be as of the date of the execution of the Exchange Agreement and at the Closing Date true and correct, and hereby authorizes the Attorney-in-Fact, acting on behalf of the undersigned, to make such representations and warranties to the Company as provided therein.

The undersigned further agrees that:

(i) The undersigned will notify the Attorney-in-Fact in writing immediately of any changes as a result of developments occurring after the date hereof and prior to the Closing Date which could reasonably be expected to cause the representations and warranties that the undersigned has made in the Stockholder Certificate to be incorrect.

(ii) The undersigned acknowledges that the undersigned will pay or cause to be paid all costs and expenses incident to the performance of the undersigned’s obligations under the Exchange Agreement that are not specifically provided for therein or otherwise paid by Hantro; and

(iii) Until the undersigned’s allocable share of the Exchange Shares has been received by the Attorney-in-Fact from the Company in consideration for the Hantro Shares or Hantro Options or until this Power of Attorney has been terminated, the undersigned agrees and acknowledges that the undersigned will not have the right to give, sell, pledge or contract with respect to, the Hantro Shares or Hantro Options.

Each of the foregoing representations and warranties are and at the Closing Date will be, true and correct, and each of the foregoing representations, warranties and agreements will survive termination of the Exchange Agreement and the delivery of and payment for the Hantro Shares and Hantro Options.

3. UNDERSIGNED’S TERMINATION OF THIS POWER OF ATTORNEY.

(a) All power and authority granted hereby is granted for the purpose of assuring completion of the transactions contemplated by the Exchange Agreement and the Escrow Agreement. This Power of Attorney is irrevocable and shall not be terminated by any act of the undersigned or by operation of law, whether by death or the occurrence of any other event.

(b) Notwithstanding the foregoing, if the Closing of the Exchange Agreement has not been consummated prior to the Outside Date, this Power of Attorney shall terminate at 5:00 p.m. New York City time on the Outside Date.

4. LIMITATION OF LIABILITY.

(a) The undersigned agrees that the Attorney-in-Fact shall have no duties or responsibilities other than those expressly set forth in this Power of Attorney.

(b) The Attorney-in-Fact shall not be liable to the Company, Hantro, the undersigned or to anyone else for any action taken or omitted by it except with respect to any losses, claims, damages or liabilities which shall be finally adjudicated to be the result of gross negligence or willful misconduct of the Attorney-in-Fact.

(c) The undersigned agrees, severally and not jointly, to indemnify and hold harmless Attorney-in-Fact against any and all losses, claims, damages or liabilities (including all costs, legal and other expenses) incurred as a result of any action taken or omitted by the Attorney-in-Fact in accordance with the Exchange Agreement, the Escrow Agreement or this Power of Attorney, except with respect to any losses, claims, damages or liabilities which shall be finally adjudicated to be the result of gross negligence or willful misconduct of the Attorney-in-Fact.

5. APPLICABLE LAW. This Power of Attorney shall be governed by the laws of Finland, without regard to conflicts of laws principles.

6. MISCELLANEOUS. This Power of Attorney may be executed in any number of counterparts. A faxed copy of an original signature shall be deemed an original signature.

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ATTORNEY-IN-FACT NEXIT VENTURES OY	HANTRO PRODUCTS OY STOCKHOLDER
By: Name: Title:	By: Name: Title:
Number of Hantro Shares:
Series A:
Series B:
Series C:
Series D:
Number of Hantro Options:
Series A:
Series B:
Series C:
Series D:

ACKNOWLEDGEMENT OF RECEIPT OF NOTICE:	Signed in the presence of: Name: Address:
HANTRO PRODUCTS OY By: Title:

EXHIBIT D
TO THE SHARE EXCHANGE AGREEMENT

Included as Annex I to the Proxy Statement

EXHIBIT E
TO THE SHARE EXCHANGE AGREEMENT

Included as Annex H to the Proxy Statement

EXHIBIT F
TO THE SHARE EXCHANGE AGREEMENT

Included as Annex G to the Proxy Statement

ANNEX B

Oppenheimer Fairness Opinion

Oppenheimer & Co. Inc.
125 Broad Street
New York, NY 10014
800-221-5588
Member of All Principal Exchanges

May 2, 2007

Board of Directors
On2 Technologies, Inc.
21 Corporate Drive, Suite 103
Clifton Park, NY 12065

Dear Members of the Board:

You have requested the opinion of Oppenheimer & Co. Inc. (“Opco”), as investment bankers, as to whether the Consideration (as defined below) to be paid in the proposed Transaction (as defined below) is fair, from a financial point of view, to On2 Technologies, Inc., a Delaware corporation (the “Company”).

For purposes of this opinion, (i) the “Transaction” means the proposed share exchange pursuant to a Share Exchange Agreement substantially in the form of the draft that has been provided to us dated April 22, 2007 (the “Draft Exchange Agreement”), between the Company and Nexit Ventures Oy, as the authorized representative of each of the holders of outstanding shares and options (“Target Equity”) issued by Hantro Products Oy, a corporation formed and existing under the laws of Finland (“Target”); and (ii) “Consideration” means the aggregate amount the Company shall pay at the closing of the Transaction to stockholders and optionholders of Target for the Target Equity, as adjusted as set forth in Sections 2.2 and 2.3 of the Draft Exchange Agreement. Pursuant to the Section 2.1 of the Draft Exchange Agreement, Consideration is a combination of shares of common stock of the Company, $0.01 par value (“Company Common Stock”) and cash in the aggregate amount of $45,000,000, as adjusted. As a result of the closing of the Transaction, the Company will become the sole owner of all of the Target Equity.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which fee is contingent upon consummation of the Transaction.

For purposes of the opinion set forth herein, we have, among other matters:

(i)	reviewed the Draft Exchange Agreement and certain related documents;
(ii)	reviewed publicly available information and other data with respect to the Company that we believed to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;
(iii)	reviewed certain other publicly available Securities and Exchange Commission filings made by the Company, including proxy statements and Form 8-Ks;
(iv)	reviewed certain financial and operating information with respect to the business, operations and prospects of the Company and Target furnished to us by management of the Company and management of Target, respectively, including projections of the future financial performance of the companies prepared by each respective management team;
(v)	reviewed the trading histories, from April 30, 2006 through April 30, 2007, of the Company’s common stock;
(vi)	compared the historical financial results, current financial condition and projected future financial performance of the Company and of Target;
(vii)	reviewed the financial terms of the Transaction and compared them with the financial terms, to the extent publicly available, of certain other merger and acquisition transactions that we deemed relevant;

Board of Directors
On2 Technologies, Inc.
May 2, 2007

(viii)	reviewed certain publicly available financial information relating to certain other companies we deemed to be reasonably similar to the Target, and the trading markets for certain of such companies’ securities;
(ix)	reviewed the pro forma revenue, EBIT (earnings before interest and taxes) and net income that each company would contribute to the combined company following the closing of the Transaction;
(x)	reviewed the pro forma impact of the Transaction on the Company, with and without certain purchase accounting adjustments and with and without certain cost savings and operating synergies expected by the management of the Company to result from a combination of the businesses of the Company and Target;
(xi)	participated in discussions and negotiations among representatives of the Company and Target and their legal advisors;
(xii)	conducted discussions with certain members of senior management of the Company concerning the Company’s business and operations, assets, present condition and future prospects, and conducted discussions with certain members of senior management of Target concerning Target’s business and operations, assets, present condition and future prospects; and
(xiii)	performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors as we have deemed, in our sole judgment, to be necessary, appropriate or relevant to render the opinion set forth herein.

We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. We did not rely on any one particular financial analysis or methodology, but formulated our opinion on the whole of such analyses.

In arriving at our opinion, we have not been requested to make, and have not made, obtained or assumed any responsibility for, any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Target, nor have we been furnished with any such evaluations or appraisals. We have not been requested to conduct and have not conducted a physical inspection of the properties or facilities of the Company or Target. We have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information, and we have assumed that there has been no material change in the assets, financial condition, business or prospects of the Company or Target since the date of the most recent financial statements made available to us. We have further relied upon the assurances of the management of the Company and the management of Target that they are not aware of any facts that would make such information inaccurate or misleading. In addition, we have assumed that the forecasts, projections and analyses provided to us by the Company and Target represent the best currently available estimates and judgments of the Company’s and Target’s management, respectively, as to the future financial condition and results of operations of the Company and Target, and we have assumed that such forecasts, projections and analyses have been reasonably and accurately prepared based on such best currently available estimates and judgments. We have assumed, with your consent, that the financial results reflected in such forecasts, projections and analyses will be realized in the amounts and at the times projected, and we assume no responsibility for and express no view as to such forecasts, projections and analyses or the assumptions on which they are based.

Board of Directors
On2 Technologies, Inc.
May 2, 2007

We also have assumed, with your consent, that in the course of obtaining necessary regulatory and third party approvals and consents for the Transaction, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company, Target or the contemplated benefits of the Transaction and that the Transaction will be consummated in accordance with the terms of the Draft Exchange Agreement and related documents, without waiver, modification or amendment of any term, condition or agreement therein that is material to our analysis.

We do not express any opinion as to any legal matters involving the Company, as to which we understand that the Company has conducted such investigations, and has obtained such advice from qualified professionals, as it has deemed necessary.

This letter does not constitute a recommendation to the Board of Directors of the Company of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction, or constitute a recommendation to the holders of the Company’s capital stock as to how such stockholders should vote or as to any other action such stockholders should take regarding the Transaction. This letter does not address the fairness of any specific portion of the Transaction.

We have been engaged to render the financial opinion as expressed herein and we will receive a fee upon delivery of this opinion. In the ordinary course of business, we may in the future publish research on the Company, make a market in its common stock and, in connection with our market making activities, trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a short or long position in such securities. The Company has agreed to indemnify us for certain liabilities that may arise out of our engagement, including the rendering of this opinion.

This letter and the opinion expressed herein has been prepared for the use and benefit of the Board of Directors of the Company in its consideration of the Transaction and may not be reproduced, summarized, described or referred to or given to any other person or otherwise made public or used for any other purpose, or published or referred to at any time, in whole or in part, without our prior written consent.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion as investment bankers that, as of the date hereof, the Consideration to be paid by the Company for the Target Equity pursuant to the Draft Exchange Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

OPPENHEIMER & CO. INC.

ANNEX C

Amendment to On2’s Bylaws

C-1

AMENDMENT TO THE BYLAWS OF

ON2 TECHNOLOGIES, INC.

The Bylaws of the Corporation are hereby amended by striking out the first paragraph of Article III thereof and by substituting in lieu of said paragraph the following new paragraph:

ARTICLE III

Directors

Section 2. Number; Election; Classification of Directors Vacancies.

a. The Board of Directors of this Corporation shall consist of not less than three (3) nor more than nine (9) members, unless the number of stockholders is less than three, in which case the Corporation shall have as many directors as there are stockholders. The number of directors shall be fixed by the initial Board of Directors. The number of directors constituting the initial Board of Directors shall be fixed by the Articles of Incorporation. The number of directors may be increased from time to time by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

C-2

ANNEX D-1

Certificate of Amendment of Certificate of Incorporation of On2
(increase of authorized shares)

D-1-1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ON2 TECHNOLOGIES, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

It is hereby certified that:

FIRST:  The name of the corporation is On2 Technologies, Inc. (the “Corporation”).

SECOND:  The certificate of incorporation of the Corporation was filed at the Office of the Secretary of State of the State of Delaware on March 1, 2000 (the “Certificate of Incorporation”).

THIRD:  This Certificate of Amendment is being filed to increase the authorized number of shares of Common Stock of the Corporation from 150,000,000 shares to .

To accomplish the foregoing amendment, Section 1 of Article IV of the Certificate of Incorporation is hereby amended to provide as follows:

“Section 1 Authorized Capital. The aggregate number of shares and the amount of the total authorized capital of said Corporation shall consist of  shares of capital stock, of which  shares shall be Common Stock, par value $0.01 per share (“Common Stock”), and 20,000,000 shares shall be non-voting preferred stock, par value $0.01 per share (“Preferred Stock”).”

FIFTH:  This amendment of the Certificate of Incorporation was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors, and by the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock of the Corporation eligible to vote at a meeting duly noticed and conducted.

IN WITNESS WHEREOF, the Corporation has executed this Certificate, on  , 2007.

On2 Technologies, Inc.

By:

Name:
Title:

D-1-2

ANNEX D-2

Certificate of Amendment of Certificate of Incorporation of On2
(reverse stock split and decrease of authorized shares)

D-2-1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ON2 TECHNOLOGIES, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

It is hereby certified that:

FIRST:  The name of the corporation is On2 Technologies, Inc. (the “Corporation”).

SECOND:  The certificate of incorporation of the Corporation was filed at the Office of the Secretary of State of the State of Delaware on March 1, 2000 (the “Certificate of Incorporation”).

THIRD:  This Certificate of Amendment is being filed to effect a : reverse split of the Corporation’s Common Stock, par value $0.01 per share.

Article IV of the Certificate of Incorporation shall be amended to insert a new Section 8, to state as follows:

“Section 8. Reverse Split.

(a)	Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), this Corporation shall implement a reverse stock split of its Common Stock (the “Reverse Split”), whereby every () shares of Common Stock issued and outstanding of record immediately prior to the Effective Time (“Old Common Stock”) shall be automatically reclassified as, and converted into, one (1) share of Common Stock (“New Common Stock”).
(b)	Notwithstanding the provision of Section 8(a), above, no fractional shares of New Common Stock shall be issued in connection with the Reverse Split. Subject to Section 8(c), below, the Corporation shall, in lieu of issuing fractional shares, issue cash equal to the applicable fraction multiplied by the fair value per share of Common Stock as of the Effective Time determined by the Corporation’s Board of Directors.
(c)	Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, that only to the extent each holder of record of a certificate that represented shares of Old Common Stock, surrenders to the Corporation such certificate together with a letter of transmittal in the form designated by the Corporation, will each such holder receive, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, cash in lieu of the fractional shares as provided in Section 8(b), and any dividends and other distributions payable by the Corporation after the Effective Time.
(d)	Except as may be provided in this Certificate of Incorporation or in a designation with respect to Preferred Stock, the holders of shares of New Common Stock shall have the exclusive right to vote on all matters on which a holder of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of New Common Stock entitled to vote at such meeting.”

FOURTH:  This Certificate of Amendment is being filed to decrease the authorized number of shares of Common Stock of the Corporation to .

To accomplish the foregoing amendment, Section 1 of Article IV of the Certificate of Incorporation is hereby amended to provide as follows:

D-2-2

“Section 1 Authorized Capital. The aggregate number of shares and the amount of the total authorized capital of said Corporation shall consist of  shares of capital stock, of which shares shall be Common Stock, par value $0.01 per share (“Common Stock”), and 20,000,000 shares shall be non-voting preferred stock, par value $0.01 per share (“Preferred Stock”).”

FIFTH:  This amendment of the Certificate of Incorporation was authorized by the unanimous vote of the directors of the Corporation at a meeting of the Board of Directors, and by the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock of the Corporation eligible to vote at a meeting duly noticed and conducted.

IN WITNESS WHEREOF, the Corporation has executed this Certificate, on  , 2007.

On2 Technologies, Inc.

By:

Name:
Title:

D-2-3

ANNEX E

Amendment to On2’s 2005 Incentive Compensation Plan

E-1

AMENDMENT NO. 1
TO
2005 INCENTIVE COMPENSATION PLAN

1. Section 4(a) of the 2005 Incentive Compensation Plan (the “Plan”) of On2 Technologies, Inc., a Delaware corporation (the “Company”), effective as of May 5, 2005, is hereby amended and restated in full to read as follows:

4. Stock

“(a) Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of twenty million (20,000,000) shares on On2 Stock, which shall be authorized shares. All of the shares on On2 Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than eight million (8,000,000) shares may be issued as Restricted Stock, Goal-Based Stock or Performance Grants, provided that any shares of Restricted Stock, Goal-Based Stock or shares that are issuable under Performance Grants that are forfeited shall not count against this limit. No more than eight million (8,000,000) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year.”

2. All capitalized terms used in this Amendment shall have the respective meanings given to them in the Plan.

3. All other terms and conditions of the Plan shall remain in full force and effect.

4. The Board of Directors of the Company has adopted and approved this Amendment, subject to the approval of the Company's stockholders within 12 months of the date set forth below.

Dated: July 3, 2007	On2 Technologies, Inc.
By:	/s/ Bill Joll Bill Joll Chief Executive Officer

E-2

ANNEX G

Form of Lock-Up Agreement

On2 Technologies, Inc.
21 Corporate Drive, Suite 103
Clifton Park, NY 12065

Ladies and Gentlemen:

On2 Technologies, Inc., a Delaware corporation (the “Company”), will enter into a Share Exchange Agreement (the “Exchange Agreement”) with Nexit Ventures Oy as the authorized representative (the “Authorized Representative”) of each of the holders of the outstanding shares of any series of the capital stock of Hantro Products Oy (the “Hantro Shares”) and the outstanding options granted under any of the existing or former option schemes of Hantro Product Oy (the “Hantro Options”) (each a “Hantro Stockholder”), constituting all of the stockholders and option holders of Hantro Products Oy, a corporation organized under the laws of Finland (“Hantro”). Pursuant to the terms of the Exchange Agreement, the Hantro Stockholders agree to contribute, convey, transfer and assign to the Company all of the issued and outstanding Hantro Shares and Hantro Options at the Closing. In consideration of the contribution, conveyance, transfer and assignment of the Hantro Shares and Hantro Options at the Closing, the Company will issue to each Hantro Stockholder on the Closing Date the number of shares of Company Common Stock that is set forth in the Exchange Agreement (the “Shares”). Capitalized terms used in this Agreement without definition shall have the meanings given them in the Exchange Agreement.

In order to induce Company to close the transactions contemplated under the Exchange Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, except as otherwise permitted herein, directly or indirectly offer, sell, pledge, contract to sell, grant any option to purchase or otherwise dispose of the Shares or other capital stock of the Company, or any securities convertible, exchangeable or exercisable for shares of common stock of the Company or derivative thereof issued to a Hantro Stockholder in exchange for its Hantro Shares or Hantro Options or request the registration for the offer and sale of any of the foregoing (including, without limitation, shares of common stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, and shares of common stock which may be issued upon exercise of a stock option or warrant) or enter into any Hedging Transaction (as defined below) relating to the Company Common Stock (each of the foregoing referred to as a “Disposition”), except that portions of each Hantro Stockholder’s Shares shall be released from this restriction over time as set forth below (collectively, the “Lock-Up Periods”) and each Hantro Stockholder shall be entitled to sell a maximum of:

(i) 25% of the Shares held by such Hantro Stockholder 90 days after the Closing, provided that such Hantro Stockholder shall not sell more than 400,000 Shares per day and provided further that the average Daily Trading Volume (as defined below) for the 30-day period prior to the date of the Disposition is greater than 2 million shares of the Company Common Stock;

(ii) an additional 25% of the Shares held by such Hantro Stockholder 120 days after the Closing, provided that such Hantro Stockholder shall not sell more than 400,000 Shares per day and provided further that the average Daily Trading Volume for the 30-day period prior to the date of the Disposition is greater than 2 million shares of the Company Common Stock;

(iii) an additional 25% of the Shares held by such Hantro Stockholder 150 days after the Closing, provided that such Hantro Stockholder shall not sell more than 400,000 Shares per day and provided further that the average Daily Trading Volume for the 30-day period prior to the date of the Disposition is greater than 2 million shares of the Company Common Stock; and

(iv) the remaining 25% of the Shares held by such Hantro Stockholder 180 days after the Closing.

No restrictions will apply to Dispositions made 180 days after the Closing. For the purposes of this letter Agreement the “Daily Trading Volume” shall mean the daily trading volume of the Company Common Stock for such date on the Trading Market on which the Company Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to

4:02 p.m. (New York City time) or if the Company Common Stock is then quoted on the OTC Bulletin Board, the daily trading volume of the Company Common Stock for such date on the OTC Bulletin Board.

The undersigned further agrees that the Company may extend the Lock-Up Periods in the event the undersigned does not fulfill the obligation to pay to the Company the undersigned’s allocation of the Net Worth Deficiency (provided that such Net Worth Deficiency has been determined during such Lock-Up Periods), until such obligation has been paid in full as set forth in Section 2.3(a) of the Exchange Agreement. The foregoing restrictions are expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transactions which are designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Periods even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the common stock of the Company.

Notwithstanding the foregoing, the undersigned may (A) transfer any or all of the Shares (i) by gift, will or intestacy or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value; (B) pledge the Shares; and (C) if a corporation, the corporation may transfer the Shares to any wholly-owned subsidiary of such corporation; provided, however, that in any such case it shall be a condition to the transfer that the transferee or pledgee, as applicable, executes an agreement stating that the transferee or pledge, as applicable, is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer or pledge, as applicable, of such Shares except in accordance with this Agreement. For purposes of this letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this letter Agreement shall apply to the Company Common Stock acquired in open market transactions.

Without limiting the restrictions herein, any Disposition by the undersigned shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act of 1933, as amended.

The undersigned agrees that the Company may (i) with respect to any Shares for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such Shares on the transfer books and records of the Company and (ii) with respect to any Shares for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such Shares to cause the transfer agent for the Company to note stop transfer instructions with respect to such Shares on the transfer books and records of the Company.

The undersigned understands that the Company will proceed with the Closing and the issuance of the Shares to be issued under the Exchange Agreement in reliance on this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together, when executed and delivered, shall constitute one and the same instrument.

Very Truly Yours,

By:

ANNEX H

Form of Management Employment Agreement

[______________]
EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”), made as of the ____ day of ___________, 2007 (the “Effective Date”), by and between Hantro Products Oy, a Finnish corporation (“Hantro”) and [_________] (“Executive”).

WHEREAS, Executive has previously served as Hantro’s [Chief Executive Officer and President/ other position];

WHEREAS, as of the Effective Date, Hantro has become a wholly-owned subsidiary of On2 Technologies, Inc. (the “Company”) pursuant to the Share Exchange Agreement, dated as of May 21, 2007 (the “Exchange Agreement”);

WHEREAS, pursuant to the Exchange Agreement, Executive has agreed to extend his employment with Hantro on the terms and conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used herein will have the meanings set forth in the preamble of this Agreement, or as set forth below:

1.1. “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

1.2. “Base Salary” means the gross cash salary to be paid to Executive monthly in accordance with Hantro’s salary payment practice in force from time to time.

1.3. “Benefits” means the employee benefits described in Section 4.2.

1.4. “Board” means the Board of Directors of Hantro.

1.5. “Cause” exists when Hantro terminates this Agreement due to justified reasons equaling to those stated in Section 2 and 3, Chapter 7 of the Finnish Employment Contracts Act (Työsopimuslaki, 55/2001) entitling an employer to terminate the employment relationship.

1.6. “Non-Competition/Confidentiality Agreement” means the Non-Competition/ Confidentiality Agreement entered into between Hantro and the Executive, substantially in the form of Exhibit E-2 to the Exchange Agreement, as of the Effective Date.

1.7. “Person” means any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust, organization or Governmental Authority.

1.8. “Restrictive Covenants” means the provisions referred to in Section 6. of this Agreement, and as set forth in the Non-Competition/Confidentiality Agreement.

1.9. “Term” means the period beginning on the date hereof until further notice and ending on the expiry date of this Agreement due to termination by either party.

SECTION 2. Duration of Agreement; Duties. During the Term, Executive shall serve as Hantro’s [Chief Executive Officer and President / other position], and shall devote his best efforts and full business time, abilities and services to Hantro to perform such duties as may be customarily incident to such position and as may reasonably be assigned from time to time by the Board. Executive shall report to the Board. Executive will render his services hereunder to Hantro and its Affiliates and shall use his best efforts, judgment and energy in the performance of the duties assigned to him. Executive will perform his duties primarily at Hantro’s headquarters; provided, that Executive will travel for business purposes at such times and to such places as reasonably requested by Hantro. Executive shall not, without the prior written consent of the Board, either directly or indirectly, engage in any other business activities or pursuits, except activities in connection with charitable activities or passive personal investments, provided that such activities do not interfere with his performance of responsibilities under this Agreement and the obligations in Section 6. below.

SECTION 3. Base Salary. Executive hereby agrees to accept, as compensation for all services rendered by Executive in any capacity hereunder, an initial Base Salary of EUR ______ per month. The Base Salary shall be subject to annual review. The first review date shall be in 2008, after which the review shall take place annually in accordance with Hantro’s practices in force from time to time.

SECTION 4. Bonuses; Benefits.

4.1. Annual Bonus. For each fiscal year of Hantro beginning after December 31, 2007 and ending during the Term, Executive will be eligible to receive an annual bonus upon the achievement of specified corporate financial performance goals/sales benchmarks, to be defined by the Company’s Compensation Committee or other committee of the Company’s Board of Directors.

4.2. Benefits. Executive will be entitled to participate in any benefit plans or arrangements sponsored or maintained by Hantro from time to time voluntarily or as required by Finnish law for its senior executives, subject to the terms and conditions of such plans, arrangements or mandatory Finnish law. Executive’s entitlement to benefits shall be determined in accordance with Hantro’s practices in force from time to time.

4.3. Equity Incentives. From time to time, the Company’s Board of Directors will review the performance of Hantro and Executive and, in its sole discretion, may grant stock options, shares of restricted stock or other equity-based incentives to Executive to reward extraordinary performance and/or to encourage Executive’s future efforts on behalf of Hantro; provided, that Executive shall participate in such equity-based incentives together with the Company’s other senior executives.

SECTION 5. Annual Holiday.

5.1. Number of Vacation Days. Executive shall be entitled to annual holiday in accordance with provisions of the Finnish Act on Annual Holiday (Vuosilomalaki, 162/2005), to be utilized at times agreed with Hantro. Notwithstanding the foregoing, Executive shall accrue 2.5 vacation days per vacation determination month already as of the commencement of this Agreement.

5.2. Holiday Payment. In addition to the vacation salary, Executive shall be entitled to a holiday payment amounting to fifty (50) per cent of the Base Salary and Benefits (excluding any bonus) for the annual holiday period held.

SECTION 6. Non-Compete; Confidentiality; Non-Solicitation. In consideration for entering this
Agreement Executive agrees to be bound by the Restrictive Covenants set forth in a separate Non-Competition/Confidentiality Agreement.

SECTION 7. Termination.

7.1. Notice Period. This Agreement is subject to the notice periods set forth in the Employment Contracts Act and the applicable collective bargaining agreement.

7.2. Termination with Notice. If Executive’s employment with Hantro is terminated during the Term for Cause, then Hantro is obligated to pay (a) Base Salary and Benefits, (b) any accrued but unused vacation days and (c) any accrued but unpaid bonus referred to under Section 4.1. according to the pro-rata principle until the expiry date of this Agreement. Further, Executive shall be entitled to retain all Equity Incentives referred to under Section 4.3., if not otherwise stated in the plan rules concerned.

7.3. Termination Procedures. Any termination of Executive’s employment by Hantro or by Executive shall be communicated by written notice of termination to the other party.

7.4. Termination without Notice. Hantro shall be entitled to terminate this Agreement with immediate effect without notice and without any payment obligation whatsoever if there are grounds comparable to dismissal reason stated in Chapter 8 of the Employment Contracts Act.

SECTION 8. Expenses. Hantro will pay or reimburse Executive for reasonable and necessary expenses directly incurred in the course of his employment by Hantro in accordance with the standard policies and practices of Hantro.

SECTION 9. Other Agreements. Executive represents, warrants and, where applicable, covenants to Hantro that:

9.1. There are no restrictions, agreements or understandings whatsoever to which Executive is a party which would prevent or make unlawful Executive’s execution of this Agreement or Executive’s employment hereunder, or which are or would be inconsistent or in conflict with this Agreement or Executive’s employment hereunder, or would prevent, limit or impair in any way the performance by Executive of his obligations hereunder;

9.2. Executive’s execution of this Agreement and Executive’s employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Executive is a party or by which Executive is bound; and

9.3. Executive is free to execute this Agreement and to be employed by Hantro as an employee pursuant to the provisions set forth herein.

SECTION 10. Miscellaneous.

10.1. Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement or a breach, termination or invalidity hereof shall, if it cannot be settled amicably between the parties, be settled primarily by mediation (Sovintomenettely) in accordance with the mediation rules of the Finnish Bar Association. Should mediation not lead to a settlement between the parties, any such dispute shall be finally settled in the District Court of Oulu.

10.2. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Hantro and Executive and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, that neither Executive nor Hantro may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, Hantro may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

10.3. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and (a) sent by overnight courier, (b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:

If to Executive:

[            ]

If to Hantro:

Hantro Technologies, Inc.
Kiviharjunlenkki 1
FIN-90220 OULU
Finland
Fax: __________________

With a copy to

On2 Technologies, Inc.
21 Corporate Drive, Suite 103
Clifton Park, NY 12065
Attention: General Counsel
Fax: (518) 348-2098

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

10.4. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature, whether written or oral, relating to the employment of Executive by Hantro. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

10.5. Waiver. Any waiver by either party of any breach of any term or condition in this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

10.6. Governing Law. This Agreement shall be governed by, and enforced in accordance with, the laws of Finland without regard to the application of the principles of conflicts of laws. For the avoidance of doubt it is noted that this Agreement is subject to the Finnish Employment Contracts Act and the applicable collective bargaining agreement.

10.7. Survival of Provisions. The provisions of this Agreement set forth in Sections 6, 7, 8 and 10 hereof (and the definitions set forth in Section 1 applicable to such sections) shall survive the expiration of the Term.

10.8. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.9. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

10.10. Language. This Agreement has been executed in two (2) language versions, i.e. Finnish and English. In case of any controversy or ambiguity regarding the interpretation of certain provisions, the wording of the Finnish language version shall prevail.

10.11. Noncontravention. Hantro represents that, to its knowledge, it is not prevented from entering into or performing this Agreement by the terms of any law, order, rule or regulation, its bylaws or certificate of incorporation, or any agreement to which it is a party, other than which would not have a material adverse effect on Hantro’s abilities to enter into or perform this Agreement.

10.12. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together, when executed and delivered, shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Hantro and the Company have each caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, in each case as of the date first above written.

HANTRO PRODUCTS OY

By:
Name:
Title:

EXECUTIVE

[]

ANNEX I

Form of Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of _______ __, 2007, among ON2 TECHNOLOGIES, INC., a Delaware corporation (the “Company”), NEXIT VENTURES OY, a corporation formed under the laws of Finland, acting in its capacity as the authorized representative (the “Authorized Representative”) of each of the holders (the “Hantro Stockholders”) of the outstanding shares of any series of the share capital and options entitling to subscription for shares of Hantro Products Oy (“Hantro”), a corporation formed under the laws of Finland and , a national banking association (the “Escrow Agent”). The Company and the Hantro Stockholders are sometimes referred to herein collectively as the “Interested Parties.”

W I T N E S S E T H:

WHEREAS, the Company and the Hantro Stockholders are parties to that certain Share Exchange Agreement, dated as of May 21, 2007 (the “Exchange Agreement”); and

WHEREAS, the Hantro Stockholders have appointed the Authorized Representative to act on their behalf in certain matters relating to the Exchange Agreement, including matters relating to this Agreement; and

WHEREAS, subject to the terms and conditions of the Exchange Agreement, the Hantro Stockholders will acquire at the Closing (as defined in the Exchange Agreement) or will have rights associated with the acquisition of an aggregate of [  ] shares of the Company’s Common Stock, par value $0.01 (the “Transferred Shares”) and cash in the aggregate amount of $___________, in exchange for all of the issued and outstanding shares and options of Hantro, of which 2,000,000 of the Transferred Shares (the “Escrow Shares”) are to be delivered into escrow to secure the indemnification obligations of the shareholders of Hantro pursuant to Section 17 of the Exchange Agreement; and

WHEREAS, the Company and the Hantro Stockholders have agreed that the Escrow Agent shall hold the Escrow Shares pursuant to the terms and conditions of this Agreement and that the Escrow Shares are further subject to cancellation pursuant to Section 17 of the Exchange Agreement and this Agreement;

NOW, THEREFORE, the parties, intending to be legally bound, hereto agree as follows:

1. DEFINITIONS. Capitalized terms used in this Agreement without definition shall have the meanings given them in the Exchange Agreement.

2. DEPOSIT OF ESCROW PROPERTY.

(a) To secure the performance by the Hantro Stockholders of the Hantro Stockholders’ obligations to indemnify the Company pursuant to Section 17.1 of the Exchange Agreement (the “Indemnification Obligations”), the Company has delivered the Escrow Shares to the Escrow Agent on behalf of the Hantro Stockholders at the Closing. At any time and from time to time after the Closing, the Authorized Representative may deliver to the Escrow Agent, additional Exchange Shares (“Additional Exchange Shares”) on behalf of the Hantro Stockholders pursuant to Section 2.3(a) of the Exchange Agreement; provided, that the Authorized Representative shall provide at least three days prior written notice to the Escrow Agent. (Such Additional Exchange Shares shall be included in the definition of the “Escrow Shares” unless otherwise stipulated in this Agreement.) Subject to the terms and conditions of this Agreement, the Escrow Agent shall hold and administer the Escrow Shares and any dividends and distributions thereon or proceeds received therefrom received by the Escrow Agent (collectively, the “Escrow Property”) in escrow. The number of Exchange Shares deposited in escrow on behalf of each Hantro Stockholder is set forth on Exhibit C to the Exchange Agreement or in such allocation as provided by the Authorized Representative in writing to the Escrow Agent pursuant to Section 2.1(b) of the Exchange Agreement. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Property.

(b) The Escrow Agent hereby acknowledges receipt of the Escrow Shares (except for the Additional Exchange Shares) from the Hantro Stockholders and the Company, and agrees to hold and to deliver the same in accordance with this Agreement.

(c) So long as the Hantro Stockholders are not in default in respect of any of their Indemnification Obligations, the Hantro Stockholders shall exercise and enjoy all the rights accruing from the ownership of the

Escrow Property held in their names (including without limitation the right to vote such Escrow Shares and the right to receive dividends and distributions thereon), except:

(i) the right of possession thereof;

(ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of such Escrow Shares or any interest therein; and

(iii) the right to possession of any dividends or other distributions with respect to the Escrow Shares (including any stock split, share exchange, or consideration distributed in connection with any merger, consolidation or similar recapitalization) received in respect thereof which shall become additional Escrow Property, provided, that in the event of any tender offer for the equity of the Company that would result in a Change of Control, the Hantro Stockholders shall have the right to elect to accept the offer made in connection with such bid, and the Escrow Agent, upon the written direction of the Hantro Stockholders, together with appropriate stock powers endorsed in blank, shall deliver pursuant to such written direction such Escrow Shares then in its possession for delivery upon acceptance of such offer, and the shares or other consideration provided in exchange therefore shall be held by the Escrow Agent on the same basis as the Escrow Shares, as provided for herein.

3. CLAIMS AND PAYMENTS; RELEASE FROM ESCROW.

(a) Whenever the Escrow Agent receives a Claim Notice from the Company that seeks indemnification from the Hantro Stockholders, the Escrow Agent shall send a copy of the Claim Notice to the Authorized Representative, together with a notice (the “Escrow Agent’s Payment Notice”) stating the Escrow Agent’s intention to deliver all or a portion of the Escrow Property in payment of the claim set forth in the Claim Notice. If on or prior to the 30th day after it has sent the Escrow Agent’s Payment Notice to the Authorized Representative, the Escrow Agent does not receive a written objection from the Authorized Representative, the Escrow Agent shall deliver to the Company (i) for cancellation Escrow Shares equal in value to the amount of the Losses set forth in the Escrow Agent’s Payment Notice, such value to be computed as set forth in Section 17.3 of the Exchange Agreement and (ii) if no Escrow Shares remain, then any and all other Escrow Property, up to the amount of the Company Losses stated in the Escrow Agent’s Payment Notice, and the Escrow Agent shall thereupon be discharged of and from all other and further responsibilities with respect to the Escrow Property as to the Losses set forth in the Escrow Agent’s Payment Notice.

(b) Unless sooner terminated by distribution of the entire amount of the Escrow Property, on the earlier of (i) the first anniversary of the Closing (the “Termination Date”); or (ii) upon notice provided by the Company and the Authorized Representative of a Change of Control, the Escrow Agent shall deliver to the Hantro Stockholders (or the assignees of the Hantro Stockholders) all of the Escrow Property then remaining with the Escrow Agent in proportion to the number of Exchange Shares initially deposited under this Agreement, unless (x) any outstanding claims for indemnification from the Hantro Stockholders under the Exchange Agreement are outstanding and unresolved on the Termination Date, in which case Escrow Shares having a value (based on the Closing VWAP) equal to the aggregate dollar amount of such claims (as shown in the Claims Notice for such claims) shall be retained by the Escrow Agent and the balance paid to the Hantro Stockholders in the proportion described above (the number of shares of Escrow Property to be retained shall be computed as set forth in Section 17.3 of the Exchange Agreement); or (y) the Company has given notice to the Authorized Representative and the Escrow Agent specifying in reasonable detail the nature of any other claim it may have under Section 17 of the Exchange Agreement with respect to which it is unable to specify the amount of Losses, in which case the entire Escrow Property shall be retained by the Escrow Agent, in either case until it receives joint written instructions signed by the Company and the Authorized Representative, or a final decision of the arbitrator that directs delivery of the Escrow Property, as contemplated by Section 4(b).

For the purposes of this Agreement “Change of Control” means after the consummation of the transactions contemplated in the Exchange Agreement (i) the sale, conveyance or other disposition by the Company of all or substantially all of its property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation), (ii) the consummation of any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, (iii) the execution by the Company of any binding agreement providing for any of the foregoing transactions or (iv) the change in a majority of the Company's board of directors (unless such successor directors’ nomination for election to the Board is recommended by a majority of the directors existing on the date hereof).

(c) Anything in this Agreement notwithstanding, if at any time the Escrow Agent receives written instructions signed by the Company and the Authorized Representative, or a final order of a court of competent jurisdiction that directs delivery of the Escrow Property, the Escrow Agent shall, at the expense of the Company and the Authorized Representative, comply with such instructions or order. The Escrow Agent shall also be entitled to deposit the Escrow Property with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings. Upon any delivery or deposit of the Escrow Property as provided in this Section 3(c), the Escrow Agent shall thereupon be discharged of and from all other and further responsibilities with respect to the Escrow Property.

4. OBJECTIONS TO PAYMENT. If the Escrow Agent receives a written objection from the Authorized Representative to any Escrow Agent’s Payment Notice, then the Escrow Agent shall continue to hold the Escrow Property equal to the amount of Losses set forth in the applicable Claim Notice until the Escrow Agent receives one of the following:

(a) written instructions signed by the Company and the Authorized Representative setting forth to whom any Escrow Property shall be delivered in respect of the Escrow Agent’s Payment Notice as to which written objection has been made;

(b) following compliance with Section 19.2 of the Exchange Agreement, a final decision of the arbitrator rendered pursuant to Section 19.2 of the Exchange Agreement, constituting the conclusive determination of the arbitrator with respect to the matters set forth in the Escrow Agent’s Payment Notice and the written objection thereto setting forth to whom the Escrow Property shall be delivered in respect of such Escrow Agent’s Payment Notice; or

(c) following compliance with Section 17.3 of the Exchange Agreement, to redeliver to the Company the Loss Equivalent Shares when so instructed by the Authorized Representative.

The Escrow Agent shall not be a necessary party to any arbitration or judicial proceeding in which such an order is sought.

5. CERTAIN TERMS CONCERNING ESCROW PROPERTY.

(a) No Duty to Vote or Preserve Rights to Escrow Property. Neither the Escrow Agent nor its nominee shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrow Property (including with respect to the exercise of any voting rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise). Notwithstanding the foregoing, if the Escrow Agent is so requested in a request of the Authorized Representative received by the Escrow Agent at least two business days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute, or shall cause its nominee to execute, and deliver to the Authorized Representative a proxy or other instrument in the form supplied to it by the Authorized Representative for voting or otherwise exercising any right with respect to any of the Escrow Shares held by it hereunder, to authorize therein the Authorized Representative to exercise such voting or other authority in respect of the Escrow Shares (provided, that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity). The Escrow Agent shall not be under any duty or responsibility to forward to any Interested Party, or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrow Shares, including proxy material, tenders, options, the pendency of calls and maturities and expiration of rights; it being understood that the intent of the parties is for any such notice, solicitation or other document or information to be sent directly to the underlying owner of Escrow Shares or, as applicable, to the Company, and not to the Escrow Agent.

(b) Distribution of Escrow Shares. Any distribution of all or any portion of the Escrow Shares made pursuant to Section 3 or Section 4 shall be made by delivery of the applicable certificate(s) held by the Escrow Agent representing such Escrow Shares, mailed by first class mail to the appropriate person at such address as the Escrow Agent may have previously been instructed in writing; and, if less than all of the Escrow Shares included on any such certificate are to be so distributed, then the Escrow Agent shall instruct the Company to, and the Company promptly shall, subdivide such certificate and (i) issue and deliver to the appropriate person the appropriate number of Escrow Shares to which such person is entitled and (ii) issue and return to the Escrow Agent (or its nominee, if the Escrow Agent shall so instruct) one or more certificates representing the Escrow Shares that remain subject to this Agreement. The Escrow Agent shall have no liability for the actions or omissions of, or any delay on the part of, the Interested Parties in connection with the foregoing.

(c) Dividends and Distributions. Any dividends, whether cash dividends or otherwise, splits and any other distributions made with respect to the Escrow Shares received by the Escrow Agent from time to time during the term of this Agreement shall be added to and become a part of the Escrow Property (and, as such, shall become subject to the terms of this Agreement). The Escrow Agent shall be under no obligation or duty to invest (or otherwise pay interest on) any cash it may receive as part of the Escrow Property from time to time.

6. CONCERNING THE ESCROW AGENT. (a) Each of the Interested Parties acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder that might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person or persons, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of any person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b) The Escrow Agent shall not be liable to any person for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damage or loss (including lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other sub-escrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other sub-escrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other sub-escrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d) Notwithstanding any term in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two business days after (i) it has received the applicable documents required under this Agreement in proper form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

7. COMPENSATION, EXPENSE REIMBURSEMENT AND INDEMNIFICATION. (a) Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, (i) paying to or reimbursing the Escrow Agent for its reasonable attorney’s fees and reasonable expenses incurred in connection with the preparation of this Agreement; (ii) paying the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis (the “Escrow Fees”); and (iii) reimbursing the Escrow Agent on demand for all reasonable costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder that are in excess of the Escrow Fees, including payment of any legal fees and reasonable expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(b) Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, indemnifying the Escrow Agent (and its directors, officers and employees) and holding it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including attorney’s fees and other reasonable costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(c) Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time under this Agreement, whether now existing or hereafter arising. The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one business day notice to the Interested Parties of its intent to do so.

(d) The Escrow Agent may present invoices for its services hereunder (including for its fees and reimbursable expenses) and claims for indemnification hereunder to the Interested Parties by delivery of same to the Company and the Authorized Representative.

8. TAX INDEMNIFICATION. Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, (i) assuming any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement, (ii) instructing the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and instructing the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as escrow agent under this Agreement, and (iii) indemnifying and holding the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to, the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

9. RESIGNATION. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving 30 days’ prior written notice of resignation to the Interested Parties. Prior to the effective date of the resignation as specified in such notice, the Authorized Representative will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder, subject to the consent of the Company (which consent shall not be unreasonably withheld or delayed). If, however, the Authorized Representative fails to name such a successor escrow agent within 20 days after the notice of resignation from the Escrow Agent, then the Company shall be entitled to name such successor escrow agent, subject to the consent of the Authorized Representative (which consent shall not be unreasonably withheld or delayed). If no successor escrow agent is named by the Company or the Authorized Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. Upon the resignation of the Escrow Agent, the Escrow Fees paid to the Escrow Agent will be returned to the party or parties that made such payment, on a pro-rated basis.

10. DISPUTE RESOLUTION. It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court of competent jurisdiction, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings that relate to the Escrow Property.

11. CONSENT TO JURISDICTION AND SERVICE. [To be revised upon selection of the Escrow Agent] The Company, the Escrow Agent and the Authorized Representative hereby irrevocably and unconditionally agree that any action, suit or proceeding, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of New York, and hereby irrevocably and unconditionally expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waive (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that any such party may have in such action, suit or proceeding. The Company, the Escrow Agent and the Authorized Representative hereby irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, return receipt requested, postage prepaid, to such party’s address set forth herein, such service to become effective ten days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 11.

12. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

13. FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

14. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), or when sent by electronic facsimile, addressed as set forth below:

If to the Hantro Stockholders, or to the Authorized Representative, to:

Nexit Ventures Oy
Kaisaniemenkatu 2 B
00100 Helsinki, Finland
Attention: Pekka Salonoja
Fax +358 9 6818 9117

with a copy (which shall not constitute notice) to

Roschier, Attorneys Ltd.
Keskuskatu 7 A
00100 Helsinki
Finland
Attention: Antti Kahri
Fax: +358 (0) 205066100

if to the Company,

On2 Technologies, Inc.
21 Corporate Drive, Suite 103
Clifton Park, NY 12065
Attention: General Counsel
Facsimile: (518) 348-2098

with copies (which shall not constitute notice) to:

McGuireWoods LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: William A. Newman, Esq.
Telephone: (212) 548-2100
Facsimile: (212) 548-2150

if to the Escrow Agent, to:

Telephone:
Facsimile:

15. MISCELLANEOUS.

(a) Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor the Authorized Representative may assign or transfer this Agreement or their rights or obligations hereunder other than by operation of law without the prior written consent of the other parties hereto (which consent shall not be unreasonably delayed, conditioned or withheld). If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b) Modifications; Waivers. This Agreement may not be altered or modified without the express written consent of the Interested Parties and the Escrow Agent. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(c) Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of Finland, notwithstanding any conflict-of-laws doctrines of such country or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the Company, the Authorized Representative and the Escrow Agent. Delivery of an executed counterpart of this Agreement by facsimile or by “.PDF” shall be equally effective as delivery of an original executed counterpart of this Agreement.

(e) General. The Section and Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation. Unless the context of this Agreement otherwise requires: (i) words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. (ii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “person” shall refer to any individual, corporation, general or limited partnership, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity; (iv) article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement; (v) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation;” (vi) the word “or” is not exclusive; and (vii) provisions apply to successive events and transactions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

THE AUTHORIZED REPRESENTATIVE:

NEXIT VENTURES OY

By:	Name: Title:

THE COMPANY:

ON2 TECHNOLOGIES, INC.

By:	Name: Bill Joll Title: President and Chief Executive Officer

ESCROW AGENT:

[]

By:	Name: Title:

Exhibit A to the Escrow Agreement

Escrow Agent Fees

Escrow Agency Fee: $ payable upon execution and delivery of this Escrow Agreement by the Escrow Agent, plus reasonable out of pocket fees and expenses, payable upon request from time-to-time to upon presentation of an invoice for same to the Authorized Representative and/or the Company.

ON2 TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Matthew C. Frost and Anthony Principe proxy with full power of substitution, to vote the shares of common stock in On2 Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of On2 to be held on August __, 2007 or any adjournments thereof.	Please mark your votes as indicated	☐

PROPOSAL	FOR	AGAINST	ABSTAIN
No. 1 To amend the Company’s bylaws to increase the number of members of its Board of Directors to nine (9) persons	☐	☐	☐

No. 2 Election of directors (The Board recommends a vote for each of the following nominees):		FOR election of all nominees	WITHHOLD vote from all nominees
01 — Bill Joll 02 — James Meyer 03 — William Newman 04 — J. Allen Kosowsky 05 — Thomas Weigman	06 — Mike Kopetski 07 — Mike Alfant 08 — Afsaneh Naimollah 09 — Pakka Salonoja	☐	☐
Except for nominee(s) listed below from whom vote is withheld:

No. 3 To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 250,000,000	☐	☐	☐

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1 and 2. PROXIES ARE ALSO GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

No. 4

To approve the issuance of up to 38,000,000 shares (subject to adjustment pursuant to the reverse stock split in Proposal No. 5) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be exchanged for all of the issued and outstanding shares and all of the outstanding share options of Hantro Products Oy (“Hantro”), a corporation organized under the laws of Finland, pursuant to the Share Exchange Agreement, dated as of May 21, 2007, among the Company and the holders of Hantro’s shares and share options, so that, immediately after the share exchange, Hantro will become a wholly-owned subsidiary of the Company

	☐	☐	☐

No. 5

To authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of its outstanding Common Stock at a ratio of one-for-five, of the Company’s Common Stock

	☐	☐	☐

No. 6

To approve an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of the Company’s Common Stock to 55,000,000 conditioned on the approval and implementation of Proposal No. 5

	☐	☐	☐

No. 7

To approve an amendment to the Company’s 2005 Incentive Compensation Plan to increase the aggregate number of shares of the Company’s Common Stock authorized for issuance under such plan by 13,000,000 shares to 20,000,000 shares

	☐	☐	☐
No. 8 To ratify the selection of Eisner LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007	☐	☐	☐
No. 9 To transact such other business as may properly come before the meeting and any adjournments thereof	☐	☐	☐

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

Signature	Signature if held jointing	Dated: